IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IN RE:	§	
	§	
	§	Case No. **20-34332**
IRONCLAD ENCRYPTION	§	Chapter 11 Debtor
CORPORATION,	§	
,	§	
	§	
.		

SECOND AMENDED COMBINED PLAN OF
REORGANIZATION AND DISCLOSURE STATEMENT

Leonard H. Simon, Esq.
TBN: 18387400; SDOT: 8200
William P. Haddock, Esq.
TBN: 00793875; SDOT: 19637
PENDERGRAFT & SIMON, L.L.P.
T2777 Allen Parkway, Suite 800
Houston, Texas 77019
(713) 528-8555 (Telephone)
(713) 253-2810 (Mobile)
(832) 202-2810 (Telecopy)
Email: lsimon@pendergraftsimon.com

ATTORNEYS IN CHARGE FOR DEBTOR

THE DISCLOSURE IN THIS SECONDED AMENDED COMBINED PLAN OF REORGANIZATION AND DISCLOSURE STATEMENT HAS BEEN CONDITIONALLY APPROVED BY THE COURT. *See* ECF DOC 30. FINAL APPROVAL OF SUCH DISCLOSURE AND A HEARING ON CONFIRMATION OF THE PLAN OF REORGANIZATION HAS BEEN SET ON ON MARCH 17, 2021, AT1:00 P.M., CST. UNLESS OTHERWISE ADVISED, THE HEARING WILL BE CONDUCTED ELECTRONICALLY. PARTIES WISHING TO PARTICIPATE MUST ESTABLISH AN AUDIO CONNECTION BY TELEPHONE BY DIALING 832-917-1510, USING THE CONFERENCE ROOM CODE: 590153. ANY PARTY WISHING TO TESTIFY OR PARTICIPANTS WHO WISH TO CONNECT ON-LINE MAY CONNECT THROUGH THE WEBSITE LOCATED AT HTTPS://WWW.JOIN.ME. CLICK ON "JOIN MEETING". THE CODE FOR THE MEETING IS "JUDGELOPEZ". IF YOU ARE ATTEMPTING TO VIEW THE BROADCAST ON AN IPAD OR SIMILAR DEVICE,

YOU MAY BE REQUIRED TO DOWNLOAD A FREE APP FROM THE WEBSITE. OBJECTIONS TO CONFIRMATION OF THE PLAN OR TO THE DISCLOSURE PROVIDED MUST BE FILED WITH THE COURT ON OR BEFORE MARCH 5, 2021.

TABLE OF CONTENTS

Page

I. THE SOLICITATION 2
II. DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME 3
A. DEFINITIONS 3
B. RULES OF INTERPRETATION 8
C. COMPUTATION OF TIME 8
D. INCORPORATION OF DOCUMENTS BY REFERENCE 8
III. DEBTOR'S HISTORY, ASSETS, LIABILITIES, LITIGATION AND MAJOR EVENTS. 9
1. Description of Businesses: Present and Past 9
2. History and Transaction in 2017 10
3. Events Leading to IronClad's Bankruptcy Filing. 11
4. Employees and Independent Contractors 11
5. Publicly Available Information 12
6. Debtor's Directors and Officers 12
7. Description of Equity Holders 12
8. Assets of IronClad as of the Petition Date 12
9. Liabilities of IronClad as of the Petition Date 13
10. Past Financial Information 13
11. Pending Litigation – the Adversary Proceedings 13
IV. MAIN EVENTS IN THE BANKRUPTCY CASE 14
A. BAR DATE 14
B. MEETING OF CREDITORS 14
C. NO APPOINTMENT OF THE COMMITTEE 14
D. RETENTION OF PROFESSIONALS 14
V. UNCLASSIFIED CLAIMS 14
A. ADMINISTRATIVE CLAIMS 15
VI. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS 16
A. CLASS 1 – IRS 17
Treatment. The Class 2 Claim of the IRS will be objected to by the Debtor. However, if allowed by the Court, such claim will be paid in full the amount allowed by the Court. 17
Class 1 is unimpaired under the Plan. 17
B. CLASS 2 – UNSECURED CREDITORS – CONVENIENCE CLASS 17
Description. Class 2 consists of Creditors with Allowed Unsecured Claims in the amount of $10,000 or less, or Creditors with Allowed Unsecured Claims in excess of $10,000, but who elect to reduce their Claims to $10,000. 17
C. CLASS 3 – GENERAL CLASS OF ALLOWED UNSECURED CLAIMS 18
D. CLASS 4 – ALLOWED UNSECURED CLAIMS OF THE LERNER PARTIES. 19
E. CLASS 5 - ALLOWED INTERESTS OF HOLDERS OF CLASSES A & B COMMON STOCK. 19

F. CLASS 6 - ALLOWED INTERESTS OF HOLDERS OF PREFERRED STOCK, Series A. 20
VII. MEANS FOR EXECUTION OF THE PLAN 20
A. Funding the Plan by the Plan Deposit Party 20
B. Amendment of Charter 20
C. Reorganized Debtor's Business Plan 21
D. Disbursing Agent 21
E. Issuance of Class 3 Plan Notes 21
F. Reorganized Debtor's Management 21
1. *The Post-Effective Date Directors of the Reorganized Debtor.* 21
2. *Post-Effective Date Officers of the Reorganized Debtor.* 23
G. Free And Clear of Liens, Claims and Encumbrances. 24
VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE 24
A. Entry of Confirmation Order 24
B. Finality of Confirmation Order; Waiver 25
C. The 9019 Motion. 25
D. The Plan Contribution 25
IX. PRESERVATION OF RETAINED CLAIMS AND VESTING 25
X. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 25
XI. MODIFICATIONS AND AMENDMENTS 26
XII. RETENTION OF JURISDICTION 26
XIII. EFFECTS OF CONFIRMATION, RELEASES, INJUNCTIONS, EXCULPATIONS AND INJUNCTIONS. 28
A. Settlement, Compromise, and Release of Claims and Interests 28
B. Release of the Debtor 28
C. Third Party Release of Plan Deposit Party 29
D. Exculpation 30
E. Injunction 30
F. Discharge 31
G. Recoupment 31
H. Reimbursement of Contribution 31
I. Special Provision Governing Fee Claims and Final Fee Applications 31
XIV. MISCELLANEOUS PROVISIONS 32
XV. CONFIRMATION OF THE PLAN 32
A. VOTING PROCEDURES AND REQUIREMENTS 32
B. ACCEPTANCE 34
C. ACCEPTANCE OR REJECTION OF THE PLAN 34
D. CONFIRMATION OF THE PLAN 35
E. THE BEST INTERESTS TEST 35
F. FEASIBILITY 36
XVI. DISCLAIMERS 36
XVII. CONCLUSION AND RECOMMENDATION 37

EXHIBITS TO DISCLOSURE STATEMENT AND PLAN

EXHIBITS	DESCRIPTION
Exhibit "1".	March 31, 2019 Financial Statements (Audited)
Exhibit "2".	December 31, 2019 Financial Statements (Unaudited)
Exhibit "3"	March 31, 2020 Financial Statements (Unaudited)
Exhibit "4"	Debtor's Amended Schedules
Exhibit "5"	Debtor's Amended Statement of Financial Affairs
Exhibit "6"	Liquidation Analysis
Exhibit "7"	Reorganized Debtor's Business Plan
Exhibit "8"	Debtor's Claims Register (term defined in Section II of this DS/Plan, infra).
Exhibit "9"	Mediated Settlement Agreement (term defined in Section II of this DS/Plan, infra)

On August 28, 2020, (the "***Filing Date***"), IronClad Encryption Corporation ("***Debtor***" or "***IronClad***") filed its voluntary petition under Chapter 11 of Title 11 of the United States Code (the "***Bankruptcy Code***") in the United States Bankruptcy Court for the Southern District of Texas, Houston Division ("***Bankruptcy Court***" or "***Court***").

This Combined Disclosure Statement and Plan of Reorganization (the "***DS/Plan***" or "***Combined DS/Plan***"), any amendments, supplements, and exhibits thereto, the accompanying Ballot form, if any, and the related materials delivered together herewith are being furnished by the Proponents (the Debtor, the Reorganized Debtor and J.D. McGraw) to holders of Impaired Claims and Impaired Interests pursuant to § 1125,[1] in connection with the solicitation by the Debtor of votes to accept or reject the Plan and the transactions as described herein. The Plan is proposed by the Debtor for the reorganization of the Debtor pursuant to the Bankruptcy Code.

This DS/Plan is designed to provide adequate information to enable holders of Claims against and Interests in the Debtor to make an informed decision whether to vote in favor of or against the Plan. All Creditors and Interest holders are encouraged to read this DS/Plan in its entirety before voting to accept or reject the Plan. The projected financial information contained herein All holders of Impaired Claims should read and consider carefully the matters described in the DS/Plan prior to voting on the Plan. In making a decision to accept or reject the Plan, each Creditor must rely on its own examination of the Debtor as described in this DS/Plan, including the merits and risks involved. You are encouraged to seek the advice of qualified legal counsel with respect to the legal effect of any aspect of the DS/Plan. In addition, Confirmation and Consummation of the Plan are subject to conditions precedent that could lead to delays in Consummation of the Plan.

There can be no assurance that each of these conditions precedent will be satisfied or waived or that the Plan will be consummated. Even after the Effective Date, distributions under the Plan may be subject to delay so that disputed claims can be resolved.

With the exception of historical information, future events and matters discussed herein are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially.

No party is authorized by the Debtor to give any information or make any representations with respect to the DS/Plan other than that which is contained herein. No representation or information concerning the Debtor, its business or the value of its properties has been authorized by the Proponents, other than as set forth herein. Any information or representation given to obtain your acceptance or rejection of the Plan that is different from or inconsistent with the information or representations contained herein should not be relied upon by any holders of Claims or Interests in voting on the Plan.

This DS/Plan has been prepared in accordance with § 1125 and not in accordance with federal or state securities laws or other applicable non-bankruptcy law. Entities holding or trading

---

1 All references to "§" reference the applicable section of the Bankruptcy Code.

in or otherwise purchasing, selling or transferring Claims against, Interests in or securities of, the Debtor should evaluate this DS/Plan only in light of the purpose for which it was prepared.

This DS/Plan has not been approved or disapproved by the Securities and Exchange Commission (the "***Commission***") or by any state securities commission or similar public, governmental or regulatory authority, and neither such Commission nor any such authority has passed upon the accuracy or adequacy of the statements contained herein.

With respect to contested matters, adversary proceedings and other pending or threatened actions (whether or not pending), this DS/Plan and the information contained herein shall not be construed as an admission or stipulation by any Entity, but rather as statements made in settlement negotiations governed by Rule 408 of the Federal Rules of Evidence and any other rule or statute of similar import.

This DS/Plan shall not be construed to be providing any legal, business, financial or tax advice. Each holder of a Claim or Interest should, therefore, consult with its own legal, business, financial and tax advisors as to any such matters concerning the solicitation, the Plan or the transactions contemplated thereby.

If you are a Creditor or Interest holder, you should read this Combined Disclosure Statement and Plan carefully. The Proponents urge all holders of Claims in Impaired Classes receiving Ballots to accept the Plan as contained herein.

I. THE SOLICITATION

This DS/Plan is submitted by the Proponents to be used in connection with the solicitation of votes on the Plan describing the terms of the reorganization of the Debtor.

The Proponents have requested that the Bankruptcy Court hold a hearing on approval of this DS/Plan to determine whether this DS/Plan contains "adequate information" in accordance with § 1125. Pursuant to § 1125(a)(1), "adequate information" is defined as "information of a kind, and in sufficient detail, as far as reasonably practicable in light of the nature and history of the Debtor and the condition of the Debtor's books and records, … that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant Class to make an informed judgment about the plan …."

A hearing to consider the final approval of the Disclosure Statement and confirmation of the Plan has been set for the 7TH day of March 2021, 1:00 P.M., CST before the Honorable Christopher M. Lopez, United States Bankruptcy Judge, to be conducted electronically. Parties wishing to participate must establish an audio connection by telephone by dialing 832-917-1510 and using the conference room code: 590153.

Any party wishing to testify or participants who wish to connect on-line may connect through the website located at https://www.join.me. Click on "Join Meeting". The code for the meeting is "JudgeLopez". If you are attempting to view the broadcast on an iPad or similar device, you may be required to download a free app from the website.. Objections to confirmation of the Plan or to the disclosure provided must be filed with the Court on or before March 5, 2021.

II. DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A. DEFINITIONS

For purposes of this DS/Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article. Any term used in this DS/Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

"***Administrative Claim***" or "***Administrative Priority Claim***" means a Claim that is entitled to priority under §§ 326, 327, 330, 503(b)(1) - (9), 506(c) or 1103 asserted in this case, which Claims are described and treated in Article V.A of this DS/Plan.

"***Administrative Claim Bar Date***" means the date by which Administrative Claims entitled to priority under §§ 326, 327, 330, 503(b), 506(c) or 1103 asserted in this case, including substantial contribution Claims, must be filed or be forever barred from asserting Administrative Claims against the Debtor and/or sharing in any distribution under the DS/Plan. The Administrative Claim Bar Date, including with respect to Professionals Fee Claims for the period through the Effective Date, t is the thirtieth (30th) day after the Effective Date.

"Adversary Proceedings" shall mean (i) Adv. No. 20-3478, *IronClad Encryption Corporation vs Daniel M. Lerner and Jeffery B. Barrett*, in the Bankruptcy Court for the Southern District of Texas; and (ii) Adv. No. 20-3479, *Daniel M. Lerner vs IronClad Encryption Corporation and James Doyle McGraw*, in the Bankruptcy Court for the Southern District of Texas.

"***Allowed Claim***" means a Claim or any portion thereof (i) that has been allowed by a Final Order, (ii) that either has been Scheduled as a liquidated, non-contingent, undisputed Claim in an amount greater than zero in the Debtor's Schedules, as the same may from time to time be amended in accordance with the Bankruptcy Code, Bankruptcy Rules or order of the Bankruptcy Court, or is the subject of a timely filed proof of Claim as to which either no objection to its allowance has been filed (either by way of objection or amendment to the Schedules) within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court, or any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, or (iii) that is expressly allowed in a liquidated amount in the Plan; provided, however that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with this Plan (if such written request is required) or other Administrative Claim, in each case as to which (i) a timely objection has not been filed, or (ii) a timely objection is filed and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order.

"***Avoidance Actions***" means any actions commenced or that may be commenced before or after the Effective Date arising under Bankruptcy Code sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 or 553, or under related state, federal, or foreign statutes and common law, including,

without limitation fraudulent transfer laws, whether or not litigation is commenced to prosecute such actions.

"***Ballot***" means the Ballot attached to this DS/Plan at Exhibit 2.

"***Bankruptcy Case***" means the Chapter 11 bankruptcy case commenced by the Debtor upon the filing of a voluntary petition on the Petition Date, styled *In re IronClad Encription Corporation*, Case No. . 20-34332.

"***Bankruptcy Estate***" or "***Estate***" shall mean the estate of the Debtor created under § 541 upon the filing of the Bankruptcy Case.

"***Bankruptcy Rules***" mean, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

"Barrett" shall mean Jeffery B. Barrett and Eagle Mountain 21 LLC.

"***Causes of Action***" means any claims, Claims, Interests, damages, remedies, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

"***Claim***" means a claim against any of the Debtor's Bankruptcy Estate, whether or not asserted, as defined in § 101(5).

Claims Register" means the official claims register that is maintained by the United States Bankruptcy Clerk in this Bankruptcy Case, and which can be accessed on PACER. A true and correct Claims Register as of February 14, 2021, is attached hereto as **Exhibit "8"**.

"***Class***" means a category of holders of Claims or Interests, as described in Article VI. below.

"""***Confirmation***" means entry by the Bankruptcy Court of the Confirmation Order confirming this Plan.

"***Confirmation Date***" means the date of entry by the Bankruptcy Court of the Confirmation Order.

"***Confirmation Hearing***" means the date set by the Court for a hearing to confirm Debtor's Plan, which has been set for the 17TH day of March 2021, at 1:00 P.M. CST, before Honorable Christopher M. Lopez, United States Bankruptcy Judge, to be conducted electronically. Parties wishing to participate must establish an audio connection by telephone by dialing 832-917-

1510and using the conference room code: 590153. Any party wishing to testify or participants who wish to connect on-line may connect through the website located at https://www.join.me. Click on "Join Meeting". The code for the meeting is "JudgeLopez". If you are attempting to view the broadcast on an iPad or similar device, you may be required to download a free app from the website.

"***Confirmation Order***" means the order entered by the Bankruptcy Court confirming the Plan.

"***Derivative Claims***" means a Cause of Action or Claim asserted on behalf of the Debtor, that the Debtor, the Reorganized Debtor, or their Estates would have been legally entitled to assert, (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, or that any Holder of any Claim or Interest could have asserted on behalf of the Debtor.

"***Dispute Claim Reserve***" means the Reserve established under the Plan from cash on hand and/or Other Distributable Proceeds as set forth in Article VII.B of the Plan.

"***DS/Plan***", shall mean this Combined Disclosure Statement and Plan of Reorganization dated as oFebruary 15, 2021.

"***Entity***" has the meaning set forth in section 101(15) of the Bankruptcy Code.

Effective Date" means the date when all the conditions to the occurrence of the Effective Date set forth in Article VIII. of this DS/Plan have been satisfied or waived in accordance with this DS/Plan.

"***Exculpated Parties***" means , collectively, and in each case in its capacity as such: (a) the Debtor; (b) the Reorganized Debtor; (c) the Plan Deposit Party, J.D. McGraw; (d) with respect to each of the Debtor, the Reorganized Debtor and the Plan Deposit Party, such Entity's current and former Affiliates, subsidiaries, directors, officers, principals, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors and assigns, and each of their respective current and former equity holders, officers, directors, principals, shareholders, attorneys, accountants, investment bankers and other professionals, in each case in their capacity as such.

"***Filing Date***" means August 28, 2020, the date when the Debtor filed this Chapter 11 proceeding.

"***Final Order***" means an order or judgment of the Bankruptcy Court, as entered on the docket in the Debtor's Bankruptcy Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

"***General Unsecured Claims***" means any Claims against the Debtor that is not (a) an Administrative Claim, (b) a Priority Tax Claim, (c) a Priority Non-Tax Claim, (d) a Secured Claim or (e) Interests.

"Grune" shall mean Guerry L. Grune including all of his businesses, and specifically KM Limited, d/b/a ePatentmanager.com, as well as 3rdRock Sunblock, Inc. d/b/a 3rdrockessentials.com and Cpsbiofuels, Inc.

"***Impaired***" means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of § 1124.

"***Insider***" has the meaning set forth in 11 U.S.C. § 101(31).

"***Interest***" or "***Equity Interest***" means any ownership interest in the Debtor, as of the Petition Date, including, but not limited to, an interest in any issued, unissued, authorized or outstanding shares or stock and other equity security of the Debtor together with any warrants, options or contractual rights to purchase or acquire such interests at any time and all rights arising with respect thereto.

"IronClad Parties" shall mean Debtor and McGraw.

"***IRS***" means the Internal Revenue Service.

"Lerner" shall mean Daniel Maurice Lerner and Lerner Innovations, LLC.

"Lerner Note" has the same meaning as the "Note" defined in Section 3.3 of the Mediated Settlement Agreement.

"Lerner Parties" shall mean Lerner, Barrett and Grune, as those terms are defined herein.

"Lerner Employment Agreement" shall mean that certain Employment Agreement between Lerner and the Debtor, dated effective January 6, 2017.

"Lerner Litigation" is the litigation described and defined in Sections 11a & 11c of Article III, infra.

"McGraw" means James Doyle McGraw.

"McGraw Plan Deposit" is a $260,000 deposit in cash that J.D. McGraw, a current director of the Debtor, and its CEO, will make on the Effective Date to fund this Plan and as working capital for the Reorganized Debtor in its post-Effective Date operations.

"Mediated Settlement Agreement" means that one certain Mediated Settlement Agreement & Release executed on February 11, 2021, by and among the Debtor, McGraw, Lerner, Grune and Barrett, a true and correct copy of which is attached hereto as Exhibit "9".

"Patent Portfolio" shall have the same meaning as set forth in the Section 2.14 of the Mediated Settlement Agreement and Exhibit "A" to the Mediated Settlement Agreement.

"***Person***" means an individual, corporation, partnership, governmental unit, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

"***Plan***" means Articles II and IIV through XVIII of this DS/Plan.

"Plan Deposit Party" means J.D. McGraw, who shall make the Plan Deposit on the Effective Date.

"***Plan Documents***" means any documents referenced in the Plan that are intended to be executed pursuant to the Plan.

"***Priority Claim***" means a Claim asserted under §§ 507(a)(3-10) against the Debtor's Bankruptcy Estate.

"***Priority Tax Claim***" means a Claim of the IRS and the State of Delaware entitled to priority under Bankruptcy Code § 507(a)(8)

"***Professional Fee Claims***" means a Claim by any professional retained, employed or to be compensated in the Bankruptcy Case pursuant to Bankruptcy Code sections 327, 328, 330, 331 and/or 1103 for compensation for services rendered and reimbursement for expenses submitted in accordance with sections 330, 331, or 503(b) of the Bankruptcy Code for fees and expenses incurred after the Filing Date and prior to and including the Effective Date.

"***Proponents***" means the Debtor or the Reorganized Debtor and J.D. McGraw, the Plan Deposit Party.

"Reorganized Debtor" means the post-Effective Date Debtor, which shall survive the Effective Date to carry forward the business of the Debtor, after the restructuring of debt provided in section VI and VII, below, and pursuant to the Business Plan attached hereto as **Exhibit "7"**..

> ***"Releasing Parties"*** means, collectively, and in each case in its capacity as such: (a) any and all holders of a Claim against the Debtor, regardless of whether it is a Secured Claim, a Priority Claim, an Unsecured Claim, an Administrative Claim, a rejection claim under Section 365 of the Bankruptcy Code, or a Derivative Claim, regardless of whether a proof of claim has been filed, a contested matter has been filed, or a Cause of Action has been asserted against the Debtor in an adversary proceeding before the Bankruptcy Court or in any other forum; (b) any holder of an Interest in the Debtor; (c) with respect to each of the foregoing, each such Entity's current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, funds, officers, directors and agents..

"***Schedules***" has the meaning ascribed to such term in Article II.D.

"***Secured Claim***" means a Claim that is secured by a valid, perfected and enforceable lien that is not subject to avoidance under bankruptcy or non-bankruptcy, but only to the extent of the value, as of the Effective Date or such later date as is established by the Bankruptcy Court, of claimant's interest in the Debtor's property securing the Claim as determined by a Final Order of the Bankruptcy Court pursuant to § 506 or as otherwise agreed upon in writing by Debtor and the holder of such Claim.

"***SOFA***" has the meaning ascribed to such term in Article II.D.

"***Substantial Consummation***" shall have the meaning given to that term in § 1101(2). Substantial Consummation shall occur on the Effective Date.

"***Unimpaired Claim***" means a Claim that is not an Impaired Claim.

"***Unsecured Claim***" shall mean a Claim that is not a Secured Claim, a Priority Claim or an Administrative Claim, and includes the deficiency portions of a Secured Claim and any rejection damages allowed under Section 365 of the Bankruptcy Code.

"***Voting Deadline***" means March 5, 2021, the deadline by which Ballots to accept or reject the Plan must be received by Debtor's counsel by in order to be counted.

"9019 Motion" means the Motion to Compromise Controversy filed by Lerner and the Debtor Jointly seeking to approve the Mediated Settlement Agreement.

"9019 Order" shall mean the Final Order entered by the Court granting the 9019 Motion.

B. RULES OF INTERPRETATION

For purposes of this Combined DS/Plan, (a) any reference in this Combined DS/Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (b) any reference in this DS/Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in this Combined Disclosure Statement and Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Combined DS/Plan; (d) the words "herein" and "hereto" refer to this DS/Plan in its entirety rather than to a particular portion of this Combined Disclosure Statement and Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this DS/Plan; and (f) the rules of construction set forth in § 102 and in the Bankruptcy Rules shall apply.

C. COMPUTATION OF TIME

All times referenced in this DS/Plan are prevailing Central Time. In computing any period of time prescribed or allowed by this Combined Disclosure Statement and Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

D. INCORPORATION OF DOCUMENTS BY REFERENCE

This DS/Plan incorporates by reference certain documents relating to the Debtor that are not presented herein or delivered herewith. The documents that have been filed in the Debtor's Bankruptcy Case are incorporated by reference herein in their entirety, including all amendments thereto filed prior to the date set for confirmation, including the following documents: (a) the Debtor's Amended Schedules of Assets and Liabilities ("***Schedules***") filed on October 13, 2020

[ECF Doc. 13]; Statement of Financial Affairs ("***SOFA***") filed on October 13, 2020 [ECF Doc. 14]. Documents and pleadings filed in this case are available at the following website: http://www.txsb.uscourts.gov/.

III. DEBTOR'S HISTORY, ASSETS, LIABILITIES, LITIGATION AND MAJOR EVENTS.

The information in this Article III is from documents filed by the Debtor in the Bankruptcy Case.

1. Description of Businesses: Present and Past

IronClad Encryption Corporation (formerly Butte Highlands Mining Corporation) is a company developing and licensing cyber software technology to secure data files (stored and at rest) and electronic communications (in motion from electronic transmission over the internet or through telephone systems). Data at rest and in motion are both safeguarded from unauthorized access through the use of dynamic encryption and perpetual authentication.

InterLok Key Management, Inc. ("InterLok"; formerly InterLok Key Management, LLC) is the company that initially developed and maintained the patents and was formed in Texas on June 12, 2006 and incorporated ten years later on June 16, 2016.

On January 6, 2017 InterLok entered into a Share Exchange Agreement ("Share Exchange") with Butte Highlands Mining Company. Under the terms of the agreement, the shareholders of InterLok Key Management, Inc. exchanged all 56,655,891 outstanding shares of InterLok's common stock for 56,655,891 shares of Class A common stock of Butte Highlands Mining Company.

The Share Exchange was treated as a "reverse merger" with InterLok Key Management, Inc. which is deemed—for accounting recognition purposes—as the accounting acquirer and Butte Highlands Mining Company deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed a recapitalization and the consolidated financial statements represent the substantive continuation of the operations and thus the prior year financial statements of operations are the operating results of its subsidiary InterLok Key Management, Inc., while the capital structure (in terms of authorized preferred and common stock) of its parent Butte Highlands Mining Company remains intact.

Subsequently, the company was renamed IronClad Encryption Corporation to better identify with IronClad's products and services.

IronClad Encryption Corporation is a next-generation cyber defense company that secures digital assets and communications across a wide range of industries and technologies. IronClad Encryption-powered solutions use our patented Dynamic Encryption and Perpetual Authentication technologies to make all known key-based encryption technologies virtually impossible to compromise. Dynamic Encryption Technology eliminates vulnerabilities caused by exposure of any single encryption key by continuously changing encryption keys and keeping the keys synchronized in a fault-tolerant manner. Perpetual Authentication Technology uses multiple

virtual channels for encryption so that in the event one channel is compromised, the other channels maintain encryption integrity. Together, these technologies not only eliminate the single point of failure problem created by having keys exposed through brute force, side channel, or other types of attack, but do so with very low latency and system performance overhead. Developers, MSPs, MSSPs and IT organizations can now easily and effectively integrate ultra-secure authentication and encryption measures across essentially all mediums. This includes the latest processors and operating systems, legacy hardware and software, within or between networks, and on compartmentalized data or entire databases.

2. History and Transaction in 2017

The IronClad entity was originally incorporated in the State of Delaware in 1929. The registered name of the Company until early in 2017 was Butte Highlands Mining Company ("Butte"). Butte was formed to explore and mine primarily for gold in the Butte Highlands' "Only Chance" mine, south of Butte, Montana. Butte ceased operating as a mining company in 1942. The Company was reorganized in October 1996 for the purpose of acquiring and developing additional mineral properties. At the time of the 1996 reorganization, stockholders representing approximately 76% of the outstanding capital stock could not be located. In order to obtain the quorum necessary for the special meetings of shareholders to authorize the reorganization, Butte obtained an order from the Superior Court of Spokane County, Washington appointing a trustee for the benefit of those stockholders who could not be located.

By May 17, 2007, eleven years after the reorganization and with very limited results from its mining activities, the Company had disposed of all of its historical mineral properties or mining claims and eventually became a "shell company" under the rules of the Securities and Exchange Commission ("SEC").

In 2009, Butte registered under the Securities Exchange Act of 1934, as amended, for the purpose of becoming a reporting company. The Company's common stock then became listed on the OTCBB, but in time the Company also listed its common stock to trade on the OTC QB electronic market, one of the OTC Markets Group over-the-counter markets. (IronClad's common stock is now listed and traded on the OTCIQ market.)

Then, following ten years of being a shell company with only nominal activity and limited cash or other assets, the business focus of Butte changed early in 2017. Most notably the Company raised significant capital to implement its new business and financial plans to further develop the licensing and commercial use of its patented encryption software. The change caused Butte to lose its previous shell company status.

The Company also changed its state of incorporation to Nevada and its name to IronClad Encryption Corporation ("IronClad") and changed the stock symbol from BTHI to IRNC to more appropriately reflect the fundamental change of its business to developing cyber encryption technology and away from its historical mining activities. On October 16, 2017, the Company redomiciled in Delaware from Nevada and adopted a certificate of incorporation and bylaws as a Delaware corporation. The terms "Company", "IronClad" and "Butte" all refer to the same individual corporate entity, but the uses of the IronClad and Butte names are used to refer to

different eras of the Company's long history. The historical eras generally coincide with the changes in business focus before and after the first weeks of 2017.

The business changes are a result of a common stock exchange transaction, accounted for as a "reverse merger", between Butte and the owners of InterLok Key Management, Inc. (at the time an independent and privately-held Texas corporation) whereby InterLok became a wholly-owned subsidiary of Butte (from a legal point of view). Butte issued shares of its common stock in exchange for acquiring all of the common stock of InterLok. Through December 31, 2017, InterLok was the only subsidiary of the Company and InterLok's patents and line of business now are the main basis of the business of the Company on a consolidated basis. During the three-month period ended March 31, 2018; the Company incorporated a new wholly owned subsidiary IronClad Pipeline IC, Inc. ("Pipeline"). The business purpose of Pipeline was completed by July, 2018 and the subsidiary dissolved in April, 2020.

3. Events Leading to IronClad's Bankruptcy Filing.

As the chart below shows, the Debtor had incurred costs capitalized at December 31, 2019 totaling $631,572. Of that amount, $445,731 was for new patents and trademarks under development (but as yet not awarded), and $185,841 was for new patents issued in December 2018 and January 2019. With respect to the patents and trademarks under development as of December 31, 2019, those patents and trademarks began to issue during year 2020, but the Debtor was unable, as of the Petition Date, to exploit such patented technology due to lack of funding to fully develop software products to market. Additionally, the Pandemic also reduced and complicated the ability of management to raise additional funding to complete the roll out of the newly developed technology.

	December 31, 2019	March 31, 2019
Patents and trademarks under development	$ 445,731	$ 217,744
Patents issued	185,841	153,801
Less accumulated amortization	(16,095)	(3,759)
	169,746	150,042
Patents, net	$ 615,477	$ 367,786

4. Employees and Independent Contractors

During 2019 and early 2020, IronClad had six employees, all of whom were based in the United States. The Company also used independent contractors from time to time for specific projects and functions. At the Petition Date the IronClad had two employees. No employees are represented by a union.

5. Publicly Available Information

Prior to the Petition Date, the Company was subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company filed periodic reports, proxy materials and other information with the Securities and Exchange Commission ("SEC" or "Commission"). Required filings included an annual financial statements audited by an independent registered public accounting firm, selected by the company's Audit Committee, and quarterly reports containing unaudited financial information. Such reporting was current through December 31, 2019. The last SEC Form 10-K Annual Report was filed as of and for the period ending March 31, 2019, and the last SEC Form 10-Q Quarterly Report was filed as of and for the quarter ended December 31, 2019.

6. Debtor's Directors and Officers

As of the Petition Date, the Debtor's directors and officers are listed in response to question 28 of the SOFAs, attached hereto as **Exhibit "5"**.

7. Description of Equity Holders

The following is a brief description of the preferred and common stock that the Debtor had issued prior to the Petition Date:

Preferred stock, Series A, $0.001 par value, 20,000,000 shares authorized; 100 shares issued and outstanding	$0
Common stock, Class A, $0.001 par value, 50,000,000,000 shares authorized; 3,798,187,522 shares issued and outstanding	$3,798,188
Common stock, Class B, $0.001 par value, 1,707,093 shares authorized; 1,538,872 shares issued and outstanding	$1,539

8. Assets of IronClad as of the Petition Date

The description of the assets of IronClad appears on Schedule B of Debtors' Schedules, which are attached hereto and incorporated herein as **Exhibit "4"**. The principal value of the Debtor's assets are the intellectual property interests, which are described below:

Disputes over the Debtor's Patent Portfolio have set forth in the Adversaries, defined herein and described in the "Pending Litigation" section below. Those disputes were successfully mediated by the Honorable Eduardo V. Rodriguez, United States Bankruptcy Judge, on February 5, 2021. The Mediated Settlement Agreement, defined below, was entered into by the Debtor Parties and the Lerner Parties (terms defined in Section II of this DS/Plan, supra) on February 11, 2021. The Mediated Settlement Agreement resolved the disputes among the parties regarding, among other things, the Patent Portfolio (term defined in Section II of this DS/Plan, supra), and as a result of a Closing under the Mediated Settlement Agreement and the occurrence of the Effective Date under this DS/Plan, the Debtor will be the owner of the Patent Portfolio. The Patent Portfolio is described in section 2.14 of the Mediated Settlement Agreement and in Exhibit A to the Mediated Settlement Agreement, and the Mediated Settlement Agreement is attached to this DS/Plan as **Exhibit "9"**.

9. Liabilities of IronClad as of the Petition Date

The Secured Creditors, Priority Creditors and Unsecured Creditors are set forth, respectively, on Schedules D, E and F of the Debtor's Schedules, which are attached hereto and incorporated herein as **Exhibit "4".**

10. Past Financial Information

Attached hereto as **Exhibit "1"** is an audited set of financial statements for the fiscal year ended March 31, 2019. Attached hereto **Exhibit "2"** is an unaudited set of financial statements for the year ended December 31, 2019. Attached hereto **Exhibit "3"** is an unaudited set of financial statements for the quarter March 31, 2020.

11. Pending Litigation – the Adversary Proceedings

a. *Daniel M. Lerner v IronClad Encryption Corporation and J.D. McGraw,* in the 127th Judicial District Court, Harris County, Texas, Cause No. 2020-23559. Plaintiff Daniel M. Lerner entered into an employment agreement with IronClad in 2017, when he was hired. Plaintiff claims that McGraw made several misrepresentations regarding the ability of IronClad to perform under the Lerner Employment Agreement. Plaintiff claims that IronClad owes Lerner $496,789 for past due compensation, plus additional severance pay and unpaid expenses for maintaining the Patent Portfolio. The Lerner Employment Agreement required the IronClad to compensate Lerner as follows: Lerner claims that pursuant to the Lerner Employment Agreement, if IronClad ceases to operate as a technology encryption organization, Lerner would be entitled to certain intellectual property rights, including the Patent Portfolio. It is Debtor's position that Lerner is an unsecured creditor of Debtor, and that Plaintiff's clam that IronClad ceased to operate as a technology encryption organization is untrue, and that, therefore, Plaintiff is not entitled to the return of the patents in question. This case has been removed to the Bankruptcy Court and is currently pending as an Adversary Proceeding, Adversary No. 20-03479. This lawsuit was resolved at mediation between the Parties, subject to the Court's approval of the 9019 Motion .

IronClad Encryption Corporation v. Daniel Lerner and Jeffrey B. Barrett, et al, in the United States Bankruptcy Court for the Southern District of Texas - Houston Division, Adversary Proceeding No. e 20-03478. In this Adversary Proceeding, the Debtor, as plaintiff, seeks to prevent the defendants from misappropriating valuable patent rights which form the entire basis for IronClad's business now and in the future. Debtor seeks to prevent defendants from attempting to use state court filings in an effort to both assert rights to patents previously assigned to the Debtor, and prevent Debtor from obtaining an assignment to patent rights for work done for hire under an employment agreement.

The two Adversary Proceedingsidentified above the (Adversaries"") have been compromised and settled by the Debtor Parties and the Lerner Parties pursuant to the Mediated Settlement Agreement (term defined in Section II of this DS/Plan, supra).

Hybrid Titan Management, LLC v. IronClad Encryption Corporation, et al, in the Court of Justice, Vpit, North Carolina, Cause No. 9-cvs-6470. This is a breach of contract case that will be resolved through confirmation of the Plan.

IV. MAIN EVENTS IN THE BANKRUPTCY CASE

A. BAR DATE

NOTICE IS HEREBY GIVEN THAT THE COURT HAS SET AS THE BAR DATES IN THIS CASE. DECEMBER 30, 2020 IS THE DEADLINE WITHIN WHICH NON-GOVERNMENTAL PROOFS OF CLAIM MUST BE FILED. MARCH 2, 2021 IS THE DEADLINE WITHIN WHICH GOVERNMENTAL PROOFS OF CLAIM MUST BE FILED.

B. MEETING OF CREDITORS

The Bankruptcy Code § 341 meeting of creditors took place on October 14, 2020, at 10:47 a.m., CST.

C. NO APPOINTMENT OF THE COMMITTEE

The United States Trustee for the Southern District of Texas filed a notice that the trustee's office was unable to appoint an Unsecured Creditors' Committee.

D. RETENTION OF PROFESSIONALS

On October 15, 2020, the Court entered an order retaining Pendergraft & Simon, LLP as debtor-in-possession counsel. ECF doc. 15.

On December 14, 2020, the Court entered an order retaining McGowan & Fowler, PLLC as special litigation counsel for the Debtor to prepare, file, and litigate to conclusion two adversary proceedings currently pending before the Court.

THESE PLEADING CAN BE ACCESSED THROUGH THE PACER ELECTRONIC CASE FILING SYSTEM FOR THE SOUTHERN DISTRICT OF TEXAS, WITH A PACER ACCOUNT WHICH CAN BE PURCHASED AT HTTP://PACER.PSC.USCOURTS.GOV. THE WEBSITE ADDRESS FOR THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS IS: HTTP://WWW.TXSB.USCOURTS.GOV

V. UNCLASSIFIED CLAIMS

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims and Priority Tax Claims are not classified under the Plan, and the treatment of those Claims is set forth herein.

A. ADMINISTRATIVE CLAIMS

As provided under Bankruptcy Code section 1123(a)(1), Administrative Claims are not classified for purposes of voting on, or receiving distributions under, the Plan. Accordingly, holders of Administrative Claims are not entitled to vote on this Plan.

1 – PROFESSIONAL FEE CLAIMS

Description. All Professional Fee Claims. A summary of these claims are as follows:

Claimant	Estimated Fees and Expenses
Pendergraft & Simon, LLP, Counsel for the Debtor	$50,000 (Estimate)

Treatment. Subject to the terms of the paragraph immediately below this paragraph, the Professional Fee Claims listed above shall be paid in full from available sources on the later of the Effective Date or the date such Professional Fee Claim becomes an Allowed Claim. The holders of the Professional Fee Claims shall file and serve an application for final allowance of compensation and reimbursement of expenses no later than the thirtieth (30th) day after the Effective Date.

2 – U.S. TRUSTEE QUARTERLY FEES

Description. The U.S. Trustee Quarterly Fees assessed pursuant to 28 U.S.C. § 1930(a)(6). The following is the estimate of such fees:

United States Trustee – Estimated Fees	
Quarter ended September 30, 2020, and	$325
Quarter ended December 31, 2020	$325

The Debtor's Bankruptcy Estate shall be responsible for timely payment of the United States Trustee quarterly fees incurred pursuant to § 1930(a)(6) without the need for the Office of the United States Trustee to file any request for payment. (All quarterly amounts for 2020 indicated above have already been paid as of the date of this filing.) Any such additional fees due as of the Confirmation Date will be paid in full on the Effective Date of the Plan out of the Plan Reserve.

The Liquidating Trustee shall timely pay post-confirmation quarterly fees assessed pursuant to 28 U.S.C. § 1930(a)(6) out of available funds until such time as the Bankruptcy Court enters a final decree closing this chapter 11 case, or enters an order either converting

this case to a case under chapter 7 or dismissing this case. After confirmation, the Liquidating Trustee shall file with the Bankruptcy Court and shall transmit to the United States Trustee a true and correct statement of all disbursements made by the Liquidating Trustee for each quarter or portion thereof that this chapter 11 case remains open in a format prescribed by the United States Trustee.

3 – ALL OTHER ADMINISTRATIVE CLAIMS

Description. All Administrative Claims other than Professional Fee Claims and fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930. All holders of such Claims must timely file such Claims by the Administrative Claim Bar Date or be forever barred from asserting Administrative Claims against the Debtor and/or sharing in any distribution under the DS/Plan.

Treatment. To the extent such Allowed Administrative Claims have not already been paid, satisfied or otherwise released prior to the Effective Date, and except to the extent that a holder of an Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive cash in an amount equal to such Allowed Claim, in full and final satisfaction, settlement and release and in exchange for such Claim, on the later of the Effective Date or the date such Administrative Claim becomes an Allowed Administrative Claim pursuant to a Final Order of the Bankruptcy Court, or as soon thereafter as reasonably practicable.

4 – ALLOWED PRIORITY TAX CLAIMS

Description. The Priority Tax Claims listed on Schedule E of the Debtor's Schedules and/or filed in the Bankruptcy Case.

Treatment. To the extent that the holders of Allowed Priority Tax Claims have not already been paid, satisfied or otherwise released prior to the Effective Date, and except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, the holder of such Allowed Priority Tax Claim shall receive on the later of the Effective Date or the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, in full and final satisfaction, settlement and release and in exchange for such claim, an amount in cash equal to the unpaid amount of such Allowed Priority Tax Claim, which may be paid through deferred cash payments of a value, as of the Effective Date, equal to the Allowed amount of such Claim, over a period ending not later than five years after the Petition Date, and in a manner not less favorable than the most favored general unsecured claim provided for by the Plan

VI. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

All Claims and Interests are placed in the Classes set forth below. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of voting on the Plan and receiving distributions pursuant to the Plan only to the extent

that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled.

Class	DESCRIPTION	VOTING
CLASS 1	Internal Revenue Service	UNIMPAIRED
CLASS 2	Unsecured Creditors – Convenience Class	IMPAIRED
CLASS 3	Unsecured Creditors – General Class	IMPAIRED
CLASS 4	Unsecured Claims of the Lerner Parties	IMPAIRED
CLASS 5	Common Stock - Classes A & B	IMPAIRED
CLASS 6	Preferred Stock – Series A	IMPAIRED

A. CLASS 1 – IRS

Description. Class 1 consists of the priority claim of the IRS in the amount of its filed proof of claim, $10,000.

Treatment. The Class 2 Claim of the IRS will be objected to by the Debtor. However, if allowed by the Court, such claim will be paid in full the amount allowed by the Court.

Class 1 is unimpaired under the Plan.

B. CLASS 2 – UNSECURED CREDITORS – CONVENIENCE CLASS

Description**.** Class 2 consists of Creditors with Allowed Unsecured Claims in the amount of $10,000 or less, or Creditors with Allowed Unsecured Claims in excess of $10,000, but who elect to reduce their Claims to $10,000.

Treatment. Each Allowed Unsecured Claim in this Class will receive a cash payment on the Effective Date equal to 10 cents on the dollar, and will receive no further or other consideration under the Plan.

Voting. Class 2 is Impaired. Holders of Class 1 Claims are entitled to vote on the Plan.

C. CLASS 3 – GENERAL CLASS OF ALLOWED UNSECURED CLAIMS

Description. Class 3 consists of all Allowed Claims of Unsecured Creditors listed on Schedule F of Debtor's Schedules, which is attached hereto as **Exhibit "4"**, other than the Claims of Unsecured Creditors in Classes 2 and 4 under this DS/Plan.

Treatment. Each Creditor with an Allowed Unsecured Claim in this Class shall receive a Class 3 Plan Note dated as of the Effective Date, or, if an objection to such Claim has been filed, as soon after the Effective Date as such Creditor's Claim is allowed by Final Order. Each Class 3 Plan Note shall be in the principal amount of 50% of the Allowed Unsecured Claim of each Creditor in this Class. Each Class 3 Plan Note shall be non-interest bearing, unsecured, and the principal amount shall be payable in quarterly installments equal to 1/20th of the original principal amount of the note, with the first quarterly payment being due on the first business day of the 13th month from and after the date of the note. The Reorganized Debtor shall be entitled to prepay each Class 3 Plan Note and take advantage of the discount set forth in the following schedule:

DATE OF PREPAYMENT	DISCOUNTED AMOUNT
If the Class 3 Plan Notes are prepaid on or before the last business day of the 12th Month from and after the date of the note	The Reorganized Debtor shall be entitled to a discount equal to 50% of the then principal amount due under said Class 3 Plan Note, and upon of the discounted amount, said Class 3 Plan Note shall be deemed paid and satisfied in full.
If the Class 3 Plan Notes are prepaid on or before the last business day of If the Class 3 Plan Notes are prepaid on or before the last business day of the 24th Month from and after the date of the note	The Reorganized Debtor shall be entitled to a discount equal to 35% of the then principal amount due under said Class 3 Plan Note, and upon of the discounted amount, said Class 3 Plan Note shall be deemed paid and satisfied in full.
If the Class 3 Plan Notes are prepaid on or before the last business day of the 36th Month from and after the date of the note	The Reorganized Debtor shall be entitled to a discount equal to 20% of the then principal amount due under said Class 3 Plan Note, and upon of the discounted amount, said Class 3 Plan Note shall be deemed paid and satisfied in full.
If the Class 3 Plan Notes are prepaid on or before the last business day of	The Reorganized Debtor shall be entitled to a discount equal to 10% of the then principal amount due under said Class 3 Plan Note, and upon of the

DATE OF PREPAYMENT	DISCOUNTED AMOUNT
the 48th Month from and after the date of the note	discounted amount, said Class 3 Plan Note shall be deemed paid and satisfied in full.

Voting. Class 3 is Impaired. Holders of Class 3 Claims are entitled to vote on the Plan.

D. CLASS 4 – ALLOWED UNSECURED CLAIMS OF THE LERNER PARTIES.

Description. Class 4 consists of all Allowed Unsecured Claims of the Lerner Parties (term defined in Section II of this DS/Plan, supra). One or more of the Lerner Parties have filed various proofs of claim in this Bankruptcy Case identified in the Debtor's Claims Register (term defined in Section II, supra (**Exhibit "8"** hereto), or are listed on the Debtor's Amended Schedules (**Exhibit "4"** hereto).

Treatment. The Lerner Parties and the Debtor Parties (terms defined in Section II of this DS/Plan, supra) mediated numerous disputes before the Honorable Eduardo V. Rodriguez, U.S. Bankruptcy Judge, on February 5, 2021. On February 11, 2021, the Lerner Parties and the Debtor Parties executed the Mediation Settlement Agreement (term defined in Section II, supra). A true and correct copy of the Mediated Settlement Agreement is attached hereto as **Exhibit "9",** and is incorporated herein by reference for all purposes. The treatment of the claims of the Lerner Parties are set forth in detail in the Mediated Settlement Agreement.

Lerner and the Debtor shall file on February 15, 2021, the 9019 Motion seeking to approve the Mediated Settlement Agreement, and shall seek entry of the 9019 Order, which must be a Final Order on or before the Effective Date.

Voting. Class 4 is Impaired. Holders of Class 4 Claims are entitled to vote on the Plan.

E. CLASS 5 - ALLOWED INTERESTS OF HOLDERS OF CLASSES A & B COMMON STOCK.

Description. Class 5 consists of the Allowed existing Interests of the holders of Debtor's (a) issued and outstanding Classes A & B Common Stock and (b) holders of any and all stock options or warrants of any class of Common Stock, including but not limited Classes A & B wheather issued pursuant to an employee stock opeiton plan (amended or otherwise), pursuant to compensation to services rendered, or pursuant to provisions of any agreement (such as, but not limited to, any note payable, any financing agreement, equity line of credit, or other transactions).

Treatment. Upon the Effective Date, Interests in the Debtor shall be deemed cancelled.

Voting. Class 5 is Impaired. Holders of Class 5 Interests are deemed to reject the Plan under Section 1126(g) of the Bankruptcy Code and not entitled to vote on the Plan.

F. CLASS 6 - ALLOWED INTERESTS OF HOLDERS OF PREFERRED STOCK, Series A.

Description. Class 6 consists of the Allowed existing Interests of the holders of Debtor's issued and outstanding Preferred Stock – Series A.

Treatment. Upon the Effective Date, Interests in the Debtor shall be deemed cancelled.

Voting. Class 6 is Impaired. Holders of 6 Interests are deemed to reject the Plan under Section 1126(g) of the Bankruptcy Code and not entitled to vote on the Plan.

VII. MEANS FOR EXECUTION OF THE PLAN

A. Funding the Plan by the Plan Deposit Party

The Plan shall be funded by the Plan Deposit in the amount of $260,000 made by the Plan Deposit Party (J.D. McGraw) on the Effective Date. Additionally, the Plan Deposit Party shall deposit the sum of $500,000.00 Debtor on the Effective Date to permit the Debtor to pay Lerner the sum of $500,000.00 on the Effective Date. *See* Section 3.2 of the Mediated Settlement Agreement. The Plan Deposit funding shall be used to pay the IRS Claim in Class 1 in full, should the Class 1 Claim be allowed by the Court. The Balance of the Plan Deposit shall be used by the Reorganized Debtor to pay Allowed Administrative Expense Claims of professionals and the balance shall be used as working capital to fund operations of the Reorganized Debtor from and after the Effective Date so as to achieve the results set forth in the Reorganized Debtor's Business Plan attached hereto as **Exhibit "7"**. In exchange for the Plan Deposit, the Plan Deposit Party shall receive, on the Effective Date, 100% of the Class C Common Stock issued by the Reorganized Debtor on the Effective Date.

B. Amendment of Charter

On the Effective Date, the Debtor's charter shall be amended so as to authorize the issuance of

- Cancel the
  - the Class A and B Common Stock. And
  - the Preferred Stecok Series A.
- a new Class C Common Stock, $0.001 par value, 50,000,000 shares authorized. For every dollar invested by the Plan Deposit Party, ___ shares shall be issued to the Plan Deposit Party. The Class A and Class B Common Stock will be eliminated, and
- a new Series B of Preferred Stock, $0.001 par value, 100 shares authorized. Ten (10) Shares of the Series B will be issued to certain administrative claim parties for

services rendered subsequent to the August 28, 2020 filing date and during the period of Chapter 11 Reorganization. Each share, at the election of the holder, willl be convertible into 1% of all Classes of Common Stock (Class C or any additional classes created)at the time of an election of conversion of any individual share. IronClad retains the right to repurchase and retire any individual share for $500,000 for each share.

C. Reorganized Debtor's Business Plan

The Reorganized Debtor's Business Plan is attached hereto as **Exhibit "7"** and is incorporated herein by reference for all purposes.

D. Disbursing Agent

The Debtor shall act as the Disbursing Payment and shall, on the Effective Date, or as soon thereafter as claims are allowed, make all cash payments due to Administrative Creditors with Allowed Claims, and the cash payments due to Creditors with Allowed Claims in Class 1.Date.

E. Issuance of Class 3 Plan Notes

On the Effective Date the Reorganized Debtor shall issue to each Creditor with Allowed Claims in Class 3 under the Plan a Plan Note. Prior to the Effective Date Debtor shall file objections to the Unsecured Claims in Class 3. As Claims objected to by Debtor in Class 3 are allowed by Final Order, Class 3 Notes shall, accordingly, be issued to such holders of Claims Allowed after the Effective Date.

F. Reorganized Debtor's Management

1. *The Post-Effective Date Directors of the Reorganized Debtor.*

On the Effective Date the, following individuals shall be installed on Effective Date as members of the Reorganized Debtor's Board: James D. McGraw; Mark A. Watson; and Miguel A. Yanez. The resumes for each board member are set forth below:

> ***Mark A. Watson*** joined the Board on February 28, 2018. Mr. Watson brings twenty-six years of corporate and international leadership, and start-up and managerial experience as the internal founder of Accessories Operations and current Director of Device Sourcing of Fitbit, Inc. Fitbit is the world leader in health and fitness accessories.
>
> He previously served as Client Team Director of PCH International, driving growth, delivery, manufacturing, and distribution of high quality, high-end consumer electronics, including Android devices and iPhones. Mr. Watson's management and development experience with Microsoft includes pioneering the evolution of the popular Xbox video gaming product as a founding member of Xbox Operations and Xbox Accessory Operations. He steered design of the sourcing processes and architected the IT vision for Xbox manufacturing.

Mr. Watson is a former Senior Consultant with Deloitte Consulting LLP and began his career in Operations at Coca-Cola Enterprises, Inc. He attended Baylor University.

Miguel A, Yanez was elected to the Board of Directors as a director of IronClad Encryption Corporation on and effective as of August 27, 2020. Mr. Yanez will hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

Mr. Yanez previously served as IronClad's Vice President of Sales (Phone and Mobile Communications). He brings extensive experience in the fields of aerospace and defense business development, national security operations, counter-terrorism management and operations, and military/police training. He currently sits on the board of M7 TecGroup LLC and Strategic Vaccines LLC. His current activities also include working with US & Allied nations to bring a COVID and emerging viral threat vaccine/therapeutic to market.

He previously conducted business development throughout Sub-Saharan Africa, Central and South America for Silent Circle, a company offering secure enterprise communication solutions including software, devices including phones, and services. Mr. Yanez also currently speaks and consults on topics of counter-terrorism, business continuity during global insecurity and works with select private clients on security matters.

Prior to entering the civilian and business worlds Miguel served with distinction in the United States military as member of the elite Navy SEAL Teams; he was highly decorated as a counter terrorism operative. He held a Top Secret/Sensitive Compartmented Information security clearance while serving. He is fluent in Spanish and Portuguese. Mr. Yanez attended Texas Tech University and the University of Houston majoring in Architecture.

James D. McGraw is the President and Chief Executive Officer. Mr. McGraw has served as Chief Executive Officer since January 6, 2017.

Mr. McGraw also serves as a Director and Chairman of the Board (and Principal Executive Officer). Mr. McGraw, prior to its Chapter 11 filing, oversaw IronClad's day-to-day operations, negotiating strategic partnerships and raising growth capital. Prior to IronClad, Mr. McGraw was co-founder of Nova Biosource Fuels, Inc. where he served as its President and as a Board Member. Mr. McGraw addressed venture capital and investment funding needs guiding the company to a successful public offering in 2006. In this role, Mr. McGraw proved himself to be an effective champion of stockholders' interests.

In previous roles, Mr. McGraw provided investment banking services to over 150 companies including Adtec Digital, American Rice, Blockbuster Video, Chuck E. Cheese, Dryper, DataVan, International Recovery, Republic Industries and Swift Energy. Over his

twenty-five-year career, he has held posts as founder, CEO and President in a wide range of business sectors, including oil and gas, and computer technology, and has experience in large-scale roll-ups. Mr. McGraw holds a Secret security clearance with the U.S. Government.

2. *Post-Effective Date Officers of the Reorganized Debtor.*

On the Effective Date, the following individuals shall be installed as the officers of the Reorganized Debtor: Mr. C. David Staffel, President; and Mr. David G. Gullickson, as Vice-President, Treasurer, and Chief Financial Officer.

C. David Staffel is a corporate leader, technologist and entrepreneur with over 20 years of experience at matching and integrating effective technologies into organizational goals, strategies and investments. Mr. Staffel started his career in the United States Army Special Operations and then applied those military leadership skills and principles in the civilian tech business world. He has continuously been dedicated to the craft of first understanding and then translating customer and business goals into product and engineering requirements.

Mr. Staffel has provided leadership to engineering, product and sales teams at senior management levels with organizations such as IBM, LightEdge, Lone Star Tangible Assets and others. SaaS platforms, Security and Compliance for Cloud and Data Centers, IT Infrastructure Management, Data Encryption, eCommerce, ERP, and Machine Learning are examples of companies, products and services for which he has been responsible and effective.

He completed his career in the United States Army as a Major (with a Top Security clearance) and having served five combat tours in Infantry, Rangers and Special Forces Units with front-line combat assignments in the 101st Airborne Division, 75th Ranger Regiment, and the 3rd Special Forces Group. Mr. Staffel was awarded the U.S. Bronze Star Medal on two occasions for his decisive actions in combat, and the Army Commendation Medal (with a four oak leaf cluster) as well as several similar individual and unit medals for valor and distinguished service.

Mr. Staffel earned a B.A. degree from Stephen F. Austin University, and two Master of Science degrees: one from The University of Texas McCombs School of Business in Austin, and the other from the University of Southern California, Spatial Sciences Institute.

David G. Gullickson joined the Company on April 17, 2017 and serves as IronClad's Vice President of Finance, Treasurer, and Chief Financial Officer (and, for SEC reporting purposes, Principal Financial and Accounting Officer). He has over twenty-five years of experience as a corporate executive officer, Chief Financial Officer or Chief Accounting Officer (and corporate Secretary) of several SEC-registered companies on each of the major U.S. (and a Canadian) exchanges and markets, as well as for companies owned

by private-equity companies that planned or implemented initial and secondary public offerings.

Mr. Gullickson has held positions most recently as Vice President, Treasurer, and Principal Financial and Accounting Officer of Hyperdynamics Corporation (OTC QX "HDYN"), Chief Financial Officer of the Southern Ute Indian Tribe (a domestic sovereign nation with over $5,000,000,000 in assets and $300,000,000 of Tribe issued bonds that are "AAA" rated by Fitch and Moody's), CFO of Greenfields Petroleum Corporation (TSX Venture: "GNF") operating offshore, Caspian Sea oil and gas properties in Baku, Afghanistan, and similar companies.

Mr. Gullickson started his accounting career in the audit group of Ernst & Young, LLP and is a Certified Public Accountant. He holds two degrees from the University of Texas in Austin: a B.A. degree in Economics, and a Master of Professional Accounting degree.

G. Free And Clear of Liens, Claims and Encumbrances.

On the Effective Debtor the assets of the Debtor's Bankruptcy Estate shall revert to the Reorganized Debtor free and clear of all liens, claims and encumbrances, except as specifically noted in the Mediated Settlement Agreement.

VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

The occurrence of each of the following events shall be a separate condition to the Effective Date, which conditions may be waived, in whole or in part, by agreement of the Debtor and the Committee, in writing, at any time without notice, or by an order of the Bankruptcy Court.

A. Entry of Confirmation Order

The Confirmation Order shall have been signed by the Court and duly entered on the Court's docket in form and substance acceptable to the Debtor, and shall include, among other things, findings of fact and/or conclusions of law that:

1. approve the terms of the Plan, as it may be amended or modified, and all other agreements contemplated by the Plan;

2. reserve the jurisdiction of the Bankruptcy Court in accordance with Article XIII, below; and

3. provide, pursuant to § 1125(e), that persons who have solicited acceptances or rejections of the Plan have acted in good faith and in compliance with the provisions and are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan.

B. Finality of Confirmation Order; Waiver

The Confirmation Order, in form and substance satisfactory to Debtor and Reorganized Debtor shall either have become a Final Order, or such condition shall have been waived by an agreement of the Debtor and the Reorganized Debtor.

C. The 9019 Motion

Lerner and the Debtor shall have filed on February 15, 2021, the 9019 Motion, and the Court shall have entered the 9019 Order, which shall have become a Final Order.

D. The Plan Contribution

J.D. McGraw shall have made the $260,000 Plan Contribution and the $500,000 deposit to provide for Initial Payment to Lerner in accordance with the Plan.

IX. PRESERVATION OF RETAINED CLAIMS AND VESTING

Vesting. The Bankruptcy Estate shall be closed upon the Effective Date, and, simultaneously, the assets of the Bankruptcy Estate, to the fullest extent possible under the law, shall revert to and be vested in the Reorganized Debtor free and clear of liens, claims and encumbrances, except with respect to the pledge of security under the Security Agreement, as that term is defined in the Mediated Settlement Agreement, as well as the Class 3 Plan Notes, which shall continue to be obligations of the Reorganized Debtor until paid in full in accordance with their terms.

Retention and Enforcement of Causes of Action. Except as otherwise provided in the Plan, all causes of action that the Debtor and its estates may hold against any person or entity shall revert to, and be owned by, the Reorganized Debtor. Upon the Effective Date the Adversaries shall be dismissed with prejudice.

Any and all Retained Claims shall survive entry of the Confirmation Order for the benefit of the Reorganized Debtor.

Settlement of Retained Claims and Objections to Claims. After the Effective Date, the Reorganized Debtor shall be authorized to settle and compromise any and all Retained Claims and file, prosecute and settle any objections to Claims, by filing a notice of settlement with the Bankruptcy Court and the applicable settlement entered into between the Reorganized Debtor and a defendant or holder of a claim (a "***Settlement Notice***").

X. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Under § 365, the Debtor has the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If the Debtor rejects an executory contract or unexpired lease that was entered into before the Filing Date, it will be treated as if it had been breached on the date immediately preceding the Filing Date, and the other party to the agreement may assert a General Unsecured Claim in Class 1 or 2 for damages incurred as a result of the

rejection. In the case of rejection of employment agreements and real property leases, damages are subject to certain limitations imposed by applicable sections of the Bankruptcy Code. Debtor is unaware of any contracts that need to be rejected under the Plan.

The Plan constitutes a motion to reject any executory contracts to which the Debtor is a party listed on Amended Bankruptcy Schedule G and not otherwise assumed or subject to a pending assumption motion or rejected pursuant to a Final Order. If the rejection by the Debtor pursuant to the Plan or otherwise of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely proof of Claim or a proof of Claim that is deemed to be filed timely under applicable law, then such Claim will be forever barred and unenforceable against the Debtor and the Reorganized Debtor, unless a proof of Claim is filed with the clerk of the Court and served on counsel for the Proponents within thirty (30) days after entry the Confirmation Order.

Furthermore, any licensee of intellectual property shall retain all of its rights even if the agreement is rejected as provided in Section 365 of the Bankruptcy Code, unless such license is otherwise avoidable in bankruptcy or subject to being set aside under non-bankruptcy law.

The Lerner and Barrett Employment Agreements and any claims against the Debtor's Estate arising from or related thereto have been settled and compromised pursuant to the Mediated Settlement Agreement, and such employment agreements shall no longer be enforceable against the Reorganized Debtor. The full agreement between the DebtorParties and the Lerner Parties with regard to these agreements is contained within the Mediated Settlement Agreement.

XI. MODIFICATIONS AND AMENDMENTS

The Proponent may alter, amend, or modify the Plan or any Exhibits thereto under § 1127(a) at any time prior to the Confirmation Date. After the Confirmation Date and prior to the Effective Date, the Debtor may, under § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure approved with respect to the DS/Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or Equity Interests under the Plan; provided, however that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

XII. RETENTION OF JURISDICTION

Under 11 U.S.C. §§ 105(a) and 1142, and notwithstanding entry of the Confirmation Order and passage of the Consummation Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim or Priority Claim or the resolution of any objections to the allowance or priority of Claims or Interest;

B. Hear and determine all applications for compensation and reimbursement of expenses of Administrative Claims or Priority Claims;

C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, including, if necessary, the Reorganization or allowance of any Claims arising therefrom;

D. Effectuate performance of and payments under the provisions of the Plan;

E. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan, and all contracts, instruments, releases, and other agreements or documents created in connection with the DS/Plan or the Confirmation Order;

F. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

G. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

H. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

I. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J. Hear and determine any matters arising in connection with or relating to the DS/Plan, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the DS/Plan or the Confirmation Order;

K. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Debtor's Bankruptcy Case;

L. Hear and determine matters concerning state, local, and federal taxes in accordance with §§ 346, 505, and 1146;

M. Hear and determine all matters related to the property of the Debtor's Bankruptcy Estate from and after the Consummation Date;

N. Hear and determine such other matters as may be provided in the Confirmation Order and as may be authorized under the provisions of the Bankruptcy Code; and

O. Enter a final decree closing the Debtor's Bankruptcy Case.

XIII. EFFECTS OF CONFIRMATION, RELEASES, INJUNCTIONS, EXCULPATIONS AND INJUNCTIONS.

A. Settlement, Compromise, and Release of Claims and Interests

The DS/Plan proposes to release the Debtor, the Reorganized Debtor and the Plan Deposit Party, J.D. McGraw, and to exculpate the Exculpated Parties. The Plan Proponents will show at the Confirmation Hearing that such releases are appropriate and may be approved by the Court utilizing the following five-part test: (1) an identity of interest between the debtor and the third party, such that a suit against the non-debtor is, in essence, a suit against the debtor or will deplete assets of the estate; (2) substantial contribution by the non-debtor of assets to the reorganization; (3) the essential nature of the injunction to the eorganization to the extent that, without the injunction, there is little likelihood of success; (4) an agreement by a substantial majority of creditors to support the injunction, specifically if the impacted class or classes "overwhelmingly" votes to accept the plan; and (4) provision in the plan for payment of all or substantially all of the claims of the class or classes affected. *In re Millennium Lab Holdings II, LLC,* 575 B.R. 252, 263–71 (Bankr. D. Del.2017), aff'd sub nom., 591 B.R. 559, 2018 WL 4521941 (D. Del. Sept. 21, 2018).

The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtor's restructuring through efforts to negotiate and implement the DS/Plan, which will maximize and preserve the going-concern value of the Reorganized Debtor for the benefit of all parties in interest. Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release, exculpation and injunctive provisions set forth below.

Debtor believes that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite legal standards promulgated by the United States Court of Appeals for the Fifth Circuit. Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part below.

B. Release of the Debtor

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Releasing Party is deemed to have released and discharged the Debtor and the Reorganized Debtor, and their respective directors, officers, agents, predecessors, successors and assigns of and from any and all Causes of Action and Claims, including any and all Derivative, Causes of Action and Claims, that relate to or concern any of the following:

(i) the Debtor's restructuring efforts, or the formulation, preparation, dissemination, negotiation, or Filing of the DS/Plan;

(ii) the restructuring transaction contemplated in the DS/Plan, or any contract, instrument, release, or other agreement or document created or entered into pursuant to the DS/Plan;

(iii) the Chapter 11 Case, the DS/Plan, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the DS/Plan, including the cancellation, issuance or distribution of Securities pursuant to the DS/Plan;

(iv) any other Cause of Action or Claim concerning any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of the Reorganized Debtor or any other Entity under the DS/Plan, any or any document, instrument, or agreement executed to implement the DS/Plan.

C. Third Party Release of Plan Deposit Party

As of the Effective Date, each Releasing Party is deemed to have released and discharged the Plan Deposit Party of and from any and all Causes of Action and Claims, including any Derivative Claims, Causes of Action and Claims, that relate to or concern any of the following:

(i) the Debtor's restructuring efforts, or the formulation, preparation, dissemination, negotiation, or Filing of the DS/Plan;

(ii) the restructuring transaction contemplated in the DS/Plan, or any contract, instrument, release, or other agreement or document created or entered into pursuant to the DS/Plan;

(iii) the Chapter 11 Case, the DS/Plan, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the DS/Plan, including the cancellation, issuance or distribution of Securities pursuant to the DS/Plan;

(iv) any other Cause of Action or Claim concerning any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of the Reorganized Debtor or any other Entity

under the DS/Plan, any or any document, instrument, or agreement executed to implement the DS/Plan.

D. Exculpation

Except as otherwise specifically provided in the DS/Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released, discharged and exculpated from, any liability to any holder of a Cause of Action, Claim, or Interest for or related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, filing, or consummation of the DS/Plan, any Plan Supplement, or restructuring transaction contemplated in the DS/Plan, contract, instrument, release, or other agreement or document created or entered into in connection with the DS/Plan, any plan supplement, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the DS/Plan, including the cancellation. issuance or distribution of securities pursuant to the DS/Plan, or the distributions under the DS/Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Causes of Action related to any act or omission that is determined by Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the DS/Plan. The Exculpated Parties and other parties set forth above have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the DS/Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

E. Injunction

Except as otherwise expressly provided in the DS/Plan or for obligations issued or required to be paid pursuant to the DS/Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to the DS/Plan, shall be discharged pursuant to the DS/Plan, or are subject to exculpation pursuant to the DS/Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Reorganized Debtor, or the Released Parties or the Exculpated Parties: (i) commencing or continuing in any manner any Cause of Action, action or other proceeding of any kind on account of or in connection with or with respect to any such Causes of Action, claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities, on account of or in connection with or with respect to any such Causes of action, claims or interests; (iv)

asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Causes of Action, claims or interests, unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Cause of Action, claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Cause of Action, claims or interests released, exculpated or settled pursuant to the DS/Plan.

F. Discharge

Except as otherwise provided in the DS/Plan, the occurrence of the Effective Date shall operate as a discharge, pursuant to, and to the full extent of, section 1141(d)(1) of the Bankruptcy Code, effective as of the Effective Date, of any and all Claims against the Debtor that arose at any time prior to the Effective Date. On and after the Effective Date, as to every discharged debt and Claim, the Entity that held such debt or Claim shall be precluded from asserting against the Reorganized Debtor or its property any other or further Claim based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

G. Recoupment

In no event shall any holder of Claims or Interests be entitled to recoup any Claim, right, or Cause of Action of the Debtor, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtor on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

H. Reimbursement of Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the holder of such Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim as no longer contingent.

I. Special Provision Governing Fee Claims and Final Fee Applications

For the avoidance of doubt, the provisions in **Article XIII** hereof shall not waive, affect, limit, restrict, or otherwise modify the right of any party in interest to object to any Fee Claim or final fee application Filed by any Professional in these Chapter 11 Cases.

XIV. MISCELLANEOUS PROVISIONS

Severability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of a party in interest, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may be altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Consummation of Plan. The Confirmation Order shall include (a) a finding by the Bankruptcy Court that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order; and (b) the Bankruptcy Court's authorization for the Proponents to consummate the Plan immediately after entry of the Confirmation Order. Consummation of the Plan shall occur on the Effective Date.

Governing Law. Unless a rule of law or procedure is supplied by federal law, including the Bankruptcy Code and Bankruptcy Rules, (i) the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, and (ii) corporate governance matters shall be governed by the laws of the state of incorporation, without giving effect to the principles of conflicts of law thereof.

XV. CONFIRMATION OF THE PLAN

A. VOTING PROCEDURES AND REQUIREMENTS

The Proponents are providing copies of this Combined Disclosure Statement and Plan and Ballots to all known holders of Impaired Claims who are entitled to vote on the Plan.

Pursuant to the provisions of the Bankruptcy Code, only Classes of Claims against the Debtor that are "Impaired" under the terms and provisions of the Plan and entitled to receive a Distribution thereunder are entitled to vote to accept or reject the Plan. Accordingly, Classes of Claims or Interests that are not Impaired under the terms and provision of the Plan are *not* entitled to vote on the Plan. In addition, Classes of Claims or Interests that are not entitled to a Distribution under the terms and provisions of the Plan are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

Under the Plan, holders of Claims in Class 2, 3, and 4 are, or may be determined to be, Impaired. Classes 2, 3 and 4 are entitled to vote. Class 1 is not Impaired and is deemed to have accepted the Plan. Classes 5 and 6 are Impaired and deemed to reject the Plan. The following voting procedures (the "***Voting Procedures***") have been established with respect to the amount

and classification of Claims and Interests, and the determination of the validity of Ballots submitted, for voting purposes:

Unless otherwise provided below, a claim will be deemed temporarily allowed for voting purposes in an amount equal to (i) if a timely filed proof of claim has not been filed, the amount of such claim as set forth in the schedules of assets and liabilities, filed by the Debtor or (ii) the amount of such claim as set forth in a timely filed proof of claim.

If a claim is deemed allowed in accordance with the Plan, such claim will be allowed for voting purposes in the deemed allowed amount set forth in the Plan.

If a claim has been estimated or otherwise allowed for voting purposes by order of the Court, such claim will be temporarily allowed for voting purposes in the amount so estimated or allowed by the Court.

Ballots that are otherwise validly executed but do not indicate either acceptance or rejection of the Plan will not be counted.

Only Ballots that are timely received with signatures will be counted. Unsigned ballots will not be counted.

Ballots postmarked prior to the Voting Deadline, but received after the Voting Deadline, will be counted.

Ballots that are illegible, or contain insufficient information to permit the identification of the creditor, will not be counted.

If a creditor simultaneously casts inconsistent duplicate ballots, with respect to the same claim, such ballots shall not be counted.

Unless otherwise ordered by the Court, questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of ballots shall be determined by the Bankruptcy Court at the Confirmation Hearing.

IN ORDER TO BE COUNTED, EXCEPT TO THE EXTENT THE DEBTOR SO DETERMINE OR AS PERMITTED BY THE BANKRUPTCY COURT PURSUANT TO BANKRUPTCY RULE 3018, BALLOTS MUST BE SIGNED AND RETURNED SO THAT THEY ARE RECEIVED NO LATER THAN MARCH 5, 2021, AT THE FOLLOWING ADDRESS:

Leonard H. Simon, Esq.
TBN: 18387400; SDOT: 8200
The Riviana Building
2777 Allen Parkway, Suite 800
Houston, Texas 77019
(713) 737-8207 (Direct)
(832) 202-2810 (Direct Fax)
lsimon@pendergraftsimon.com

ATTORNEY IN CHARGE
FOR DEBTOR

BALLOTS WILL BE ACCEPTED BY REGULAR MAIL, FACSIMILE OR EMAIL

As mentioned above, if your Ballot is not signed and returned as described, it will not be counted. If your Ballot is damaged or lost, or if you do not receive a Ballot, you may request a replacement by addressing a written request to Committee's co-counsel at the above address by regular mail, facsimile or email. Please follow the directions contained on the Ballot carefully.

The process of soliciting acceptance of the Plan must be fair and open without outside influence in the form of representations, inducements or duress of any kind. To the extent that you believe solicitation of your vote from any party is being sought outside of the judicially-approved and statutorily-defined disclosure requirements and Voting Procedures, please contact counsel for the Debtor.

B. ACCEPTANCE

Acceptance of the Plan requires that each Impaired Class of Claims or Interests (as classified therein) accepts the Plan, with certain exceptions hereinafter discussed below. Thus, acceptance of the Plan requires acceptance by each of the Impaired Classes.

Classes of Claims and Interests that are Unimpaired under the Plan are deemed to have accepted the Plan. Acceptances of the Plan are being solicited only from those persons who hold Claims or Interests of Impaired Classes.

The Bankruptcy Code defines acceptance of the Plan by a Class of Claims as acceptance by the holders of at least two-thirds (2/3) in dollar amount and a majority in number of Claims of that class, but for that purpose, only those Claims, the holders of which actually vote to accept or reject the Plan, are counted.

C. ACCEPTANCE OR REJECTION OF THE PLAN

Classes Entitled to Vote. Each Impaired Class of Claims or Interests that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan. Ballots shall be cast and tabulated with respect to Claims against and Interests in the Debtor's Bankruptcy Estate. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Class 1 is not Impaired and deemed to have accepted the Plan. Classes 2, 3, and 4 are Impaired and are entitled to vote. Classes 5 and 6 are Impaired and deemed to reject the Plan.

Acceptance or Rejection by Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under § 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan; and (ii) the holders (other than any holder designated under § 1126(e)) of more than one half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. A Class is deemed not to have accepted the Plan if the Plan provides that the Claims or Interests of

such Class do not entitle the holders of Claims or Interests in such Class to receive or retain any property under the Plan on account of such Claim or Interest.

Cramdown. The Debtor may request Confirmation of the Plan, as it may be modified from time to time, under § 1129(b) ("***Cramdown***") if necessary and/or applicable.

D. CONFIRMATION OF THE PLAN

To confirm the Plan, § 1129 requires the Bankruptcy Court to make a series of determinations concerning the Plan, including, without limitation: (i) that the Plan has classified Claims and Interests in a permissible manner; (ii) that the contents of the Plan complies with the technical requirements of the Bankruptcy Code; (iii) that the Debtor has proposed the Plan in good faith; and (iv) that the Debtor has made disclosures concerning the Plan which are adequate and include information concerning all payments made or promised in connection with the Plan and the IronClad Bankruptcy Case. The Debtor believes that all of these conditions have been or will be met with respect to the Plan.

The Bankruptcy Code requires that, unless the Cramdown provisions of the Bankruptcy Code (as discussed below) are utilized, as a condition precedent to confirmation, the Plan be accepted by the requisite votes of each Class of Claims and Interests voting as separate Classes. Therefore, the Bankruptcy Court must find, in order to confirm the Plan, that the Plan has been duly accepted. In addition, the Bankruptcy Court must find that the Plan is feasible and that the Plan is in the "best interests" of all holders of Claims and Interests. Thus, even if holders of Claims were to accept the Plan by the requisite number of votes, the Bankruptcy Court is still required to make independent findings respecting the Plan's feasibility and whether the Plan is in the best interests of holders of Claims and Interests before it can confirm the Plan.

E. THE BEST INTERESTS TEST

Whether or not the Plan is accepted by each Impaired Class of Claims entitled to vote on the Plan, in order to confirm the Plan the Bankruptcy Court must independently determine, pursuant to § 1129(a)(7), that the Plan is in the best interests of each holder of an Impaired Claim or Interest that has not voted to accept the Plan. This requirement is satisfied if the Plan provides each non-accepting holder of a Claim or Interest in such Impaired Class a recovery on account of such holder's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the Distribution each such holder would receive in a Reorganization of the Debtor under Chapter 7. This requirement is commonly referred to as the "Best Interests of Creditors Test." The Plan satisfies this test.

The Plan provides the possibility for a greater recovery to the creditors than such creditors would receive under a liquidation pursuant to chapter 7. The recovery to each creditor with an Allowed Unsecured Claim in Classes 1 and 2 is far greater than such Creditor would receive if the case was liquidated in a Chapter 7 case as of the Effective Date. Debtor's Liquidation Analysis appears on **Exhibit "6"** hereto.

F. FEASIBILITY

The Debtor has provided a Business Plan, which is attached hereto as **Exhibit "7"**.. The projections provided in the Business Plan clearly show that the Reorganized Debtor will be capable of making the payments provided for in the Class 2 Plan Notes. Payments to Class 1 Creditors will be in cash and paid on the Effective Date.

XVI. DISCLAIMERS

The Proponents have No Duty to Update. The statements contained in this Disclosure Statement and Plan are made by the Debtor as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement and Plan after that date does not imply that there has been no change in the information set forth herein since that date. The Proponents have no duty to update this Disclosure Statement and Plan unless otherwise ordered to do so by the Bankruptcy Court.

Source of Information. Counsel for the Debtor has relied on pleadings filed in the Bankruptcy Case and Counsel for Debtor has relied upon information provided by the Debtor in connection with the preparation of this Disclosure Statement and Plan. Although counsel has performed certain limited due diligence in connection with preparing this Disclosure Statement and Plan, no independent verification of the information contained herein has been performed.

No Legal or Tax Advice Provided. The contents of this Disclosure Statement and Plan should not be construed as legal, business or tax advice. Each creditor or holder of an Interest should consult his, her, or its own legal counsel and accountant as to legal, tax and other matters concerning his, her, or its Claim or Interest.

This Disclosure Statement and Plan is not legal advice to you. This Disclosure Statement and Plan may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

No Admission Made. Nothing contained herein shall constitute an admission of any fact or liability by any party (including, without limitation, the Proponents) or be deemed evidence of the tax or other legal effects of the Plan on the Proponents or on holders of Claims or Interests.

No Regulatory Agency Approval. No governmental or other regulatory agency approvals have been obtained as of the date of the mailing of the Plan and Disclosure Statement and Plan.

XVII. CONCLUSION AND RECOMMENDATION

The Debtor and the Reorganized Debtor believe that Confirmation of the Plan is desirable and in the best interests of all holders of Claims and Interests. The Proponents therefore urge you to vote to accept the Plan and to evidence such acceptance by returning the Ballot(s) so they will be received by the Voting Deadline.

Dated: February 15, 2021.

PENDERGRAFT & SIMON

By: /s/ Leonard H. Simon
Leonard H. Simon, Esq.
TBN: 18387400; SDOT: 8200
The Riviana Building
2777 Allen Parkway, Suite 800
Houston, Texas 77019
(713) 737-8207 (Direct)
(832) 202-2810 (Direct Fax)
lsimon@pendergraftsimon.com
ATTORNEY IN CHARGE FOR DEBTOR

/s/ J.D. MCGRAW
J.D. Mcgraw, Chairman and Chief Executive Officer, and Plan Proponent

EXHIBIT "1"

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Table of Contents

Report of Independent Registered Public Accounting Firm, Fruci & Associates II, PLLC	2
Consolidated Balance Sheets as of March 31, 2019 and March 31, 2018	3
Consolidated Statements of Operations for the fiscal years ended March 31, 2019 and March 31, 2018	4
Consolidated Statements of Shareholders' Equity for the fiscal years ended March 31, 2019 and March 31, 2018	5
Consolidated Statements of Cash Flows for the fiscal years ended March 31, 2019 and March 31, 2018	6
Notes to Consolidated Financial Statements	8

FRUCI & ASSOCIATES II
A Professional Limited Liability Company

802 N Washington
Spokane, WA 99201

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of IronClad Encryption Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of IronClad Encryption Corporation ("the Company") as of March 31, 2019 and 2018, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited financial resources, an significant accumulated deficit, and a current working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Fruci & Associates, II, PLLC
Fruci & Associates, II, PLLC

We have served as the Company's auditor since 2011.

Spokane, Washington
July 16, 2019

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Consolidated Balance Sheets

	March 31, 2019	March 31, 2018
Assets		
Current assets:		
Cash and cash equivalents	$ 277,575	$ 448,061
Accounts receivable	-	301,978
Prepaid expenses and deposits	29,900	55,719
Total current assets	307,475	805,758
Other assets		
Patents, net	367,786	170,976
Total other assets	367,786	170,976
Total assets	$ 675,261	$ 976,734
Liabilities and Stockholders' Equity (Deficit)		
Current liabilities:		
Accounts payable	$ 604,149	$ 612,367
Accounts payable, legal fees	382,885	362,598
Accounts payable, related parties	96,506	104,542
Accrued liabilities	237,660	219,057
Accrued liabilities, payroll	1,686,260	700,521
Accrued interest	109,534	39,761
Convertible note payable, 10%, net	82,500	3,362
Convertible note payable, 10%, net	45,500	61,585
Convertible note payable, 12%, net	-	85,698
Convertible note payable, 12%, net	4,000	50,415
Convertible note payable, 10%, net	82,500	6,168
Note payable, 06%	-	25,456
Convertible note payable, 09%, net	39,274	-
Convertible note payable, 09%, net	1,000	-
Convertible note payable, 10%, net	46,318	-
Convertible note payable, 12%, net	103,526	-
Convertible note payable, 10%, net	13,192	-
Convertible note payable, 12%, net	7,120	-
Convertible note payable, 09%, net	21,083	-
Convertible note payable, 10%, net	707	-
Convertible note payable derivative liabilities	2,147,415	234,138
Total current liabilities	5,711,129	2,505,668
Note payable, 8.5%	-	490,000
Total other liabilities	-	490,000
Commitments and contingencies	-	-
Total liabilities	5,711,129	2,995,668
Shareholders' equity:		
Preferred stock, $0.001 par value; 20,000,000 shares authorized, 100 issued	-	-
Common stock, Class A, $0.001 par value, 800,000,000 shares authorized; 140,168,393 and 66,446,701 shares issued and outstanding, respectively	140,168	66,457
Common stock, Class B, $0.001 par value, 1,707,093 shares authorized; 1,538,872 shares issued and outstanding	1,539	1,539
Additional paid-in capital	22,783,591	11,514,917
Common shares of Class A stock to be issued	6,400	101,750
Accumulated deficit	(27,967,566)	(13,703,597)
Total shareholders' equity (deficit)	(5,035,868)	(2,018,934)
Total liabilities and shareholders' equity	$ 675,261	$ 976,734

The accompanying notes are an integral part of these consolidated financial statements.

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Consolidated Statements of Operations

	Years Ended March 31 2019	2018
Revenue	$ 780,211	$ 229,745
Operating expenses:		
Product development costs	1,670,298	1,892,595
Service expenses	604,733	194,422
General, administrative and other operating	2,528,688	2,365,482
Officer and director fees	5,616,582	4,309,945
Investor relations	251,181	1,280,547
Professional fees	218,664	455,599
Amortization	3,789	30
Total operating expenses	10,893,935	10,498,620
Loss from operations	(10,113,724)	(10,268,875)
Other income (expense):		
Interest income	2	30
Interest expense	(1,327,609)	(354,197)
Financing expenses	(666,945)	(212,247)
Early repayment penalty	(51,065)	(386,973)
Loss on issuance of convertible notes with derivatives	(298,537)	-
Loss on revaluations of derivatives	(1,569,018)	(49,190)
Total other income (expense)	(3,913,172)	(1,002,577)
Loss before income taxes	(14,026,896)	(11,271,452)
Income taxes		
Income tax benefit	-	-
Income tax expense	(3,474)	-
Total other income tax benefit (expense)	-	-
Net loss	$ (14,030,370)	$ (11,271,452)
Basic and diluted loss per common share	$ (0.20)	$ (0.17)
Weighted average shares outstanding, basic and diluted	69,302,833	67,630,197

The accompanying notes are an integral part of these consolidated financial statements.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Consolidated Statements of Stockholders' Equity

	Common Stock Class A Shares	Common Stock Class A Amount	Common Stock Class B Shares	Common Stock Class Amount	Paid-in Capital	Subscriptions Receivable or Shares to Issue	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance, March 31, 2017	65,667,862	$ 65,668	1,538,872	$ 1,539	$ 3,102,687	$ (45,710)	$ (2,432,144)	$ 692,040
Stock issued for cash	278,929	289	-	-	127,214	-	-	127,503
Stock issued for debt conversions	60,280	50	-	-	78,450	-	-	78,500
Exercise of stock options	25,000	25	-	-	3,725	-	-	3,750
Stock issued for services	425,000	425	-		1,463,824	101,750	-	1,565,999
Stock options issued: development	-	-	-	-	967,910	-	-	967,910
Stock options issued: g&a	-	-	-		990,464	-	-	990,464
Stock options issued: officers, directors	-	-	-	-	3,612,311	-	-	3,612,311
Stock options issued: investor relations	-	-	-	-	478,086	-	-	478,086
Stock options issued: financing fees	-	-	-	-	287,629	-	-	287,629
Beneficial conversion	-	-	-	-	276,000		-	276,000
Subscriptions receivable	-	-	-	-	-	45,710	-	45,710
Retirement of derivative liability	-	-	-	-	126,578	-	-	126,578
Other	-	-	-	-	39	-	-	39
Net income for period	-	-	-	-	-	-	(11,271,453)	(11,271,453)
Balance, March 31, 2018	66,457,071	$ 66,457	1,538,872	$ 1,539	$ 11,514,917	$ 101,750	$ (13,703,597)	$ (2,018,934)
Stock issued for services, G&A	177,000	177	-	-	225,973	(95,350)	-	130,800
Stock issued for services, financing	100,000	100	-	-	4,500	-	-	4,600
Stock issued for debt conversions	65,819,552	65,821	-	-	615,604	-	-	681,425
Stock options issued: development	-	-	-	-	1,642,735	-	-	1,642,735
Stock options issued: G&A	-	-	-	-	1,993,242	-	-	1,993,242
Stock options issued: officers, directors	-	-	-	-	4,712,264	-	-	4,712,264
Stock option issued: convertible debt	-	-	-	-	53,386	-	-	53,386
Retirement of derivative	-	-	-	-	1,773,987	-	-	1,773,987
Cashless exercise of warrants	7,474,770	7,473	-	-	113,536	-	-	121,009
Exercise of options	140,000	140	-	-	20,860	-	-	21,000
Dividend treatment of convertible note warrants	-	-	-	-	112,587	-	(233,599)	(121,012)
Net income for period	-	-	-	-	-	-	(14,030,370)	(14,030,370)
Balance, March 31, 2019	140,168,393	$ 140,168	1,538,872	$ 1,539	$ 22,783,591	$ 6,400	$ (27,967,566)	$ (5,035,868)

The accompanying notes are an integral part of these consolidated financial statements.

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Consolidated Statements of Cash Flows

Cash flows from operating activities:	Year Ended March 31, 2019	Year Ended March 31, 2018
Net loss:	$ (14,030,370)	$ (11,271,452)
Adjustments to reconcile net loss to net operating cash used:		
Amortization expense	3,789	30
Amortization of notes discount amounts	166,988	42,700
Amortization of loan discount costs, BCF	63,841	194,666
Amortization of loan discount costs, derivative liabilities	942,063	-
Financing fees	666,946	1,845
Loss on revaluations of derivatives	1,569,018	-
Loss on issuance of convertible notes with derivative liabilities	298,537	126,578
Common stock issued for services, product development	-	967,911
Common stock issued for services, general and administrative	13,509	425,000
Common stock issued for services, investor relations	-	517,500
Stock options issued for services, development	1,642,735	-
Stock options issued for services, general and administrative	1,993,242	959,214
Stock options issued for services, officers and directors	4,712,263	3,612,311
Stock options issued for services, investor relations	-	478,086
Stock options issued for services, financing fees	-	287,629
Changes in operating assets and liabilities:		
Decrease (increase) in accounts receivable	301,978	(301,978)
Decrease in prepaid expenses and deposits	25,819	318,373
Increase in accounts payable	96,324	1,213,726
Increase in accrued liabilities	1,004,344	917,577
Increase in accrued interest	129,198	33,395
Net cash used in operating activities	(399,776)	(1,476,889)
Cash flows from investing activities:		
Patent applications	(200,599)	(170,946)
Net cash used in investing activities	(200,599)	(170,946)
Cash flows from financing activities:		
Proceeds from options exercise, issuance of common stock, respectively	21,000	272,789
Proceeds from issuance of convertible notes payable, 10% and 12%, respectively	250,000	78,500
Less transaction costs	(15,000)	(3,500)
Repayment of convertible note payable, 10%	(150,000)	-
Proceeds from issuance of convertible notes payable, 12% and 10%, respectively	115,500	100,000
Less transaction costs	(14,000)	(17,500)
Proceeds from issuance of convertible notes payable, 09% and 10%, respectively	135,000	165,000
Less transaction costs	(8,500)	(12,000)
Proceeds from issuance of convertible notes payable, 09% and 10%, respectively	157,500	82,500
Less transaction costs	(15,000)	(13,500)
Proceeds from issuance of convertible notes payable, 10% and 12%, respectively	107,000	88,000
Less transaction costs	(5,000)	(3,000)
Repayment of convertible notes payable, 12%	(88,000)	-
Proceeds from issuance of convertible note payable, 8.5%, amended	100,000	500,000
Less transaction costs	(2,000)	(10,000)
Repayment of note payable, 8.5%, amended	(600,000)	-
Proceeds from issuance of convertible notes payable, 12%	181,170	53,000
Less transaction costs	(30,824)	(3,000)
Repayment of convertible notes payable, 12%	(53,000)	-
(Repayment) proceeds from note payable, 6.5%	(25,457)	25,457
Proceeds from issuance of convertible notes payable, 10%	107,000	82,500
Less transaction costs	(5,000)	(13,500)
Proceeds from issuance of convertible note payable, 12%	57,750	-
Less transaction costs	(7,750)	-
Proceeds from issuance of convertible note payable, 09%	157,500	-
Less transaction costs	(15,000)	-
Proceeds from issuance of convertible note payable, 10%	86,250	-
Less transaction costs, and other respectively	(11,250)	10,366
Net cash provided by financing activities	429,889	1,382,112
Increase (decrease) in cash and cash equivalents	(170,486)	(265,723)
Cash and cash equivalents at beginning of period	448,061	713,784
Cash and cash equivalents at end of period	$ 277,575	$ 448,061
Supplemental disclosures:		
Interest paid in cash	$ 9,022	$ -
Income taxes paid	$ 1,810	$ -
Common stock issued to retire convertible notes payable, interest and fees	$ 681,425	$ 93,266
Non-cash beneficial conversion rights & derivative liabilities related to convertible notes	$ 1,359,498	$ 297,979

The accompanying notes are an integral part of these consolidated financial statements.

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements

Note 1. Organization, Recent History, and Description of Businesses-Present and Past

Description of Businesses: Present and Past

IronClad Encryption Corporation (formerly Butte Highlands Mining Corporation) is a company developing and licensing cyber software technology to secure data files (stored and at rest) and electronic communications (in motion from electronic transmission over the internet or through telephone systems). Data at rest and in motion are both safeguarded from unauthorized access through the use of dynamic encryption and perpetual authentication.

InterLok Key Management, Inc. (formerly InterLok Key Management, LLC) is the company that initially developed and maintained the patents and was formed in Texas on June 12, 2006 and incorporated ten years later on June 16, 2016.

On January 6, 2017 InterLok entered into a Share Exchange Agreement ("Share Exchange") with Butte Highlands Mining Company. Under the terms of the agreement, the shareholders of InterLok Key Management, Inc. exchanged all 56,655,891 outstanding shares of InterLok's common stock for 56,655,891 shares of Class A common stock of Butte Highlands Mining Company.

The Share Exchange was treated as a "reverse merger" with InterLok Key Management, Inc. which is deemed—for accounting recognition purposes—as the accounting acquirer and Butte Highlands Mining Company deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed a recapitalization and the consolidated financial statements represent the substantive continuation of the operations and thus the prior year financial statements of operations are the operating results of its subsidiary InterLok Key Management, Inc., while the capital structure (in terms of authorized preferred and common stock) of its parent Butte Highlands Mining Company remains intact.

Subsequently, the company was renamed IronClad Encryption Corporation to better identify with IronClad's products and services.

IronClad Encryption Corporation is a next-generation cyber defense company that secures digital assets and communications across a wide range of industries and technologies. IronClad Encryption-powered solutions use our patented Dynamic Encryption and Perpetual Authentication technologies to make all known key-based encryption technologies virtually impossible to compromise. Dynamic Encryption Technology eliminates vulnerabilities caused by exposure of any single encryption key by continuously changing encryption keys and keeping the keys synchronized in a fault-tolerant manner.

Perpetual Authentication Technology uses multiple virtual channels for encryption so that in the event one channel is compromised, the other channels maintain encryption integrity. Together, these technologies not only eliminate the single point of failure problem created by having keys exposed through brute force, side channel, or other types of attack, but do so with very low latency and system performance overhead. Developers, MSPs, MSSPs and IT organizations can now easily and effectively integrate ultra-secure authentication and encryption measures across essentially all mediums. This includes the latest processors and operating systems, legacy hardware and software, within or between networks, and on compartmentalized data or entire databases.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

History and Reverse Merger in January of 2017

The "Company" is the term used in these statements and notes to refer to the entity originally incorporated in the State of Delaware in 1929. The registered name of the Company until early in 2017 was Butte Highlands Mining Company ("Butte").

Butte was formed to explore and mine primarily for gold in the Butte Highlands' "Only Chance" mine, south of Butte, Montana. Butte ceased operating as a mining company in 1942. The Company was reorganized in October 1996 for the purpose of acquiring and developing additional mineral properties. At the time of the 1996 reorganization, stockholders representing approximately 76% of the outstanding capital stock could not be located. In order to obtain the quorum necessary for the special meetings of shareholders to authorize the reorganization, Butte obtained an order from the Superior Court of Spokane County, Washington appointing a trustee for the benefit of those stockholders who could not be located.

By May 17, 2007, eleven years after the reorganization and very limited results from its mining activities, the Company had disposed of all of its historical mineral properties or mining claims and eventually became a "shell company" under the rules of the Securities and Exchange Commission ("SEC").

In 2009, Butte registered under the Securities Exchange Act of 1934, as amended, for the purpose of becoming a reporting company. The Company's common stock then became listed on the OTCBB, but in time the Company also listed its common stock to trade on the OTC QB electronic market, one of the OTC Markets Group over-the-counter markets, where the Company's common stock is listed.

Then, following ten years of being a shell company with only nominal activity and limited cash or other assets, the business focus of Butte changed early in 2017. Most notably the Company raised significant capital to implement its new business and financial plans to further develop the licensing and commercial use of its patented encryption software. The change caused Butte to lose its previous shell company status.

The Company also changed its state of incorporation to Nevada and its name to IronClad Encryption Corporation ("IronClad") and changed the stock symbol from BTHI to IRNC to more appropriately reflect the fundamental change of its business to developing cyber encryption technology and away from its historical mining activities. On October 16, 2017, the Company redomiciled in Delaware from Nevada and adopted a certificate of incorporation and bylaws as a Delaware corporation. The terms "Company", "IronClad" and "Butte" all refer to the same individual corporate entity, but the uses of the IronClad and Butte names are used to refer to different eras of the Company's long history. The historical eras generally coincide with the changes in business focus before and after the first weeks of 2017.

The business changes are a result of a common stock exchange transaction, accounted for as a "reverse merger", between Butte and the owners of InterLok Key Management, Inc. ("InterLok"; at the time an independent and privately-held Texas corporation) whereby InterLok became a wholly-owned subsidiary of Butte. Butte issued shares of its common stock in exchange for acquiring all of the common stock of InterLok. Through December 31, 2017, InterLok was the only subsidiary of the Company and InterLok's patents and line of business now are the main basis of the business of the Company on a consolidated basis. During the year ended March 31, 2018, the Company incorporated a new wholly owned subsidiary IronClad Pipeline IC, Inc. ("Pipeline").

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of IronClad and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The above consolidated financial statements have been prepared in accordance with generally accepted accounting principles.

Note 2. Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company's consolidated financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative operating losses since inception. As of March 31, 2019, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations. As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $27,967,566. The Company's working capital deficit is $5,403,654 (current assets minus current liabilities; current liabilities in this case being greater than current assets).

Achievement of the Company's objectives will depend on its ability to obtain additional financing, to generate revenue from current and planned business operations, and to effectively manage product and software development, operating and capital costs. The Company is in a development stage and has generated no operating revenue, profits or positive cash flows from operations.

The Company plans to fund its future operations by potential sales of its common stock or by issuing debt securities. However, there is no assurance that IronClad will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists. The financial statements do not include adjustments relating to the recoverability of recorded assets nor the implication of associated bankruptcy costs should IronClad be unable to continue as a going concern.

Revenue Recognition and Trade Accounts Receivable

The Company recognizes revenue in accordance with *ASC 606 — Revenue From Contracts With Customers*. We recognize revenue when we have identified a contract with a customer, identify the performance obligations in the contract, determine the transaction prices, when we allocate the transaction prices to the performance obligation in the contract and we recognize revenue when or as the Company satisfies the performance in the contract. Revenues for the years ended March 31, 2019 and 2018 were recognized as services were performed and invoiced to the customer based on the standard hourly rates agreed to in the terms of the contract.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

We record trade accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts, if any, to reflect any loss anticipated on the trade accounts receivable balances and charged to the provision for doubtful accounts.

Earnings (Losses) Per Share

Basic earnings per share are computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the year. Fully-diluted earnings per share is computed by dividing net income (loss) by the sum of the weighted-average number of common shares outstanding and the additional common shares that would have been outstanding if potential common shares had been issued. Potential common shares are not included in the computation of fully diluted earnings per share if their effect is anti-dilutive.

Cash Equivalents

The Company considers cash, certificates of deposit, and debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Fair Value Measures

The Company's financial instruments, as defined by the Financial Accounting Standards Board's Accounting Standards Codification ("ASC") 825-10-50 *Financial Instruments—Overall* (and subtopics), include cash, receivables, accounts payable and accrued liabilities. All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates their fair values at March 31, 2019and March 31, 2018

The standards under ASC 820 *Fair Value Measurement* define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles, and expand disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

- Level 1. Observable inputs such as quoted prices in active markets;
- Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
- Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

At March 31, 2019 and 2018 the Company did not have any assets measured at fair value other than cash and deposits. At March 31, 2019 and 2018 the Company had conversion features embedded in its convertible notes payable. The fair value measurement of those derivatives, using a Binomial valuation model, was $2,147,415 at March 31, 2019 and $234,138 at March 31, 2018 and is reported as derivative liability on the balance sheet.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 *Income Taxes – Recognition.* Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis amounts of assets and liabilities and their financial reporting amounts at each period-end. A valuation allowance is recorded against deferred tax asset

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amounts if management does not believe the Company has met the "more likely than not" standard imposed by ASC 740-10-25-5 to allow recognition of such an asset. See Note 10.

Capitalization of Patent and Trademark Costs

The Company capitalizes its legal, patent agent and related filing fees and costs associated with the patents it holds and is developing. The amounts are carried as an intangible asset in the financial statements. The costs of the patents or trademarks are amortized ratably (expensed) over the expected useful technological or economic life of the individual assets, which the Company has determined to be ten years. The legal life of a patent is typically about 20 years. See Note 3.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified to provide greater line item detail for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. This change in classification has no effect on previously reported cash flows in the Condensed Consolidated Statement of Cash Flows and had no effect on the previously reported Condensed Consolidated Statements of Operations for any period.

New Accounting Requirements and Disclosures

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

FASB issued standard *ASU 2018-07 — Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting* related to changes in stock compensation. IronClad has early adopted this new standard in the current period and recognition of expenses for outstanding options were re-evaluated for compliance and will be recognized on a straight line basis through final vesting of the respective options.

FASB issued standard *ASU 2017-11 — Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception.* IronClad has early adopted this new standard in the current period and recognition of warrants with down round features were re-evaluated for compliance and an increase in valuation of $233,598 was recognized as a reduction in retained earnings.

FASB issued *ASU No. 2016-02, Leases*, which establishes a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and, (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than twelve months. The standard is effective for calendar years beginning after December 15, 2018; no material impact is expected from adoption of this standard.

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Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses at the balance sheet date and for the period then ended. We believe our estimates and assumptions are reasonable; however, such estimates and assumptions are subject to a number of risks and uncertainties that may cause actual results to differ materially from such estimates. Significant estimates and assumptions underlying these financial statements include:

- estimates in the calculation of share-based compensation expense,
- estimates in the value of our warrants derivative liability,
- estimates made in our income tax calculations, and
- estimates in the assessment of possible litigation claims against the company.

We are subject to claims and liabilities that arise in the ordinary course of business. We accrue for losses when such losses are considered probable and the amounts can be reasonably estimated.

Note 3. Patents

Patents and trademarks are as follows:

	March 31, 2019	March 31, 2018
Patents and trademarks under development	$ 217,744	$ 170,946
Patents issued	153,801	398
Less accumulated amortization	(3,759)	(368)
	150,042	30
Patents, net	$ 367,786	$ 170,976

Amortization expense for intangible assets during the year ended March 31, 2019 and March 31, 2018 was $3,759 and $30, respectively. Costs at March 31, 2019 totaling $367,786 are for $217,744 for new patents and trademarks under development (but as yet not awarded) and for $153,801 for new patents issued in December 2018 and January 2019. The patents and trademarks under development will not be amortized until formally issued. To the extent that a patent or trademark is not ultimately awarded the associated costs will be expensed accordingly at the time such an outcome is apparent.

IronClad filed fourteen patent applications during the years ended March 31, 2019 and March 31, 2018. These pending patents expand upon the initial scope of the original "seminal" patents and provide up to twenty additional years of enforceable intellectual property rights regarding authentication, validation, and encryption for all electronic transmissions associated devices. IronClad's current and original patent portfolio included three issued and granted US patents. Each of the three original patents has expired and was written off at September 30, 2018.

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IronClad was recently granted seven patents from the United States Patent and Trademark Office ("USPTO") from its fourteen recent patent filings, and the remaining seven now continue under routine, formal examination and review. Based on previous process and timing, IronClad expects to have the remaining seven patents granted during 2019. International patent protection has also been filed for all fourteen of these granted and pending patents.

Note 4. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. At March 31, 2019 and March 31, 2018 the Company had $0 and $37,907 on deposit in excess of the FDIC insured limit, respectively.

The Company did have a nominal exposure to a concentration of credit risk: all of our revenue was from one customer. However, we viewed the risk was limited because of the financial strength and liquidity of the multi-billion dollar energy customer that has operated profitably for more than a century.

Note 5. Notes Payable

2017 Convertible Note 12%

On June 26, 2017 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $78,500 with the intent of meeting certain conditions precedent to closing and funding on or before July 7, 2017. The closing conditions were met prior to that date and the convertible note payable was closed and funded on July 6, 2017. The Company received cash proceeds of $75,000 net of transaction costs of $3,500. The $3,500 was recorded as a discount amount on the note payable and was amortized as interest expenses over the life of the note. $3,500 was amortized during the year ended March 31, 2018; accrued interest payable at March 31, 2018 was zero.

The note matures on March 30, 2018 and interest costs accrue on the unpaid principal balance at 12% annually until March 30, 2018, and after that if not paid at maturity interest accrues annually at 22% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time during the period beginning on the date which is one hundred and eighty days following the date of the note (dated June 26, 2017) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a variable conversion price which is 65% of a market price defined to be the lowest one day closing bid price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company will keep available authorized shares reserved, initially 289,846 shares, but in any event authorized shares equal to six times the number of shares that would be issuable upon full conversion of the note from time to time.

The conversion feature of the note represented an embedded derivative. The derivative value at December 23, 2017 was determined using a Black-Scholes valuation model. Accounting recognition of $126,578 for the fair value of the derivative liability, $73,272 (net of $4,116 of amortization) was recorded as a contra liability to the original $78,500 recorded liability of the underlying convertible note, and a $49,190 loss was recognized as a fair valuation adjustment to earnings.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

Between January 10, 2018 and January 28, 2018, the note holder exercised its rights under the conversion provisions and through operation of the five conversion elections was issued, in total, 50,322 shares of stock which effectively repaid the loan balance. $73,272 was recorded as a gain on conversion during the year ended March 31, 2019

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2017	$78,500			
1/10/2018	$63,500	$(15,000)	8,242	$1.82
1/12/2018	$43,500	$(20,000)	10,989	$1.82
1/18/2018	$28,500	$(15,000)	8,242	$1.82
1/23/2018	$13,500	$(15,000)	9,819	$1.53
1/25/2018	$ —	$(13,500)	13,030	$1.40
		Total	50,322	

Commitment Note and Convertible Note

On August 24, 2017, IronClad entered into an Investment Agreement to establish an equity line of funding for the potential future issuance and purchase of IronClad's shares of Class A common stock. See Note 7.

As consideration for its commitment to purchase shares of IronClad's Class A common stock pursuant to the Investment Agreement, IronClad issued to the counterparty of the agreement a seven-month 10% convertible promissory note (the "Commitment Note") in the principal amount of $100,000. The Commitment Note matured on March 24, 2018. The Commitment Note is convertible into shares of IronClad's Class A common stock at the fixed price of $3.25 per share; provided, however, that at any time and from time to time after a default occurs solely due to the fact the Commitment Note is not retired on or before the maturity date, all or any part of the Commitment Note is convertible into shares of Class A common stock of the Company at a per share price equal to the lower of: (a) $3.25 or (b) 65% of the average of the two lowest per share trading prices of the Class A common stock during the twenty consecutive trading days prior to the conversion date.

The Commitment Note is included as a financing fee expense at the date of the transaction. The Commitment Note was to finance the $100,000 cost of the commitment fee to the counterparty of the Investment Agreement and is accordingly included in the financing fee expenses for the period ended September 30, 2017. The amount of the commitment fee could be reduced by $35,000 or $17,500 if a registration statement registering the shares that would be issued under the equity line becomes effective within 90 or 135 days, respectively, of August 24, 2017. The registration statement was declared effective on December 18, 2017 a period less than 135 days (but more than 90 days) after August 24, 2017. Consequently, the principal balance of the commitment fee was reduced by $17,500 and $100,000 of financing fee expenses originally recognized in the three-month period ended September 30, 2017 were adjusted to reflect a lower $82,500 financing fee expense.

During the year ended March 31, 2019, $15,692 of regular interest and $79,138 of derivative liability was expensed. During the year ended March 31, 2018, $10,810 of regular interest was expensed.

On August 24, 2017, in connection with the entry into the Investment Agreement, IronClad also issued a 10% convertible note (the "Convertible Note") in an aggregate principal amount of $330,000 with a 10% original issue discount ("OID"). The initial consideration in the amount of $165,000 was funded on August 24, 2017. The Company received net proceeds of $150,000 (which represents the deduction of the 10% original issue

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

discount for the note holder's due diligence and legal fees). The Company may make additional borrowings in such amounts and at such dates as the note holder may choose in its sole discretion. The balance of individual borrowings matures seven months from its funding date.

The Convertible Note also has an embedded beneficial conversion feature ("BCF") based on a stated conversion price of $1.00 per share. The market price of a share of IronClad's common stock at the time of the first borrowing under the note was $3.50 thus establishing an intrinsic value of $2.50 on that date.

The Company received the first borrowing for $165,000 under the Convertible Note on August 24, 2017 and net cash proceeds of $150,000 were received after deducting for the original issue discount and lender transaction costs of $15,000. An additional $12,000 of costs was incurred by IronClad directly relating to the note. Both the $15,000 and the $12,000 are recorded as discount amounts on the $165,000 note payable and are amortized as interest expenses over the life of the borrowing. The maturity date of this borrowing under the note is seven months from its funding date which is March 24, 2018.

Between March 26, 2018 and February 25, 2019, the note holder exercised its rights under the conversion provisions and through operation of seven conversion elections was issued, in total, 4,588,586 shares of stock which effectively repaid the loan balance. Additionally, between March 14, 2019 and March 28, 2019, the note holder elected to convert approximately $37,698 of accrued interest into 7,683,614 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2017	165,000			
3/26/2018	$ 155,000	$(10,000)	9,958	$ 1.00425
06/01/18	$ 135,000	$(20,000)	32,219	$ 0.62
07/17/2018	$ 115,000	$(20,000)	61,538	$ 0.325
8/23/2018	$ 105,000	$(10,000)	73,260	$ 0.1365
09/14/18	$ 85,000	$(20,000)	236,686	$ 0.0845
02/06/19	$ 45,000	$(40,000)	2,051,282	$ 0.0195
02/25/19	$ -	$(45,000)	2,123,643	$ 0.02119
		Total	4,588,586	

The valuation of the BCF related to the $165,000 borrowing on the Convertible Note and with an intrinsic value of $2.50 per share (based on a $3.50 closing price less the $1.00 per share conversion price) is approximately $424,407 using a Black-Scholes valuation model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the beneficial conversion feature formally recorded is $138,000 ($165,000 net of $27,000) and will be amortized as interest expense over the life of the loan.

On March 24, 2018 both the Commitment Note ($100,000 contractually reduced to $82,500 in 2017) and the first tranche of the 10% Convertible Note for $165,000 (less the $10,000 conversion in late March) reached their maturity dates and, except for a $10,000 conversion by Tangiers on the Convertible Note, were not repaid in cash. Consequently both notes were in "maturity date default" and, pursuant to the terms of the loans, were convertible at the lesser of $3.25 for the Commitment Note, and $1.00 for $165,000 note or 65% of the average lowest two trades for the prior 20 days, resulting in an initial recognition for derivative treatments for both notes.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

The valuation of the derivative liability related to the $82,500 borrowing on the Convertible Note and with an intrinsic value of $0.70 per share (based on a $1.67 closing price less the $0.97 per share present value of the conversion price) is approximately $79,138 using a Black-Scholes valuation model. That amount is recorded as a new contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. This results in a net liability value of $3,362. The amount will be amortized as interest expense over an estimated "remaining" three month life of the already matured loan.

The valuation of the derivative liability related to the $165,000 (reduced to $155,000) borrowing on the Convertible Note and with an intrinsic value of $0.70 per share (based on a $1.67 closing price less the $0.97 per share present value of the conversion price) is approximately $158,276 using a Black-Scholes valuation model. That amount is recorded as a new contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. Since the undiscounted (and unconverted) amount of the note is $155,000 the derivative valuation is recorded as $155,000. The amount will be amortized as interest expense over an estimated "remaining" three month life of the already matured loan.

During the year ended March 31, 2019, $21,039 of regular interest and $155,000 of derivative liability was expensed. During the year ended March 31, 2018, $16,500 of regular interest, $27,000 of original issue discount and $138,578 of beneficial conversion was expensed.

On October 23, 2017, a second borrowing of $82,500 under the Convertible Note for $330,000 was closed and funded. The Company received net proceeds of $75,000 after deducting for original issue discount and lender transaction costs of $7,500. An additional $6,000 of costs was incurred by IronClad relating to the Convertible Note. Both the $7,500 and the $6,000 were recorded as discount amounts on the $82,500 note payable and amortized as interest expenses over the life of the borrowing. The maturity date of this borrowing under the Convertible Note was also defined to be seven months from its borrowing date which is May 24, 2018. The market price of a share of IronClad's common stock at the time of funding was $4.40 making the intrinsic value of the derivative $3.40. The valuation of the BCF is estimated to be approximately $289,000 and is capped at $69,000, the otherwise undiscounted amount of the note payable.

Between March 14, 2019 and March 28, 2019, the holder of the note elected to convert $37,000 of principal into 8,024,179 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/18	82,500			
3/14/2019	$77,500	$(5,000)	889,284	$.0056225
03/25/19	$53,500	$(24,000)	5,351,171	$0.004485
03/27/19	$49,500	$(4,000)	891,862	$0.004485
03/28/19	$45,500	$(4,000)	891,862	$0.004485
		Total	8,024,179	

During the year ended March 31, 2019, $16,026 of regular interest, $20,916 of original issue discount, and $57,024 of derivative liability was expensed. During the year ended March 31, 2018, $6,158 of regular interest, $12,136 of original issue discount and $49,449 of derivative liability was expensed.

On March 15, 2018, a third and final borrowing of $82,500 under the Convertible Note for $330,000 was

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closed and funded. The Company received net proceeds of $75,000 after deducting for original issue discount and lender transaction costs of $7,500 and an additional $6,000 of loan closing costs incurred by IronClad. The maturity date of this borrowing under the Convertible Note is also defined to be seven months from its borrowing date which is October 24, 2018. The market price of a share of IronClad's common stock at the time of funding was $1.85 making the intrinsic value of the derivative $0.85.

The valuation of the BCF related to the $82,500 borrowing on the Convertible Note and with an intrinsic value of $0.85 per share (based on a $1.85 closing price less the $1.00 per share conversion price) is approximately $109,861 using a Black-Scholes valuation model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the beneficial conversion feature formally recorded is $69,000 ($82,500 net of $13,500) and will be amortized as interest expense over the life of the loan.

During the year ended March 31, 2019, $20,606 of regular interest, $12,491 of original issue discount, $63,841 of beneficial conversion and $20,064 of derivative liability was expensed. During the year ended March 31, 2018, $620 of regular interest, $1,009 of original issue discount and $5,159 of beneficial conversion was expensed.

2018 Convertible Notes, 12%

On January 25, 2018 IronClad entered into a Securities Purchase Agreement to issue a new 12% convertible note payable for an aggregate principal amount of $88,000. The Company received cash proceeds of $85,000 net of transaction costs of $3,000. The $3,000 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The general terms of the note, except for the principal amount borrowed, are identical to the initial 12% Convertible note entered into in 2017 and converted earlier in January 2018.

The note matures on October 30, 2018 and interest costs accrue on the unpaid principal balance at 12% annually until October 30, 2018, and after that if not paid at maturity interest accrues annually at 22% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time during the period beginning on the date which is one hundred and eighty days following the date of the note (dated January 25, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a variable conversion price which is 65% of a market price defined to be the lowest one day closing bid price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company would keep available authorized shares reserved, initially 289,846 shares, but in any event authorized shares equal to six times the number of shares that would be issuable upon full conversion of the note from time to time.

During the year ended March 31, 2019, $3,009 of regular interest, $2,302 of original issue discount and $57,990 of derivative liability was expensed. During the year ended March 31, 2018, $1,765 of regular interest and $698 of original issue discount was expensed.

The loan principal plus accrued interest, both totaling $124,268, was repaid on July 14, 2018 and the note was fully retired.

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

On February 27, 2018 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $53,000. The Company received cash proceeds of $50,000 net of transaction costs of $3,000. The $3,000 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The general terms of the note, except for the principal amount borrowed, are identical to the initial 12% Convertible note entered into in 2017 and converted earlier in January 2018.

The note matures on November 03, 2018 and interest costs accrue on the unpaid principal balance at 12% annually until November 30, 2018, and after that if not paid at maturity interest accrues annually at 22% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is one hundred and eighty days following the date of the note (dated February 27, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a variable conversion price which is 65% of a market price defined to be the lowest one day closing bid price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company will keep available authorized shares reserved, initially 289,846 shares, but in any event authorized shares equal to six times the number of shares that would be issuable upon full conversion of the note from time to time.

The conversion feature of the note represents an embedded derivative. Once definitive pricing facts and circumstances are known later in the year regarding the market value of IronClad's common stock at that time, the cost of that derivative will be determined using a Black-Scholes valuation model. At the close of accounting periods subsequent to the initial valuation a redetermination of the derivative valuation will be made using an updated Black-Scholes valuation model. Any gain or loss in the liability value will be recognized as a fair valuation adjustment to earnings. The loan principal plus accrued interest, both totaling $75,620, was repaid on August 21, 2018 and the note was fully retired.

During the year ended March 31, 2019. $2,492 of regular interest, $2,585 of original issue discount and $42,862 of derivative liability was expensed. During the year ended March 31, 2018, $558 of regular interest and $415 of original issue discount was expensed.

Working Capital Loan for Services to New Customer by IronClad Pipeline IC, Inc.

On February 27, 2018, IronClad borrowed $255,000 gross proceeds as an initial advance on a Credit Agreement (the "Agreement") with a lending party. The Agreement, agreed to by both parties on February 1, 2018, enabled the Company, at its sole election, to borrow up to an aggregate amount of $500,000. The outstanding balance of any advances accrues interest at the annual rate of 8.5%. There is a transaction financing fee of 2% for any amount drawn under the facility. Proceeds received net of the transaction fee were $250,000.

On March 21, 2018, IronClad borrowed and additional $245,000 gross proceeds as a second advance under the Agreement. Proceeds received net of the transaction fee were $240,000.

During the period ended June 30, 2018, the Company repaid $100,000 of the principal, and then redrew another $100,000. On June 30, 2018 the Company repaid $25,000.

During the period ended September 30, 2018, the Company repaid all of the outstanding principal balance of the loan, however the accrued interest remains outstanding the amount of $17,816

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

Interest is to be paid annually in cash on March 1, 2019 and 2020. Outstanding interest was not paid at March 1, 2019; the Company is negotiating with the lender to issue common stock in exchange for the accrued amount of interest owed. There is no penalty for any early principal repayments. The Company has pledged 500,000 of its common stock as collateral under the terms of the Agreement. In the event of default by the Company, the lender is entitled to receive one share of Company common stock for every one dollar in principle, interest, penalties, and fees that are owed and outstanding by the Company to Layer 3 Communications.

The Agreement is also supported by a personal $500,000 guarantee from an officer of the Company. IronClad will pay a 5% guarantee fee of $25,000; $10,000 shortly after year end and the remaining $15,000 at such time as the Board of Directors determines the Company has sufficient liquidity to pay the balance owed. The guarantee fee was reviewed and approved by the Compensation Committee of the Board which determined that the 5% fee was an appropriate market-based rate for guarantees of loans of this nature and comparable risk.

Terms of the Agreement specify the use of funds to be limited to only supporting the operations of its new service contract. The terms of the Agreement were amended, effective June 11, 2018, to also permit the use of funds for certain new patent application filings of IronClad.

2018 Financing Note

On March 16, 2018, IronClad purchased several lines of corporate insurance coverage for a set of annual premiums that totaled $30,719. To pay for the coverage, IronClad paid $2,631 down on the coverages and entered into a financing agreement to borrow the $28,087 balance owed for the coverage. Interest on the loan is approximately 6% and the loan is repaid by eleven monthly principal and interest installment payments of $2,631 each. The cost of the insurance is recorded as a prepaid asset and is being amortized monthly over the annual period of the coverages. During the period ended September 30, 2018 this note was repaid in full.

2019 New Loan Agreements including Convertible Notes

On June 26, 2018 IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $250,000. The Company received cash proceeds of $235,000 net of transaction costs of $15,000. The $15,000 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The general terms of the note, except for the principal amount borrowed, are identical to the initial 10% Convertible note entered into in 2017.

The note matures on December 26, 2018 and interest costs accrue on the unpaid principal balance at 10% annually until December 26, 2018, and after that if not paid at maturity interest accrues annually at 24% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time on or following the date of the note and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a fixed conversion price of $1.00, or an alternate variable conversion price, triggered by events such as stock splits, stock dividends or rights offerings which is 70% of a market price defined to be the lowest five day closing bid price for the Company's common stock during the twenty-day trading period ending on the last trading day prior to exercising the conversion right. The Company will keep available authorized shares reserved, initially 3,081,854 shares, but in any event authorized shares equal to five times the number of shares that would be issuable upon full conversion of the note from time to time.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

The conversion feature of the note represents an embedded derivative. A derivative liability with an intrinsic value of $0.03281 was $189,211 using a binomial pricing model and was calculated as a discount to the note. That amount is recorded as a new contra-note payable amount (similar to OID and transactions costs and amounts discussed immediately below), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $26,014 ($250,000 net of $223,986) and will be amortized as interest expense over the life of the loan. The remaining $163,197 is expensed as financing fees.

As a commitment fee for the Note, the Company issued the holder 240,384 shares of common stock to be held in escrow until the Note is repaid. The holder will keep the shares, if the Note is not retired prior to its maturity date. The shares were valued at $165,865 and were recorded as a discount on the note and amortized through repayment of the note on November 1, 2018. Upon repayment of the note the shares were returned and the $165,865 expense was reversed

Included in the share purchase agreement was a common stock purchase warrant issued by the Company to the holder to purchase 62,500 shares of common stock at $3.00 per share, exercisable for four years. The warrants were valued at $43,121 using a Black Scholes option pricing model and were recorded as a discount on the note. The warrants included a down round feature in January 2019.

The warrant included a down round feature that would reduce the exercise price of the warrant, if the Company sold or granted any option to purchase, or sell or grant any right to reprice, or otherwise disposed of or issued common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) at an effective price per share less than the then exercise price. On January 17, 2019, the down round feature was triggered and the exercise price was reduced to $0.0195 and the number of warrants exercisable was increased to 9,615,385. As a result, the original valuation of $43,121 was increased to $164,132 and a reduction to retained earnings was recorded for the difference, similar to a dividend, in the amount of $121,011.

During the year ended March 31, 2019. $8,873 of regular interest, $58,121 of original issue discount, and $26,342 of derivative liability was expensed.

On October 11, 2018 the holder of the note converted $100,000 of the principal into 3,076,923 shares of Class A capital stock. On November 1, 2018 the Company paid off the remaining $150,000 of principal in cash.

On July 11, 2018 IronClad entered into a Securities Purchase Agreement (SPA) to issue a 9% convertible note payable for an aggregate principal amount of $270,000 comprised of the first note ("First Note") being in the amount of $135,000.00, and the remaining note in the amount of $135,000.00, (a "Back End Note"). The Company received cash proceeds of $126,500 from the First Note net of transaction costs of $8,500. The $8,500 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note.

The First Note matures on July 11, 2019 and interest costs accrue on the unpaid principal balance at 9% annually until July 11, 2019, and after that if not paid at maturity interest accrues annually at 24% until the principal amount and all interest accrued and unpaid are paid.

The Back End Note carries the same terms as the First Note, except it may not be repaid, but only converted. The Company is under no obligation to accept the Back End Note, but may do so at its sole discretion, following 180 days from the date of the note (dated July 11, 2018). As part of the SPA, the Holder issued the

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

Company a collateralized secured promissory note in the amount of $131,500 that may be exchanged for cash against the Back End Note. On January 25, 2019, the holder of the note chose to cancel the Back End Note.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated July 11, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a fixed conversion price of $1.00 per share for six months, and thereafter until maturity at a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company will keep available authorized shares reserved, initially 1,730,000 shares, but in any event the number of reserved shares at least equals 400% of the number of shares of Company common stock issuable upon conversion of the Note. During the year ended March 31, 2019 the holder of the note elected to convert $61,425 of principal and accrued interest into common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	135,000			
2/04/2019	$120,000	$(15,000)	808,303	$0.0195
03/01/2019	$111,500	$(8,500)	921,451	$0.00975
03/21/2019	$99,000	$(12,500)	2,876,192	$0.004615
03/29/2019	$77,000	$(22,000)	5,218,503	$0.004485

The valuation of the derivative liability related to the $135,000 borrowing on the First Note and with an intrinsic value of $0.54 per share is approximately $248,386 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $126,500 ($135,000 net of $8,500) and will be amortized as interest expense over the life of the loan. The remaining $121,886 is expensed as financing fees.

During the year ended March 31, 2019, $9,326 of regular interest, $4,029 of original issue discount, and $91,149 of derivative liability was expensed.

On July 17, 2018 (transaction documents were originally dated June 29, but amended for action taken on July 17), IronClad issued a 12% convertible note (the "Convertible Note") to a lender (the "Holder") in an aggregate principal amount of $115,500. The Company received cash proceeds of $101,500 net of transaction costs of $14,000 that included $3,500 for attorneys' fees. The note matures on July 18, 2019. Interest costs accrue on the unpaid principal balance at 12% annually until maturity, and after that if not paid, interest accrues annually at 18% until any unpaid principal amount and unpaid interest accrued are paid.

The Holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is one hundred and eighty days following the date of the note (dated July 18, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest one (1) trading price for the Company's common stock during the fifteen (15) day trading period ending on the last trading day prior to the conversion date. The Company will keep available authorized shares reserved, initially 1,500,000 shares. During the year ended March 31, 2019 the holder of the note elected to convert $111,500 of principal and $4,000 of financing fees into 11,628,751 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	115,500			
01/22/2019	$106,500	$(9,000)	97,371	$0.097565
02/4/2019	$91,500	$(15,000)	794,872	$0.0195
02/12/2019	$77,000	$(14,500)	769,231	$0.0195
02/20/2019	$57,500	$(19,500)	1,025,642	$0.0195
02/28/2019	$42,500	$(15,000)	1,402,715	$0.01105
03/11/2019	$30,000	$(12,500)	2,105,264	$0.006175
03/14/2019	$17,500	$(12,500)	2,312,139	$0.0056225
03/26/2019	$4,000	$(13,500)	3,121,517	$0.004485

The valuation of the derivative liability related to the $115,500 borrowing on the Convertible Note and with an intrinsic value of $0.4751 per share is approximately $187,624 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $101,500 ($115,500 net of $14,000) and will be amortized as interest expense over the life of the loan. The remaining $86,124 is expensed as financing fees.

During the year ended March 31, 2019, $8,470 of regular interest, $14,000 of original issue discount, and $101,500 of derivative liability was expensed.

On July 19, 2018 IronClad entered into a Securities Purchase Agreement (SPA) to issue a 9% convertible note payable for an aggregate principal amount of $315,000 comprised of the first note ("First Note") being in the amount of $157,500.00, and the remaining note in the amount of $157,500.00, (a "Back End Note"). The Company received cash proceeds of $142,500 from the First Note net of transaction costs of $15,000 that included $7,500 for attorneys' fees.

The First Note matures on July 19, 2019 and interest costs accrue on the unpaid principal balance at 9% annually until July 19, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid. The Back End Note carries the same terms as the First Note, except it may not be repaid in cash, but only converted. The Company accepted the Back End Note on March 19, 2019 As part of the SPA, the Holder issued the Company a collateralized secured promissory note in the amount of $150,000 that was exchanged for cash against the Back End Note (discussed below).

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated July 19, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any. The shares to be issued are a function of a fixed conversion price of $1.00 per share for six months, and thereafter until maturity at a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

trading day prior to exercising the conversion right. During the year ended March 31, 2019 the holder of the note elected to convert $156,500 of principal into 18,788,564 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	$157,500			
01/24/2019	$147,500	$(10,000)	80,972	$0.1235
02/04/2019	$132,500	$(15,000)	769,231	$0.0195
02/07/2019	$115,000	$(17,500)	897,436	$0.0195
02/20/2019	$90,000	$(25,000)	1,282,051	$0.0195
02/27/2019	$75,000	$(15,000)	1,357,466	$0.01105
03/07/2019	$60,000	$(15,000)	1,923,077	$0.0078
03/13/2019	$45,000	$(15,000)	2,667,852	$0.0056225
03/25/2019	$35,000	$(10,000)	2,229,654	$0.04485
03/26/2019	$20,937	$(14,063)	3,135,563	$0.004485
03/29/2019	$1,000	$(19,937)	4,445,262	$0.004485

The valuation of the derivative liability related to the $157,500 borrowing on the First Note and with an intrinsic value of $0.5482 per share is approximately $295,227 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $142,500 ($157,500 net of $15,000) and will be amortized as interest expense over the life of the loan. The remaining $152,727 is expensed as financing fees.

During the year ended March 31, 2019, $8,766 of regular interest, $17,096 of original issue discount, and $142,500 of derivative liability was expensed on the First Note,

The Back End Note was accepted on March 14, 2019 and matures on July 19, 2019. Interest costs accrue on the unpaid principal balance at 9% annually until July 19, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid. The Back End Note carries the same terms as the First Note, except it may not be repaid in cash, but only converted

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated March 14, 2019) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any. The shares to be issued are a function of a fixed conversion price of $1.00 per share for six months, and thereafter until maturity at a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right.

The valuation of the derivative liability related to the $157,500 borrowing on the Back End Note and with an intrinsic value of $0.0096 per share is approximately $352,448 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $142,500 ($157,500 net of $15,000) and will be amortized as interest expense over the life of the loan. The remaining $209,948 is expensed as financing fees.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

During the year ended March 31, 2019, $660 of regular interest, $2,008 of original issue discount, and $19,075 of derivative liability was expensed on the Back End Note.

On October 24, 2018 IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $107,000. The Company received cash proceeds of $102,000 net of transaction costs of $5,000. The $5,000 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on July 19, 2019 and interest costs accrue on the unpaid principal balance at 10% annually until October 24, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The Holder of the note is entitled, at any time after cash payment, to convert all or any amount of the principal face amount of the Note then outstanding into shares of the Company's common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period ending on the last trading day prior to the conversion date. The Company will keep available authorized shares reserved, initially 2,993,000 shares.

The valuation of the derivative liability related to the $107,000 borrowing with an intrinsic value of $0.1759 per share is approximately $131,617 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $102,000 ($107,000 net of $5,000) and will be amortized as interest expense over the life of the loan. The remaining $29,617 is expensed as financing fees.

During the year ended March 31, 2019, $4,632 of regular interest, $2,164 of original issue discount, and $44,153 of derivative liability was expensed.

On October 26, 2018 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $181,170. The Company received cash proceeds of $150,346 net of transaction costs of $30,824. The $30,824 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on July 26, 2019 and interest costs accrue on the unpaid principal balance at 12% annually until July 26, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The Holder shall have the right at any time following the 180th calendar day after the issue date (October 26, 2018), and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any, to convert all or any amount of the principal face amount of the Note then outstanding into shares of the Company's common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period ending on the last trading day prior to the conversion date.

The Company will keep available authorized shares reserved, initially 6,500,000 shares. In connection with the issuance of the Note, the Company issued a common stock purchase warrant to the Holder to purchase up to 30,195 shares of the Company's common stock at an exercise price of $3.00 per share with an exercise period of five years. The warrants were valued at $10,265 using a Black Scholes option pricing model and were recorded as a financing expense.

The warrant included a down round feature that would reduce the exercise price of the warrant, if the Company sold or granted any option to purchase, or sell or grant any right to reprice, or otherwise disposed of or

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issued common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) at an effective price per share less than the then exercise price. There were multiple events that triggered the down round provision, the cumulative effect reduced the exercise price to $0.004485 and the number of warrants exercisable was increased to 20,197,324. As a result, the valuation of the warrants increased to $123,067 and a reduction to retained earnings was recorded for the difference, similar to a dividend, in the amount of $112,587.

The valuation of the derivative liability related to the $181,170 borrowing with an intrinsic value of $0.2674 per share is approximately $220,204 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $150,346 ($181,170 net of $30,824) and will be amortized as interest expense over the life of the loan. The remaining $69,858 is expensed as financing fees.

During the year ended March 31, 2019, $9,421 of regular interest, $17,613 of original issue discount, and $85,912 of derivative liability was expensed.

On February 14, 2019 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $57,500. The Company received cash proceeds of $52,500 net of transaction costs of $7,750. The $7,750 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note.

The note matures on February 14, 2020. Interest costs accrue on the unpaid principal balance at 12% annually until maturity, and after that if not paid, interest accrues annually at 18% until any unpaid principal amount and unpaid interest accrued are paid.

The Holder of the note, at its sole election, may convert the note into shares of common stock of Company the six month anniversary of the note, the conversion price shall be equal to 65% of the lowest trading price for the fifteen prior trading days including the day upon which a notice of conversion is received.

The conversion feature of the note represents an embedded derivative. The valuation of the derivative liability related to the $57,750 borrowing on the Convertible Note and with an intrinsic value of $.039 per share is approximately $115,500 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $50,000 ($57,750 net of $7,750) and will be amortized as interest expense over the life of the loan. The remaining $65,500 is expensed as financing fees.

On February 14, 2019 IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $107,000. The Company received cash proceeds of $102,000 net of transaction costs of $5,000. The $5,000 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on February 14, 2020 and interest costs accrue on the unpaid principal balance at 10% annually until February 14, 2020, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The Holder of the note is entitled, at any time after cash payment, to convert all or any amount of the principal face amount of the Note then outstanding into shares of the Company's common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period including the

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day upon which the notice of conversion is received conversion date. The Company will keep available authorized shares reserved, initially 11,551,000 shares.

The valuation of the derivative liability related to the $107,000 borrowing with an intrinsic value of $0.03099 per share is approximately $169,554 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $102,000 ($107,000 net of $5,000) and will be amortized as interest expense over the life of the loan. The remaining $67,554 is expensed as financing fees.

During the year ended March 31, 2019, $1,319 of regular interest, $616 of original issue discount, and $12,575 of derivative liability was expensed.

On March 28, 2019 IronClad entered into a Securities Purchase Agreement (SPA) to issue a 12% convertible note payable for an aggregate principal amount of $172,500 comprised of the first note ("First Note") being in the amount of $86,250, and the remaining note in the amount of $86,250 (a "Back End Note"). The Company received cash proceeds of $75,000 from the First Note net of transaction costs of $11,250 that included $3,750 for attorneys' fees.

The First Note matures on March 28, 2020 and interest costs accrue on the unpaid principal balance at 12% annually until March 28, 2020, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid. The Back End Note carries the same terms as the First Note, except it may not be repaid in cash, but only converted. As part of the SPA, the Holder issued the Company a collateralized secured promissory note in the amount of $ 78,750 that may be exchanged for cash against the Back End Note.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated March 28, 2019) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any. The shares to be issued are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company will keep available authorized shares reserved, initially 130,000,000 shares.

The valuation of the derivative liability related to the $86,250 borrowing with an intrinsic value of $0.009 per share is approximately $112,500 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $75,000 ($86,250 net of $11,250) and will be amortized as interest expense over the life of the loan. The remaining $37,500 is expensed as financing fees.

During the year ended March 31, 2019, $86 of regular interest, $92 of original issue discount, and $615 of derivative liability was expensed.

Note 6. Share Exchange Agreement

On January 6, 2017, the Company entered into a Share Exchange Agreement with InterLok Key Management, Inc. wherein Butte agreed to issue 56,655,891 restricted shares of Butte's common stock in exchange for 100% of the outstanding shares of InterLok Key Management, Inc. common stock. InterLok Key

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Management, Inc. is engaged in the business of developing and licensing its patented key-based encryption methods.

On January 6, 2017, Butte completed its Share Exchange Agreement with the owners of InterLok and issued 56,655,891 restricted shares of Butte's common stock to 29 persons and entities in exchange for all of the outstanding shares of InterLok Key Management, Inc.'s common stock. Immediately following completion of the share exchange agreement, the Company's new board of directors elected, through a series of board resolutions and regulatory filings, to change the Company's name to IronClad Encryption Corporation from Butte, to move the Company to Nevada from Delaware, and to change its stock trading symbol to IRNC from BTHI.

The Share Exchange was treated as a reverse merger with InterLok Key Management, Inc. deemed, for accounting recognition purposes, the accounting acquirer and Butte Highlands Mining Company deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed a recapitalization and the unaudited pro forma consolidated financial statements of operations represent the substantive continuation of the operations and thus the financial statements of InterLok Key Management, Inc., while the capital structure (with respect to authorized, issued and outstanding shares of preferred and common stock) of Butte Highlands Mining Company—now using the name IronClad—remains intact.

Note 7. Common Stock

During the three-month period ended March 31, 2017, i) the Company issued 5,843,954 shares of its Class A common stock at $0.15 per share for cash in the amount of $876,597 ($35,343 of which was only subscribed and still receivable at December 31, 2016), and ii) 75,000 shares at $0.15 per share for investment banking services in the amount of $11,250.

Additionally, i) the three convertible note holders elected to convert their $210,000 of notes into 1,400,000 shares of Class A common stock at $0.15 per share, and ii) 250,000 shares were issued pursuant to the Share Exchange Agreement at $0.03 per share. Also, iii) subscriptions receivable that were outstanding at December 31, 2016 in the amount of $81,481 were collected.

During the three-month period ended June 30, 2017, the Company issued i) 240,333 shares of Class A common stock at $0.15 per share for cash in the amount of $36,050 pursuant to a Section 4(a)2 private placement offering, ii) 25,000 shares at $0.15 per share for the conversion of stock options (see Note 8), and iii) 75,000 shares at $2.90 per share for investment banking services valued at $217,500.

During the three-month period ended September 30, 2017, the Company issued i) 100,000 shares of Class A common stock at $3.49 per share for consulting services in the amount of $349,000 and ii) 37,500 shares at $3.50 per share for investment banking services valued at $131,250.

During the three-month period ended December 31, 2017, the Company issued 157,500 shares of Class A common stock at $4.10 per share to seven parties for consulting services in the amount of $660,750.

On August 24, 2017 IronClad entered into an Investment Agreement for the potential future issuance and purchase of shares of its Class A common stock to establish an equity line of funding to IronClad. The agreement enables IronClad to issue stock to the counterparty of the agreement in exchange for cash amounts under certain defined conditions for the purchase of IronClad's stock. In addition to the equity line, the agreement also included IronClad entering into the Commitment Note in the principal amount of $100,000 to finance the commitment fee of the Investment Agreement and the Convertible Note to borrow up to $330,000 (of

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

which $165,000 was borrowed on August 24, 2017 and a subsequent $82,500 was borrowed on October 23, 2017). See Notes 5 and 14.

On January 24, 2018 IronClad issued, under the terms of the Investment Agreement, 14,331 shares of its Class A stock in exchange for receipts totaling $25,823 ($1.80 per share) from the counterparty of the Investment Agreement. Similarly, on February 16, 2018 24,265 shares were issued in exchange for proceeds of $38,824 ($1.60 per share). On March 26, 2018 9,958 shares of Class A common stock were issued for the conversion of $10,000 of the $165,000 referred to above.

On January 23, 2018, the Company issued 10,000 shares of its Class A common stock at $2.25 per share to two advisors for services in the amount of about $22,500.

On March 13, 2018, the Company approved the issuance of 100,000 shares of its Class A common stock at $1.85 per share to five parties for services in the amount of about $185,000, at March 31, 2018, 55,000 shares were as yet unissued but were issued in the subsequent quarter.

During the period ended March 31, 2018, the Company approved for issue a total of 50,322 shares of Class A common stock, priced between $1.40 and $1.82, for the complete conversion of a convertible note, at March 31, 2018 13,030 were as yet unissued and are disclosed on the balance sheet as Shares to be Issued.

At the March 31, 2018 year end, there were 55,000 shares of Class A common stock that were recorded and reported as "to be issued", those shares were issued during the three month period ended June 30, 2018.

During the three month period ended September 30, 2018, the Company approved for issuance 2,000 shares of Class A common stock priced at $0.45 for services of $900; 140,000 share of Class A common stock for the exercise of stock options priced at $0.15 per share for cash in the amount of $21,000; 61,538 shares of Class A common stock priced at $0.325 for conversion of $20,000 of convertible debt; 73,260 shares of Class A common stock priced at $0.1365 for conversion of $10,000 of convertible debt; 236,686 shares of Class A common stock priced at $0.0845 for conversion of $20,000 of convertible debt.

During the three month period ended December 31, 2018, the Company approved for issuance 50,000 shares of Class A common stock priced at $0.2 for accounts payable of $16,000; 1,210,654 shares of Class A common stock priced at $0.0826 for conversion of $100,000 of convertible debt.

During the three month period ended March 31, 2019, the Company approved for issuance:

- 80,972 shares of Class A common stock priced at $0.1235 for conversion of $10,000 of convertible debt;
- 97,371 shares of Class A common stock priced at $0.0975659 for conversion of $9,000 of convertible debt and $500 of financing fees;
- 100,000 shares of Class A common stock at a price of $0.0975659 for financing fees of $4,600;
- 2,123,643 shares of Class A common stock at a price of $0.2119 for conversion of $45,000 of convertible debt;
- 8,398,048 shares of Class A common stock at a price of $0.0195 for conversion of $162,000 of convertible debt, $1,500 of financing fees and $762 of accrued interest;
- 7,474,770 shares of Class A common stock for a cashless exercise of stock options in the amount of $43,121 and a loss on conversion of $108,806;
- 2,760,181 shares of Class A common stock at a price of $0.01105 for conversion of $30,000 of convertible debt and $500 in financing fees;

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

- 921,451 shares of Class A common stock at a price of $0.00975 for conversion $8,500 of convertible debt, and $484 of financing fees;
- 1,923,077 shares of Class A common stock at a price of $0.0078 for conversion of $15,000 of convertible debt;
- 2,105,264 shares of Class A common stock at a price of $0.006175 for conversion of $12,500 of convertible debt and $500 of financing fees;
- 8,714,984 shares of Class A common stock at a price of $0.0056225 for conversion of $32,500 of convertible debt, $500 of financing fees and $16,000 of accrued interest;
- 2,876,192 shares of Class A common stock at a price of $0.004615 for conversion of $12,500 of convertible debt and $774 of accrued interest;
- 34,204,012 shares of Class A common stock at a price of $0.004485 for conversion of $111,500 of convertible debt, $500 of financing fees and $41,405 of accrued interest. Additionally,
- 240,384 shares of Class A common stock valued at $165,865 that had previously been issued as a discount on convertible debt was reversed.
- At the close of March 31, 2019 there were 20,000 shares valued at $6,400 that were recorded and reported as "to be issued".

Note 8. Share Based Compensation

Equity Incentive Plan

The Board of Directors adopted, and the Company's stockholders subsequently approved, the IronClad Encryption Corporation 2017 Equity Incentive Plan (the "Plan") effective as of January 6, 2017. The purpose of the Plan is to foster and promote the long-term financial success of the Company and thereby increase stockholder value. The Plan provides for the award of equity incentives to certain employees, directors, or officers of, or key advisers or consultants to, the Company and its subsidiaries who are responsible for or contribute to the management, growth or success of the Company or any of its subsidiaries.

The maximum number of shares available for issuance under the Plan is thirty million (30,000,000) shares of Class A common stock. On October 17, 2017, in connection with the change of the Company's jurisdiction of incorporation from the State of Nevada to the State of Delaware, the Board of Directors adopted the Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan (the "Amended Plan").

Additionally, from time to time, we issue non-compensatory warrants, such as warrants issued to investors.

Restricted Stock

The fair value of restricted stock awards classified as equity awards is based on the Company's stock price as of the date of grant. Such awards do not grant any rights as a shareholder of the company until a certificate for the vested shares of common stock has been issued. During the year ended December 31, 2017, 287,500 shares were granted for services, none were forfeited (none were issued prior to 2017). Expenses of $709,000 were recorded in connection with the stock issued as grants for services; $349,000 for business development and $360,000 for investor relations.

Other stock grants were awarded for services, but the underlying stock was issued as unrestricted stock because it was otherwise registered under our S-8 and effective on November 28, 2017 and our S-1 as amended and effective on December 19, 2017.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

Note 9. Stock Options and Warrants

During the three-month period ended March 31, 2017, the Company awarded 1,045,000 stock options and warrants for services and conversions of convertible notes valued at $1,305,565 and 9,000,000 stock options to officers of IronClad valued at $622,045. Of the total 10,145,000 options and warrants awarded, 1,045,000 vested immediately and received full expense recognition in the three-month period ended March 31, 2017. The remaining 9,883,470 options vest periodically over the subsequent three years and will be expensed on a straight line basis.

During the three-month period ended June 30, 2017, the Company awarded 2,945,000 stock options for services valued at $4,657,850 (using the Black-Scholes option pricing model) and 500,000 stock options to an officer of IronClad valued at $731,659 (using the Black-Scholes option pricing model). Of the total 3,445,000 options recorded as awarded during the period 85,000 vested immediately and received full expense recognition during the three-month period ended June 30, 2017. The remaining 3,360,000 options vest periodically over the next two to four years and will be expensed on a straight line basis.

During the three-month period ended September 30, 2017, the Company recorded the award of 372,500 stock options for services valued at $261,991 (using the Black-Scholes option pricing model) and 82,500 stock warrants for financing fees valued at $287,629 (using the Black-Scholes option pricing model). Of the total 455,000 options and warrants awarded during the period 155,000 vested immediately and received full expense recognition during the three-month period ended September 30, 2017. The remaining 300,000 options vest periodically over the next four years and will be expensed on a straight line basis.

During the three-month period ended December 31, 2017, the Company recorded the award of 37,500 stock options for services valued at $161,921 (using the Black-Scholes option pricing model). All of the options vested immediately and received full expense recognition during the three-month period ended December 31, 2017.

During the three-month period ended March 31, 2018, the Company awarded 2,700,000 stock options for services valued at $4,873,048 (using the Black-Scholes option pricing model) and 1,500,000 stock options to officers of IronClad valued at $2,700,000 (using the Black-Scholes option pricing model). Of the total 4,200,000 options recorded as awarded during the period 50,000 vested immediately and received full expense recognition during the three-month period ended March 31, 2018. The remaining 4,150,000 options vest periodically over the next three to seven years and will be expensed on a straight line basis.

During the three-month period ended June 30, 2018 the Company awarded 122,500 stock options and warrants for services value at $123,719. All options and warrants awarded vested in the period and received full expense recognition.

During the three-month period ended December 31, 2018 the Company awarded 700,195 stock options and warrants for services value at $137,058. Of the 700,195 options and warrants awarded, 200,195 vested during the period and received full expense recognition, the remaining 500,000 options vest during subsequent quarters and will be expensed at that time.

During the three-month period ended March 31, 2019 the Company awarded 100,000 stock options and warrants for services valued at $31,994. All options and warrants awarded vested in the period and received full expense recognition.

Of the $292,771 in option expense for the year ended March 31, 2019 above, $50,000 remains to be

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expensed as they vest.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

The fair value of stock options and warrants is estimated on the date of each award using the Black-Scholes option pricing model to value the stock option or warrant based on its terms and conditions. There was one exercise of 25,000 options during 2017. The tables below summarize the assumptions used to estimate the fair values of the options and warrants at March 31, 2019:

Number of Options*	Date Issued	Exercise Price	Risk-free Interest Rate	Volatility	Life of Options in Years	Vested Options*
75,000	01/16/17	$0.75	1.54%	226.01%	3.00	75,000
6,000,000	01/20/17	$0.15	1.54%	220.00%	3.00	3,000,000
3,000,000	01/20/17	$0.15	1.54%	220.00%	4.00	2,000,000
‡350,000	01/31/17	$0.15	1.19%	132.84%	1.93	‡350,000
‡100,000	02/01/17	$0.15	1.22%	134.90%	2.00	‡100,000
†100,000	03/13/17	$0.15	1.40%	144.84%	2.00	†100,000
20,000	03/21/17	$0.15	1.54%	233.07%	3.00	20,000
5,000	04/30/17	$0.75	1.45%	219.35%	3.00	5,000
1,700,000	05/05/17	$1.47	1.71%	565.34%	4.00	850,000
1,000,000	05/05/17	$1.47	1.32%	202.99%	2.00	1,000,000
80,000	05/31/17	$0.75	1.44%	196.06%	3.00	80,000
‡660,000	06/12/17	$2.50	1.64%	589.85%	4.00	230,000
5,000	06/30/17	$3.49	1.55%	197.13%	3.00	5,000
300,000	07/26/17	$3.16	1.63%	296.38%	4.00	150,000
5,000	07/31/17	$3.50	1.51%	170.61%	3.00	5,000
37,500	08/25/17	$2.50	1.62%	170.38%	3.00	37,500
25,000	08/31/17	$3.75	1.44%	170.57%	3.00	25,000
37,500	10/26/17	$4.50	1.76%	220.28%	3.00	37,500
25,000	01/25/18	$2.70	2.20%	247.35%	3.00	25,000
25,000	03/02/18	$1.80	2.52%	297.39%	3.84	25,000
400,000	03/02/18	$1.80	2.71%	369.15%	5.84	134,000
‡3,400,000	03/02/18	$1.80	2.79%	369.05%	6.84	1,601,000
350,000	03/02/18	$1.80	2.79%	395.11%	7.84	116,667
20,000	04/02/18	$1.69	2.55%	372.73%	4.75	20,000
20,000	05/01/18	$1.20	2.82%	365.73%	4.67	20,000
20,000	06/06/18	$1.14	2.81%	312.26%	4.57	20,000
270,000	10/11/18	$0.32	2.97%	361.56%	2.97	270,000
500,000	12/19/18	$0.15	2.62%	488.82%	6.4	166,667
18,530,000	Issued				Vested	10,468,334
†(25,000)	Exercised				Exercised	†(25,000)
‡(1,050,000)	Forfeited				Forfeited	‡(450,000)
17,455,000	Unexercised				Unexercised	9,993,334

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

Number of Warrants	Date Issued	Exercise Price	Risk-free Interest Rate	Volatility	Life of Warrants in Years	Vested Warrants
‡†500,000	03/15/17	$0.15	1.02%	114.94%	1.40	‡†500,000
82,500	08/24/17	$3.50	1.63%	285.16%	4.00	82,500
†62,500	06/06/18	$3.00	2.69%	311.00%	4.00	†62,500
30,195	10/26/2018	$3.00	2.44	263.28%	5.00	30,195
675,195	Issued					675,195
†(193,559)	Exercised					†(193,559)
‡(368,941)	Forfeited					‡(368,941)
112,695	Outstanding					112,695

Options* and Warrants			Options and Warrants
19,205,195	Issued	Vested	11,143,529
† (218,559)	Exercised	Exercised	† (218,559)
(1,418,941)	Forfeited	Forfeited	(818,941)
17,567,695	Outstanding	Unexercised	10,106,029

* The number of outstanding options above does not include an option awarded to the Company's President to purchase 10,000,000 shares of Class A common stock at an exercise price of $1.00 per share. The option is only exercisable under certain limited circumstances, one of which is that the market price of the Class A common stock reaches a price of $15.00 per share. Once vested, these additional options must be exercised within two years of vesting. The number of options and warrants including these 10,000,000 options totals 24,045,000.

† On April 11, 2017 an independent company advisor exercised options for 25,000 shares of Class A common stock for $3,750 in cash.

† On August 14, 2018 a debt holder exercised warrants for 140,000 shares of Class A common stock for $21,000 in cash.

† On March 1, 2019 a debt holder exercised warrants for 7,474,770 shares of Class A common stock on a cashless exercise that resulted in a trigger to a down round feature and the recognition of a reduction of retained earnings of $121,011.

‡During the year ended March 31, 2019 1,410,000 options and warrants were forfeited, 810,000 as a result of expiration, 600,000 due to employee termination, and 8,941 due to other causes. Of the 1,410,000 options and warrants that were forfeited, 600,000 had not previously vested.

Note 10. Income Taxes

Federal Income taxes are not currently due since IronClad has had losses since inception.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 *Income Taxes – Recognition.* Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

Significant components of the deferred tax asset amounts at an anticipated tax rate of 21% for the period ended March 31, 2019 and March 31, 2018 are as follows:

	March 31, 2019	March 31, 2018
Net operating losses carryforwards	$ 3,872,481	$ 2,726,760
Deferred tax asset	813,221	572,619
Valuation allowance for deferred asset	(813,221)	(572,619)
Net deferred tax asset	$ -	$ -

At March 31, 2019, the Company has net operating loss carryforwards of approximately $3,872,481 which will begin to expire in the year 2033. The increase in the allowance account amount (and also in the deferred tax asset amount) from March 31, 2018 to March 31, 2019 was $240,602.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the "Tax Act") was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate ("Federal Tax Rate") from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the December 31, 2017 fiscal year using a Federal Tax Rate of 21%.

In December 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118, which addresses how a company recognizes provisional amounts when a company does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the effect of the changes in the Tax Act. The measurement period ends when a company has obtained, prepared and analyzed the information necessary to finalize its accounting, but cannot extend beyond one year.

IronClad is subject to federal level income taxes under the jurisdiction of the US, but is not subject to income taxes at any state level except for the State of Virginia. Tax periods that may still be subject to review by the Internal Revenue Service are the years 2016, 2017, and 2018. The Company has not identified any aggressive tax positions.

Note 11 – Related Party Transactions

At March 31, 2019 the Company owed approximately $96,506 in accounts payable to management and related parties.

At March 31, 2018 the Company owed approximately $104,542 in accounts payable to management and related parties.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

During the year ended March 31, 2018, IronClad entered into a loan agreement to borrow up to $500,000 shares at 8.5% interest. The Company has borrowed the full amount of the loan. The Company has pledged 500,000 of its common stock as collateral under the terms of the Agreement. In the event of default by the Company, the lender is entitled to receive one share of Company common stock for every one dollar in principle, interest, penalties, and fees that are owed and outstanding by the Company to the lender.

The Agreement is also supported by a personal $500,000 guarantee from the President of the Company. The Company will pay a 5% guarantee fee of $25,000; $10,000 shortly after year end and the remaining $15,000 at such time as the Board of Directors determines the Company has sufficient liquidity to pay the balance owed. The guarantee fee was reviewed and approved by the Compensation Committee of the Board which determined that the 5% fee was an appropriate market-based rate for guarantees of loans of this nature and comparable risk.

See also Note 9 regarding stock option awards to management of the Company.

Note 12. General and Administrative Expenses

General and administrative expenses recognized for the year ended March 31, 2019 were $2,528,688 of which $1,993,242 were recognized as compensation expenses in connection with the issuance of stock options or warrants; an additional $13,509 of expense was recognized as a result of issuing stock for consulting services ($12,609 which were recorded as professional fees).

General and administrative expenses recognized for the year ended March 31, 2018 were $2,365,482 of which $959,214 were recognized as compensation expenses in connection with the issuance of stock options or warrants; an additional $88,695 of expense was recognized as a result of issuing stock for consulting services.

Note 13. Accounts Receivable and Revenue

Customer Service: Information Center

During the year ended March 31, 2018, IronClad formed a new wholly-owned subsidiary, Ironclad Pipeline IC, Inc. which began generating a modest level of revenue through a moderately profitable service contract with a major energy company in the eastern United States. The services are to provide an array of services in support of an infrastructure project.

The $0 and $301,978 of receivables at March 31, 2019 and 2018 is for $229,745 of services rendered and the balance is for reimbursable costs incurred, approved by the customer, billed (and paid promptly subsequent to March 31, 2018). Payment terms are for payment to be made within 30 days; the receivables were collected well within that period. There were no billings subsequent to July 31, 2018.

In mid-July 2018 our customer notified the Company of its intent to exercise an option in its contract to end our services under the contract. Consequently, our services were discontinued effective July 28, 2018. Revenue earned and invoiced through July 28, 2018 was $200,975. The customer also elected to retain the services of the individuals previously employed by IronClad Pipeline IC, Inc. on a going forward basis. All invoiced amounts that were billed for services under the contract through the end-date of the contract were submitted, approved and paid promptly and in full by the customer. Nor further services will be provided to this customer and thus no further revenue will be earned from this customer in the foreseeable future.

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Note 14. Commitments and Contingencies

Subsequent to year end, complaints were filed against the Company by two contractors requesting disputed compensation. We are answering these claims, and will defend ourselves within our legal rights.

We lease office space on a month-to-month basis. The annual cost is less than $17,000. We have no other leases or rental agreements.

Note 15. Subsequent Events

Convertible Notes

On April 12, 2019 IronClad entered into a Securities Purchase Agreement (SPA) to issue a 8% convertible note payable for an aggregate principal amount of $86,400 comprised of the first note ("First Note") being in the amount of $43,200, and the remaining note in the amount of $43,200, (a "Back End Note"). The Company received cash proceeds of $38,000 from the First Note net of transaction costs of $5,200. The $5,200 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note.

The First Note matures on April 12, 2020 and interest costs accrue on the unpaid principal balance at 8% annually until February 14, 2020, and after that if not paid at maturity interest accrues annually at 24% until the principal amount and all interest accrued and unpaid are paid.

The Back End Note carries the same terms as the First Note, except it may not be repaid, but only converted. The Company is under no obligation to accept the Back End Note, but may do so at its sole discretion, following 180 days from the date of the note (dated April 12, 2019). As part of the SPA, the Holder issued the Company a collateralized secured promissory note in the amount of $40,000 that may be exchanged for cash against the Back End Note.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated July 11, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a fixed conversion price of $0.50 per share for six months, and thereafter until maturity at a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period ending on the last trading day prior to the conversion date. The Company will keep available authorized shares reserved, initially 2,100,000 shares.

The conversion feature of the note represents an embedded derivative. The valuation of the derivative liability related to the $43,200 borrowing with an intrinsic value of $.0076 per share is approximately $76,531 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $38,000 ($43,200 net of $5,200) and will be amortized as interest expense over the life of the loan. The remaining $38,531 is expensed as financing fees.

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IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Notes to Consolidated Financial Statements.

On April 23, 2019 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $57,750. The Company received cash proceeds of $50,000 net of transaction costs of $7,750. The $7,750 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note.

The note matures on April 23, 2020. Interest costs accrue on the unpaid principal balance at 12% annually until maturity, and after that if not paid, interest accrues annually at 18% until any unpaid principal amount and unpaid interest accrued are paid.

The Holder of the note, at its sole election, may convert the note into shares of common stock of the Company after the six month anniversary of the note; the conversion price shall be equal to 65% of the lowest trading price for the fifteen prior trading days including the day upon which a notice of conversion is received.

The conversion feature of the note represents an embedded derivative. The valuation of the derivative liability related to the $57,750 borrowing on the Convertible Note and with an intrinsic value of $.025 per share is approximately $317,308 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $50,000 ($57,750 net of $7,750) and will be amortized as interest expense over the life of the loan. The remaining $267,308 is expensed as financing fees.

On May 15, 2019 IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $150,000. The Company received cash proceeds of $142,500 net of transaction costs of $7,500. The $7,500 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on May 15, 2020 and interest costs accrue on the unpaid principal balance at 10% annually until May 15, 2020, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The Holder of the note is entitled, at any time after cash payment, to convert all or any amount of the principal face amount of the Note then outstanding into shares of the Company's common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period including the day upon which the notice of conversion is received conversion date. The Company will keep available authorized shares reserved, initially 61,538,000 shares.

The valuation of the derivative liability related to the $150,000 borrowing with an intrinsic value of $0.0152 per share is approximately $407,871 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability formally recorded is $142,500 ($150,000 net of $7,500) and will be amortized as interest expense over the life of the loan. The remaining $265,371 is expensed as financing fees.

Subsequent to year end 161,707,754 shares of Class A common stock were issued to repay $432,842 of principal balances of convertible notes.

Preferred Stock, Series A

On April 12, 2019, the Board of Directors (the "Board") ratified the amendment of the Company's Certificate of Incorporation, effective as of April 3, 2019, upon filing a Certificate of Designation with the

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Secretary of State of Delaware, which sets forth the rights, preferences and privileges of the Series A Preferred Stock. The Board also approved the issuance of 100 shares of Series A Preferred Stock with a stated value of $0.001 per share for no consideration to the Company's President pursuant to Rule 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act.

Except as otherwise required by law or by the Certificate of Incorporation, or by the Certificate of Designation, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

The shares of the Series A Preferred Stock are not convertible into Common Stock of the Company. The holder of the shares will not be entitled to receive any dividends.

Complaints by Suppliers

Subsequent to year end, two separate complaints were filed against the Company by two contractors requesting disputed compensation. We are answering these claims, and will defend ourselves within all our available legal rights. However, the Company and its counsel are unable to estimate or evaluate the likelihood of each outcome with any degree of certainty. See the Commitments and Contingencies footnote above.

EXHIBIT "2"

IronClad Encryption Corporation and Subsidiaries

Financial Statements

Consolidated Balance Sheets as of December 31, 2019 and March 31, 2019	2
Consolidated Statements of Operations for the three- and nine-month periods ended December 31, 2019 and 2018	3
Consolidated Statements of Shareholders' Equity for the three- and nine-month periods ended December 31, 2019 and 2018	4
Consolidated Statements of Cash Flows for the nine-month periods ended December 31, 2019 and 2018	5
Notes to Consolidated Financial Statements	8

IronClad Encryption Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2019	March 31, 2019
Assets	(Unaudited)	
Current assets		
Cash and cash equivalents	$ 150,472	$ 277,575
Accounts receivable	-	-
Prepaid expenses and deposits	36,169	29,900
Total current assets	186,641	307,475
Other assets		
Patents and trademarks, net	615,477	367,786
Total assets	$ 802,118	$ 675,261
Liabilities and Stockholders' Equity (Deficit)		
Current liabilities		
Accounts payable	$ 993,680	$ 604,149
Accounts payable, legal fees	379,595	382,885
Accounts payable, related parties	67,759	96,506
Accrued liabilities	235,420	237,660
Accrued liabilities, payroll	2,285,060	1,686,260
Accrued interest	75,082	109,534
Convertible note payable, net, 10%	-	82,500
Convertible note payable, net, 10%	-	45,500
Convertible note payable, net, 10%	-	82,500
Convertible note payable, net, 12%	-	4,000
Convertible note payable, net, 9%	-	39,274
Convertible note payable, net, 9%	-	1,000
Convertible note payable, net, 10%	-	46,318
Convertible note payable, net, 12%	122,286	103,526
Convertible note payable, net, 10%	2,109	13,192
Convertible note payable, net, 12%	16,140	7,120
Convertible note payable, net, 9%	112,231	21,083
Convertible note payable, net, 12%	32,912	707
Convertible note payable, net, 12%	21,131	-
Convertible note payable, net, 10%	77,862	-
Convertible note payable, net, 8%	21,009	-
Convertible note payable, net, 10%	25,000	-
. Derivative liabilities on convertible notes payable	917,041	2,147,415
Total current liabilities	5,384,317	5,711,129
Commitments and contingencies	-	-
Total liabilities	5,384,317	5,711,129
Stockholders' equity (deficit)		
Preferred stock, Series A, $0.001 par value, 20,000,000 shares authorized; 100 and 0 shares issued and outstanding	0	-
Common stock, Class A, $0.001 par value, 50,000,000,000 shares authorized; 2,308,506,024 and 140,168,393 shares issued and outstanding, respectively	2,308,566	140,168
Common stock, Class B, $0.001 par value, 1,707,093 shares authorized; 1,538,872 shares issued and outstanding	1,539	1,539
Additional paid-in capital	30,926,820	22,783,591
Common Class A, converted at discount to par	(1,662,564)	-
Stock to be issued	-	6,400
Accumulated deficit	(36,156,560)	(27,967,566)
Total stockholders' equity (deficit)	(4,582,199)	(5,035,868)
Total liabilities and stockholders' equity	$ 802,118	$ 675,261

The accompanying notes are an integral part of these consolidated financial statements.

IronClad Encryption Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Nine Months Ended December 31,	
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$ -	$ -	$ -	$ 780,211
Operating expenses				
Product development cost	345,069	562,724	1,101,004	1,712,521
Services	-	24,256	-	562,181
General and administrative	430,918	690,572	1,264,549	1,985,301
Officer and director fees	1,401,297	1,591,365	4,191,050	4,240,969
Investor relations	49,273	56,080	146,771	187,300
Professional fees	71,861	27,136	125,778	177,267
Amortization	4,646	-	12,336	30
Total operating expenses	2,303,064	2,952,133	6,841,488	8,865,569
Loss from operations	(2,303,064)	(2,952,133)	(6,841,488)	(8,085,358)
Other income (expense)				
Interest income	-	1	-	2
Interest expense	(228,924)	(334,781)	(1,009,334)	(1,122,264)
Financing fees	(8,500)	(99,475)	(21,400)	(623,081)
Loss on issuance of convertible notes with derivatives	(239,628)	-	(810,838)	-
Gain (loss) on valuations of derivative liabilities	28,135	3,061,216	918,393	(1,064,975)
Prepayment penalties, (loss on conversion)	(28,875)	-	(28,875)	(51,065)
Total other income (expense)	(477,792)	2,626,961	(952,054)	(2,861,383)
Loss before taxes	(2,780,856)	(325,172)	(7,793,542)	(10,946,741)
Income taxes				
Income tax benefit	-	-	-	-
Income tax expense	-	-	-	-
Total income tax benefit (expense)	-	-	-	-
Net loss	$ (2,780,856)	$ (325,172)	$ (7,793,542)	$ (10,946,741)
Net loss per common share, basic and diluted	$ (0.00)	$ (0.00)	$ (0.01)	$ (0.16)
Weighted average number of common stock shares outstanding, basic and diluted	1,572,004,075	70,167,684	716,569,189	69,014,549

The accompanying notes are an integral part of these consolidated financial statements.

IronClad Encryption Corporation and Subsidiaries
Consolidated Statements of Stockholders' Equity (Unaudited)

	Common Stock							
	Class A		Class B					
	Shares	Amount	Shares	Amount	Paid-in Capital	Shares To Issue, or Converted Below Par	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance, March 31, 2018	66,457,071	$ 66,457	1,538,872	$ 1,539	$ 11,514,917	$ 101,750	(13,703,597)	(2,018,934)
Common stock issued for services	125,000	125	-	-	209,125	(101,750)	-	107,500
Common stock issued for debt conversions	32,219	32	-	-	44,122	-	-	44,155
Common stock issued for convertible debt	240,384	240	-	-	165,625	-	-	165,865
Stock options issued for development	-	-	-	-	559,510	-	-	559,510
Stocks options issued for services, g & a	-	-	-	-	548,077	-	-	548,077
Stock options issued for officers and directors	-	-	-	-	1,168,605	-	-	1,168,605
Stock options issued for convertible debt	-	-	-	-	43,123	-	-	43,123
Net income for period	-	-	-	-		-	(2,964,894)	(2,964,894)
Balance, June 30, 2018	66,854,674	$ 66,855	1,538,872	$ 1,539	$ 14,253,104	$ -	$ (16,668,491)	$ (2,346,993)
Common stock issued for services	2,000	2	-	-	898	-	-	900
Common stock issued for debt conversions	371,484	371	-	-	49,629	-	-	50,000
Exercise of stock options	140,000	140	-	-	20,860	-	-	21,000
Stock options issued for development	-	-	-	-	562,724	-	-	562,724
Stock options issued for services, g & a	-	-	-	-	518,466	-	-	518,466
Stock options issued for officers and directors	-	-	-	-	1,181,447	-	-	1,181,447
Retirement of derivative liabilities	-	-	-	-	145,664	-	-	145,664
Net income for period	-	-	-	-		-	(7,656,675)	(7,656,675)
Balance, September 30, 2018	67,368,158	$ 67,368	1,538,872	$ 1,539	$ 16,732,792	$ -	$ (24,325,166)	$ (7,523,467)
Common stock issued for services	50,000	50	-	-	15,950	3,200	-	19,200
Common stock issued for debt conversions	1,210,654	1,210	-	-	98,789	-	-	100,000
Stock options issued for development	-	-	-	-	562,724	-	-	562,724
Stock options issued for services, g & a	-	-	-	-	550,056	-	-	550,056
Stock option issued for officers and directors	-	-	-	-	1,206,447	-	-	1,206,447
Retirement of derivative liability	-	-	-	-	800,244	-	-	800,244
Net income for period	-	-	-	-		-	(325,172)	(325,172)
Balance, December 31, 2018	68,628,812	$ 68,628	1,538,872	$ 1,539	$ 19,967,003	$ 3,200	$ (24,650,338)	$ (4,609,968)
Common stock issued for services	100,000	100	-	-	4,500	3,200	-	7,800
Common stock issued for debt conversions	63,964,811	63,968	-	-	257,439	-	-	321,407
Stock options issued for development	-	-	-	-	(42,223)	-	-	(42,223)
Stock options issued for services, g & a	-	-	-	-	376,642	-	-	376,642
Stock option issued for officers and directors	-	-	-	-	1,155,764	-	-	1,155,764
Stock options issued for financing fees	-	-	-	-	10,265	-	-	10,265
Cashless exercise of warrants	7,474,770	7,473	-	-	113,536	-	-	121,009
Retirement of derivative liabilities	-	-	-	-	828,079	-	-	828,079
Dividend treatment, convertible note warrants	-	-	-	-	112,587	-	(233,599)	(121,012)
Net income for period	-	-	-	-	-	-	(3,083,630)	(3,083,630)
Balance, March 31, 2019	140,168,393	$ 140,169	1,538,872	$ 1,539	$ 22,783,591	$ 6,400	$ (27,967,567)	$ (5,035,868)
Common stock issued for debt conversions	161,707,755	161,708	-	-	545,970	-	-	707,677
Stock options issued for development	-	-	-	-	408,587	-	-	408,587
Stocks options issued for services, g & a	-	-	-	-	338,349	-	-	338,349
Stock options issued for officers and directors	-	-	-	-	1,168,606	-	-	1,168,606
Retirement of derivative liabilities	-	-	-	-	1,045,523	-	-	1,045,523
Dividend treatment, convertible note warrants	-	-	-	-	78,596	-	(78,596)	-
Net income for period	-	-	-	-	-	-	(2,926,011)	(2,926,011)
Balance, June 30, 2019	301,876,148	$ 301,876	1,538,872	$ 1,539	$ 26,369,222	$ 6,400	$ (30,972,173)	$ (4,293,136)
Common stock issued for financing services	10,000	10	-	-	11,390	-	-	11,400
Common stock issued for services, g & a	20,000	20			6,380	(6,400)	-	-
Stock options issued for development	-	-	-	-	346,548	-	-	346,548
Stock options issued for services, g & a	-	-	-	-	308,802	-	-	308,802
Stock options issued for officers & directors	-	-	-	-	1,181,447	-	-	1,181,447
Net income for period	-	-	-	-	-	-	(2,086,675)	(2,086,675)
Balance, September 30, 2019	301,906,148	$ 301,906	1,538,872	$ 1,539	$ 28,223,789	$ -	$ (33,058,848)	$ (4,531,614)
Common stock issued for debt conversions	2,006,659,874	2,006,660	-	-	25,303	(1,662,564)	-	369,399
Stock options issued for development	-	-	-	-	345,069	-	-	345,069
Stock options issued for services, g & a	-	-	-	-	308,063	-	-	308,063
Stock options issued for officers & directors	-	-	-	-	1,181,447	-	-	1,181,447
Retirement of derivative liabilities	-	-	-	-	526,293	-	-	526,293
Dividend treatment, convertible note warrants	-	-	-	-	316,856	-	(316,856)	-
Net income for period	-	-	-	-	-	-	(2,780,856)	(2,780,856)
Balance, December 31, 2019	2,308,566,022	$ 2,308,566	1,538,872	$ 1,539	$ 30,926,820	$ (1,662,564)	$ (36,156,560)	$ (4,582,199)

The accompanying notes are an integral part of these consolidated financial statements.

IronClad Encryption Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended December 31, 2019 (Unaudited)	2018 (Unaudited)
Cash flows from operating activities		
Net loss	$ (7,793,542)	$ (10,946,741)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:		
Amortization expense	12,336	30
Amortization of discounts amounts on notes	68,063	130,593
Amortization of loan discount costs, BCFs	-	224,869
Amortization of loan discount costs, derivatives	656,414	661,410
Financing fees	10,000	623,081
Repayment penalties	28,875	-
(Gain) loss on revaluation of derivative liabilities	(918,393)	1,064,975
(Gain) loss on (retirement) issuance of derivative liabilities	810,838	-
Common stock issued for services, administrative	11,400	85,400
Common stock issued for services, professional fees	-	25,409
Stock options issued for services, product development	1,100,204	1,684,958
Stock options issued for services, general and administrative	955,213	1,616,600
Stock options issued for officers and directors	3,531,500	3,556,500
Changes in assets and liabilities:		
Decrease in accounts receivable	-	301,978
Decrease (increase) in prepaid expenses and deposits	(6,269)	3,156
Increase in accounts payable	357,494	(23,803)
Increase in accrued liabilities	596,561	705,533
Increase in accrued interest	263,230	85,752
Net cash provided or (used) by operating activities	(316,076)	(200,300)
Cash flows from investing activities		
Patent applications	(260,027)	(200,599)
Net cash used by investing activities	(260,027)	(200,599)
Cash flows from financing activities		
Proceeds from issuing convertible note payable, 8%, and 8.5%, respectively	43,200	100,000
Less transaction costs	(5,200)	(2,000)
Repayment of amended 8.5% note	-	(600,000)
Repayment of 6.5% note (insurance)	-	(25,457)
Proceeds from issuing convertible note payable, 12% and 10%, respectively	57,750	250,000
Less transaction costs	(7,750)	(15,000)
Repayment of 10% note	-	(150,000)
Proceeds from issuing convertible note payable, 10% and 12%, respectively	150,000	115,500
Less transaction costs	(7,500)	(14,000)
Proceeds from issuing convertible note payable, 8% and 9%, respectively	84,500	135,000
Less transaction costs	(8,500)	(8,500)
Proceeds from issuing convertible note payable, 10% and 9%, respectively	150,000	157,500
Less transaction costs	(7,500)	(15,000)
Repayment of 12% note	-	(88,000)
Repayment of 12% note	-	(53,000)
Proceeds from issuing convertible note payable, 12%	-	181,170
Less transaction costs	-	(30,824)
Proceeds from issuing convertible note payable, 10%	-	107,000
Less transaction costs	-	(5,000)
Proceeds from issuance of common stock (conversion of options), & other, net	-	23,418
Net cash provided or (used) by financing activities	449,000	62,807
Decrease in cash and cash equivalents	(127,103)	(338,092)
Cash, beginning of period	277,575	448,061
Cash, end of period	$ 150,472	$ 109,969
Supplemental Cash Flow Information (no income taxes paid)		
Interest paid	$ 691	$ 726
Income taxes paid	$ -	$ -
Common stock issued to retire convertible notes payable	$ 1,077,076	$ 70,000
Non-cash beneficial conversion rights, 10% note payable	$ -	$ 208,986
Beneficial conversion & derivative liability features related to notes issued	$ 449,000	$ 717,587

The accompanying notes are an integral part of these consolidated financial statements.

Note 1. Organization, Recent History, and Description of Businesses-Past and Present

Description of Businesses: Present and Past

IronClad Encryption Corporation (formerly Butte Highlands Mining Corporation) is a company developing and licensing cyber software technology to secure data files (stored and at rest) and electronic communications (in motion from electronic transmission over the internet or through telephone systems). Data at rest and in motion are both safeguarded from unauthorized access through the use of dynamic encryption and perpetual authentication.

InterLok Key Management, Inc. ("InterLok"; formerly InterLok Key Management, LLC) is the company that initially developed and maintained the patents and was formed in Texas on June 12, 2006 and incorporated ten years later on June 16, 2016.

On January 6, 2017 InterLok entered into a Share Exchange Agreement ("Share Exchange") with Butte Highlands Mining Company. Under the terms of the agreement, the shareholders of InterLok Key Management, Inc. exchanged all 56,655,891 outstanding shares of InterLok's common stock for 56,655,891 shares of Class A common stock of Butte Highlands Mining Company.

The Share Exchange was treated as a "reverse merger" with InterLok Key Management, Inc. which is deemed—for accounting recognition purposes—as the accounting acquirer and Butte Highlands Mining Company deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed a recapitalization and the consolidated financial statements represent the substantive continuation of the operations and thus the prior year financial statements of operations are the operating results of its subsidiary InterLok Key Management, Inc., while the capital structure (in terms of authorized preferred and common stock) of its parent Butte Highlands Mining Company remains intact.

Subsequently, the company was renamed IronClad Encryption Corporation to better identify with IronClad's products and services.

IronClad Encryption Corporation is a next-generation cyber defense company that secures digital assets and communications across a wide range of industries and technologies. IronClad Encryption-powered solutions use our patented Dynamic Encryption and Perpetual Authentication technologies to make all known key-based encryption technologies virtually impossible to compromise. Dynamic Encryption Technology eliminates vulnerabilities caused by exposure of any single encryption key by continuously changing encryption keys and keeping the keys synchronized in a fault-tolerant manner.

Perpetual Authentication Technology uses multiple virtual channels for encryption so that in the event one channel is compromised, the other channels maintain encryption integrity. Together, these technologies not only eliminate the single point of failure problem created by having keys exposed through brute force, side channel, or other types of attack, but do so with very low latency and system performance overhead. Developers, MSPs, MSSPs and IT organizations can now easily and effectively integrate ultra-secure authentication and encryption measures across essentially all mediums. This includes the latest processors and operating systems, legacy hardware and software, within or between networks, and on compartmentalized data or entire databases.

History and Transaction in 2017

The "Company" is the term used in these statements and notes to refer to the entity originally incorporated in the State of Delaware in 1929. The registered name of the Company until early in 2017 was Butte Highlands Mining Company ("Butte").

Butte was formed to explore and mine primarily for gold in the Butte Highlands' "Only Chance" mine, south of Butte, Montana. Butte ceased operating as a mining company in 1942. The Company was reorganized in October 1996 for the purpose of acquiring and developing additional mineral properties. At the time of the 1996 reorganization, stockholders representing approximately 76% of the outstanding capital stock could not be located. In order to obtain the quorum necessary for the special meetings of shareholders to authorize the reorganization, Butte obtained an order from the Superior Court of Spokane County, Washington appointing a trustee for the benefit of those stockholders who could not be located.

By May 17, 2007, eleven years after the reorganization and very limited results from its mining activities, the Company had disposed of all of its historical mineral properties or mining claims and eventually became a "shell company" under the rules of the Securities and Exchange Commission ("SEC").

In 2009, Butte registered under the Securities Exchange Act of 1934, as amended, for the purpose of becoming a reporting company. The Company's common stock then became listed on the OTCBB, but in time the Company also listed its common stock to trade on the OTC QB electronic market, one of the OTC Markets Group over-the-counter markets, where the Company's common stock is now listed.

Then, following ten years of being a shell company with only nominal activity and limited cash or other assets, the business focus of Butte changed early in 2017. Most notably the Company raised significant capital to implement its new business and financial plans to further develop the licensing and commercial use of its patented encryption software. The change caused Butte to lose its previous shell company status.

The Company also changed its state of incorporation to Nevada and its name to IronClad Encryption Corporation ("IronClad") and changed the stock symbol from BTHI to IRNC to more appropriately reflect the fundamental change of its business to developing cyber encryption technology and away from its historical mining activities. On October 16, 2017, the Company redomiciled in Delaware from Nevada and adopted a certificate of incorporation and bylaws as a Delaware corporation. The terms "Company", "IronClad" and "Butte" all refer to the same individual corporate entity, but the uses of the IronClad and Butte names are used to refer to different eras of the Company's long history. The historical eras generally coincide with the changes in business focus before and after the first weeks of 2017.

The business changes are a result of a common stock exchange transaction, accounted for as a "reverse merger", between Butte and the owners of InterLok Key Management, Inc. (at the time an independent and privately-held Texas corporation) whereby InterLok became a wholly-owned subsidiary of Butte. Butte issued shares of its common stock in exchange for acquiring all of the common stock of InterLok. Through December 31, 2017, InterLok was the only subsidiary of the Company and InterLok's patents and line of business now are the main basis of the business of the Company on a consolidated basis. During the three month period ended March 31, 2018; the Company incorporated a new wholly owned subsidiary IronClad Pipeline IC, Inc. ("Pipeline").

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of IronClad and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The above unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information

Accordingly, these unaudited interim consolidated financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements and the rules of the SEC. These unaudited interim consolidated financial statements should be read in conjunction with the Company's audited financial statements for the year ended March 31, 2019.

In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented. Operating results for the nine month period ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending March 31, 2020.

Note 2. Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company's consolidated financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative operating losses since inception. As of December 31, 2019, the Company has limited financial resources with which to achieve its objectives and attain profitability and positive cash flows from operations. As shown in the accompanying balance sheets and statements of operations, the Company has an accumulated deficit of $36,156,560. The Company's working capital deficit is $5,197,676 (current assets minus current liabilities; current liabilities in this case being greater than current assets; a $3,849,955 deficit if notes payable and derivative liabilities, all treated as current, are excluded).

Achievement of the Company's objectives will depend on its ability to obtain additional financing, to generate revenue from current and planned business operations, and to manage effectively product and software development, operating and capital costs. The Company is in a development stage and has generated no operating revenue, profits or positive cash flows from operations.

The Company plans to fund its future operations by potential sales of its common stock or by issuing debt securities. However, there is no assurance that IronClad will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists. The financial statements do not include adjustments relating to the recoverability of recorded assets nor the implication of associated bankruptcy costs should IronClad be unable to continue as a going concern.

Revenue Recognition and Trade Accounts Receivable

The Company recognizes revenue in accordance with *ASC 606 — Revenue From Contracts with Customers*. We recognize revenue when we have identified a contract with a customer, identify the performance obligations in the contract, determine the transaction prices, when we allocate the transaction prices to the performance obligation in the contract and we recognize revenue when or as the Company satisfies the performance in the contract.

We record trade accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts, if any, to reflect any loss anticipated on the trade accounts receivable balances and charged to the provision for doubtful accounts.

Fair Value Measures

The Company's financial instruments, as defined by the Financial Accounting Standards Board's Accounting Standards Codification ("ASC") 825-10-50 *Financial Instruments—Overall* (and subtopics), include cash, receivables, accounts payable and accrued liabilities. All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates their fair values at December 31, 2019 and March 31, 2019.

The standards under ASC 820 *Fair Value Measurement* define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles, and expand disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

- Level 1. Observable inputs such as quoted prices in active markets;
- Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
- Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

At December 31, 2019 and March 31, 2019, the Company had conversion features embedded in its convertible notes payable. The fair value measurements of those derivatives, using a binomial valuation model, was $917,041 at December 31, 2019 and $2,147,415 at March 31, 2019 and is reported as "convertible notes payable derivative liabilities" on the balance sheet. The derivative liabilities are measured as Level 3 items.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 *Income Taxes – Recognition.* Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis amounts of assets and liabilities and their financial reporting amounts at each period-end. A valuation allowance is recorded against deferred tax asset amounts if management does not believe the Company has met the "more likely than not" standard imposed by ASC 740-10-25-5 to allow recognition of such an asset. See Note 9.

Capitalization of Patent and Trademark Costs

The Company capitalizes its legal, patent agent and related filing fees and costs associated with the patents it holds and is developing. The amounts are carried as an intangible asset in the financial statements. The costs of the patents or trademarks are amortized ratably (expensed) over the expected useful technological or economic life of the individual assets, which the Company has determined to be ten years. The legal life of a patent is typically about 17 years. See Note 3.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified to provide greater line item detail for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. This change in classification has no effect on previously reported cash flows in the Condensed Consolidated Statement of Cash Flows and had no effect on the previously reported Condensed Consolidated Statements of Operations for any period.

New Accounting Requirements and Disclosures

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows, or disclosures.

FASB issued *ASU No. 2016-02, Leases (Topic 842)*, which establishes a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and, (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than twelve

months. The standard is effective for calendar years beginning after December 15, 2018; no material impact to the reporting in the financial statements of the Company occurred from the adoption of this standard.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses at the balance sheet date and for the period then ended. We believe our estimates and assumptions are reasonable; however, such estimates and assumptions are subject to a number of risks and uncertainties that may cause actual results to differ materially from such estimates.

Significant estimates and assumptions underlying these financial statements include:

- estimates in the calculation of share-based compensation expense,
- estimates in the value of our embedded derivative liabilities,
- estimates made in our income tax calculations, and
- estimates in the assessment of possible litigation claims against the company.

We are subject to claims and liabilities that arise in the ordinary course of business. We accrue for losses when such losses are considered probable and the amounts can be reasonably estimated.

The Company has a set of convertible notes that have warrants with down round features and there have been events which have triggered recognition of the down round features. The accounting recognition of these features involves significant estimates by the Company management. Details are more completely discussed in the footnotes below.

The accounting recognition of the triggered down round features, which have the same accounting effect as a "dividend", has cumulatively reduced retained earnings by $629,051. Three reporting quarters have been affected to date, Reductions to retained earnings have been recognized for $233,599 in the three month period ended March 31, 2019, for $78,596 in the three-month period ended June 30, 2019, and $316,856 in the three-month period ended December 31, 2019.

Note 3. Patents and Trademarks

Patents and trademarks are as follows:

	December 31, 2019	March 31, 2019
Patents and trademarks under development	$ 445,731	$ 217,744
Patents issued	185,841	153,801
Less accumulated amortization	(16,095)	(3,759)
	169,746	150,042
Patents, net	$ 615,477	$ 367,786

Amortization expenses for intangible assets during the three and nine month periods ended December 31, 2019 and year ended March 31, 2019 were $4,646, $12,336, and $3,759, respectively.

Costs capitalized at December 31, 2019 totaling $631,572 are for $445,731 for new patents and trademarks under development (but as yet not awarded) and for $185,841 for new patents issued in December 2018 and January 2019. The patents and trademarks under development will not be amortized until formally

issued. To the extent that a patent or trademark is not ultimately awarded the associated costs will be expensed accordingly at the time such an outcome is apparent.

IronClad filed fourteen patent applications during the fiscal years ended March 31, 2019 and March 31, 2018. These awarded and pending patents expand upon the initial scope of the original "seminal" patents and provide up to twenty additional years of enforceable intellectual property rights regarding authentication, validation, and encryption for all electronic transmissions associated devices. IronClad's original patent portfolio included three issued and granted US patents. Each of the three original patents had expired and all three were written off at or prior to December 31, 2018.

New U.S. Patents Issued by the United States Patent and Trademark Office

On January 14, 2020 the U.S. Patent and Trademark Office, an agency within the U.S. Department of Commerce, formally issued a new patent that the Company had applied for on April 5, 2019. The patent (USP 10,536,445) covers the Company's key management approach for use in Blockchain situations by securitizing and encrypting the blockchain with Distributed Auto-synchronous Array data bases ("DASA dBs").

The Company is optimistic that another patent, previously applied for (USP 10,579,793), will be issued in March 2020 which covers uses in software containers. Software containers are a standard unit of software that packages up software code and all its dependencies so that a given application runs quickly and reliably from one computing environment to another. A container image is a lightweight, standalone, executable package of software that includes everything needed to run an application: code, runtime, system tools, system libraries and settings.

Note 4. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. At December 31, 2019 and March 31, 2019, the Company had $0 and $0, respectively, on deposit in excess of the FDIC insured limit.

Note 5. Related Party Transactions

At December 31, 2019 and March 31, 2019, the Company owed approximately $67,759 and $96,506 in accounts payable to management and related parties. Of the $235,420 and $237,660 of accrued liabilities at December 31, 2019 and March 31, 2019, approximately $0 and $75,003, respectively, of those amounts are owed to the president of the Company; the costs primarily related to travel costs incurred in raising funds for the Company.

See also Note 12 regarding stock option awards to management of the Company.

Note 6. Notes Payable

Starting in June, 2017 the Company has entered in to twenty-four loan agreements, twenty-two of which have been convertible notes with features enabling the note holder to convert loan principal, interest and selected conversion fees into the Class A common stock of the Company. Accounting for each basic note includes recognition of the principal and contra liability accounts for original issue discounts, beneficial conversion features in many instances, and derivative liabilities. The convertible features of the twenty-two loans also cause a separate (non-contra liability) derivative liability recognition apart from the underlying note.

The note disclosures below, in chronological order, relate to notes reflected on the balance sheets or relate to interest expense recognition, as appropriate, in the year to date periods covered in this report.

Notes Payable Funded in Twelve-month Period Ended March 31, 2018

Commitment Note and Convertible Note, Equity Line (Three Tranches) with 10% Interest Rate

On August 24, 2017, IronClad entered into an Investment Agreement to establish an equity line of funding for the potential future issuance and purchase of IronClad's shares of Class A common stock. See Note 7.

Commitment Note, Equity Line, $82,500 with 10% Interest Rate.

As consideration for its commitment to purchase shares of IronClad's Class A common stock pursuant to the Investment Agreement, IronClad issued to the counterparty of the agreement a seven-month 10% convertible promissory note (the "Commitment Note") in the principal amount of $100,000.

The Commitment Note matured on March 24, 2018. The Commitment Note was convertible into shares of IronClad's Class A common stock at the fixed price of $3.25 per share; provided, however, that at any time and from time to time after a default occurred solely due to the fact the Commitment Note was not retired on or before the maturity date, all or any part of the Commitment Note was convertible into shares of Class A common stock of the Company at a per share price equal to the lower of: (a) $3.25 or (b) 65% of the average of the two lowest per share trading prices of the Class A common stock during the twenty consecutive trading days prior to the conversion date.

The Commitment Note was included as a financing fee expense at the date of the transaction. The Commitment Note was to finance the $100,000 cost of the commitment fee to the counterparty of the Investment Agreement and was accordingly included in the financing fee expenses for the period ended September 30, 2017. The amount of the commitment fee could be reduced by $35,000 or $17,500 if a registration statement registering the shares that would be issued under the equity line became effective within 90 or 135 days, respectively, of August 24, 2017.

The registration statement was declared effective on December 18, 2017 a period less than 135 days (but more than 90 days) after August 24, 2017. Consequently, the principal balance of the commitment fee was reduced by $17,500 and $100,000 of financing fee expenses originally recognized in the three-month period ended September 30, 2017 were adjusted to reflect a lower $82,500 financing fee expense.

On March 24, 2018 the Commitment Note ($100,000 contractually reduced to $82,500 in 2017) reached its maturity date and was not repaid in cash. Consequently, the note was in "maturity date default" and, pursuant to the terms of the loan, was convertible at the lesser of $3.25 or 65% of the average lowest two trades for the prior 20 days, resulting in an initial recognition for derivative treatment.

Derivative Liability. The valuation of the derivative liability related to the $82,500 borrowing on the Convertible Note and with an intrinsic value of $0.70 per share (based on a $1.67 closing price less the $0.97 per share present value of the conversion price) was approximately $79,137 using a Black-Scholes valuation model. That amount was recorded as a new contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. This resulted in a net liability value of $3,362. The amount was amortized as interest expense over an estimated "remaining" three-month life of the already matured loan.

Interest Expense. During the nine-month period ended December 31, 2019, $2,102 of regular interest and $42,116 of default interest was expensed. During the nine-month period ended December 31, 2018, $11,623 of regular interest and $79,137 of the derivative liability note discount was recognized as interest expense.

Convertible Note, Equity Line, Initial Consideration: $165,000 First Tranche of Three with 10% Interest Rate.

On August 24, 2017, in connection with the entry into the Investment Agreement, IronClad also issued a 10% convertible note (the "Convertible Note") in an aggregate principal amount of $330,000 with a 10% original issue discount ("OID"). The initial consideration in the amount of $165,000 was funded on August 24, 2017. The Company received net proceeds of $150,000 (which represents the deduction of the 10% original issue discount for the note holder's due diligence and legal fees). The Company could make additional borrowings in such amounts and at such dates as the note holder may choose in its sole discretion. The balance of an individual borrowing matured seven months from its funding date.

The Convertible Note also had an embedded beneficial conversion feature ("BCF") based on a stated conversion price of $1.00 per share. The market price of a share of IronClad's common stock at the time of the first borrowing under the note was $3.50 thus establishing an intrinsic value of $2.50 on that date.

The Company received the first borrowing for $165,000 under the Convertible Note on August 24, 2017 and net cash proceeds of $150,000 were received after deducting for the original issue discount and lender transaction costs of $15,000. An additional $12,000 of costs was incurred by IronClad directly relating to the note. Both the $15,000 and the $12,000 were recorded as discount amounts on the $165,000 note payable and were amortized as interest expenses over the life of the borrowing. The maturity date of this borrowing under the note was seven months from its funding date which was March 24, 2018.

Between March 26, 2018 and February 25, 2019, the note holder exercised its rights under the conversion provisions and through the operation of seven conversion elections were issued, in total, 4,588,586 shares of stock which effectively repaid the loan balance. Additionally, between March 14, 2019 and March 28, 2019, the note holder elected to convert approximately $37,698 of accrued interest into 7,683,614 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2017	$ 165,000			
3/26/2018	$ 155,000	$ (10,000)	9,958	$1.00425
06/01/18	$ 135,000	$ (20,000)	32,219	$0.62000
07/17/2018	$ 115,000	$ (20,000)	61,538	$0.32500
8/23/2018	$ 105,000	$ (10,000)	73,260	$0.13650
09/14/18	$ 85,000	$ (20,000)	236,686	$0.08450
02/06/19	$ 45,000	$ (40,000)	2,051,282	$0.01950
02/25/19	$ -	$ (45,000)	2,123,643	$0.02119
		Total	4,588,586	

The valuation of the BCF related to the $165,000 borrowing on the Convertible Note and with an intrinsic value of $2.50 per share (based on a $3.50 closing price less the $1.00 per share conversion price) was approximately $424,407 using a Black-Scholes valuation model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the beneficial conversion feature formally recorded was $138,000 ($165,000 net of $27,000) and was amortized as interest expense over the life of the loan.

On March 24, 2018 the first tranche of the 10% Convertible Note for $165,000 (less the $10,000 conversion in late March) reached its maturity date and was not repaid in cash. Consequently, the note was in "maturity date default" and, pursuant to the terms of the loan, was convertible at the lesser $1.00 or 65% of the average lowest two trades for the prior 20 days, resulting in an initial recognition for derivative treatment.

Derivative Liability. The valuation of the derivative liability related to the $165,000 (reduced to $155,000) borrowing on the Convertible Note and with an intrinsic value of $0.70 per share (based on a $1.67 closing price less the $0.97 per share present value of the conversion price) was approximately $158,276 using a Black-Scholes valuation model. That amount was recorded as a new contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. Since the undiscounted (and unconverted) amount of the note was $155,000 the derivative valuation was recorded as $155,000. The amount was amortized as interest expense over an estimated "remaining" three-month life of the already matured loan.

Interest Expense. During the nine-month period ended December 31, 2019, $0 of regular interest and $0 derivative liability note discount. In the case of this one note, the discount related to the derivative liability had been fully expensed prior to the quarter because all amounts owed relating to the note were converted as of March 1, 2019. During the nine-month period ended December 31, 2018, $15,694 of regular interest, $0 of original issue discount and $155,000 of derivative liability note discount was recognized as interest expense.

Convertible Note, Equity Line, Second Tranche of Three, $82,500 with 10% Interest Rate.
On October 23, 2017, a second borrowing of $82,500 under the Convertible Note for $330,000 was closed and funded. The Company received net proceeds of $75,000 after deducting for original issue discount and lender transaction costs of $7,500. An additional $6,000 of costs was incurred by IronClad relating to the Convertible Note. Both the $7,500 and the $6,000 were recorded as discount amounts on the $82,500 note payable and amortized as interest expenses over the life of the borrowing.

The maturity date of this borrowing under the Convertible Note was also defined to be seven months from its borrowing date which was May 24, 2018. The market price of a share of IronClad's common stock at the time of funding was $4.40 making the intrinsic value of the derivative $3.40. The valuation of the BCF was estimated to be approximately $289,000 and was capped at $69,000, the otherwise undiscounted amount of the note payable.

The Third Tranche and last of this Equity Line is separately discussed several pages below.

Between March 14, 2019 and April 22, 2019, the holder of the note elected to convert $82,500 of principal into 18,630,240 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/18	$ 82,500			
3/14/2019	$ 77,500	$ (5,000)	889,284	$0.0056225
03/25/19	$ 53,500	$ (24,000)	5,351,171	$0.0044850
03/27/19	$ 49,500	$ (4,000)	891,862	$0.0044850
03/28/19	$ 45,500	$ (4,000)	891,862	$0.0044850
04/12/19	$ 22,500	$ (23,000)	5,361,305	$0.0042900
04/16/19	$ 17,517	$ (4,983)	1,161,539	$0.0042900
04/22/19	$ -	$ (17,517)	4,083,217	$0.0042900
		Total	8,024,179	

Interest Expense. During the nine-month period ended December 31, 2019, $406 of regular interest, $0 of original issue discount, and $0 derivative liability note discount was expensed. During the nine-month period ended December 31, 2018, $12,098 of regular interest, $20,916 of original issue discount and $57,024 of derivative liability note discount was recognized as interest expense.

Convertible Notes, Post Maturity Derivative Liabilities. At May 23, 2018 the second tranche of the 10% Convertible Note for $82,500 reached its maturity date and was not repaid in cash. Consequently, the note was in "maturity date default" and pursuant to the terms of the loan was convertible at the lesser of $1.00 or 65% of the average lowest two trades for the prior 20 days, resulting in initial recognition for derivative treatment.

Derivative Liability. The valuation of the derivative liability related to the $82,500 borrowing on the Convertible Note and with an intrinsic value of $0.6912 per share is approximately $57,024 using a Binomial pricing model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs). The amount was amortized as interest expense over an estimated "remaining" three-month life of the already matured loan.

Convertible Note, $88,000 with 12% Interest Rate.

On January 25, 2018 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $88,000. The Company received cash proceeds of $85,000 net of transaction costs of $3,000. The $3,000 was recorded as a discount amount on the note payable and was amortized as interest expenses over the life of the note. The general terms of the note, except for the principal amount borrowed, were identical to the initial 12% Convertible note entered into in 2017 and converted earlier in January 2018.

The note matured on October 30, 2018 and interest costs accrued on the unpaid principal balance at 12% annually until October 30, 2018, and after that if not paid at maturity interest accrued annually at 22% until the principal amount and all interest accrued and unpaid were paid.

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time during the period beginning on the date which was one hundred and eighty days following the date of the note (dated January 25, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued were a function of a variable conversion price which was 65% of a market price defined to be the lowest one day closing bid price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company would keep available authorized shares reserved, initially 289,846 shares, but in any event authorized shares equal to six times the number of shares that would be issuable upon full conversion of the note from time to time.

Derivative Liability. At June 30, 2018 a derivative liability with an intrinsic value of $0.2404 was $57,990 using a binomial pricing model and a derivative liability note discount was recorded.

Interest Expense. The note was repaid in mid-July, 2018; thus, during the nine-month period ended December 31, 2019 no interest was recorded on the note. During the nine-month period ended December 31, 2018, $4,133 of regular interest and $1,178 of original issue discount, and $57,990 of derivative liability note discount was recognized as interest expense.

Working Capital Loan for Services to New Customer of IronClad Pipeline IC, Inc. with 8.5% Interest Rate.

On February 27, 2018, IronClad borrowed $255,000 gross proceeds as an initial advance on a Credit Agreement (the "Agreement") with a lending party. The Agreement, agreed to by both parties on February 1, 2018, enabled the Company, at its sole election, to borrow up to an aggregate amount of $500,000. The outstanding balance of any advances accrued interest at an annual rate of 8.5%. There was a transaction financing fee of 2% for any amount drawn under the facility. Proceeds received net of the transaction fee were $250,000.

On March 21, 2018, IronClad borrowed additional $245,000 gross proceeds as a second advance under the Agreement. Proceeds received net of the transaction fee were $240,000.

During the period ended June 30, 2018, the Company repaid $125,000 of the principal, and then redrew another $100,000. The outstanding principal balance of this loan at June 30, 2018 was $475,000 and was subsequently repaid in full by a series of cash payments through September 11, 2018.

Interest is to be paid annually in cash on March 1, 2019 and 2020. Outstanding interest of $17,816 was not paid at March 1, 2019. The Company is negotiating with the lender to issue common stock in exchange for the accrued amount of interest owed. There was no penalty for any of the early principal repayments. The Company has pledged 500,000 of its common stock as collateral under the terms of the Agreement. In the event of default by the Company, the lender is entitled to receive one share of Company common stock for every one dollar in principle, interest, penalties, and fees that are owed and outstanding by the Company to the lender.

The Agreement is also supported by a personal $500,000 guarantee from an officer of the Company. IronClad owed the officer a 5% guarantee fee of $25,000; $15,000 was paid shortly after June 30, 2019 and the remaining $10,000 balance was paid in the three months ended December 31, 2019. The guarantee fee was reviewed and approved by the Compensation Committee of the Board (as were the two payments) which determined that the 5% fee was an appropriate market-based rate for guarantees of loans of this nature and comparable risk.

Terms of the Agreement specified that the uses of funds were to be limited to only supporting the operations of the service contract and loan repayment. The terms of the Agreement were amended, effective June 11, 2018, to also permit the use of funds for certain new patent application filings of IronClad.

Interest Expense. The note was repaid in mid-September, 2018; thus, during the nine-month period ended December 31, 2019 no interest was recorded on the note. During the nine-month period ended December 31, 2018, $16,137 of regular interest and $10,706 of original issue discount amortization was recognized as interest expense.

Convertible Note, $53,000 with 12% Interest Rate.
On February 27, 2018 IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $53,000. The Company received cash proceeds of $50,000 net of transaction costs of $3,000. The $3,000 was recorded as a discount amount on the note payable and was amortized as interest expenses over the life of the note. The general terms of the note, except for the principal amount borrowed, were identical to the initial 12% Convertible note entered into in 2017 and converted earlier in January 2018.

The note matured on November 3, 2018 and interest costs accrued on the unpaid principal balance at 12% annually until November 30, 2018, and after that if not paid at maturity interest accrued annually at 22% until the principal amount and all interest accrued and unpaid were paid.

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time during the period beginning on the date which was one hundred and eighty days following the date of the note (dated February 27, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued were a function of a variable conversion price which was 65% of a market price defined to be the lowest one day closing bid price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company kept available authorized shares reserved, initially 289,846 shares, but in any event authorized shares equal to six times the number of shares that would be issuable upon full conversion of the note from time to time.

Derivative Liability. The conversion feature of the note represented an embedded derivative. The derivative liability with an intrinsic value of $0.2981 was $42,862 using a binomial pricing model and was recorded as a derivative liability note discount. The loan principal plus accrued interest, together totaling $75,620, was repaid on August 21, 2018 and the note was fully retired.

Interest Expense. Because the note was repaid in August, 2018, no interest was recorded on the note during the nine-month period ended December 31, 2019. During the nine-month period ended December 31, 2018, $2,492 of regular interest and $2,585 of original issue discount and $42,862 of derivative liability note discount was recognized as interest expense.

Insurance Financing Note with 6% Interest Rate.
On March 16, 2018, IronClad purchased several lines of corporate insurance coverage for a set of annual premiums that totaled $30,719. To pay for the coverage, IronClad paid $2,631 down on the coverages and entered into a financing agreement to borrow the $28,087 balance owed for the coverage. Interest on the loan was approximately 6% and the loan was to be repaid by eleven monthly principal and interest installment payments of $2,631 each. The cost of the insurance was recorded as a prepaid asset and was amortized monthly over the annual period of the coverages.

On July 14, 2018, the outstanding loan principal balance was repaid plus accrued interest, both totaling $10,195, and the note was fully retired.

Interest Expense. Because the note was repaid in July, 2018 no interest was recorded on the note during the nine-month period ended December 31, 2019. During the nine-month period ended December 31, 2018, $726 of regular interest was recognized as interest expense

Convertible Note, Equity Line, Third Tranche of Three, $82,500 with 10% Interest Rate.

On March 15, 2018, a third and final borrowing of $82,500 under the Convertible Note for $330,000 was closed and funded. The Company received net proceeds of $75,000 after deducting for original issue discount and lender transaction costs of $7,500 and an additional $6,000 of loan closing costs incurred by IronClad. The maturity date of this borrowing under the Convertible Note was also defined to be seven months from its borrowing date which was October 24, 2018. The market price of a share of IronClad's common stock at the time of funding was $1.85 making the intrinsic value of the derivative $0.85.

The valuation of the BCF related to the $82,500 borrowing on the Convertible Note and with an intrinsic value of $0.85 per share (based on a $1.85 closing price less the $1.00 per share conversion price) was approximately $109,861 using a Black-Scholes valuation model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the beneficial conversion feature formally recorded was $69,000 ($82,500 net of $13,500) and was amortized as interest expense over the life of the loan.

On October 15, 2018, the third tranche reached its maturity date and was not repaid in cash. Consequently, the note was in "maturity date default" and, pursuant to the terms of the loan, was convertible at the lesser $1.00 or 65% of the average lowest two trades for the prior 20 days, resulting in an initial recognition for derivative treatment.

Derivative Liability. The valuation of the derivative liability related to the $82,500 borrowing on the Convertible Note and with an intrinsic value of $0.2432 per share was approximately $20,064 using a Black-Scholes valuation model. That amount was recorded as a new contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount was amortized as interest expense over an estimated "remaining" three-month life of the already matured loan.

The First and Second Tranches of this Equity Line are separately discussed several pages above.

Interest Expense. During the nine-month period ended December 31, 2019, $2,080 of regular interest, $0 of original issue discount, $0 of beneficial conversion and $0 of derivative liability and $134,308 of default interest was expensed. During the nine-month period ended December 31, 2018, $9,167 of regular interest, $11,544 of original issue discount and $59,004 of beneficial conversion and $17,166 of derivative liability note discount was recognized as interest expense.

Notes Payable Funded in Twelve-month Period Ended March 31, 2019

Convertible Note, $250,000 with 10% Interest Rate.

On June 26, 2018 IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $250,000. The Company received cash proceeds of $235,000 net of transaction costs of $15,000. The $15,000 was recorded as a discount amount on the note payable and was amortized as interest expenses over the life of the note. The general terms of the note, except for the principal amount borrowed, were nearly identical to the initial 10% Convertible note entered into in 2017.

The note matured on December 26, 2018 and interest costs accrued on the unpaid principal balance at 10% annually until December 26, 2018, and after that if not paid at maturity interest accrued annually at 24% until the principal amount and all interest accrued and unpaid were paid.

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time on or following the date of the note from the and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued were a function of a fixed conversion price of $1.00 per share, or an alternate variable conversion price, triggered by events such as stock splits, stock dividends or rights offerings which is 70% of a market price defined to be the lowest five day closing bid price for the Company's common stock during the twenty-day trading period ending on the last trading day prior to exercising the conversion right. The Company kept available authorized shares reserved, initially 3,081,854 shares, but in any event authorized shares equal to five times the number of shares that would be issuable upon full conversion of the note from time to time.

As a commitment fee for the note, the Company issued the holder 240,384 shares of common stock to be held in escrow until the note was repaid. The holder kept the shares, if the note was not retired prior to its maturity date. The shares were valued at $165,865 and were recorded as a discount on the note and amortized through repayment of the note on November 1, 2018. Upon repayment of the note the shares were returned and the $165,865 expense was reversed.

Derivative Liability. The conversion feature of the note represented an embedded derivative. A derivative liability with an intrinsic value of $0.03281 was $189,211 using a binomial pricing model and was calculated as a discount to the note. That amount was recorded as a new contra-note payable amount (similar to the recorded OID and transaction costs and amounts discussed immediately below), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $26,014 ($250,000 net of $223,986) and was amortized as interest expense over the life of the loan. The remaining $163,197 was expensed as financing fees at the inception of the note.

Warrants and "Down Round" Feature. Included in the share purchase agreement was a common stock purchase warrant issued by the Company to the holder to purchase 62,500 shares of common stock at $3.00 per share, exercisable for four years. The warrants were valued at $43,121 using a Black Scholes option pricing model and were recorded as a discount on the note.

The warrant included a down round feature that would reduce the exercise price of the warrant if the Company sold or granted any option to purchase, or sell or grant any right to reprice, or otherwise disposed of or issued common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) at an effective price per share less than the then exercise price. On January 17, 2019, the down round feature was triggered and the exercise price was reduced to $0.0195 and the number of warrants exercisable was increased to 9,615,385. As a result, the original valuation of $43,121 was increased to $164,132 and a reduction to retained earnings was recorded for the difference, similar to a dividend, in the amount of $121,011.

Interest Expense. Because the note was repaid in November, 2018, no interest was recorded on the note during the nine-month period ended December 31, 2019. During the nine-month period ended December 31, 2018, $8,873 of regular interest, $58,121 of original issue discount amortization, $165,865 of amortization of beneficial conversion feature, and $26,342 of derivative liability note discount was recognized as interest expense.

On October 11, 2018 the holder of the note converted $100,000 of the principal into 3,076,923 shares of Class A capital stock. On November 1, 2018 the Company paid off the remaining $150,000 of principal in cash.

Convertible Note, $115,500 with 12% Interest Rate.

On July 17, 2018, (transaction documents were originally dated June 29, but amended for action taken on July 17), IronClad issued a 12% convertible note (the "Convertible Note") to a lender (the "Holder") in an aggregate principal amount of $115,500. The Company received cash proceeds of $101,500 net of transaction costs of $14,000 that included $3,500 for attorneys' fees. The note matured on July 18, 2019. Interest costs accrued on the unpaid principal balance at 12% annually until maturity, and after that, if not paid, interest accrued annually at 18% until any unpaid principal amount and unpaid interest accrued were paid.

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time during the period beginning on the date which is one hundred and eighty days following the date of the note (dated July 18, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued upon conversion were a function of a variable conversion price which is 65% of a market price defined to be the lowest one (1) trading price for the Company's common stock during the fifteen (15) day trading period ending on the last trading day prior to the conversion date. The Company kept available authorized shares reserved, initially 1,500,000 shares. From January 22, 2019 thru April 4, 2019 the holder of the note elected to convert $115,500 of principal, $4,500 of financing fees and $8,448 of accrued interest into 14,646,896 shares of Class A common stock.

The dates, shares issued, and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	$ 115,500			
01/22/2019	$ 106,500	$ (9,000)	97,371	$0.0975650
02/04/2019	$ 91,500	$ (15,000)	794,872	$0.0195000
02/12/2019	$ 77,000	$ (14,500)	769,231	$0.0195000
02/20/2019	$ 57,500	$ (19,500)	1,025,642	$0.0195000
02/28/2019	$ 42,500	$ (15,000)	1,402,715	$0.0110500
03/11/2019	$ 30,000	$ (12,500)	2,105,264	$0.0061750
03/14/2019	$ 17,500	$ (12,500)	2,312,139	$0.0056225
03/26/2019	$ 4,000	$ (13,500)	3,121,517	$0.0044850
04/04/2019	$ -	$ (4,000)	932,401	$0.0042900

Derivative Liability. The valuation of the derivative liability related to the $115,500 borrowing on the Convertible Note and with an intrinsic value of $0.4751 per share was approximately $187,624 using a binomial pricing model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $101,500 ($115,500 net of $14,000) and was amortized as interest expense over the life of the loan. The remaining $86,124 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $(22*) of (negative*) regular interest, $0 of original issue discount, and $0 of derivative liability note discount was recognized as interest expense. During the nine-month period ended December 31, 2018, $6,303 of regular interest and $6,367 of original issue discount and $46,162 of derivative liability note discount was recognized as interest expense.

Convertible Note, $135,000 with 9% Interest Rate.

On July 11, 2018 IronClad entered into a Securities Purchase Agreement (SPA) to issue a 9% convertible note payable for an aggregate principal amount of $270,000 comprised of the First Note ("First Note Aa") being in the amount of $135,000.00, and the remaining note in the amount of $135,000.00, ("Back End Note Ab"). The Company received cash proceeds of $126,500 from the First Note Aa net of transaction costs of $8,500. The $8,500 was recorded as a discount amount on the note payable and was amortized as interest expenses over the life of the note.

The First Note Aa matured on July 11, 2019 and interest costs accrued on the unpaid principal balance at 9% annually until July 11, 2019, and after that if not paid at maturity interest accrued annually at 24% until the principal amount and all interest accrued and unpaid were paid.

The Back-End Note Ab carried the same terms as the First Note Aa, except it could not be repaid, but only converted. The Company was under no obligation to accept the Back-End Note Ab, but could do so at its sole discretion, following 180 days from the date of the note (dated July 11, 2018). As part of the SPA, the holder issued the Company a collateralized secured promissory note in the amount of $131,500 that could be exchanged for cash against the Back-End Note Ab. On January 25, 2019, the holder of the note chose to cancel the Back-End Note Ab without the Company borrowing under the note.

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time during the period beginning on the date which was 180 days following the date of the note (dated July 11, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued were a function of a fixed conversion price of $1.00 per share for six months, and thereafter until maturity at a variable conversion price which was 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company kept available authorized shares reserved, initially 1,730,000 shares, but in any event the number of reserved shares at least equals 400% of the number of shares of Company common stock issuable upon conversion of the note. From February 4, 2019 thru April 17, 2019 the holder of the note elected to convert $135,000 of principal and accrued interest into common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	$ 135,000			
02/04/2019	$ 120,000	$ (15,000)	808,303	$0.019500
03/01/2019	$ 111,500	$ (8,500)	921,451	$0.009750
03/21/2019	$ 99,000	$ (12,500)	2,876,192	$0.004615
03/29/2019	$ 77,000	$ (22,000)	5,218,503	$0.004485
04/04/2019	$ 56,000	$ (21,000)	4,895,105	$0.004290
04/16/2019	$ 29,000	$ (27,000)	6,293,706	$0.004290
04/17/2019	$ -	$ (29,000)	6,759,907	$0.004290

Derivative Liability. The valuation of the derivative liability related to the $135,000 borrowing on the First Note Aa and with an intrinsic value of $0.54 per share was approximately $248,386 using a binomial pricing model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $126,500 ($135,000 net of $8,500) and was amortized as interest expense over the life of the loan. The remaining $121,886 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $(697*) of (negative*) regular interest, $2,375 of unamortized original issue discount, and $35,351 of derivative liability note discount was recognized as interest expense. During the nine-month period ended December 31, 2018, $5,759 of regular interest, $4,029 of original issue discount, and $59,958 of derivative liability note discount was recognized as interest expense.

Convertible Note, $157,500 with 9% Interest Rate, First Note ("First Note Ba" and "Back End Note Bb").

On July 19, 2018, IronClad entered into a Securities Purchase Agreement (SPA) to issue a 9% convertible note payable for an aggregate principal amount of $315,000 comprised of the first note ("First Note Ba") being in the amount of $157,500, and the remaining note in the amount of $157,500, (the "Back End Note Bb"). The Company received cash proceeds of $142,500 from the First Note Ba net of transaction costs of $15,000 that included $7,500 for attorneys' fees.

The First Note Ba matured on July 19, 2019 and interest costs accrued on the unpaid principal balance at 9% annually until July 19, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid. The Back-End Note Bb carries the same terms as the First Note Ba, except it may not be repaid in cash, but only converted.

The Company accepted the Back End Note Bb on March 19, 2019. As part of the SPA, the holder issued the Company a collateralized secured promissory note in the amount of $150,000 that was exchanged for cash against the Back-End Note Bb (discussed separately several pages below).

The holder of the note, at its sole election, could convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated July 19, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any. The shares to be issued are a function of a fixed conversion price of $1.00 per share for six months, and thereafter until maturity at a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. From January 24, 2019 thru April 1, 2019 the holder of the note elected to convert $157,500 of principal into 19,011,529 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	$ 157,500			
01/24/2019	$ 147,500	$ (10,000)	80,972	$0.1235000
02/04/2019	$ 132,500	$ (15,000)	769,231	$0.0195000
02/07/2019	$ 115,000	$ (17,500)	897,436	$0.0195000
02/20/2019	$ 90,000	$ (25,000)	1,282,051	$0.0195000
02/27/2019	$ 75,000	$ (15,000)	1,357,466	$0.0110500
03/07/2019	$ 60,000	$ (15,000)	1,923,077	$0.0078000
03/13/2019	$ 45,000	$ (15,000)	2,667,852	$0.0056225
03/25/2019	$ 35,000	$ (10,000)	2,229,654	$0.0448500
03/26/2019	$ 20,937	$ (14,063)	3,135,563	$0.0044850
03/29/2019	$ 1,000	$ (19,937)	4,445,262	$0.0044850
04/01/2019	$ -	$ (1,000)	222,965	$0.0044850

Derivative Liability. The valuation of the derivative liability related to the $157,500 borrowing on the First Note Ba and with an intrinsic value of $0.5482 per share was approximately $295,227 using a binomial

pricing model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $142,500 ($157,500 net of $15,000) and was amortized as interest expense over the life of the loan. The remaining $152,727 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $(291*) of (negative*) regular interest, $0 of original issue discount, and $0 of derivative liability note discount was recognized as interest expense on the First note. During the nine-month period ended December 31, 2018, $6,408 of regular interest and $6,781 of original issue discount was recognized as interest expense, and $64,418 of derivative liability note discount was recognized as interest expense.

Convertible Note, $107,000 "a" with 10% Interest Rate (unrelated to similar loaned amount below). On October 24, 2018, IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $107,000. The Company received cash proceeds of $102,000 net of transaction costs of $5,000. The $5,000 was recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on October 24, 2019 and interest costs accrue on the unpaid principal balance at 10% annually until October 24, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note is entitled, at any time after cash payment, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period ending on the last trading day prior to the conversion date. The Company kept available authorized shares reserved, initially 2,993,000 shares. From April 17, 2019 thru May 16, 2019 the holder of the note elected to convert $107,000 of principal into 23,378,328 shares of Class A common stock.

The dates, shares issued and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	$ 107,000			
04/17/2019	$ 79,000	$ (28,000)	6,526,807	$0.004290
04/30/2019	$ 47,000	$ (32,000)	7,032,967	$0.004550
05/03/2019	$ 12,500	$ (34,500)	7,582,418	$0.004550
05/16/2019	$ -	$ (12,500)	2,236,136	$0.005589

Derivative Liability. The valuation of the derivative liability related to the $107,000 borrowing with an intrinsic value of $0.1759 per share was approximately $131,617 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $102,000 ($107,000 net of $5,000) and was amortized as interest expense over the life of the loan. The remaining $29,617 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $816 of regular interest, $2,836 of original issue discount, and $57,847 of derivative liability note discount was recognized as interest expense. During the nine-month period ended December 31, 2018, $1,993 of regular interest, $914 of original issue discount, and $19,003 of derivative liability note discount was recognized as interest expense.

Convertible Note, $181,170 with 12% Interest Rate.

On October 26, 2018, IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $181,170. The Company received cash proceeds of $150,346 net of transaction costs of $30,824. The $30,824 is recorded as a discount amount on the note payable and was amortized as interest expenses over the life of the note. The note matured on July 26, 2019 and interest costs accrue on the unpaid principal balance at 12% annually until July 26, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The holder shall have the right at any time following the 180th calendar day after the issue date (October 26, 2018), and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock.

The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company’s common stock during the fifteen day trading period ending on the last trading day prior to the conversion date. From May 7, 2019 thru June 10, 2019 the holder of the note elected to convert $33,342 of principal into 19,011,529 shares of Class A common stock.

The dates, shares issued, and principal amounts repaid at each conversion event are as follows:

Conversion Date	Principal Outstanding	Principal Reduction	Shares Issued	Exercise Price
12/31/2018	$ 181,170			
04/17/2019	$ 168,261	$ (12,909)	4,361,220	$0.00296
06/10/2019	$ 147,828	$ (20,433)	8,374,250	$0.00244
08/10/2019	$ 141,083	$ (6,744)	6,075,8566	$0.00111
10/16/2019	$ 135,169	$ (5,915)	14,081,976	$0.00042
10/22/2019	$ 129,045	$ (6,123)	14,579,310	$0.00042
10/31/2019	$ 126,342	$ (2,704)	18,025,733	$0.00015
11/11/2019	$ 125,988	$ (353)	11,780,000	$0.00003
11/13/2019	$ 124,080	$ (1,908)	47,698,000	$0.00004
11/18/2019	$ 122,286	$ (1,794)	44,857,750	$0.00004

The Company will keep available authorized shares reserved, initially 6,500,000 shares. In connection with the issuance of the note, the Company issued a common stock purchase warrant to the holder to purchase up to 30,195 shares of the Company’s common stock at an exercise price of $3.00 per share with an exercise period of five years. The warrants were valued at $10,265 using a Black Scholes option pricing model and were recorded as a financing expense.

Warrants and “Down Round” Feature. The warrant included a down round feature that would reduce the exercise price of the warrant, if the Company sold or granted any option to purchase, or sell or grant any right to reprice, or otherwise disposed of or issued common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) at an effective price per share less than the then exercise price.

During the year ended March 31, 2019, there were multiple events that triggered the down round provision, the cumulative effect reduced the exercise price to $0.004485 and the number of warrants exercisable was increased to 20,197,324. As a result, the valuation of the warrants increased to $123,067 and a reduction to retained earnings was recorded for the difference, similar to a dividend, in the amount of $112,587.

During the three-month period ended June 30, 2019, there were also multiple events that caused the down round feature to be triggered again. The cumulative effect reduced the exercise price to $0.0024 and the

number of warrants exercisable was increased to 37,743,750. As a result, the valuation of the warrants increased to $201,663 and a reduction to retained earnings was recorded for the difference, similar to a dividend, in the amount of $78,596. During the three-month period ended December 31, 2019, revaluations of the down round feature caused a further reduction of $316,856 in retained earnings in the form of a constructive 'dividend' for accounting purposes.

Derivative Liability. The valuation of the derivative liability related to the $181,170 borrowing with an intrinsic value of $0.2674 per share is approximately $220,204 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $150,346 ($181,170 net of $30,824) and was amortized as interest expense over the life of the loan. The remaining $69,858 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $20,782 of regular interest, $13,210 of original issue discount, and $64,434 of derivative liability note discount was recognized as interest expense. During the nine-month period ended December 31, 2018, $3,986 of regular interest and $7,452 of original issue discount amortization and 36,348 of derivative liability amortization was recognized as interest expense.

Convertible Note, $107,000 "b" with 10% Interest Rate (unrelated to similar loaned amount above).

On February 14, 2019, IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $107,000. The Company received cash proceeds of $102,000 net of transaction costs of $5,000. The $5,000 was recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on February 14, 2020 and interest costs accrue on the unpaid principal balance at 10% annually until February 14, 2020, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note is entitled, at any time after cash payment, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period including the day upon which the notice of conversion is received conversion date. The Company will keep available authorized shares reserved, initially 11,551,000 shares. During the three-month period ended December 31, 2019, the holder of the note converted $91,700 of principal and $6,262 of accrued interest into 195,151,813 shares of Class A common stock.

Derivative Liability. The valuation of the derivative liability related to the $107,000 borrowing with an intrinsic value of $0.03099 per share was approximately $169,554 using a binomial pricing model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $102,000 ($107,000 net of $5,000) and will be amortized as interest expense over the life of the loan. The remaining $67,554 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $6,284 of regular interest, $3,767 of original issue discount, and $76,849 of derivative liability note discount was recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

Convertible Note, $57,500 with 12% Interest Rate.

On February 14, 2019, IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $57,500. The Company received cash proceeds

of $52,500 net of transaction costs of $7,750. The $7,750 was recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note.

The note matures on February 14, 2020. Interest costs accrue on the unpaid principal balance at 12% annually until maturity, and after that if not paid, interest accrues annually at 18% until any unpaid principal amount and unpaid interest accrued are paid.

The holder of the note, at its sole election, may convert the note into shares of common stock of Company the six month anniversary of the note, the conversion price shall be equal to 65% of the lowest trading price for the fifteen prior trading days including the day upon which a notice of conversion is received. During the three-month period ended December 31, 2019, the holder of the note converted $63,365 of principal and $2,500 of financing fees into 96,980,000 shares of Class A common stock.

Derivative Liability. The conversion feature of the note represents an embedded derivative. The valuation of the derivative liability related to the $57,750 borrowing on the Convertible Note and with an intrinsic value of $.039 per share was approximately $115,500 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded is $50,000 ($57,750 net of $7,750) and will be amortized as interest expense over the life of the loan. The remaining $65,500 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $8,159 of regular interest, $5,839 of original issue discount, and $37,671 of derivative liability note discount was recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

Event of Default. On October 1, 2019 a default event occurred that triggered an increase in principal of $28,875.

Convertible Note, $157,500 with 9% Interest Rate, Back End Note Bb (related to First Note Ba discussed several paragraphs above).

The Back-End Note Bb was accepted on March 14, 2019 and matured on July 19, 2019. Interest costs accrued on the unpaid principal balance at 9% annually until July 19, 2019, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid. The Back-End Note Bb carries the same terms as the First Note Ba, except it may not be repaid in cash, but only by converting to common stock.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated March 14, 2019) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a fixed conversion price of $1.00 per share for six months, and thereafter until maturity at a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. During the three-month period ended December 31, 2019, the holder of the note converted $45,269 of principal into 567,384,999 shares of Class A common stock.

Derivative Liability. The valuation of the derivative liability related to the $157,500 borrowing on the Back-End Note Bb and with an intrinsic value of $0.0096 per share was approximately $352,448 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted

amount of the note payable. The amount of the derivative liability note discount formally recorded was $142,500 ($157,500 net of $15,000) and was amortized as interest expense over the life of the loan. The remaining $209,948 was expensed as financing fees as of the inception date of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $19,932 of regular interest, $12,992 of original issue discount, and $123,425 of derivative liability note discount was recognized as interest expense. on the Back-End Note Bb. There was no corresponding expense during the nine-month period ended December 31, 2018.

Convertible Note, $86,250 with 12% Interest Rate, First Note Ca ("First Note Ca" and "Back End Cb" and Collateralized Notes).

On March 28, 2019, IronClad entered into a Securities Purchase Agreement (SPA) to issue a 12% convertible note payable for an aggregate principal amount of $172,500 comprised of the first note ("First Note Ca") being in the amount of $86,250, and the remaining note in the amount of $86,250 (the "Back End Note Cb"). The Company received cash proceeds of $75,000 from the First Note Ca net of transaction costs of $11,250 that included $3,750 for attorneys' fees.

The First Note Ca matures on March 28, 2020 and interest costs accrue on the unpaid principal balance at 12% annually until March 28, 2020, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid. The Back-End Note Cb carries the same terms as the First Note Ca, except it may not be repaid in cash, but only by a conversion to Class A common stock. As part of the SPA, the holder issued the Company a collateralized secured promissory note in the amount of $78,750 that may be exchanged for cash against the Back-End Note Cb.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated March 28, 2019) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company will keep available authorized shares reserved, initially 130,000,000 shares. During the three-month period ended December 31, 2019, the holder of the note converted $32,600 of principal and $2,181of accrued interest into 69,802,132 shares of Class A common stock.

Derivative Liability. The valuation of the derivative liability related to the $86,250 borrowing with an intrinsic value of $0.009 per share is approximately $112,500 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded is $75,000 ($86,250 net of $11,250) and was amortized as interest expense over the life of the loan. The remaining $37,500 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $7,166 of regular interest, $8,453 of original issue discount, and $56,352 of derivative liability note discount was recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

Notes Payable Funded in Nine-month Period ended December 31, 2019

Convertible Note, $43,200 with 8% Interest Rate, First Note ("First Note Da"; and "Back End Note Db", and Collateralized Notes).

On April 12, 2019, IronClad entered into a Securities Purchase Agreement (SPA) to issue an 8% convertible note payable for an aggregate principal amount of $86,400 comprised of the first note ("First Note Da") being in the amount of $43,200, and the remaining note in the amount of $43,200, (the "Back End Note Db"). The Company received cash proceeds of $38,000 from the First Note Da net of transaction costs of $5,200. The $5,200 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note.

The First Note Da matures on April 12, 2020 and interest costs accrue on the unpaid principal balance at 8% annually until February 14, 2020, and after that if not paid at maturity interest accrues annually at 24% until the principal amount and all interest accrued and unpaid are paid.

The Back-End Db Note carries the same terms as the First Note Da, except it may not be repaid, but only converted. The Company is under no obligation to accept the Back-End Note Db, but may do so at its sole discretion, following 180 days from the date of the note (dated April 12, 2019). As part of the SPA, the holder issued the Company a collateralized secured promissory note in the amount of $40,000 that may be exchanged for cash against the Back-End Note Db. The Back-End Note Db was not consummated and not funded.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company at any time during the period beginning on the date which is 180 days following the date of the note (dated July 11, 2018) and ending on the later of i) the maturity date, or ii) the date of payment of a default amount, if any.

The shares to be issued are a function of a fixed conversion price of $0.50 per share for six months, and thereafter until maturity at a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company's common stock during the fifteen day trading period ending on the last trading day prior to the conversion date. The Company will keep available authorized shares reserved, initially 2,100,000 shares. During the three-month period ended December 31, 2019, the holder of the note converted $43,200 of principal and $1,899 of accrued interest into 292,901,855 shares of Class A common stock, effectively retiring the note.

Derivative Liability. The conversion feature of the note represents an embedded derivative. The valuation of the derivative liability related to the $43,200 borrowing with an intrinsic value of $.0076 per share is approximately $76,531 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded is $38,000 ($43,200 net of $5,200) and will be amortized as interest expense over the life of the loan. The remaining $38,531 is expensed as a loss on the issuance of the note during the three-month period ended June 30, 2019.

Interest Expense. During the nine-month period ended December 31, 2019, $1,899 of regular interest, $5,200 of original issue discount, and $38,000 of derivative liability note discount was recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

Convertible Note, $57,750 with 12% Interest Rate.

On April 23, 2019, IronClad entered into a Securities Purchase Agreement to issue a 12% convertible note payable for an aggregate principal amount of $57,750. The Company received cash proceeds of $50,000 net of transaction costs of $7,750. The $7,750 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note.

The note matures on April 23, 2020. Interest costs accrue on the unpaid principal balance at 12% annually until maturity, and after that if not paid, interest accrues annually at 18% until any unpaid principal amount and unpaid interest accrued are paid.

The holder of the note, at its sole election, may convert the note into shares of common stock of the Company after the six month anniversary of the note; the conversion price shall be equal to 65% of the lowest trading price for the fifteen prior trading days including the day upon which a notice of conversion is received. During the three-month period ended December 31, 2019, the holder of the note converted $18,474 of principal and $2,500 of financing fees into 251,160,000 shares of Class A common stock.

Derivative Liability. The conversion feature of the note represents an embedded derivative. The valuation of the derivative liability related to the $57,750 borrowing on the Convertible Note and with an intrinsic value of $.025 per share is approximately $317,308 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded is $50,000 ($57,750 net of $7,750) and will be amortized as interest expense over the life of the loan. The remaining $267,308 is expensed as a loss on the issuance of the note during the three-month period ended June 30, 2019.

Interest Expense. During the nine-month period ended December 31, 2019, $4,471 of regular interest, $5,315 of original issue discount, and $34,290 of derivative liability note discount was recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

Convertible Note, $150,000 with 10% Interest Rate.

On May 15, 2019, IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $150,000. The Company received cash proceeds of $142,500 net of transaction costs of $7,500. The $7,500 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on May 15, 2020 and interest costs accrue on the unpaid principal balance at 10% annually until May 15, 2020, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note is entitled, at any time after cash payment, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's common stock.

The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company’s common stock during the fifteen day trading period including the day upon which the notice of conversion is received conversion date. The Company will keep available authorized shares reserved, initially 61,538,000 shares. During the three-month period ended December 31, 2019, the holder of the note converted $16,400 of principal and $944 of accrued interest into 266,829,385 shares of Class A common stock.

Derivative Liability. The valuation of the derivative liability related to the $150,000 borrowing with an intrinsic value of $0.0152 per share is approximately $407,871 using a binomial pricing model. That amount is recorded as a contra-note payable amount (similar to the transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded is $142,500 ($150,000 net of $7,500) and will be amortized as interest

expense over the life of the loan. The remaining $265,371 is expensed as a loss on the issuance of the note during the three-month period ended June 30, 2019.

Interest Expense. During the nine-month period ended December 31, 2019, $9,493 of regular interest, $4,713 of original issue discount, and $89,549 of derivative liability note discount was recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

New Notes Payable Funded in Three-month Period Ended December 31, 2019

Convertible Note, $84,500 with 8% Interest Rate.

On October 1, 2019, IronClad entered into a Securities Purchase Agreement to issue an 8% convertible note payable for an aggregate principal amount of $84,500. The Company received cash proceeds of $76,000 net of an original issue discount of $4,000 and transaction costs of $4,500. The $8,500 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on October 1, 2020 and interest costs accrue on the unpaid principal balance at 8% annually until October 1, 2020, and after that, if not paid at maturity, interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note is entitled, at any time after 180 days following the issue date, to convert all or any amount of the principal face amount of the note payable then outstanding into shares of the Company's Class A common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 66% of a market price defined to be the lowest trading price for the Company’s common stock during the fifteen day trading period ending on the last trading day including the conversion date. The Company will keep available authorized shares reserved of 400% of the conversion amount, initially 113,804,000 shares.

Derivative Liability. The valuation of the derivative liability related to the $84,500 borrowing with an intrinsic value of $0.0047 per share was approximately $150,436 using a binomial pricing model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $76,000 ($84,500 net of $8,500) and will be amortized as interest expense over the life of the loan. The remaining $74,436 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $1,685 of regular interest, $2,113 of original issue discount and transaction cost amortization, and $18,896 of derivative liability note discount amortization were recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

Convertible Note, $150,000 with 10% Interest Rate.

On October 31, 2019, IronClad entered into a Securities Purchase Agreement to issue a 10% convertible note payable for an aggregate principal amount of $150,000. The Company received cash proceeds of $142,500 net of transaction costs of $7,500. The $7,500 is recorded as a discount amount on the note payable and will be amortized as interest expenses over the life of the note. The note matures on October 31, 2020 and interest costs accrue on the unpaid principal balance at 10% annually until October 31, 2020, and after that if not paid at maturity interest accrues annually at up to 24% until the principal amount and all interest accrued and unpaid are paid.

The holder of the note is entitled, at any time after 180 days following the issue date, to convert all or any amount of the principal face amount of the note then outstanding into shares of the Company's Class A common stock. The shares to be issued upon conversion are a function of a variable conversion price which is 65% of a market price defined to be the lowest trading price for the Company’s common stock during the fifteen day trading period ending on the last trading day including the conversion date. The Company will keep available authorized shares reserved of 400% of the conversion amount, initially 400,000,000 shares.

Derivative Liability. The valuation of the derivative liability related to the $84,500 borrowing with an intrinsic value of $0.0008 per share was approximately $307,692 using a binomial pricing model. That amount was recorded as a contra-note payable amount (similar to the recorded OID and transaction costs), but only for an amount not in excess of and thus capped by the otherwise undiscounted amount of the note payable. The amount of the derivative liability note discount formally recorded was $142,500 ($150,000 net of $7,500) and will be amortized as interest expense over the life of the loan. The remaining $165,192 was expensed as financing fees at the inception of the note.

Interest Expense. During the nine-month period ended December 31, 2019, $2,542 of regular interest, $1,250 of original issue discount amortization, and $23,750 of derivative liability note discount amortization were recognized as interest expense. There was no corresponding expense during the nine-month period ended December 31, 2018.

Changes in Derivative Liabilities for Periods Ended December 31, 2019

The Company's embedded conversion options are accounted for at Level 3 Fair Values. The following table shows the change in fair value of the derivative liabilities for the periods ended December 31, 2019 and 2018:

Derivative Liabilities Measured at Fair Value (Level 3)	Amount	Amount
Balance as of March 31, 2019 and 2018, respectively	$ 2,147,415	$ 234,138
Issuances	1,259,838	2,118,246
Redemptions/Conversions	(1,571,817)	(1,773,987)
Revaluation (gain) loss	(918,396)	1,569,018
Net change	(1,230,375)	1,913,277
Balance as of December 31, and March 31, 2019, respectively	$ 917,041	$ 2,147,415

Note 7. Preferred and Common Stock

Preferred Stock

On April 12, 2019, the Board of Directors (the "Board") ratified the amendment of the Company's Certificate of Incorporation, effective as of April 3, 2019, upon filing a Certificate of Designation with the Secretary of State of Delaware, which sets forth the rights, preferences and privileges of the Series A Preferred Stock. The Board also approved the issuance of 100 shares of Series A Preferred Stock with a stated value of $0.001 per share for no consideration to the Company's President pursuant to Rule 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act.

Except as otherwise required by law or by the Certificate of Incorporation, or by the Certificate of Designation, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

The shares of the Series A Preferred Stock are not convertible into Common Stock of the Company. The holder of the shares will not be entitled to receive any dividends.

Common Stock

During the three-month period ended June 30, 2017, the Company issued i) 240,333 shares of Class A common stock at $0.15 per share for cash in the amount of $36,050 pursuant to a Section 4(a)2 private placement offering, ii) 25,000 shares at $0.15 per share for the conversion of stock options (see Note 12), and iii) 75,000 shares at $2.90 per share for investment banking services valued at $217,500.

During the three-month period ended September 30, 2017, the Company issued i) 100,000 shares of Class A common stock at $3.49 per share for consulting services in the amount of $349,000 and ii) 37,500 shares at $3.50 per share for investment banking services valued at $131,250.

During the three-month period ended December 31, 2017, the Company issued 157,500 shares of Class A common stock at $4.10 per share to seven parties for consulting services in the amount of $660,750.

On August 24, 2017, IronClad entered into an Investment Agreement for the potential future issuance and purchase of shares of its Class A common stock to establish an equity line of funding to IronClad. The agreement enables IronClad to issue stock to the counterparty of the agreement in exchange for cash amounts under certain defined conditions for the purchase of IronClad's stock. In addition to the equity line, the agreement also included IronClad entering into the Commitment Note in the principal amount of $100,000 to finance the commitment fee of the Investment Agreement and the Convertible Note to borrow up to $330,000 (of which $165,000 was borrowed on August 24, 2017 and a subsequent $82,500 was borrowed on October 23, 2017). See Notes 5 and 14.

On January 24, 2018, IronClad issued, under the terms of the Investment Agreement, 14,331 shares of its Class A stock in exchange for receipts totaling $25,823 ($1.80 per share) from the counterparty of the Investment Agreement. Similarly, on February 16, 2018, 24,265 shares were issued in exchange for proceeds of $38,824 ($1.60 per share). On March 26, 2018, 9,958 shares of Class A common stock were issued for the conversion of $10,000 of the $165,000 referred to above.

On January 23, 2018, the Company issued 10,000 shares of its Class A common stock at $2.25 per share to two advisors for services in the amount of about $22,500.

During the period ended June 30, 2018, the Company approved for issuance 50,000 shares of Class A common stock priced at $1.69 for accounts payable of $84,500; 20,000 shares of Class A common stock priced at $1.15 for accounts payable of $16,791 and services of $6,209; 32,219 shares of Class A common stock priced at $0.62 for conversion of $20,000 of convertible debt; 240,384 shares of Class A common stock priced at $0.69 in relation to the June 26, 2018 Convertible Note, the shares were valued at $166,105 and have been recorded on the balance sheet as a contra account to the Note.

At the close of March 31, 2018, there were 55,000 shares valued at $101,750 that were recorded and reported as "to be issued". Those shares were issued during the three month period ended June 30, 2018.

During the three month period ended September 30, 2018, the Company approved for issuance 2,000 shares of Class A common stock priced at $0.45 for services of $900; 140,000 shares of Class A common stock for the exercise of stock options priced at $0.15 per share for cash in the amount of $21,000; 61,538 shares of Class A common stock priced at $0.325 for conversion of $20,000 of convertible debt; 73,260 shares of Class A common stock priced at $0.1365 for conversion of $10,000 of convertible debt; 236,686 shares of Class A common stock priced at $0.0845 for conversion of $20,000 of convertible debt.

During the three-month period ended December 31, 2018, the Company approved for issuance 50,000 shares of Class A common stock priced at $0.32 for accounts payable of $16,000; 1,210,654 shares of Class A common stock priced at $0.0826 for conversion of $100,000 of convertible debt. At the close of December 31, 2018 there were 10,000 shares valued at $3,200 that were recorded and reported as "to be issued".

During the three-month period ended March 31, 2019, the Company approved for issuance:

- 80,972 shares of Class A common stock priced at $0.1235 for conversion of $10,000 of convertible debt;
- 97,371 shares of Class A common stock priced at $0.0975659 for conversion of $9,000 of convertible debt and $500 of financing fees;
- 100,000 shares of Class A common stock at a price of $0.0975659 for financing fees of $4,600;
- 2,123,643 shares of Class A common stock at a price of $0.2119 for conversion of $45,000 of convertible debt;
- 8,398,048 shares of Class A common stock at a price of $0.0195 for conversion of $162,000 of convertible debt, $1,500 of financing fees and $762 of accrued interest;
- 7,474,770 shares of Class A common stock for a cashless exercise of stock options in the amount of $43,121 and a loss on conversion of $108,806;
- 2,760,181 shares of Class A common stock at a price of $0.01105 for conversion of $30,000 of convertible debt and $500 in financing fees;
- 921,451 shares of Class A common stock at a price of $0.00975 for conversion $8,500 of convertible debt, and $484 of financing fees;
- 1,923,077 shares of Class A common stock at a price of $0.0078 for conversion of $15,000 of convertible debt;
- 2,105,264 shares of Class A common stock at a price of $0.006175 for conversion of $12,500 of convertible debt and $500 of financing fees;
- 8,714,984 shares of Class A common stock at a price of $0.0056225 for conversion of $32,500 of convertible debt, $500 of financing fees and $16,000 of accrued interest;
- 2,876,192 shares of Class A common stock at a price of $0.004615 for conversion of $12,500 of convertible debt and $774 of accrued interest;
- 34,204,012 shares of Class A common stock at a price of $0.004485 for conversion of $111,500 of convertible debt, $500 of financing fees and $41,405 of accrued interest. Additionally,
- 240,384 shares of Class A common stock valued at $165,865 that had previously been issued as a discount on convertible debt was reversed.

At the close of March 31, 2019 there were 20,000 shares valued at $6,400 that were recorded and reported as "to be issued".

During the three-month period ended June 30, 2019, the Company approved for issuance:

- 2,112,711 shares of Class A common stock at a price of $.004485 for conversion of $1,000 of convertible debt and $8,476 of accrued interest.
- 5,214,962 shares of Class A common stock at a price of $.00429 for conversion of $21,000 of convertible debt and $1,372 of accrued interest.
- 3,018,145 shares of Class A common stock at a price of $.00429 for conversion of $4,000 of convertible debt, $500 of financing fees and $8,448 of accrued interest.

- 5,361,305 shares of Class A common stock at a price of $.00429 for conversion of $23,000 of convertible debt.
- 6,723,575 shares of Class A common stock at a price of $.00429 for conversion of $27,000 of convertible debt and $1,844 of accrued interest.
- 7,223,284 shares of Class A common stock at a price of $.00429 for conversion of $29,000 of convertible debt and $1,988 of accrued interest.
- 10,742,597 shares of Class A common stock at a price of $.00429 for conversion of $4,983 of convertible debt and $41,103 of accrued interest.
- 6,836,159 shares of Class A common stock at a price of $.00429 for conversion of $28,000 of convertible debt and $1,327 of accrued interest.
- 28,972,086 shares of Class A common stock at a price of $.00429 for conversion of $60,001 of convertible debt and $64,289 of accrued interest.
- 7,393,286 shares of Class A common stock at a price of $.00455 for conversion of $32,000 of convertible debt and $1,639 of accrued interest.
- 21,214,413 shares of Class A common stock at a price of $.00455 for conversion of $40,016 of convertible debt and $56,510 of accrued interest.
- 7,975,042 shares of Class A common stock at a price of $.00455 for conversion of $34,500 of convertible debt and $1,786 of accrued interest.
- 8,333,300 shares of Class A common stock at a price of $.00296 for conversion of $12,909 of convertible debt, $500 of financing fees and $11,257 of accrued interest.
- 9,695,513 shares of Class A common stock at a price of $.00468 for conversion of $41,250 of convertible debt and $4,125 of accrued interest.
- 2,360,503 shares of Class A common stock at a price of $.005590 for conversion of $12,500 of convertible debt and $695 of accrued interest.
- 19,180,871 shares of Class A common stock at a price of $.0056225 for conversion of $41,250 of convertible debt and $66,594 of accrued interest.
- 9,350,000 shares of Class A common stock at a price of $.00244 for conversion of $20,433 of convertible debt $500 of financing fees and $1,881 of accrued interest.

During the three-month period ended September 30, 2019, the Company approved for issuance 10,000 shares of Class A common stock at a price of $1.14 for financing fees. In addition, 20,000 shares that had been approved to be issued (but were not issued) in a prior period were finally issued and thus moved from "to be issued" category to the regular "additional paid in-capital" category. There were no note balance conversions in the three-month period ended September 31, 2019.

During the three-month period ended December 31, 2019, note holders converted note principal, accrued interest and fees totaling $369,399 into 2,006,659,853 shares of Class A common stock.

Shares	Principal	Interest	Fee	Price
10,250,000	$ 20,000	$ -	$ 500	$ 0.0020000
2,862,696	$ 7,000	$ 443	$ -	$ 0.0026000
2,687,595	$ 6,250	$ 388	$ -	$ 0.0024700
3,097,996	$ 7,000	$ 451	$ -	$ 0.0024050
15,118,396	$ 6,744	$ 9,537	$ 500	$ 0.0011100
4,821,176	$ 5,000	$ 327	$ -	$ 0.0011050
38,837,860				
17,000,000	$ 11,400	$ -	$ 500	$ 0.0007000
17,039,500	$ 5,914	$ 742	$ 500	$ 0.0004200
16,413,066	$ 14,000	$ 936	$ -	$ 0.0009100
11,711,571	$ 10,000	$ 658	$ -	$ 0.0009100
10,556,681	$ 9,000	$ 607	$ -	$ 0.0009100
20,000,000	$ 13,500	$ -	$ 500	$ 0.0007000
17,039,500	$ 6,123	$ 533	$ 500	$ 0.0004200
12,648,130	$ 10,000	$ 688	$ -	$ 0.0008450
21,402,738	$ 13,000	$ 912	$ -	$ 0.0006500
22,730,000	$ 10,865	$ -	$ 500	$ 0.0005000
20,558,481	$ 10,000	$ 690	$ -	$ 0.0005200
22,048,692	$ 11,000	$ 465	$ -	$ 0.0005200
23,076,923	$ 9,000	$ -	$ -	$ 0.0003900
21,957,154	$ 8,000	$ 563	$ -	$ 0.0003900
27,000,000	$ 7,600	$ -	$ 500	$ 0.0003000
31,057,600	$ 9,680	$ 414	$ -	$ 0.0003250
23,066,800	$ 7,000	$ 497	$ -	$ 0.0003250
26,450,067	$ 2,704	$ 764	$ 500	$ 0.0001500
34,844,462	$ 6,350	$ 445	$ -	$ 0.0001950
36,160,000	$ 4,924	$ -	$ 500	$ 0.0001500
36,805,487	$ 6,880	$ 297	$ -	$ 0.0001950
36,257,128	$ 6,600	$ 470	$ -	$ 0.0001950
41,515,385	$ 5,397	$ -	$ -	$ 0.0001300
42,068,308	$ 5,100	$ 369	$ -	$ 0.0001300
46,000,000	$ 4,100	$ -	$ 500	$ 0.0001000
48,749,308	$ 6,070	$ 267	$ -	$ 0.0001300
51,176,923	$ 6,653	$ -	$ -	$ 0.0001300
50,000,000	$ 4,500	$ -	$ 500	$ 0.0001000
53,670,923	$ 3,340	$ 149	$ -	$ 0.0000650
50,000,000	$ 2,000	$ -	$ 500	$ 0.0000500
58,905,667	$ 353	$ 914	$ 500	$ 0.0000300
64,340,000	$ 1,908	$ 166	$ 500	$ 0.0000400
67,556,500	$ 1,794	$ 408	$ 500	$ 0.0000400
38,501,846	$ 2,390	$ 113	$ -	$ 0.0000650
67,961,231	$ 4,200	$ 217	$ -	$ 0.0000650
69,000,000	$ 2,950	$ -	$ 500	$ 0.0000500
69,470,085	$ 4,064	$ -	$ -	$ 0.0000585
83,145,299	$ 4,864	$ -	$ -	$ 0.0000585
62,068,000	$ 3,840	$ 194	$ -	$ 0.0000650
89,437,231	$ 5,500	$ 313	$ -	$ 0.0000650
94,854,701	$ 5,549	$ -	$ -	$ 0.0000585
99,591,837	$ 6,344	$ -	$ -	$ 0.0000637
104,553,846	$ 3,398	$ -	$ -	$ 0.0000325
109,430,923	$ 6,700	$ 413	$ -	$ 0.0000650
1,967,822,013				
	(a)	(b)	(c)	∑ (a+b+c)
2,006,659,853	**$ 336,549.43**	**$ 24,349.79**	**$ 8,500.00**	**$ 369,399.22**

Change between Trading Markets within the OTC Markets Group.

On November 4, 2019, IronClad was notified by the OTC Markets Group that it was not in compliance with the continued listing standards set forth in Section 4.1(b) of the OTCQB Standards because the average closing price of IronClad's Class A common stock was less than $0.001 over a consecutive five-day trading period.

On November 5, 2019 IronClad began trading, without interruption, on the OTC Pink Open Market (OTCIQ).

IronClad will continue to provide all requisite reports pursuant to the Securities and Exchange Act of 1934, as amended.

IronClad is evaluating its options and is monitoring the closing bid price of its common stock and will consider options available to it to potentially regain compliance with the listing standards of the OTCQB Venture Market and possibly resume trading on the OTCQB market.

Depressed Trading Prices of Class A Common Shares.

The Company had a significant decline resulting in depressed share trading prices during (and subsequent to) the three-month period ended December 31, 2019. Several conversions of outstanding convertible debt also occurred during the period, further driving down the market-trading prices of its Class A stock. As a result, the Company issued 1,967,822,013 shares below its par value, recognizing a "discount" on common stock of $1,662,564 during the three-month period ended December 31, 2019. The issuance of below-par stock may be in violation of Delaware statutes, and this could possibly affect the ability of the owners of those shares to exercise any valid "voting" of those shares.

Reverse Stock Split Plans

On February 12, a majority of the voting shareholders approved, and the Board of Directors formally resolved, to execute a reverse stock split of the issued and outstanding shares of the Company's common stock with the intent to increase the effective trading price to a reasonable level above its par value. Specific action on a reverse stock split will not occur until the Company's formal request has been submitted, reviewed, and approved by the appropriate regulatory bodies, a Schedule 14C Information Statement has been filed and mailed to shareholders, and the requisite notice timeline of three to four weeks has elapsed.

Increase in Authorized Shares of Common Stock: 0.8 Billion to 6.0 Billion then 50.0 Billion Shares

On October 1, 2019, a majority the outstanding voting interests of the shareholders of the Company voted, through written consent in lieu of a meeting, to approve an amendment of IronClad's Certificate of Incorporation to increase the total number of authorized shares of stock to 6,021,707,093 shares (each with a par value of $0.001). The change primarily related to changing the number of Class A common stock to 6,000,000,000 shares.

The authority is for three types of stock and for specified amounts:

- 20,000,000 shares of Preferred Stock (no change from prior authorization)
- 6,000,000,000 shares of Common Stock, Class A (changed from 800,000,000 shares)
- 1,707,093 shares of Common stock, Class B (no change from prior authorization)

On November 4, 2019, a majority the outstanding voting interests of the shareholders of the Company voted, through written consent in lieu of a meeting, to approve an amendment of IronClad's Certificate of Incorporation to increase the total number of authorized shares of stock to 50,021,707,093 shares (each with a par value of $0.001). The change primarily related to changing the number of Class A common stock to 50,000,000,000 shares.

The authority is for three types of stock and for specified amounts:

- 20,000,000 shares of Preferred Stock (no change from prior authorization)
- 50,000,000,000 shares of Common Stock, Class A (changed from 6,000,000,000 shares)
- 1,707,093 shares of Common stock, Class B (no change from prior authorization)

Note 8. General and Administrative Expenses

General and administrative expenses recognized for the three-month period ended December 31, 2019 and December 31, 2018 were $430,918 and $690,572, respectively of which $308,063 and $550,058 were recognized as compensation expenses in connection with the issuance of stock options or warrants.

General and administrative expenses recognized for the nine-month period ended December 31, 2019 and December 31, 2018 were $1,264,549 and $1,985,301, respectively, of which $955,213 and $1,616,600 were recognized as compensation expenses in connection with the issuance of stock options or warrants.

Note 9. Income Taxes

Federal and state income taxes are not currently due since IronClad has had losses since inception. Because the Company provided services (discontinued after July 2018) to a customer in Virginia, IronClad was also subject to Virginia state income tax and reporting through the date services were discontinued.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 *Income Taxes – Recognition*. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

Significant components of the deferred tax asset amounts at an anticipated tax rate of 21% for the period ended December 31, 2019 and March 31, 2019 are as follows:

	December 31, 2019	March 31, 2019
Net operating losses carryforwards	$ 4,935,089	$ 3,872,481
Deferred tax asset	1,036,369	813,221
Valuation allowance for deferred asset	(1,036,369)	(813,221)
Net deferred tax asset	$ -	$ -

At December 31, 2019, the Company has net operating loss carryforwards of approximately $4,935,089 which will begin to expire in the year 2033. The increase in the allowance account amount (and also in the deferred tax asset amount) from March 31, 2019 to December 31, 2019 was $223,148.

Note 10. Share Exchange Agreement

On January 6, 2017, the Company entered into a Share Exchange Agreement with InterLok Key Management, Inc. wherein Butte agreed to issue 56,655,891 restricted shares of Butte's common stock in exchange for 100% of the outstanding shares of InterLok Key Management, Inc. common stock. InterLok Key Management, Inc. is engaged in the business of developing and licensing its patented key-based encryption methods.

On January 6, 2017, Butte completed its Share Exchange Agreement with the owners of InterLok and issued 56,655,891 restricted shares of Butte's common stock to 29 persons and entities in exchange for all of the outstanding shares of InterLok Key Management, Inc.'s common stock. Immediately following completion of the share exchange agreement, the Company's new board of directors elected, through a series of board resolutions and regulatory filings, to change the Company's name to IronClad Encryption Corporation from Butte, to move the Company to Nevada from Delaware, and to change its stock trading symbol to IRNC from BTHI.

The Share Exchange was treated as a reverse merger with InterLok Key Management, Inc. deemed, for accounting recognition purposes, the accounting acquirer and Butte Highlands Mining Company deemed the accounting acquiree under the acquisition method of accounting. The reverse merger is deemed a recapitalization and the unaudited pro forma consolidated financial statements of operations represent the substantive continuation of the operations and thus the financial statements of InterLok Key Management, Inc., while the capital structure (with respect to authorized, issued and outstanding shares of preferred and common stock) of Butte Highlands Mining Company--now using the name IronClad--remains intact.

Note 11. Share Based Compensation

Equity Incentive Plan

The Board of Directors adopted, and the Company's stockholders subsequently approved, the IronClad Encryption Corporation 2017 Equity Incentive Plan (the "Plan") effective as of January 6, 2017. The purpose of the Plan is to foster and promote the long-term financial success of the Company and thereby increase stockholder value. The Plan provides for the award of equity incentives to certain employees, directors, or officers of, or key advisers or consultants to, the Company and its subsidiaries who are responsible for or contribute to the management, growth, or success of the Company or any of its subsidiaries.

The maximum number of shares available for issuance under the Plan is thirty million (30,000,000) shares of Class A common stock. On October 17, 2017, in connection with the change of the Company's jurisdiction of incorporation from the State of Nevada to the State of Delaware, the Board of Directors adopted the Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan (the "Amended Plan").

Additionally, from time to time, we issue non-compensatory warrants, such as warrants issued to investors.

Note 12. Stock Options and Warrants

During the three-month period ended March 31, 2017, the Company awarded 1,045,000 stock options and warrants for services and conversions of convertible notes valued at $1,305,565 and 9,000,000 stock options to officers of IronClad valued at $622,045. Of the total 10,145,000 options and warrants awarded, 1,045,000 vested immediately and received full expense recognition in the three-month period ended March 31, 2017. The remaining 9,883,470 options vest periodically over the subsequent three years and will be expensed on a straight line basis.

In addition, 25,000 stock options that were awarded during the three-month period ending March 31, 2017 were exercised for cash in the amount of $3,750.

During the three-month period ended June 30, 2017, the Company awarded 2,945,000 stock options for services valued at $4,657,850 (using the Black-Scholes option pricing model) and 500,000 stock options to an officer of IronClad valued at $731,659 (using the Black-Scholes option pricing model). Of the total 3,445,000 options recorded as awarded during the period 85,000 vested immediately and received full expense recognition during the three-month period ended June 30, 2017. The remaining 3,360,000 options vest periodically over the next two to four years and will be expensed on a straight line basis.

During the three-month period ended December 31, 2017, the Company recorded the award of 372,500 stock options for services valued at $261,991 (using the Black-Scholes option pricing model) and 82,500 stock warrants for financing fees valued at $287,629 (using the Black-Scholes option pricing model). Of the total 455,000 options and warrants awarded during the period 155,000 vested immediately and received full expense recognition during the three-month period ended December 31, 2017. The remaining 300,000 options vest periodically over the next four years and will be expensed on a straight line basis.

During the three-month period ended December 31, 2017, the Company recorded the award of 37,500 stock options for services valued at $161,921 (using the Black-Scholes option pricing model). All of the options vested immediately and received full expense recognition during the three-month period ended December 31, 2017.

During the three-month period ended March 31, 2018, the Company awarded 2,700,000 stock options for services valued at $4,873,048 (using the Black-Scholes option pricing model) and 1,500,000 stock options to officers of IronClad valued at $2,700,000 (using the Black-Scholes option pricing model). Of the total 4,200,000 options recorded as awarded during the period 50,000 vested immediately and received full expense recognition during the three-month period ended March 31, 2018. The remaining 4,150,000 options vest periodically over the next three to seven years and will be expensed on a straight line basis.

During the three month period ended June 30, 2018, the Company awarded 122,500 stock options and warrants for services valued at $123,719. Of the total 122,500 options and warrants awarded, 102,500 vested during the period and received full recognition in the three month period ended June 30, 2018. The remaining 20,000 options vested during the subsequent quarter and were expensed at that time.

During the three-month period ended December 31, 2018 the Company awarded 700,195 stock options and warrants for services valued at $137,058. Of the 700,195 options and warrants awarded, 200,195 vested during the period and received full expense recognition, the remaining 500,000 options vest during subsequent quarters and will be expensed at that time.

During the three-month period ended March 31, 2019, the Company awarded 100,000 stock options and warrants for services valued at $31,994. All options and warrants awarded vested in the period and received full expense recognition.

During the three-month period ended December 31, 2019, the Company did not award any stock options or warrants.

The fair value of stock options and warrants is estimated on the date of each award using the Black-Scholes option pricing model to value the stock option or warrant based on its terms and conditions. There was one exercise of 25,000 options during 2017.

The tables below summarize the assumptions used to estimate the fair values of the options and warrants at December 31, 2019:

Number of Options*	Date Issued	Exercise Price	Risk-free Interest Rate	Volatility	Life of Options in Years	Vested Options*
75,000	01/16/17	$0.75	1.54%	226.01%	3.00	75,000
6,000,000	01/20/17	$0.15	1.54%	220.00%	3.00	3,000,000
3,000,000	01/20/17	$0.15	1.54%	220.00%	4.00	2,000,000
‡350,000	01/31/17	$0.15	1.19%	132.84%	1.93	‡350,000
‡100,000	02/01/17	$0.15	1.22%	134.90%	2.00	‡100,000
†100,000	03/13/17	$0.15	1.40%	144.84%	2.00	†100,000
20,000	03/21/17	$0.15	1.54%	233.07%	3.00	20,000
5,000	04/30/17	$0.75	1.45%	219.35%	3.00	5,000
1,700,000	05/05/17	$1.47	1.71%	565.34%	4.00	850,000
1,000,000	05/05/17	$1.47	1.32%	202.99%	2.00	1,000,000
80,000	05/31/17	$0.75	1.44%	196.06%	3.00	80,000
‡660,000	06/12/17	$2.50	1.64%	589.85%	4.00	230,000
5,000	06/30/17	$3.49	1.55%	197.13%	3.00	5,000
300,000	07/26/17	$3.16	1.63%	296.38%	4.00	150,000
5,000	07/31/17	$3.50	1.51%	170.61%	3.00	5,000
37,500	08/25/17	$2.50	1.62%	170.38%	3.00	37,500
25,000	08/31/17	$3.75	1.44%	170.57%	3.00	25,000
37,500	10/26/17	$4.50	1.76%	220.28%	3.00	37,500
25,000	01/25/18	$2.70	2.20%	247.35%	3.00	25,000
25,000	03/02/18	$1.80	2.52%	297.39%	3.84	25,000
400,000	03/02/18	$1.80	2.71%	369.15%	5.84	134,000
‡3,400,000	03/02/18	$1.80	2.79%	369.05%	6.84	1,601,000
350,000	03/02/18	$1.80	2.79%	395.11%	7.84	116,667
20,000	04/02/18	$1.69	2.55%	372.73%	4.75	20,000
20,000	05/01/18	$1.20	2.82%	365.73%	4.67	20,000
20,000	06/06/18	$1.14	2.81%	312.26%	4.57	20,000
270,000	10/11/18	$0.32	2.97%	361.56%	2.97	270,000
500,000	12/19/18	$0.15	2.62%	488.82%	6.4	166,667
18,530,000	Issued				Vested	10,468,334
†(25,000)	Exercised				Exercised	†(25,000)
‡(1,050,000)	Forfeited				Forfeited	‡(450,000)
17,455,000	Unexercised				Unexercised	9,993,334

Number of Warrants	Date Issued	Exercise Price	Risk-free Interest Rate	Volatility	Life of Warrants in Years	Vested Warrants
‡†500,000	03/15/17	$0.15	1.02%	114.94%	1.40	‡†500,000
82,500	08/24/17	$3.00	1.63%	285.16%	4.00	82,500
†62,500	06/06/18	$3.00	2.69%	311.00%	4.00	†62,500
30,195	10/26/18	$3.00	2.44	263.28%	5.00	30,195
675,195	Issued					675,195
†(193,559)	Exercised					†(193,559)
‡(368,941)	Forfeited					‡(368,941)
112,695	Outstanding					112,695

Options* and Warrants			Options and Warrants
19,205,195	Issued	Vested	11,143,529
† (218,559)	Exercised	Exercised	† (218,559)
(1,418,941)	Forfeited	Forfeited	(818,941)
17,567,695	Outstanding	Unexercised	10,106,029

* The number of outstanding options above does not include an option awarded to the Company's President to purchase 10,000,000 shares of Class A common stock at an exercise price of $1.00 per share. The option is only exercisable under certain limited circumstances, one of which is that the market price of the Class A common stock reaches a price of $15.00 per share. Once vested, these additional options must be exercised within two years of vesting. The number of options and warrants including these 10,000,000 options totals 24,045,000.

† On April 11, 2017, an independent company advisor exercised options for 25,000 shares of Class A common stock for $3,750 in cash.

† On August 14, 2018, a debt holder exercised warrants for 140,000 shares of Class A common stock for $21,000 in cash.

† On March 1, 2019, a debt holder exercised warrants for 7,474,770 shares of Class A common stock on a cashless exercise that resulted in a trigger to a down round feature and the recognition of a reduction of retained earnings of $121,011.

‡ During the year ended March 31, 2019, 1,410,000 options and warrants were forfeited, 810,000 as a result of expiration, 600,000 due to employee termination, and 8,941 due to other causes. Of the 1,410,000 options and warrants that were forfeited, 600,000 had not previously vested.

Note 13. Commitments and Contingencies

In the three month period ended June 30, 2019, complaints were filed against the Company by two contractors requesting disputed compensation. We are answering these claims, and are vigorously defending our legal rights. Because of the preliminary nature of the complaints the Company is unable to predict any likely outcome of addressing the complaints. No other complaints have been filed in the nine months ended December 31, 2019.

We rent office space on a month-to-month basis. The annual cost is less than $17,000. We have no other leases or rental agreements. Because the rent is considered "short term" in the context of the Financial Accounting Standards Board's *ASU No. 2016-02, Leases (Topic 842)* IronClad considers the monthly rental outside the scope of this pronouncement.

Note 14. Subsequent Events

The Company has evaluated events from December 31, 2019, through the date that this Form 10-Q was filed, and identified the following that required disclosure:

New U.S. Patents Issued by the United States Patent and Trademark Office

On January 14, 2020 the U.S. Patent and Trademark Office, an agency within the U.S. Department of Commerce, formally issued a new patent that the Company had applied for on April 5, 2019. The patent (USP 10,536,445) covers the Company's key management approach for use in Blockchain situations by securitizing and encrypting the blockchain with Distributed Auto-synchronous Array data bases ("DASA dBs").

The Company is optimistic that another patent, previously applied for (USP 10,579,793), will be issued in March 2020 which covers uses in software containers. Software containers are a standard unit of software that packages up software code and all its dependencies so that a given application runs quickly and reliably from one computing environment to another. A container image is a lightweight, standalone, executable package of software that includes everything needed to run an application: code, runtime, system tools, system libraries and settings.

Additional Stock Issuances

Subsequent to December 31, 2019 555,690,115 shares of Class A common stock were issued to repay $16,597 of convertible notes principal balances, $6,397 of accrued interest and $1,500 of related financing fees.

Depressed Trading Prices of Class A Common Shares.

The Company had a significant decline resulting in depressed share trading prices during (and subsequent to) the three-month period ended December 31, 2019. Several conversions of outstanding convertible debt also occurred during the period, further driving down the market-trading prices of its Class A stock. As a result, the Company issued 1,967,822,013 shares below its par value, recognizing a "discount" on common stock of $1,662,564 during the three-month period ended December 31, 2019. The issuance of below-par stock may be in violation of Delaware statutes, and this could possibly affect the ability of the owners of those shares to exercise any valid "voting" of those shares.

Reverse Stock Split Plans

On February 12, 2020, a majority of the voting shareholders approved, and the Board of Directors formally resolved, to execute a reverse stock split of the issued and outstanding shares of the Company's common stock with the intent to increase the effective trading price to a reasonable level above its par value. Specific action on a reverse stock split will not occur until the Company's formal request has been submitted, reviewed, and approved by the appropriate regulatory bodies, a Schedule 14C Information Statement has been filed and mailed to shareholders, and the requisite notice timeline of three to four weeks has elapsed.

EXHIBIT "3"

Financial Statements
(Not Audited)

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Table of Contents

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Consolidated Balance Sheets
(Not Audited)

	March 31, 2020	March 31, 2019
Assets		
Current assets:		
Cash and cash equivalents	$ 45,560	$ 277,575
Accounts receivable	-	-
Prepaid expenses and deposits	34,769	29,900
Total current assets	80,329	307,475
Other assets		
Patents, net of accumulated amortization of $20,741 and $16,095, respectively	610,831	367,786
Total other assets	610,831	367,786
Total assets	$ 691,160	$ 675,261
Liabilities and Stockholders' Equity (Deficit)		
Current liabilities:		
Accounts payable	$ 1,000,911	$ 604,149
Accounts payable, legal fees	381,186	382,885
Accounts payable, related parties	64,757	96,506
Accrued liabilities	235,421	237,660
Accrued liabilities, payroll	2,525,196	1,686,260
Accrued interest	95,369	109,534
Convertible note payable, 10%, net	-	82,500
Convertible note payable, 10%, net	-	45,500
Convertible note payable, 12%, net	-	4,000
Convertible note payable, 10%, net	-	82,500
Convertible note payable, 09%, net	-	39,274
Convertible note payable, 09%, net	-	1,000
Convertible note payable, 10%, net	-	46,318
Convertible note payable, 12%, net	117,034	103,526
Convertible note payable, 10%, net	15,300	13,192
Convertible note payable, 12%, net	23,260	7,120
Convertible note payable, 09%, net	108,486	21,083
Convertible note payable, 12%, net	53,650	707
Convertible note payable, 12%, net	35,489	-
Convertible note payable, 10%, net	107,558	-
Convertible note payable, 08%, net	42,019	-
Convertible note payable, 10%, net	62,295	-
Convertible note payable derivative liabilities	1,008,069	2,147,415
Total current liabilities	5,876,000	5,711,129
Commitments and contingencies	-	-
Total liabilities	5,876,000	5,711,129
Shareholders' equity:		
Preferred stock, $0.001 par value; 20,000,000 shares authorized, 100 issued	0	-
Common stock, Class A, $0.001 par value, 800,000,000 shares authorized; 2,864,256,139 and 140,168,393 shares issued and outstanding, respectively	2,864,256	140,168
Common stock, Class B, $0.001 par value, 1,707,093 shares authorized; 1,538,872 shares issued and outstanding	1,539	1,539
Additional paid-in capital	32,385,506	22,783,591
Common shares of Class A stock issued at a discount to par	(2,193,760)	-
Common shares of Class A stock to be issued	-	6,400
Accumulated deficit	(38,242,381)	(27,967,566)
Total shareholders' equity (deficit)	(5,184,840)	(5,035,868)
Total liabilities and shareholders' equity	$ 691,160	$ 675,261

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation

Consolidated Statements of Operations
(Not Audited)

	Years Ended March 31 2020	Years Ended March 31 2019
Revenue	$ -	$ 780,211
Operating expenses:		
Product development costs	1,435,181	1,670,298
Service expenses	-	604,733
General, administrative and other operating	1,566,559	2,528,688
Officer and director fees	5,237,244	5,616,582
Investor relations	189,305	251,181
Professional fees	139,681	218,664
Amortization	16,982	3,789
Total operating expenses	8,584,952	10,893,935
Loss from operations	(8,584,952)	(10,113,724)
Other income (expense):		
Interest income	-	2
Interest expense	(1,187,029)	(1,327,609)
Financing expenses	(22,900)	(666,945)
Early repayment penalty	(28,875)	(51,065)
Loss on issuance of convertible notes with derivatives	(810,838)	(298,537)
(Gain) Loss on revaluations of derivatives	762,509	(1,569,018)
Total other income (expense)	(1,287,133)	(3,913,172)
Loss before income taxes	(9,872,085)	(14,026,896)
Income taxes		
Income tax benefit	-	-
Income tax expense	(2,378)	(3,474)
Total other income tax benefit (expense)	-	-
Net loss	$ (9,874,463)	$ (14,030,370)
Basic and diluted loss per common share	$ (0.01)	$ (0.20)
Weighted average shares outstanding, basic and diluted	1,114,953.116	69,302,833

IronClad Encryption Corporation and Subsidiaries
(Previously named Butte Highlands Mining Corporation
Consolidated Statements of Cash Flows
(Not Audited)

Cash flows from operating activities:	Year Ended March 31, 2020	Year Ended March 31, 2019
Net loss:	$ (9,874,463)	$ (14,030,370)
Adjustments to reconcile net loss to net operating cash used:		
Amortization expense	16,982	3,789
Amortization of notes discount amounts	80,112	166,988
Amortization of loan discount costs, BCF	-	63,841
Amortization of loan discount costs, derivative liabilities	795,376	942,063
Financing fees	11,500	666,946
Repayment penalties	28,875	-
(Gain) Loss on revaluations of derivatives	(762,509)	1,569,018
Loss on issuance of convertible notes with derivative liabilities	810,838	298,537
Common stock issued for services, general and administrative	11,400	13,509
Stock options issued for services, development	1,434,381	1,642,735
Stock options issued for services, general and administrative	1,188,518	1,993,242
Stock options issued for services, officers and directors	4,357,844	4,712,263
Changes in operating assets and liabilities:		
Decrease in accounts receivable	-	301,978
(Increase) decrease in prepaid expenses and deposits	(4,869)	25,819
Increase in accounts payable	363,314	96,324
Increase in accrued liabilities	836,697	1,004,344
Increase in accrued interest	285,016	129,198
Net cash used in operating activities	(420,988)	(399,776)
Cash flows from investing activities:		
Patent applications	(260,027)	(200,599)
Net cash used in investing activities	(260,027)	(200,599)
Cash flows from financing activities:		
Proceeds from options exercise, issuance of common stock, respectively	-	21,000
Proceeds from issuance of convertible notes payable, 08% and 10%, respectively	43,200	250,000
Less transaction costs	(5,200)	(15,000)
Repayment of convertible note payable, 10%	-	(150,000)
Proceeds from issuance of convertible notes payable, 12% and 12%, respectively	57,750	115,500
Less transaction costs	(7,750)	(14,000)
Proceeds from issuance of convertible notes payable, 10% and 09%, respectively	150,000	135,000
Less transaction costs	(7,500)	(8,500)
Proceeds from issuance of convertible notes payable, 08% and 09%, respectively	84,500	157,500
Less transaction costs	(8,500)	(15,000)
Proceeds from issuance of convertible notes payable, 10% and 10%, respectively	150,000	107,000
Less transaction costs	(7,500)	(5,000)
Repayment of convertible note payable, 12%	-	(88,000)
Proceeds from issuance of convertible note payable, 8.5%, amended	-	100,000
Less transaction costs	-	(2,000)
Repayment of note payable, 8.5%, amended	-	(600,000)
Proceeds from issuance of convertible note payable, 12%	-	181,170
Less transaction costs	-	(30,824)
Repayment of convertible note payable, 12%	-	(53,000)
(Repayment) proceeds from note payable, 6.5%	-	(25,457)
Proceeds from issuance of convertible note payable, 10%	-	107,000
Less transaction costs	-	(5,000)
Proceeds from issuance of convertible note payable, 12%	-	57,750
Less transaction costs	-	(7,750)
Proceeds from issuance of convertible note payable, 09%	-	157,500
Less transaction costs	-	(15,000)
Proceeds from issuance of convertible note payable, 10%	-	86,250
Less transaction costs, and other respectively	-	(11,250)
Net cash provided by financing activities	449,000	429,889
Increase (decrease) in cash and cash equivalents	(232,015)	(170,486)
Cash and cash equivalents at beginning of period	277,575	448,061
Cash and cash equivalents at end of period	$ 45,560	$ 277,575
Supplemental disclosures:		
Interest paid in cash	$ 691	$ 9,022
Income taxes paid	$ 3,474	$ 1,810
Common stock issued to retire convertible notes payable, interest and fees	$ 1,101,570	$ 681,425
Non-cash beneficial conversion rights related to derivative liabilities & convertible notes	$ 449,000	$ 1,359,498

EXHIBIT "4"

AMENDED

Fill in this information to identify the case:

Debtor name IronClad Encryption Corporation

United States Bankruptcy Court for the: Southern District of Texas

Case number (If known): 20-34332

☒ Check if this is an amended filing

Official Form 206A/B

Schedule A/B: Assets — Real and Personal Property

12/15

Disclose all property, real and personal, which the debtor owns or in which the debtor has any other legal, equitable, or future interest. Include all property in which the debtor holds rights and powers exercisable for the debtor's own benefit. Also include assets and properties which have no book value, such as fully depreciated assets or assets that were not capitalized. In Schedule A/B, list any executory contracts or unexpired leases. Also list them on *Schedule G: Executory Contracts and Unexpired Leases* (Official Form 206G).

Be as complete and accurate as possible. If more space is needed, attach a separate sheet to this form. At the top of any pages added, write the debtor's name and case number (if known). Also identify the form and line number to which the additional information applies. If an additional sheet is attached, include the amounts from the attachment in the total for the pertinent part.

For Part 1 through Part 11, list each asset under the appropriate category or attach separate supporting schedules, such as a fixed asset schedule or depreciation schedule, that gives the details for each asset in a particular category. List each asset only once. In valuing the debtor's interest, do not deduct the value of secured claims. See the instructions to understand the terms used in this form.

Part 1: Cash and cash equivalents

1. **Does the debtor have any cash or cash equivalents?**

☐ No. Go to Part 2.
☑ Yes. Fill in the information below.

All cash or cash equivalents owned or controlled by the debtor	**Current value of debtor's interest**
2. **Cash on hand**	$ 0.00

3. **Checking, savings, money market, or financial brokerage accounts** *(Identify all)*

Name of institution (bank or brokerage firm)	Type of account	Last 4 digits of account number	
3.1. Frost Bank checking account (disbursements)	Checking	8 6 5 7	$ 1,116.23
3.2. See continuation sheet			$ 7,493.85

4. **Other cash equivalents** *(Identify all)*

4.1.	$
4.2.	$

5. **Total of Part 1** — $ 8,610.08

Add lines 2 through 4 (including amounts on any additional sheets). Copy the total to line 80.

Part 2: Deposits and prepayments

6. **Does the debtor have any deposits or prepayments?**

☐ No. Go to Part 3.
☑ Yes. Fill in the information below.

	Current value of debtor's interest
7. **Deposits, including security deposits and utility deposits**	
Description, including name of holder of deposit	
7.1. Retainer deposit with Baker & McKinzie, LLP (SEC counsel)	$ 25,000.00
7.2. Miscellaneous	$ 1,250.00

8. **Prepayments, including prepayments on executory contracts, leases, insurance, taxes, and rent**

Description, including name of holder of prepayment

8.1. ______ $______

8.2. ______ $______

9. **Total of Part 2.**

Add lines 7 through 8. Copy the total to line 81. $ 26,250.00

Part 3: Accounts receivable

10. **Does the debtor have any accounts receivable?**

☐ No. Go to Part 4.

☑ Yes. Fill in the information below.

Current value of debtor's interest

11. **Accounts receivable**

	face amount		doubtful or uncollectible accounts		Current value of debtor's interest
11a. 90 days old or less:	0.00	–	0.00	= ....➔	$ 0.00
11b. Over 90 days old:	157,979.43	–	157,979.43	= ....➔	$ 0.00

12. **Total of Part 3**

Current value on lines 11a + 11b = line 12. Copy the total to line 82. $ 0.00

Part 4: Investments

13. **Does the debtor own any investments?**

☐ No. Go to Part 5.

☑ Yes. Fill in the information below.

		Valuation method used for current value	Current value of debtor's interest
14. **Mutual funds or publicly traded stocks not included in Part 1**			
Name of fund or stock:			
14.1.			$
14.2.			$
15. **Non-publicly traded stock and interests in incorporated and unincorporated businesses, including any interest in an LLC, partnership, or joint venture**			
Name of entity:	% of ownership:		
15.1. InterLok Key Management, Inc.	100 %	book value	$ 56,655.89
15.2.	%		$
16. **Government bonds, corporate bonds, and other negotiable and non-negotiable instruments not included in Part 1**			
Describe:			
16.1.			$
16.2.			$

17. **Total of Part 4**

Add lines 14 through 16. Copy the total to line 83. $ 56,655.89

Part 5: Inventory, excluding agriculture assets

18. Does the debtor own any inventory (excluding agriculture assets)?

☑ No. Go to Part 6.

☐ Yes. Fill in the information below.

General description	Date of the last physical inventory	Net book value of debtor's interest (Where available)	Valuation method used for current value	Current value of debtor's interest
19. Raw materials				
	MM / DD / YYYY	$		$
20. Work in progress				
	MM / DD / YYYY	$		$
21. Finished goods, including goods held for resale				
	MM / DD / YYYY	$		$
22. Other inventory or supplies				
	MM / DD / YYYY	$		$

23. Total of Part 5
Add lines 19 through 22. Copy the total to line 84. $

24. Is any of the property listed in Part 5 perishable?

☐ No

☐ Yes

25. Has any of the property listed in Part 5 been purchased within 20 days before the bankruptcy was filed?

☐ No

☐ Yes. Book value ______ Valuation method ______ Current value ______

26. Has any of the property listed in Part 5 been appraised by a professional within the last year?

☐ No

☐ Yes

Part 6: Farming and fishing-related assets (other than titled motor vehicles and land)

27. Does the debtor own or lease any farming and fishing-related assets (other than titled motor vehicles and land)?

☑ No. Go to Part 7.

☐ Yes. Fill in the information below.

General description	Net book value of debtor's interest (Where available)	Valuation method used for current value	Current value of debtor's interest
28. Crops—either planted or harvested			
	$		$
29. Farm animals *Examples*: Livestock, poultry, farm-raised fish			
	$		$
30. Farm machinery and equipment (Other than titled motor vehicles)			
	$		$
31. Farm and fishing supplies, chemicals, and feed			
	$		$
32. Other farming and fishing-related property not already listed in Part 6			
	$		$

33. **Total of Part 6.**
Add lines 28 through 32. Copy the total to line 85. $______

34. **Is the debtor a member of an agricultural cooperative?**
- ☐ No
- ☐ Yes. Is any of the debtor's property stored at the cooperative?
  - ☐ No
  - ☐ Yes

35. **Has any of the property listed in Part 6 been purchased within 20 days before the bankruptcy was filed?**
- ☐ No
- ☐ Yes. Book value $______ Valuation method ______ Current value $______

36. **Is a depreciation schedule available for any of the property listed in Part 6?**
- ☐ No
- ☐ Yes

37. **Has any of the property listed in Part 6 been appraised by a professional within the last year?**
- ☐ No
- ☐ Yes

Part 7: Office furniture, fixtures, and equipment; and collectibles

38. **Does the debtor own or lease any office furniture, fixtures, equipment, or collectibles?**
- ☑ No. Go to Part 8.
- ☐ Yes. Fill in the information below.

General description	Net book value of debtor's interest (Where available)	Valuation method used for current value	Current value of debtor's interest
39. **Office furniture**	$______	______	$______
40. **Office fixtures**	$______	______	$______
41. **Office equipment, including all computer equipment and communication systems equipment and software**	$______	______	$______
42. **Collectibles** *Examples:* Antiques and figurines; paintings, prints, or other artwork; books, pictures, or other art objects; china and crystal; stamp, coin, or baseball card collections; other collections, memorabilia, or collectibles			
42.1______	$______	______	$______
42.2______	$______	______	$______
42.3______	$______	______	$______

43. **Total of Part 7.**
Add lines 39 through 42. Copy the total to line 86. $______

44. **Is a depreciation schedule available for any of the property listed in Part 7?**
- ☐ No
- ☐ Yes

45. **Has any of the property listed in Part 7 been appraised by a professional within the last year?**
- ☐ No
- ☐ Yes

Part 8: Machinery, equipment, and vehicles

46. **Does the debtor own or lease any machinery, equipment, or vehicles?**

- [x] No. Go to Part 9.
- [ ] Yes. Fill in the information below.

General description Include year, make, model, and identification numbers (i.e., VIN, HIN, or N-number)	Net book value of debtor's interest (Where available)	Valuation method used for current value	Current value of debtor's interest
47. Automobiles, vans, trucks, motorcycles, trailers, and titled farm vehicles			
47.1	$		$
47.2	$		$
47.3	$		$
47.4	$		$
48. Watercraft, trailers, motors, and related accessories Examples: Boats, trailers, motors, floating homes, personal watercraft, and fishing vessels			
48.1	$		$
48.2	$		$
49. Aircraft and accessories			
49.1	$		$
49.2	$		$
50. Other machinery, fixtures, and equipment (excluding farm machinery and equipment)			
	$		$

51. **Total of Part 8.**
Add lines 47 through 50. Copy the total to line 87. $

52. **Is a depreciation schedule available for any of the property listed in Part 8?**

- [ ] No
- [ ] Yes

53. **Has any of the property listed in Part 8 been appraised by a professional within the last year?**

- [ ] No
- [ ] Yes

Part 9: Real property

54. **Does the debtor own or lease any real property?**
- ☑ No. Go to Part 10.
- ☐ Yes. Fill in the information below.

55. **Any building, other improved real estate, or land which the debtor owns or in which the debtor has an interest**

	Description and location of property Include street address or other description such as Assessor Parcel Number (APN), and type of property (for example, acreage, factory, warehouse, apartment or office building), if available.	Nature and extent of debtor's interest in property	Net book value of debtor's interest (Where available)	Valuation method used for current value	Current value of debtor's interest
55.1			$		$
55.2			$		$
55.3			$		$

56. **Total of Part 9.**
Add the current value on lines 55.1 through 55.6 and entries from any additional sheets. Copy the total to line 88. $

57. **Is a depreciation schedule available for any of the property listed in Part 9?**
- ☐ No
- ☐ Yes

58. **Has any of the property listed in Part 9 been appraised by a professional within the last year?**
- ☐ No
- ☐ Yes

Part 10: Intangibles and intellectual property

59. **Does the debtor have any interests in intangibles or intellectual property?**
- ☐ No. Go to Part 11.
- ☑ Yes. Fill in the information below.

General description	Net book value of debtor's interest (Where available)	Valuation method used for current value	Current value of debtor's interest
60. **Patents, copyrights, trademarks, and trade secrets** See Schedule A/B Part 10, Question 60 Attachment	$ 606,184.82	Internal assessment	$ 17,896,203.02
61. **Internet domain names and websites**	$		$
62. **Licenses, franchises, and royalties**	$		$
63. **Customer lists, mailing lists, or other compilations**	$		$
64. **Other intangibles, or intellectual property**	$		$
65. **Goodwill**	$		$

66. **Total of Part 10.**
Add lines 60 through 65. Copy the total to line 89. $ 17,896,203.02

67. **Do your lists or records include personally identifiable information of customers** (as defined in 11 U.S.C. §§ 101(41A) and 107)?

- ☑ No
- ☐ Yes

68. **Is there an amortization or other similar schedule available for any of the property listed in Part 10?**

- ☐ No
- ☑ Yes

69. **Has any of the property listed in Part 10 been appraised by a professional within the last year?**

- ☑ No
- ☐ Yes

Part 11: All other assets

70. **Does the debtor own any other assets that have not yet been reported on this form?**
Include all interests in executory contracts and unexpired leases not previously reported on this form.

- ☐ No. Go to Part 12.
- ☑ Yes. Fill in the information below.

Current value of debtor's interest

71. **Notes receivable**
Description (include name of obligor)
______ Total face amount – doubtful or uncollectible amount = ➔ $______

72. **Tax refunds and unused net operating losses (NOLs)**
Description (for example, federal, state, local)
______ Tax year ______ $______
______ Tax year ______ $______
______ Tax year ______ $______

73. **Interests in insurance policies or annuities**
______ $______

74. **Causes of action against third parties (whether or not a lawsuit has been filed)**
Potential claims against Daniel Lerner and Jeff Barrett (former direc $ Unknown
Nature of claim Breach of fiduciary duty, theft, conspir
Amount requested $ 0.00

75. **Other contingent and unliquidated claims or causes of action of every nature, including counterclaims of the debtor and rights to set off claims**
______ $______
Nature of claim ______
Amount requested $______

76. **Trusts, equitable or future interests in property**
______ $______

77. **Other property of any kind not already listed** *Examples:* Season tickets, country club membership
______ $______
______ $______

78. **Total of Part 11.**
Add lines 71 through 77. Copy the total to line 90. $ 0.00

79. **Has any of the property listed in Part 11 been appraised by a professional within the last year?**

- ☑ No
- ☐ Yes

Part 12: Summary

In Part 12 copy all of the totals from the earlier parts of the form.

Type of property	Current value of personal property	Current value of real property
80. **Cash, cash equivalents, and financial assets.** *Copy line 5, Part 1.*	$ 8,610.08	
81. **Deposits and prepayments.** *Copy line 9, Part 2.*	$ 26,250.00	
82. **Accounts receivable.** *Copy line 12, Part 3.*	$ 0.00	
83. **Investments.** *Copy line 17, Part 4.*	$ 56,655.89	
84. **Inventory.** *Copy line 23, Part 5.*	$ 0.00	
85. **Farming and fishing-related assets.** *Copy line 33, Part 6.*	$ 0.00	
86. **Office furniture, fixtures, and equipment; and collectibles.** *Copy line 43, Part 7.*	$ 0.00	
87. **Machinery, equipment, and vehicles.** *Copy line 51, Part 8.*	$ 0.00	
88. **Real property.** *Copy line 56, Part 9.* . . . ➔		$ 0.00
89. **Intangibles and intellectual property.** *Copy line 66, Part 10.*	$ 17,896,203.02	
90. **All other assets.** *Copy line 78, Part 11.*	+ $ 0.00	
91. **Total.** Add lines 80 through 90 for each column. . . . 91a.	$ 17,987,718.99	+ 91b. $ 0.00

92. **Total of all property on Schedule A/B.** Lines 91a + 91b = 92. 17,987,718.99 . . . $ 17,987,718.99

AMENDED

Debtor 1 IronClad Encryption Corporation
First Name Middle Name Last Name

Case number (if known) 20-34332

Continuation Sheet for Official Form 206 A/B

3) Checking, savings, money market, or financial brokerage accounts

Frost Bank checking account (receipts)	**Checking**	**8711**

Balance: 7,493.85

	A	B	C	D	E	F	G	H	I	J
1			**IronClad Encryption Corporation**							
2			**Schedule 206A/B: Assets -- Real and Personal Property**							
3			**Addendum to**							
4			**Part 10 Line 60. Patents, copyrights, trademarks, and trade secrets**							
5										
6			**Description**	**Valuation Method**	**Original Costs**	**Depreciation**	**Net Book Value**		**Estimated Minimum Value of Debtor's Interest**	
7				(GAAP)	Filing fees & costs)					
8										
9		**Patents**								
10			U.S. Patent #10,154,021	Historical Cost Basis	$ 51,395.54	$ (4,855.56)	$ 46,539.98		$ 1,700,000.00	
11			U.S. Patent #10,171,444	"	42,237.89	(4,821.57)	37,416.32		1,400,000.00	
12			U.S. Patent #10,154,031	"	34,655.38	(3,713.55)	30,941.83		1,166,666.67	
13			U.S. Patent #10,171,435	"	39,774.55	(4,520.19)	35,254.36		1,333,333.33	
14			U.S. Patent #10,154,016	"	29,339.55	(2,908.41)	26,431.14		966,666.67	
15			U.S. Patent #10,154,015	"	29,024.55	(2,861.19)	26,163.36		966,666.67	
16			U.S. Patent #10,158,613	"	30,283.50	(1,706.65)	28,576.85		1,000,000.00	
17			U.S. Patent Application #62/652,636	"	18,596.83	-	18,596.83		633,333.33	
18			U.S. Patent Application #16/222.421	"	43,131.54	-	43,131.54		1,433,333.33	
19			U.S. Patent Application #16/222,684	"	36,422.05	-	36,422.05		1,200,000.00	
20			U.S. Patent Application #62/654,082	"	12,818.99	-	12,818.99		433,333.33	
21			U.S. Patent Application PCT/US/19/26265	"	27,962.71	-	27,962.71		933,333.33	
22			U.S. Patent Application #62/654,100*	"	29,777.71	-	29,777.71		1,000,000.00	
23			U.S. Patent Application #16/376,399*	"	40,467.71	-	40,467.71		1,333,333.33	
24			U.S. Patent Application #16/561,342	"	33,082.71	-	33,082.71		1,100,000.00	
25			U.S. Patent Application PCT/US/19/26567	"	36,397.71	-	36,397.71		1,200,000.00	
26			Unallocated patent costs	"	79,403.02	-	79,403.02		79,403.02	
27										
28				Subtotal	614,771.94	(25,387.12)	589,384.82		17,879,403.02	
29										
30		**Trademarks**		Historical Cost Basis	16,800.00	-	16,800.00		16,800.00	
31										
32		**Total**			$ 631,571.94	$ (25,387.12)	$ 606,184.82		$ 17,896,203.02	
33							-			
34										

AMENDED

Fill in this information to identify the case:

Debtor: IronClad Encryption Corporation

United States Bankruptcy Court for the: Southern District of Texas

Case number (If known): 20-34332

☑ Check if this is an amended filing

Official Form 206E/F

Schedule E/F: Creditors Who Have Unsecured Claims

12/15

Be as complete and accurate as possible. Use Part 1 for creditors with PRIORITY unsecured claims and Part 2 for creditors with NONPRIORITY unsecured claims. List the other party to any executory contracts or unexpired leases that could result in a claim. Also list executory contracts on *Schedule A/B: Assets - Real and Personal Property* (Official Form 206A/B) and on *Schedule G: Executory Contracts and Unexpired Leases* (Official Form 206G). Number the entries in Parts 1 and 2 in the boxes on the left. If more space is needed for Part 1 or Part 2, fill out and attach the Additional Page of that Part included in this form.

Part 1: List All Creditors with PRIORITY Unsecured Claims

1. **Do any creditors have priority unsecured claims?** (See 11 U.S.C. § 507).
   - ☑ No. Go to Part 2.
   - ☐ Yes. Go to line 2.

2. **List in alphabetical order all creditors who have unsecured claims that are entitled to priority in whole or in part.** If the debtor has more than 3 creditors with priority unsecured claims, fill out and attach the Additional Page of Part 1.

		Total claim	Priority amount
2.1 **Priority creditor's name and mailing address** **Date or dates debt was incurred** ________ **Last 4 digits of account number** ________ **Specify Code subsection of PRIORITY unsecured claim:** 11 U.S.C. § 507(a) (_____)	**As of the petition filing date, the claim is:** *Check all that apply.* ☐ Contingent ☐ Unliquidated ☐ Disputed **Basis for the claim:** **Is the claim subject to offset?** ☐ No ☐ Yes	$________	$________
2.2 **Priority creditor's name and mailing address** **Date or dates debt was incurred** ________ **Last 4 digits of account number** ________ **Specify Code subsection of PRIORITY unsecured claim:** 11 U.S.C. § 507(a) (_____)	**As of the petition filing date, the claim is:** *Check all that apply.* ☐ Contingent ☐ Unliquidated ☐ Disputed **Basis for the claim:** **Is the claim subject to offset?** ☐ No ☐ Yes	$________	$________
2.3 **Priority creditor's name and mailing address** **Date or dates debt was incurred** ________ **Last 4 digits of account number** ________ **Specify Code subsection of PRIORITY unsecured claim:** 11 U.S.C. § 507(a) (_____)	**As of the petition filing date, the claim is:** *Check all that apply.* ☐ Contingent ☐ Unliquidated ☐ Disputed **Basis for the claim:** **Is the claim subject to offset?** ☐ No ☐ Yes	$________	$________

Part 2: List All Creditors with NONPRIORITY Unsecured Claims

3. **List in alphabetical order all of the creditors with nonpriority unsecured claims.** If the debtor has more than 6 creditors with nonpriority unsecured claims, fill out and attach the Additional Page of Part 2.

	Nonpriority creditor's name and mailing address	As of the petition filing date, the claim is: *Check all that apply.*	Amount of claim
3.1	Lisa Morgan 6770 W. State Route 89A #182 Sedona , AZ, 86351	☐ Contingent ☐ Unliquidated ☐ Disputed Basis for the claim: Services	$ 8,468.75
	Date or dates debt was incurred ______ Last 4 digits of account number ______	Is the claim subject to offset? ☑ No ☐ Yes	
3.2	Monty R. Points 19900 North Indian Meridian Luther , OK, 73054	☐ Contingent ☐ Unliquidated ☐ Disputed Basis for the claim: Services	$ 415,999.73
	Date or dates debt was incurred ______ Last 4 digits of account number ______	Is the claim subject to offset? ☑ No ☐ Yes	
3.3	Actus Fund, LLC Attn. Lou Posner 545 Boylston St., 2nd Floor Boston, MA, 02116	☐ Contingent ☐ Unliquidated ☐ Disputed Basis for the claim: Monies Loaned / Advanced	$ 108,925.00
	Date or dates debt was incurred ______ Last 4 digits of account number ______	Is the claim subject to offset? ☑ No ☐ Yes	
3.4	Adar Bays, LLC Attn. Samuel Eisenberg 3411 Indian C Miami Beach, FL, 33140	☐ Contingent ☐ Unliquidated ☐ Disputed Basis for the claim:	$ 108,486.02
	Date or dates debt was incurred ______ Last 4 digits of account number ______	Is the claim subject to offset? ☑ No ☐ Yes	
3.5	AOI 12503 Exchange Dr. Suite 510 Stafford, TX, 77477	☐ Contingent ☐ Unliquidated ☐ Disputed Basis for the claim:	$ 27,916.37
	Date or dates debt was incurred ______ Last 4 digits of account number ______	Is the claim subject to offset? ☑ No ☐ Yes	
3.6	Baker & McKenzie, LLP 1900 North Pearl St Ste 1500 Dallas , TX, 75201	☐ Contingent ☐ Unliquidated ☐ Disputed Basis for the claim: Services	$ 379,594.45
	Date or dates debt was incurred ______ Last 4 digits of account number ______	Is the claim subject to offset? ☑ No ☐ Yes	

Part 2: **Additional Page**

Copy this page only if more space is needed. Continue numbering the lines sequentially from the previous page. If no additional NONPRIORITY creditors exist, do not fill out or submit this page.

Amount of claim

3.7 Nonpriority creditor's name and mailing address

Blackpearl Egineering
David Smith
59 Creek Forest Ln.
Conroe, TX, 77384

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 98,000.00

Basis for the claim: Suppliers or Vendors

Is the claim subject to offset?
- ☑ No
- ☐ Yes

Date or dates debt was incurred ______

Last 4 digits of account number ______

3.8 Nonpriority creditor's name and mailing address

C Brook Ventures, Inc
110 East 59th St
Twenty Third Floor
New York, NY, 10022

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 6,000.00

Basis for the claim: Suppliers or Vendors

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

3.9 Nonpriority creditor's name and mailing address

Cygnacom Solutions, Inc.
7925 Jones Branch Drive

McLean, VA, 22102

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 32,000.00

Basis for the claim: Suppliers or Vendors

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

3.10 Nonpriority creditor's name and mailing address

Daniel M. Lerner
4336 King Cotton Lane

Missouri City , TX, 77459

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 6,288.85

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

3.11 Nonpriority creditor's name and mailing address

Daniel M. Lerner
4346 King Cotton Lane

Missouri City, TX, 77459

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 523,952.09

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

Part 2: Additional Page

Copy this page only if more space is needed. Continue numbering the lines sequentially from the previous page. If no additional NONPRIORITY creditors exist, do not fill out or submit this page.

Amount of claim

3.12 Nonpriority creditor's name and mailing address

David G. Gullickson
8725 Fairbend

Houston, TX, 77055

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 604,865.69

Basis for the claim: Services

Is the claim subject to offset?
- ☑ No
- ☐ Yes

Date or dates debt was incurred ______

Last 4 digits of account number ______

3.13 Nonpriority creditor's name and mailing address

Delaney Equity Group, LLC
2401 PGA Blvd., Suite 110

Palm Gardens, FL, 33410

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 12,171.90

Basis for the claim:

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

3.14 Nonpriority creditor's name and mailing address

FDI Creative Services, Inc.
12777 Jones

Houston, TX, 77070

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 590.63

Basis for the claim: Suppliers or Vendors

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

3.15 Nonpriority creditor's name and mailing address

Frost Bank
Attn. Chelsea Simank
Sam Houston Parkway, North, Suite 730
Houston, TX, 77024

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 61,584.49

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

3.16 Nonpriority creditor's name and mailing address

Fruci & Associates, PLLC
802 N Washington
PO Box 2163
Spokane, WA, 99210

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 0.00

Basis for the claim: Services

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

Part 2: Additional Page

Copy this page only if more space is needed. Continue numbering the lines sequentially from the previous page. If no additional NONPRIORITY creditors exist, do not fill out or submit this page.

Amount of claim

3.17 **Nonpriority creditor's name and mailing address**

GS Capital Partners, LLC
Attn. Gabe Sayegh
30 Br
New York, NJ, 10004

As of the petition filing date, the claim is: *Check all that apply.*
☐ Contingent
☐ Unliquidated
☐ Disputed

$ 66,400.00

Basis for the claim: Monies Loaned / Advanced

Is the claim subject to offset?
☑ No
☐ Yes

Date or dates debt was incurred ______

Last 4 digits of account number ______

3.18 **Nonpriority creditor's name and mailing address**

GW Holdings Group, LLC
Attn. Noah Weinstein
137 Montague St., Suite 291
Brooklyn, NY, 11201

As of the petition filing date, the claim is: *Check all that apply.*
☐ Contingent
☐ Unliquidated
☐ Disputed

$ 53,650.00

Basis for the claim:

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
✔ No
☐ Yes

3.19 **Nonpriority creditor's name and mailing address**

Halliburton Investor Relations
2140 Lake Park Blvd., Suite 112

Richardson, TX, 75080

As of the petition filing date, the claim is: *Check all that apply.*
☐ Contingent
☐ Unliquidated
☐ Disputed

$ 38,054.15

Basis for the claim: Services

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
✔ No
☐ Yes

3.20 **Nonpriority creditor's name and mailing address**

Hybrid Titan Management, LLC
5950 Fairview Road, Suite 630
Charlotte, NC, 28210-0090

As of the petition filing date, the claim is: *Check all that apply.*
☐ Contingent
☐ Unliquidated
☑ Disputed

$ Unknown

Basis for the claim:

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
☑ No
☐ Yes

3.21 **Nonpriority creditor's name and mailing address**

J. Charles Assets
118 Jefferson St, Ste 104

Orlando, FL, 32828

As of the petition filing date, the claim is: *Check all that apply.*
☐ Contingent
☐ Unliquidated
☐ Disputed

$ 3,000.12

Basis for the claim: Services

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
✔ No
☐ Yes

Part 2: **Additional Page**

Copy this page only if more space is needed. Continue numbering the lines sequentially from the previous page. If no additional NONPRIORITY creditors exist, do not fill out or submit this page.

Amount of claim

3.22 Nonpriority creditor's name and mailing address

James D. McGraw
11911 Katy Freeway

Houston, TX, 77079

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Services

Is the claim subject to offset?
- ☑ No
- ☐ Yes

Date or dates debt was incurred ______

Last 4 digits of account number ______

$ 307,547.95

3.23 Nonpriority creditor's name and mailing address

Jeff B. Barrett
1110 Crossroads Drive

Houston, TX, 77079

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Services

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

$ 325,000.00

3.24 Nonpriority creditor's name and mailing address

Len E. Walker
802 Lochtyne Way

Houston, TX, 77024

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

$ 486,603.16

3.25 Nonpriority creditor's name and mailing address

Lerner Inovations
4346 King Cotton Lane

Missouri City, TX, 77459

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

$ 8,000.00

3.26 Nonpriority creditor's name and mailing address

Morningview Financial, LLC
Attn. Max Ricio
401 Park Avenue South, 10th Floor
New York, NY, 10016

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ✔ No
- ☐ Yes

$ 23,260.00

Part 2: Additional Page

Copy this page only if more space is needed. Continue numbering the lines sequentially from the previous page. If no additional NONPRIORITY creditors exist, do not fill out or submit this page.

Amount of claim

3.27 Nonpriority creditor's name and mailing address

Morningview Financial, LLC
Attn. Max Ricio
401 Park Avenue South, 10th Floor
New York, NY, 10016

As of the petition filing date, the claim is: *Check all that apply.* $ 39,276.00

- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Monies Loaned / Advanced

Is the claim subject to offset?

- ☑ No
- ☐ Yes

Date or dates debt was incurred __________

Last 4 digits of account number __________

3.28 Nonpriority creditor's name and mailing address

Odyssey Funding, LLC
Attn. Ahron Fraiman
1249 Broadway, Suite 103
Hewlett, NY, 11557

As of the petition filing date, the claim is: *Check all that apply.* $ 126,000.00

- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred __________

Last 4 digits of account number __________

Is the claim subject to offset?

- ☑ No
- ☐ Yes

3.29 Nonpriority creditor's name and mailing address

Odyssey Funding, LLC
Attn. Ahron Fraiman
1249 Broadway, Suite 103
Hewlett, NY, 11557

As of the petition filing date, the claim is: *Check all that apply.* $ 150,000.00

- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred __________

Last 4 digits of account number __________

Is the claim subject to offset?

- ☑ No
- ☐ Yes

3.30 Nonpriority creditor's name and mailing address

One44 Capital, LLC
Attn. Ahron Fraiman
1249 Broadway, Suite 103
Hewlett, NY, 11557

As of the petition filing date, the claim is: *Check all that apply.* $ 15,300.00

- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim:

Date or dates debt was incurred __________

Last 4 digits of account number __________

Is the claim subject to offset?

- ☑ No
- ☐ Yes

3.31 Nonpriority creditor's name and mailing address

PatentManager.com
784 S Villier Ct

Virginia Beach, VA, 23452

As of the petition filing date, the claim is: *Check all that apply.* $ 247,650.08

- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Services

Date or dates debt was incurred __________

Last 4 digits of account number __________

Is the claim subject to offset?

- ☑ No
- ☐ Yes

Part 2: Additional Page

Copy this page only if more space is needed. Continue numbering the lines sequentially from the previous page. If no additional NONPRIORITY creditors exist, do not fill out or submit this page.

Amount of claim

3.32 Nonpriority creditor's name and mailing address

Points Consulting LLC
19900 N Indian Meridian

Luther, NY, 73054

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 24,000.00

Basis for the claim: Monies Loaned / Advanced

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

3.33 Nonpriority creditor's name and mailing address

Pollen Tech
Kaarnatie 40

Oulu 90530, FINLAND

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 124,120.00

Basis for the claim: Suppliers or Vendors

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

3.34 Nonpriority creditor's name and mailing address

Porter, Levay, & Rose, Inc.
Seven Penn Plaza, Suite 810

New York, NY, 10001

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 252,588.46

Basis for the claim: Services

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

3.35 Nonpriority creditor's name and mailing address

Randal W. Rice
1608 SW 113th Place

Oklahoma City, OK, 73170-4474

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 66,033.00

Basis for the claim: Services

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

3.36 Nonpriority creditor's name and mailing address

Rice Consulting Services, Inc.
Randall Rice
1608 SW 113th Pl
Oklahoma City , OK, 73170

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

$ 31,167.00

Basis for the claim: Services

Date or dates debt was incurred ______

Last 4 digits of account number ______

Is the claim subject to offset?
- ☑ No
- ☐ Yes

AMENDED

Debtor IronClad Encryption Corporation Case number (if known) 20-34332
Name

Part 2: Additional Page

Copy this page only if more space is needed. Continue numbering the lines sequentially from the previous page. If no additional NONPRIORITY creditors exist, do not fill out or submit this page.

Amount of claim

3.37 Nonpriority creditor's name and mailing address
Todd E Gonyer
725 E Trade St, Ste 210

Charlotte, NC, 28202

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Suppliers or Vendors

$ 3,662.00

Is the claim subject to offset?
- ☑ No
- ☐ Yes

Date or dates debt was incurred ____
Last 4 digits of account number ____

3.38 Nonpriority creditor's name and mailing address
Zimmern Law Firm
8588 Katy Freeway, Ste 226

Houston, TX, 77024

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim: Suppliers or Vendors

$ 6,090.65

Date or dates debt was incurred ____
Last 4 digits of account number ____

Is the claim subject to offset?
- ✔ No
- ☐ Yes

3.___ Nonpriority creditor's name and mailing address

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim:

$____

Date or dates debt was incurred ____
Last 4 digits of account number ____

Is the claim subject to offset?
- No
- ☐ Yes

3.___ Nonpriority creditor's name and mailing address

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim:

$____

Date or dates debt was incurred ____
Last 4 digits of account number ____

Is the claim subject to offset?
- ☐ No
- ☐ Yes

3.___ Nonpriority creditor's name and mailing address

As of the petition filing date, the claim is: *Check all that apply.*
- ☐ Contingent
- ☐ Unliquidated
- ☐ Disputed

Basis for the claim:

$____

Date or dates debt was incurred ____
Last 4 digits of account number ____

Is the claim subject to offset?
- No
- ☐ Yes

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Part 3: **List Others to Be Notified About Unsecured Claims**

4. **List in alphabetical order any others who must be notified for claims listed in Parts 1 and 2.** Examples of entities that may be listed are collection agencies, assignees of claims listed above, and attorneys for unsecured creditors.

If no others need to be notified for the debts listed in Parts 1 and 2, do not fill out or submit this page. If additional pages are needed, copy the next page.

	Name and mailing address	On which line in Part 1 or Part 2 is the related creditor (if any) listed?	Last 4 digits of account number, if any
4.1.	Chad Friend Legal & Compliance, LLC 330 Clematis St., Suite 217 West Palm Beach, FL, 33401	Line 3.3 ☐ Not listed. Explain:	______
4.2.	Chad Friend Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, FL, 33401	Line 3.26 ☐ Not listed. Explain	______
4.3.	Chad Friend Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, FL, 33401	Line 3.27 ☐ Not listed. Explain	______
4.4.	Harrison Lord Lord Law Firm, PLLC 1057 E. Morehead St., Suite 120 Charlotte, NC, 28204	Line 3.20 ☐ Not listed. Explain	______
41.	Jeffery B. Kaiser Kaiser, P.C. 2211 Norfolk, Suite 528 Houston, TX, 77098	Line 3.33 ☐ Not listed. Explain	______
4.5.		Line ____ ☐ Not listed. Explain	______
4.6.		Line ____ ☐ Not listed. Explain	______
4.7.		Line ____ ☐ Not listed. Explain	______
4.8.		Line ____ ☐ Not listed. Explain	______
4.9.		Line ____ ☐ Not listed. Explain	______
4.10.		Line ____ ☐ Not listed. Explain	______
4.11.		Line ____ ☐ Not listed. Explain	______

Part 4: Total Amounts of the Priority and Nonpriority Unsecured Claims

5. **Add the amounts of priority and nonpriority unsecured claims.**

			Total of claim amounts
5a. **Total claims from Part 1**	5a.		$ 0.00
5b. **Total claims from Part 2**	5b.	+	$ 4,792,246.54
5c. **Total of Parts 1 and 2** Lines 5a + 5b = 5c.	5c.		$ 4,792,246.54

AMENDED

Fill in this information to identify the case and this filing:

Debtor Name IronClad Encryption Corporation

United States Bankruptcy Court for the: Southern District of Texas

Case number (*If known*): 20-34332

Official Form 202

Declaration Under Penalty of Perjury for Non-Individual Debtors

12/15

An individual who is authorized to act on behalf of a non-individual debtor, such as a corporation or partnership, must sign and submit this form for the schedules of assets and liabilities, any other document that requires a declaration that is not included in the document, and any amendments of those documents. This form must state the individual's position or relationship to the debtor, the identity of the document, and the date. Bankruptcy Rules 1008 and 9011.

WARNING -- Bankruptcy fraud is a serious crime. Making a false statement, concealing property, or obtaining money or property by fraud in connection with a bankruptcy case can result in fines up to $500,000 or imprisonment for up to 20 years, or both. 18 U.S.C. §§ 152, 1341, 1519, and 3571.

Declaration and signature

I am the president, another officer, or an authorized agent of the corporation; a member or an authorized agent of the partnership; or another individual serving as a representative of the debtor in this case.

I have examined the information in the documents checked below and I have a reasonable belief that the information is true and correct:

- ☐ *Schedule A/B: Assets–Real and Personal Property* (Official Form 206A/B)
- ☐ *Schedule D: Creditors Who Have Claims Secured by Property* (Official Form 206D)
- ☐ *Schedule E/F: Creditors Who Have Unsecured Claims* (Official Form 206E/F)
- ☐ *Schedule G: Executory Contracts and Unexpired Leases* (Official Form 206G)
- ☐ *Schedule H: Codebtors* (Official Form 206H)
- ☐ *Summary of Assets and Liabilities for Non-Individuals* (Official Form 206Sum)
- ☑ Amended *Schedule* A/B, E/F
- ☐ *Chapter 11 or Chapter 9 Cases: List of Creditors Who Have the 20 Largest Unsecured Claims and Are Not Insiders* (Official Form 204)
- ☐ Other document that requires a declaration

I declare under penalty of perjury that the foregoing is true and correct.

Executed on 10-13-2020
MM / DD / YYYY

✘ [signature]
Signature of individual signing on behalf of debtor

David G. Gullickson
Printed name

Vice President - Finance, Treasurer
Position or relationship to debtor

EXHIBIT "5"

AMENDED

Fill in this information to identify the case:

Debtor name: IronClad Encryption Corporation

United States Bankruptcy Court for the: Southern District of Texas

Case number (If known): 20-34332

☑ Check if this is an amended filing

Official Form 207

Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy 04/19

The debtor must answer every question. If more space is needed, attach a separate sheet to this form. On the top of any additional pages, write the debtor's name and case number (if known).

Part 1: Income

1. **Gross revenue from business**

☐ None

Identify the beginning and ending dates of the debtor's fiscal year, which may be a calendar year					Sources of revenue (Check all that apply)	Gross revenue (before deductions and exclusions)
From the beginning of the fiscal year to filing date:	From	04/01/2020 (MM / DD / YYYY)	to	Filing date	☑ Operating a business ☐ Other	$ 0.00
For prior year:	From	04/01/2019 (MM / DD / YYYY)	to	03/31/2020 (MM / DD / YYYY)	☑ Operating a business ☐ Other	$ 229,745.00
For the year before that:	From	04/01/2018 (MM / DD / YYYY)	to	03/31/2019 (MM / DD / YYYY)	☑ Operating a business ☐ Other	$ 780,211.00

2. **Non-business revenue**

Include revenue regardless of whether that revenue is taxable. *Non-business income* may include interest, dividends, money collected from lawsuits, and royalties. List each source and the gross revenue for each separately. Do not include revenue listed in line 1.

☐ None

					Description of sources of revenue	Gross revenue from each source (before deductions and exclusions)
From the beginning of the fiscal year to filing date:	From	04/01/2020 (MM / DD / YYYY)	to	Filing date		$ 0.00
For prior year:	From	04/01/2019 (MM / DD / YYYY)	to	03/31/2020 (MM / DD / YYYY)		$ 0.00
For the year before that:	From	04/01/2018 (MM / DD / YYYY)	to	03/31/2019 (MM / DD / YYYY)		$ 0.00

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Part 2: List Certain Transfers Made Before Filing for Bankruptcy

3. Certain payments or transfers to creditors within 90 days before filing this case

List payments or transfers—including expense reimbursements—to any creditor, other than regular employee compensation, within 90 days before filing this case unless the aggregate value of all property transferred to that creditor is less than $6,825. (This amount may be adjusted on 4/01/22 and every 3 years after that with respect to cases filed on or after the date of adjustment.)

☐ None

	Creditor's name and address	Dates	Total amount or value	Reasons for payment or transfer *Check all that apply*
3.1.	See Attached SOFA Part 2, Question 3 Creditor's name		$ 44,931.54	☐ Secured debt ☐ Unsecured loan repayments ☐ Suppliers or vendors ☐ Services ☐ Other
3.2.	Creditor's name		$	☐ Secured debt ☐ Unsecured loan repayments ☐ Suppliers or vendors ☐ Services ☐ Other

4. Payments or other transfers of property made within 1 year before filing this case that benefited any insider

List payments or transfers, including expense reimbursements, made within 1 year before filing this case on debts owed to an insider or guaranteed or cosigned by an insider unless the aggregate value of all property transferred to or for the benefit of the insider is less than $6,825. (This amount may be adjusted on 4/01/22 and every 3 years after that with respect to cases filed on or after the date of adjustment.) Do not include any payments listed in line 3. *Insiders* include officers, directors, and anyone in control of a corporate debtor and their relatives; general partners of a partnership debtor and their relatives; affiliates of the debtor and insiders of such affiliates; and any managing agent of the debtor. 11 U.S.C. § 101(31).

☐ None

	Insider's name and address	Dates	Total amount or value	Reasons for payment or transfer
4.1.	See Attached SOFA Part 2, Question 4 Insider's name **Relationship to debtor**		$ 55,973.85	
4.2.	Insider's name **Relationship to debtor**		$	

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

5. Repossessions, foreclosures, and returns

List all property of the debtor that was obtained by a creditor within 1 year before filing this case, including property repossessed by a creditor, sold at a foreclosure sale, transferred by a deed in lieu of foreclosure, or returned to the seller. Do not include property listed in line 6.

☑ None

	Creditor's name and address	Description of the property	Date	Value of property
5.1.	Creditor's name			$
5.2.	Creditor's name			$

6. Setoffs

List any creditor, including a bank or financial institution, that within 90 days before filing this case set off or otherwise took anything from an account of the debtor without permission or refused to make a payment at the debtor's direction from an account of the debtor because the debtor owed a debt.

☑ None

Creditor's name and address	Description of the action creditor took	Date action was taken	Amount
Creditor's name			$

Last 4 digits of account number: XXXX– ________

Part 3: Legal Actions or Assignments

7. Legal actions, administrative proceedings, court actions, executions, attachments, or governmental audits

List the legal actions, proceedings, investigations, arbitrations, mediations, and audits by federal or state agencies in which the debtor was involved in any capacity—within 1 year before filing this case.

☐ None

	Case title / Case number	Nature of case	Court or agency's name and address	Status of case
7.1.	Case title: Daniel M. Lerner v. Ironclad Encryption Corporation Case number: 2020-23559		127th District Court of Harris County, Texas 201 Caroline, __ Floor Houston, TX 77002	☑ Pending ☐ On appeal ☐ Concluded
7.2.	Case title: Hybrid Titan Management, LLC v. Ironclad Encryption Corporation, et al. Case number: 19-CVS-6470	Breach of contract	General Court of Justice, Superior Court Division 832 East Fourth Street Charlotte, NC 28202	☐ Pending ☑ On appeal ☐ Concluded

AMENDED

Debtor IronClad Encryption Corporation Case number (if known) 20-34332
Name

8. Assignments and receivership

List any property in the hands of an assignee for the benefit of creditors during the 120 days before filing this case and any property in the hands of a receiver, custodian, or other court-appointed officer within 1 year before filing this case.

☑ None

Custodian's name and address	Description of the property	Value
Custodian's name		$
	Case title	**Court name and address**
		Name
	Case number	
	Date of order or assignment	

Part 4: Certain Gifts and Charitable Contributions

9. List all gifts or charitable contributions the debtor gave to a recipient within 2 years before filing this case unless the aggregate value of the gifts to that recipient is less than $1,000

☑ None

Recipient's name and address	Description of the gifts or contributions	Dates given	Value
9.1. Recipient's name			$
			$
Recipient's relationship to debtor			
9.2. Recipient's name			$
			$
Recipient's relationship to debtor			

Part 5: Certain Losses

10. All losses from fire, theft, or other casualty within 1 year before filing this case.

☑ None

Description of the property lost and how the loss occurred	Amount of payments received for the loss If you have received payments to cover the loss, for example, from insurance, government compensation, or tort liability, list the total received. List unpaid claims on Official Form 106A/B (*Schedule A/B: Assets – Real and Personal Property*).	Date of loss	Value of property lost
			$

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Part 6: Certain Payments or Transfers

11. Payments related to bankruptcy

List any payments of money or other transfers of property made by the debtor or person acting on behalf of the debtor within 1 year before the filing of this case to another person or entity, including attorneys, that the debtor consulted about debt consolidation or restructuring, seeking bankruptcy relief, or filing a bankruptcy case.

☐ None

	Who was paid or who received the transfer?	If not money, describe any property transferred	Dates	Total amount or value
11.1.	Pendergraft & Simon, LLP	Wire transfer	08/2020	$ 10,000.00
	Address			
	2777 Allen Parkway, Suite 800 Houston, TX 77019			
	Email or website address			
	www.pendergraftsimon.com			
	Who made the payment, if not debtor?			
	J.D. McGraw			

	Who was paid or who received the transfer?	If not money, describe any property transferred	Dates	Total amount or value
11.2.				$
	Address			
	Email or website address			
	Who made the payment, if not debtor?			

12. Self-settled trusts of which the debtor is a beneficiary

List any payments or transfers of property made by the debtor or a person acting on behalf of the debtor within 10 years before the filing of this case to a self-settled trust or similar device.
Do not include transfers already listed on this statement.

☑ None

Name of trust or device	Describe any property transferred	Dates transfers were made	Total amount or value
			$
Trustee			

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

13. Transfers not already listed on this statement

List any transfers of money or other property—by sale, trade, or any other means—made by the debtor or a person acting on behalf of the debtor within 2 years before the filing of this case to another person, other than property transferred in the ordinary course of business or financial affairs. Include both outright transfers and transfers made as security. Do not include gifts or transfers previously listed on this statement.

☐ None

	Who received transfer?	Description of property transferred or payments received or debts paid in exchange	Date transfer was made	Total amount or value
13.1.	See Attached SOFA Part 6, Question 13	Conversion of $1,747,395.06 in debt to 2,797,078,362 shares of common stock		$ Unknown
	Address			
	Relationship to debtor			
13.2.	**Who received transfer?**			$
	Address			
	Relationship to debtor			

Part 7: Previous Locations

14. Previous addresses

List all previous addresses used by the debtor within 3 years before filing this case and the dates the addresses were used.

☑ Does not apply

	Address	Dates of occupancy	
14.1.		From	To
14.2.		From	To

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Part 8: Health Care Bankruptcies

15. Health Care bankruptcies

Is the debtor primarily engaged in offering services and facilities for:

— diagnosing or treating injury, deformity, or disease, or

— providing any surgical, psychiatric, drug treatment, or obstetric care?

☑ No. Go to Part 9.

☐ Yes. Fill in the information below.

	Facility name and address	Nature of the business operation, including type of services the debtor provides	If debtor provides meals and housing, number of patients in debtor's care
15.1.	Facility name		
		Location where patient records are maintained (if different from facility address). If electronic, identify any service provider.	**How are records kept?** *Check all that apply:* ☐ Electronically ☐ Paper
15.2.	Facility name		
		Location where patient records are maintained (if different from facility address). If electronic, identify any service provider.	**How are records kept?** *Check all that apply:* ☐ Electronically ☐ Paper

Part 9: Personally Identifiable Information

16. Does the debtor collect and retain personally identifiable information of customers?

☑ No.

☐ Yes. State the nature of the information collected and retained.

Does the debtor have a privacy policy about that information?

☐ No

☐ Yes

17. Within 6 years before filing this case, have any employees of the debtor been participants in any ERISA, 401(k), 403(b), or other pension or profit-sharing plan made available by the debtor as an employee benefit?

☐ No. Go to Part 10.

Yes. Does the debtor serve as plan administrator?

☐ No. Go to Part 10.

☑ Yes. Fill in below:

Name of plan	Employer identification number of the plan
IronClad Encryption Corporation 401(k) Profit Sharing Plan and Trust	EIN: 81-0409475-001

Has the plan been terminated?

☑ No

☐ Yes

AMENDED

Debtor IronClad Encryption Corporation Case number (if known) 20-34332

Part 10: Certain Financial Accounts, Safe Deposit Boxes, and Storage Units

18. Closed financial accounts

Within 1 year before filing this case, were any financial accounts or instruments held in the debtor's name, or for the debtor's benefit, closed, sold, moved, or transferred?

Include checking, savings, money market, or other financial accounts; certificates of deposit; and shares in banks, credit unions, brokerage houses, cooperatives, associations, and other financial institutions.

☐ None

	Financial institution name and address	Last 4 digits of account number	Type of account	Date account was closed, sold, moved, or transferred	Last balance before closing or transfer
18.1.	BBVA Compass Bank PO Box 10184 Birmingham, AL 35202	XXXX–8066	☑ Checking ☐ Savings ☐ Money market ☐ Brokerage ☐ Other	08/12/2020	$ 541.46
18.2.	BBVA Compass Bank PO Box 10184 Birmingham, AL 35202	XXXX–2516	☑ Checking ☐ Savings ☐ Money market ☐ Brokerage ☐ Other	08/12/2020	$ 441.05

19. Safe deposit boxes

List any safe deposit box or other depository for securities, cash, or other valuables the debtor now has or did have within 1 year before filing this case.

☑ None

Depository institution name and address	Names of anyone with access to it	Description of the contents	Does debtor still have it?
Name	Address		☐ No ☐ Yes

20. Off-premises storage

List any property kept in storage units or warehouses within 1 year before filing this case. Do not include facilities that are in a part of a building in which the debtor does business.

☑ None

Facility name and address	Names of anyone with access to it	Description of the contents	Does debtor still have it?
Name	Address		☐ No ☐ Yes

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Part 11: Property the Debtor Holds or Controls That the Debtor Does Not Own

21. Property held for another

List any property that the debtor holds or controls that another entity owns. Include any property borrowed from, being stored for, or held in trust. Do not list leased or rented property.

☑ None

Owner's name and address	Location of the property	Description of the property	Value
Name			$

Part 12: Details About Environmental Information

For the purpose of Part 12, the following definitions apply:

- *Environmental law* means any statute or governmental regulation that concerns pollution, contamination, or hazardous material, regardless of the medium affected (air, land, water, or any other medium).
- *Site* means any location, facility, or property, including disposal sites, that the debtor now owns, operates, or utilizes or that the debtor formerly owned, operated, or utilized.
- *Hazardous material* means anything that an environmental law defines as hazardous or toxic, or describes as a pollutant, contaminant, or a similarly harmful substance.

Report all notices, releases, and proceedings known, regardless of when they occurred.

22. **Has the debtor been a party in any judicial or administrative proceeding under any environmental law?** Include settlements and orders.

☑ No
☐ Yes. Provide details below.

Case title	Court or agency name and address	Nature of the case	Status of case
Case number	Name		☐ Pending ☐ On appeal ☐ Concluded

23. **Has any governmental unit otherwise notified the debtor that the debtor may be liable or potentially liable under or in violation of an environmental law?**

☑ No
☐ Yes. Provide details below.

Site name and address	Governmental unit name and address	Environmental law, if known	Date of notice
Name	Name		

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

24. **Has the debtor notified any governmental unit of any release of hazardous material?**

- ☑ No
- ☐ Yes. Provide details below.

Site name and address	Governmental unit name and address	Environmental law, if known	Date of notice
Name	Name		

Part 13: Details About the Debtor's Business or Connections to Any Business

25. **Other businesses in which the debtor has or has had an interest**

List any business for which the debtor was an owner, partner, member, or otherwise a person in control within 6 years before filing this case. Include this information even if already listed in the Schedules.

- ☐ None

	Business name and address	Describe the nature of the business	Employer Identification number (Do not include Social Security number or ITIN.)	Dates business existed
25.1.	InterLok Key Management, Inc. 1 Riverway, Suite 1700 Houston, TX 77056	Holder of a net operating loss	EIN: 81-2198615	From 06/12/2006 To
25.2.	Ironclad Pipeline IC, Inc. 1 Riverway, Suite 1700 Houston, TX 77056		EIN: 82-4329771	From 02/07/2018 To 04/03/2020
25.3.	IronClad Cyber Solutions, Inc. 1 Riverway, Suite 1700 Houston, TX 77056		EIN:	From 01/29/2019 To 04/14/2020

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

26. Books, records, and financial statements

26a. List all accountants and bookkeepers who maintained the debtor's books and records within 2 years before filing this case.

❑ None

	Name and address	Dates of service
26a.1.	Donna Miller Name Compass Accounting, Inc.	From 01/07/2017 To 08/28/2020

	Name and address	Dates of service
26a.2.	Name	From ________ To ________

26b. List all firms or individuals who have audited, compiled, or reviewed debtor's books of account and records or prepared a financial statement within 2 years before filing this case.

❑ None

	Name and address	Dates of service
26b.1.	Fruci & Associates II, PLLC Name 802 N Washington, Spokane, WA 99201	From 06/01/2011 To 08/28/2020

	Name and address	Dates of service
26b.2.	Name	From ________ To ________

26c. List all firms or individuals who were in possession of the debtor's books of account and records when this case is filed.

❑ None

	Name and address	If any books of account and records are unavailable, explain why
26c.1.	Nevada Agency and Transfer Company (stock transfer records only) Name 50 West Liberty St., Suite 880, Reno, NV 89501	

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Name and address	If any books of account and records are unavailable, explain why

26c.2. Donna Miller
Name
Compass Accounting, Inc.

26d. List all financial institutions, creditors, and other parties, including mercantile and trade agencies, to whom the debtor issued a financial statement within 2 years before filing this case.

☐ None

Name and address

26d.1. Securities and Exchange Commission
Name
100 F Street, NE, Washington, DC 20549

Name and address

26d.2. ______________________
Name

27. **Inventories**

Have any inventories of the debtor's property been taken within 2 years before filing this case?

☑ No
☐ Yes. Give the details about the two most recent inventories.

Name of the person who supervised the taking of the inventory	Date of inventory	The dollar amount and basis (cost, market, or other basis) of each inventory
		$

Name and address of the person who has possession of inventory records

27.1. ______________________
Name

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Name of the person who supervised the taking of the inventory	Date of inventory	The dollar amount and basis (cost, market, or other basis) of each inventory
		$

Name and address of the person who has possession of inventory records

27.2.
Name

28. **List the debtor's officers, directors, managing members, general partners, members in control, controlling shareholders, or other people in control of the debtor at the time of the filing of this case.**

Name	Address	Position and nature of any interest	% of interest, if any
J.D. McGraw	11911 Katy Freeway, Houston, TX 77079	President, CEO & Director	80.120
Mark A. Watson	,	Director	0.05133
Miguel A. Yanez	,	Director (as of 8/27/2020)	0
David G. Gullickson	, TX	Vice-President	0

29. **Within 1 year before the filing of this case, did the debtor have officers, directors, managing members, general partners, members in control of the debtor, or shareholders in control of the debtor who no longer hold these positions?**

☐ No

☑ Yes. Identify below.

Name	Address	Position and nature of any interest	Period during which position or interest was held
John S. Reiland		Director	To 03/31/2020
Len E. Walker	802 Lochyne, Houston, TX 77024	VP, Secretary & General Counsel	To 05/26/2020
Daniel Lerner	4346 King Cotton Lane, Missouri City, TX 77459	Chief Technology Officer	To 04/29/2020
			To

30. **Payments, distributions, or withdrawals credited or given to insiders**

Within 1 year before filing this case, did the debtor provide an insider with value in any form, including salary, other compensation, draws, bonuses, loans, credits on loans, stock redemptions, and options exercised?

☑ No

☐ Yes. Identify below.

Name and address of recipient	Amount of money or description and value of property	Dates	Reason for providing the value
30.1. Name			

Relationship to debtor

AMENDED

Debtor IronClad Encryption Corporation
Name

Case number (if known) 20-34332

Name and address of recipient

30.2
Name

Relationship to debtor

31. **Within 6 years before filing this case, has the debtor been a member of any consolidated group for tax purposes?**

☑ No

☐ Yes. Identify below.

Name of the parent corporation

Employer Identification number of the parent corporation

EIN:

32. **Within 6 years before filing this case, has the debtor as an employer been responsible for contributing to a pension fund?**

☐ No

☑ Yes. Identify below.

Name of the pension fund

IronClad Encryption Corporation 401(k) Profit Sharing Plan and Trus

Employer Identification number of the pension fund

EIN: 81-0409475-001

Part 14: Signature and Declaration

WARNING -- Bankruptcy fraud is a serious crime. Making a false statement, concealing property, or obtaining money or property by fraud in connection with a bankruptcy case can result in fines up to $500,000 or imprisonment for up to 20 years, or both.
18 U.S.C. §§ 152, 1341, 1519, and 3571.

I have examined the information in this *Statement of Financial Affairs* and any attachments and have a reasonable belief that the information is true and correct.

I declare under penalty of perjury that the foregoing is true and correct.

Executed on 10-13-2020
MM / DD / YYYY

✗ [signature]
Signature of individual signing on behalf of the debtor

Printed name David Gullickson

Position or relationship to debtor Vice-President, Finance and Treasurer

Are additional pages to *Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy* (Official Form 207) attached?

☐ No

☑ Yes

AMENDED

Debtor Name IronClad Encryption Corporation Case number (if known) 20-34332

Continuation Sheet for Official Form 207

7) Legal Actions

Pollentech OV v. Ironclad Encryption Corporation

2019-32044

333rd District Court of Harris County, Texas

201 Caroline, 14th Floor, Houston, TX 77002, Houston, TX 77002

Pending

----

17) Pension Contributions

IronClad Encryption Corporation 401(k) Profit Sharing Plan and Trust	81-0409475-001

18) Closed financial accounts

Frost National Bank	PO Box 1600, San Antonio, TX 78296	$9,705.39
Frost National Bank	PO Box 1600, San Antonio, TX 78296	$771.72

----

28) List of Debtor's officers & directors

J.D McGraw - holds 100% of all preferred shares, which controls 80% of all stock voting.

Owner of 0.12% of issued common shares.

IronClad Encryption Corporation

Form 207: Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy

Addendum to

Part 2: List Certain Transfers Made Before Filing for Bankruptcy

Line 4.1. Payments or transfers of property made within 1 year before filing this case that benefitted any insider

Insider	Date	Item	Amount
(Only "benefitted insiders" were Corporate Officers)		(Payments were Expense Report reimbursements or for Guarantee Fees)	
David G. Gullickson	08/25/2019	Office Expense	$ 317.75
Vice President	08/29/2019	Office Expense	102.84
		Meetings & Conferences	275.00
	09/05/2019	Office Expense	106.49
		Meetings & Conferences	250.00
	10/10/2019	Meals & Entertainment	107.23
		Office Expense	134.79
		Printing	897.76
	10/17/2019	Office Expense	174.06
	11/08/2019	Office Expense	333.31
	11/16/2019	Dues & Subscriptions	199.05
		Office Expense	101.00
	12/04/2019	Office Expense	242.91
	12/18/2019	Office Expense	98.30
	01/24/2020	Office Expense	205.34
		Meetings & Conferences	75.00
	02/09/2020	Meals & Entertainment	35.86
		Meetings & Conferences	78.50
	01/24/2020	Meals & Entertainment	49.05
		Office Expense	85.74
	03/23/2020	Other Expense	207.06
		Office Expense	43.00
	04/11/2020	Office Expense	73.00
		Taxes, Franchise, Delaware, parent and subsidiaries, 2019	4,693.73
		Office Expense	159.00
	04/23/2020	Office Expense	281.74
		Meals & Entertainment	19.08
	04/22/2020	Office Expense	370.36
	05/26/2020	Office Expense	100.50
	07/14/2020	Dues & Subscriptions	465.00
		Office Expense	26.00
	08/15/2020	Rent Expense, Regus	289.00
		Meals & Entertainment	118.24
		Dues & Subscriptions	475.00
		Office Expense	232.48
			11,423.17
			-
James D. McGraw	03/31/2019	* Financing fees, $500,000 Personal Loan Guarantee by JDM	10,000.00
President, Director		* Financing fees, $500,000 Personal Loan Guarantee by JDM	15,000.00
	* See footnote extract of SEC Form 10-Q at 12/31/2019 regarding Working Capital Loan, attached		25,000.00
	10/31/2019	Travel expenses, Oct, Nov, 2019	1,387.20
		Travel expenses, Oct, Nov, 2019	823.14
		Meals & Entertainment	146.76
		Other	307.20
		Telecommunications	151.20
		Travel expenses, Oct, Nov, 2019	1,229.00
		Office Expense	114.85
	04/24/2020	Travel expenses, Oct, Nov, 2019	3,210.99
	04/26/2020	Travel expenses, Oct, Nov, Dec 2019	2,397.20
			9,767.54
			34,767.54
			-
Jeff B. Barrett	09/30/2019	Telecommunications, 7-1-2017 to 10/2019	3,749.60
Vice President		Telecommunications, 7-1-2017 to 10/2019	690.55
	11/26/2019	Telecommunications	277.85
	12/19/2019	Telecommunications	133.10
	01/31/2020	Telecommunications	132.96
	04/23/2020	Telecommunications	140.04
	04/23/2020	Telecommunications	140.05
			5,264.15
			-

IronClad Encryption Corporation
Form 207: Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy
Addendum to
Part 2: List Certain Transfers Made Before Filing for Bankruptcy
Line 4.1. Payments or transfers of property made within 1 year before filing this case that benefitted any insider

Insider	Date	Item	Amount
(Only "benefitted insiders" were Corporate Officers)		(Payments were Expense Report reimbursements or for Guarantee Fees)	
Len W. Walker	09/05/2019	Dues & Subscriptions	430.00
Vice President	09/24/2019	Dues & Subscriptions	64.92
		Meals & Entertainment	25.16
	10/15/2019	Meals & Entertainment	51.52
		Postage & Delivery, mailing to shareholders	792.00
		Dues & Subscriptions	16.23
	11/08/2019	Dues & Subscriptions	67.08
		Office Expense	951.83
	12/04/2019	Fees	2,921.70
		Dues & Subscriptions	33.18
		Other	570.20
	12/11/2019	Other	332.18
	12/18/2019	Other	48.24
		Dues & Subscriptions	160.00
		Meals & Entertainment	151.36
	04/15/2020	Taxes, Franchise, Delaware	450.67
		Office Expense, Delaware, Dissolve 2 subs	320.00
		Dues & Subscriptions	132.72
			7,518.99
			-
Total, all insiders			$ 58,973.85
			-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☑ **QUARTERLY REPORT** Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the quarterly period ended **December 31, 2019**

or

☐ TRANSITION REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the transition period from ______________ to____________

Commission file number: **000-53662**

IronClad Encryption Corporation

(Exact name of registrant as specified in its charter)

Delaware	**81-0409475**
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Riverway, 777 South Post Oak Lane, Suite 1700, Houston, Texas	**77056**
(Address of principal executive offices)	(Zip Code)

(888) 362-7972
(Issuer's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Class A, $0.001 par value	**IRNC**	**OTCIQ**

Indicate by check mark whether the registrant (1) has filed all documents and reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filings for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	**Smaller reporting company**	☑
		Emerging Growth Company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

APPLICABLE ONLY TO CORPORATE ISSUERS:

State the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:
2,864,256,139 shares of Class A Common Stock, and
1,538,872 shares of Class B Common Stock were issued and outstanding as of the close of business on February 18, 2020.

The shares to be issued were a function of a variable conversion price which was 65% of a market price defined to be the lowest one day closing bid price for the Compan. 's common stock during the fifteen-day trading period ending on the last trading day prior to exercising the conversion right. The Company would keep available authorized shares reserved, initially 289,846 shares, but in any event authorized shares equal to six times the number of shares that would be issuable upon full conversion of the note from time to time.

Derivative Liability. At June 30, 2018 a derivative liability with an intrinsic value of $0.2404 was $57,990 using a binomial pricing model and a derivative liability note discount was recorded.

Interest Expense. The note was repaid in mid-July, 2018; thus, during the nine-month period ended December 31, 2019 no interest was recorded on the note. During the nine-month period ended December 31, 2018, $4,133 of regular interest and $1,178 of original issue discount, and $57,990 of derivative liability note discount was recognized as interest expense.

Working Capital Loan for Services to New Customer of IronClad Pipeline IC, Inc. with 8.5% Interest Rate.

On February 27, 2018, IronClad borrowed $255,000 gross proceeds as an initial advance on a Credit Agreement (the "Agreement") with a lending party. The Agreement, agreed to by both parties on February 1, 2018, enabled the Company, at its sole election, to borrow up to an aggregate amount of $500,000. The outstanding balance of any advances accrued interest at an annual rate of 8.5%. There was a transaction financing fee of 2% for any amount drawn under the facility. Proceeds received net of the transaction fee were $250,000.

On March 21, 2018, IronClad borrowed additional $245,000 gross proceeds as a second advance under the Agreement. Proceeds received net of the transaction fee were $240,000.

During the period ended June 30, 2018, the Company repaid $125,000 of the principal, and then redrew another $100,000. The outstanding principal balance of this loan at June 30, 2018 was $475,000 and was subsequently repaid in full by a series of cash payments through September 11, 2018.

Interest is to be paid annually in cash on March 1, 2019 and 2020. Outstanding interest of $17,816 was not paid at March 1, 2019. The Company is negotiating with the lender to issue common stock in exchange for the accrued amount of interest owed. There was no penalty for any of the early principal repayments. The Company has pledged 500,000 of its common stock as collateral under the terms of the Agreement. In the event of default by the Company, the lender is entitled to receive one share of Company common stock for every one dollar in principle, interest, penalties, and fees that are owed and outstanding by the Company to the lender.

The Agreement is also supported by a personal $500,000 guarantee **from an officer of the Company.** IronClad owed the officer a 5% guarantee fee of $25,000; $15,000 was paid shortly after June 30, 2019 and the remaining $10,000 balance was paid in the three months ended December 31, 2019. The guarantee fee was reviewed and approved by the Compensation Committee of the Board (as were the two payments) which determined that the 5% fee was an appropriate market-based rate for guarantees of loans of this nature and comparable risk.

Terms of the Agreement specified that the uses of funds were to be limited to only supporting the operations of the service contract and loan repayment. The terms of the Agreement were amended, effective June 11, 2018, to also permit the use of funds for certain new patent application filings of IronClad.

IronClad Encryption Corporation
Form 207: Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy
Addendum to
Part 2: List Certain Transfers Made Before Filing for Bankruptcy
Line 3. Certain payments or transfers to creditors within 90 days before filing this case
Part 6: List Certain Payments or Transfers
Line 13. Transfers not already listed on this statement (within 2 years)

Ch. 11 Filing Date	W/in Prior 90-Days	W/in Prior 2 Years
8/28/2020	5/30/2020	8/29/2018

Common Stock (Class A) Issued: Conversions of Notes Payable into Equity

Item	ID Ref.	Principal	Interest	Fee	Total	Applicable Share Price	Shares Issued on Conversion
Actus Fund, LLC (2018-10-26)							
W/in Prior 2 Years	8/29/2018						
05/28/19	1	$ 12,909.21	$ 11,757.36	$ -	$ 24,666.57	$ 0.002960	8,333,301
06/10/19	2	$ 20,433.17	$ 2,380.83	$ -	$ 22,814.00	$ 0.002440	9,350,000
10/08/19	3	$ 6,744.20	$ 9,537.22	$ 500.00	$ 16,781.42	$ 0.001110	15,118,396
10/16/19	4	$ 5,914.43	$ 742.16	$ 500.00	$ 7,156.59	$ 0.000420	17,039,500
10/22/19	5	$ 6,123.31	$ 533.28	$ 500.00	$ 7,156.59	$ 0.000420	17,039,500
10/31/19	6	$ 2,703.86	$ 763.65	$ 500.00	$ 3,967.51	$ 0.000150	26,450,067
11/11/19	7	$ 353.40	$ 913.77	$ 500.00	$ 1,767.17	$ 0.000030	58,905,667
11/13/19	8	$ 1,907.92	$ 165.68	$ 500.00	$ 2,573.60	$ 0.000040	64,340,000
11/18/19	9	$ 1,794.31	$ 407.95	$ 500.00	$ 2,702.26	$ 0.000040	67,556,500
01/06/20	10	$ 169.49	$ 3,940.09	$ 500.00	$ 4,609.58	$ 0.000040	115,239,500
01/23/20	11	$ 2,134.90	$ 1,365.10	$ 500.00	$ 4,000.00	$ 0.000040	100,000,000
01/30/20	12	$ 2,947.77	$ 552.23	$ 500.00	$ 4,000.00	$ 0.000040	100,000,000
W/in Prior 90-Days	5/30/2020						
06/11/20	13	$ -	$ 5,218.74	$ 500.00	$ 5,718.74	$ 0.000040	142,968,500
07/09/20	14	$ -	$ 5,696.25	$ 500.00	$ 6,196.25	$ 0.000040	154,906,250
08/06/20	15	$ 2,766.20	$ 3,628.56	$ 500.00	$ 6,894.76	$ 0.000040	172,369,000
08/18/20	16	$ 5,342.80	$ 1,051.96	$ 500.00	$ 6,894.76	$ 0.000040	172,369,000
	Subtotal	$ 72,244.97	$ 48,654.83	$ 7,000.00	$ 127,899.80		1,241,985,180
					-		
Adar Bays, LLC (2018-07-19, a)							
W/in Prior 2 Years	8/29/2018						
01/24/19	1	$ 10,000.00	$ -	$ -	$ 10,000.00	$ 0.123500	80,972
02/04/19	2	$ 15,000.00	$ -	$ -	$ 15,000.00	$ 0.019500	769,231
02/07/19	3	$ 17,500.00	$ -	$ -	$ 17,500.00	$ 0.019500	897,436
02/27/19	5	$ 15,000.00	$ -	$ -	$ 15,000.00	$ 0.011050	1,357,466
02/27/19	4	$ 25,000.00	$ -	$ -	$ 25,000.00	$ 0.019500	1,282,051
03/07/19	6	$ 15,000.00	$ -	$ -	$ 15,000.00	$ 0.007800	1,923,077
03/13/19	7	$ 15,000.00	$ -	$ -	$ 15,000.00	$ 0.005623	2,667,852
03/25/19	8	$ 10,000.00	$ -	$ -	$ 10,000.00	$ 0.004485	2,229,654
03/26/19	9	$ 14,063.00	$ -	$ -	$ 14,063.00	$ 0.004485	3,135,563
03/29/19	10	$ 19,937.00	$ -	$ -	$ 19,937.00	$ 0.004485	4,445,262
04/01/19	11	$ 1,000.00	$ 8,475.51	$ -	$ 9,475.51	$ 0.004485	2,112,711
		$ 157,500.00	$ 8,475.51	$ -	$ 165,975.51		20,901,276
Adar Bays, LLC (2018-07-19, b, BN)							
W/in Prior 2 Years	8/29/2018						
10/29/19	1	$ 9,000.00	$ -	$ -	$ 9,000.00	$ 0.000390	23,076,923
11/04/19	2	$ 5,397.00	$ -	$ -	$ 5,397.00	$ 0.000130	41,515,385
11/07/19	3	$ 6,653.00	$ -	$ -	$ 6,653.00	$ 0.000130	51,176,923
11/21/19	4	$ 4,064.00	$ -	$ -	$ 4,064.00	$ 0.000059	69,470,085
12/03/19	5	$ 4,864.00	$ -	$ -	$ 4,864.00	$ 0.000059	83,145,299
12/10/19	6	$ 5,549.00	$ -	$ -	$ 5,549.00	$ 0.000059	94,854,701
12/10/19	7	$ 6,344.00	$ -	$ -	$ 6,344.00	$ 0.000064	99,591,837
12/23/19	8	$ 3,398.00	$ -	$ -	$ 3,398.00	$ 0.000033	104,553,846
01/07/20	9	$ 3,745.00	$ -	$ -	$ 3,745.00	$ 0.000033	115,230,769
		$ 49,014.00	$ -	$ -	$ 49,014.00		682,615,768
	Subtotal	$ 206,514.00	$ 8,475.51	$ -	$ 214,989.51		703,517,044

IronClad Encryption Corporation
Form 207: Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy
Addendum to
Part 2: List Certain Transfers Made Before Filing for Bankruptcy
Line 3. Certain payments or transfers to creditors within 90 days before filing this case
Part 6: List Certain Payments or Transfers
Line 13. Transfers not already listed on this statement (within 2 years)

Row	Ch. 11 Filing Date	V/in Prior 90-Day	W/in Prior 2 Years
11	8/28/2020	5/30/2020	8/29/2018

Row	Item	ID Ref.	Principal	Interest	Fee	Total	Applicable Share Price	Shares Issued on Conversion
70	GS Capital Partners, LLC, a							
71	W/in Prior 2 Years	8/29/2018						
72	02/04/19	1	$ 15,000.00	$ 761.92	$ -	$ 15,761.92	$ 0.019500	808,303
73	03/01/19	2	$ 8,500.00	$ -	$ 484.00	$ 8,984.00	$ 0.009750	921,451
74	03/21/19	3	$ 12,500.00	$ -	$ 773.63	$ 13,273.63	$ 0.004615	2,876,192
75	03/29/19	4	$ 22,000.00	$ -	$ 1,404.99	$ 23,404.99	$ 0.004485	5,218,503
76	04/04/19	5	$ 21,000.00	$ 1,372.19	$ -	$ 22,372.19	$ 0.004290	5,214,963
77	04/16/19	6	$ 27,000.00	$ 1,844.14	$ -	$ 28,844.14	$ 0.004290	6,723,576
78	04/17/19	7	$ 29,000.00	$ 1,987.89	$ -	$ 30,987.89	$ 0.004290	7,223,284
79			$ 135,000.00	$ 5,966.14	$ 2,662.62	$ 143,628.76		28,986,271
80	GS Capital Partners, LLC, b							
81	W/in Prior 2 Years	8/29/2018						
82	W/in Prior 90-Days	5/30/2020						
83	06/26/20	2.01	$ 6,000.00	$ 353.75	$ -	$ 6,353.75	$ 0.000066	96,268,939
84	07/09/20	2.02	$ 6,000.00	$ 370.85	$ -	$ 6,370.85	$ 0.000066	96,528,030
85	07/28/20	2.03	$ 6,100.00	$ 402.43	$ -	$ 6,502.43	$ 0.000066	98,521,666
86			$ 18,100.00	$ 1,127.03	$ -	$ 19,227.03		291,318,635
88	Subtotal		$ 153,100.00	$ 7,093.17	$ 2,662.62	$ 162,855.79		320,304,906
89						-		
90	GW Holdings Group, LLC (2019-03-28)							
91	W/in Prior 2 Years	8/29/2018						
92	10/07/19	1	$ 6,250.00	$ 388.36	$ -	$ 6,638.36	$ 0.002470	2,687,593
93	10/18/19	2	$ 10,000.00	$ 657.53	$ -	$ 10,657.53	$ 0.000910	11,711,576
94	10/28/19	3	$ 10,000.00	$ 690.41	$ -	$ 10,690.41	$ 0.000520	20,558,482
95	10/31/19	4	$ 6,350.00	$ 444.67	$ -	$ 6,794.67	$ 0.000195	34,844,481
97	Subtotal		$ 32,600.00	$ 2,180.97	$ -	$ 34,780.97		69,802,132
99	Labrys Fund LP							
100	W/in Prior 2 Years	8/29/2018						
101	02/22/19		$ 135,000.00	$ -	$ -	$ 135,000.00		1,210,654
102	02/22/19	W-1	$ -	$ -	$ -	$ -		3,737,385
103	03/01/19	W-2	$ -	$ -	$ -	$ -		3,737,385
105	Subtotal		$ 135,000.00	$ -	$ -	$ 135,000.00		8,685,424
106						-		
107	LG Capital Funding, LLC							
108	W/in Prior 2 Years	8/29/2018						
109	10/28/19	1	$ 11,000.00	$ 465.32	$ -	$ 11,465.32	$ 0.000520	22,048,692
110	10/30/19	2	$ 9,680.00	$ 413.72	$ -	$ 10,093.72	$ 0.000325	31,057,600
111	11/01/19	3	$ 6,880.00	$ 297.07	$ -	$ 7,177.07	$ 0.000195	36,805,487
112	11/05/19	4	$ 6,070.00	$ 267.41	$ -	$ 6,337.41	$ 0.000130	48,749,307
113	11/07/19	18	$ 3,340.00	$ 148.61	$ -	$ 3,488.61	$ 0.000065	53,670,923
114	11/19/19	19	$ 2,390.00	$ 112.62	$ -	$ 2,502.62	$ 0.000065	38,501,846
115	12/05/19	20	$ 3,840.00	$ 194.42	$ -	$ 4,034.42	$ 0.000065	62,068,000
117	Subtotal		$ 43,200.00	$ 1,899.17	$ -	$ 45,099.17		292,901,855
118						-		

IronClad Encryption Corporation

Form 207: Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy

Addendum to

Part 2: List Certain Transfers Made Before Filing for Bankruptcy

Line 3. Certain payments or transfers to creditors within 90 days before filing this case

Part 6: List Certain Payments or Transfers

Line 13. Transfers not already listed on this statement (within 2 years)

Ch. 11 Filing Date	W/in Prior 90-Day	W/in Prior 2 Years
8/28/2020	5/30/2020	8/29/2018

Row	Item	ID Ref.	Principal	Interest	Fee	Total	Applicable Share Price	Shares Issued on Conversion
119	Morningview Financial, LLC, a							
120	W/in Prior 2 Years	8/29/2018						
121	01/22/19	1	$ 9,000.00	$ -	$ 500.00	$ 9,500.00	$ 0.097565	97,371
122	02/04/19	2	$ 15,000.00	$ -	$ 500.00	$ 15,500.00	$ 0.019500	794,872
123	02/12/19	3	$ 14,500.00	$ -	$ 500.00	$ 15,000.00	$ 0.019500	769,231
124	02/20/19	4	$ 19,500.00	$ -	$ 500.00	$ 20,000.00	$ 0.019500	1,025,642
125	02/28/19	5	$ 15,000.00	$ -	$ 500.00	$ 15,500.00	$ 0.011050	1,402,715
126	03/11/19	6	$ 12,500.00	$ -	$ 500.00	$ 13,000.00	$ 0.006175	2,105,264
127	03/14/19	7	$ 12,500.00	$ -	$ 500.00	$ 13,000.00	$ 0.005623	2,312,139
128	03/26/19	8	$ 13,500.00	$ -	$ 500.00	$ 14,000.00	$ 0.004485	3,121,517
129	04/04/19	9	$ 4,000.00	$ 8,947.84	$ -	$ 12,947.84	$ 0.004290	3,018,145
130			$ 115,500.00	$ 8,947.84	$ 4,000.00	$ 128,447.84		14,646,895
131	Morningview Financial, LLC, b							
132	W/in Prior 2 Years	8/29/2018						
133	10/01/19	10	$ 20,000.00	$ -	$ 500.00	$ 20,500.00	$ 0.002000	10,250,000
134	10/15/19	11	$ 11,400.00	$ -	$ 500.00	$ 11,900.00	$ 0.000700	17,000,000
135	10/21/19	12	$ 13,500.00	$ -	$ 500.00	$ 14,000.00	$ 0.000700	20,000,000
136	10/28/19	13	$ 10,865.00	$ -	$ 500.00	$ 11,365.00	$ 0.000500	22,730,000
137	10/30/19	14	$ 7,600.00	$ -	$ 500.00	$ 8,100.00	$ 0.000300	27,000,000
138			$ 63,365.00	$ -	$ 2,500.00	$ 65,865.00		96,980,000
139	Morningview Financial, LLC, c							
140	W/in Prior 2 Years	8/29/2018						
141	11/01/19	15	$ 4,924.00	$ -	$ 500.00	$ 5,424.00	$ 0.000150	36,160,000
142	11/05/19	16	$ 4,100.00	$ -	$ 500.00	$ 4,600.00	$ 0.000100	46,000,000
143	11/07/19	17	$ 4,500.00	$ -	$ 500.00	$ 5,000.00	$ 0.000100	50,000,000
144	11/11/19	18	$ 2,000.00	$ -	$ 500.00	$ 2,500.00	$ 0.000050	50,000,000
145	11/21/19	19	$ 2,950.00	$ -	$ 500.00	$ 3,450.00	$ 0.000050	69,000,000
146			$ 18,474.00	$ -	$ 2,500.00	$ 20,974.00		251,160,000
147								
148		Subtotal	$ 197,339.00	$ 8,947.84	$ 9,000.00	$ 215,286.84		362,786,895
149						-		
150	One44 Capital LLC, a							
151	W/in Prior 2 Years	8/29/2018						
152	04/17/19	1	$ 28,000.00	$ 1,327.12	$ -	$ 29,327.12	$ 0.004290	6,836,159
153	04/30/19	2	$ 32,000.00	$ 1,639.45	$ -	$ 33,639.45	$ 0.004550	7,393,286
154	05/03/19	4	$ 12,500.00	$ 695.21	$ -	$ 13,195.21	$ 0.005590	2,360,503
155	05/03/19	3	$ 34,500.00	$ 1,786.44	$ -	$ 36,286.44	$ 0.004550	7,975,042
156			$ 107,000.00	$ 5,448.22	$ -	$ 112,448.22		24,564,989
157	One44 Capital LLC, b							
158	W/in Prior 2 Years	8/29/2018						
159	10/03/19	5	$ 7,000.00	$ -	$ 443.01	$ 7,443.01	$ 0.002600	2,862,696
160	10/03/19	6	$ 7,000.00	$ -	$ 450.68	$ 7,450.68	$ 0.002405	3,097,996
161	10/11/19	7	$ 5,000.00	$ -	$ 327.40	$ 5,327.40	$ 0.001105	4,821,176
162	10/16/19	7	$ 14,000.00	$ 935.89	$ -	$ 14,935.89	$ 0.000910	16,413,066
163	10/18/19	8	$ 9,000.00	$ -	$ 606.58	$ 9,606.58	$ 0.000910	10,556,681
164	10/23/19	9	$ 10,000.00	$ 687.67	$ -	$ 10,687.67	$ 0.000845	12,648,130
165	10/28/19	13	$ 13,000.00	$ 911.78	$ -	$ 13,911.78	$ 0.000650	21,402,738
166	10/29/19	14	$ 8,000.00	$ -	$ 563.29	$ 8,563.29	$ 0.000390	21,957,154
167	10/31/19	15	$ 7,000.00	$ -	$ 496.71	$ 7,496.71	$ 0.000325	23,066,800
168	11/01/19	16	$ 6,600.00	$ -	$ 470.14	$ 7,070.14	$ 0.000195	36,257,128
169	11/05/19	17	$ 5,100.00	$ -	$ 368.88	$ 5,468.88	$ 0.000130	42,068,308
170			$ 91,700.00	$ 2,535.34	$ 3,726.69	$ 97,962.03		195,151,874
171								
172		Subtotal	$ 198,700.00	$ 7,983.56	$ 3,726.69	$ 210,410.25		219,716,863

IronClad Encryption Corporation
Form 207: Statement of Financial Affairs for Non-Individuals Filing for Bankruptcy
Addendum to
Part 2: List Certain Transfers Made Before Filing for Bankruptcy
Line 3. Certain payments or transfers to creditors within 90 days before filing this case
Part 6: List Certain Payments or Transfers
Line 13. Transfers not already listed on this statement (within 2 years)

Row		D	E	F	G	H	J	L	M
10		Ch. 11 Filing Date	V/in Prior 90-Day	W/in Prior 2 Years					
11		8/28/2020	5/30/2020	8/29/2018				Applicable	Shares
12								Share	Issued on
13		Item	ID Ref.	Principal	Interest	Fee	Total	Price	Conversion
14									
173							-		
174		Odyssey Capital Funding LLC							
175		W/in Prior 2 Years	8/29/2018						
176		11/21/19	1	$ 4,200.00	$ 217.48	$ -	$ 4,417.48	$ 0.000065	67,961,231
177		12/09/19	2	$ 5,500.00	$ 313.43	$ -	$ 5,813.43	$ 0.000065	89,437,231
178		12/27/19	3	$ 6,700.00	$ 413.02	$ -	$ 7,113.02	$ 0.000065	109,430,923
179									
180		01/29/20	4	$ 7,600.00	$ 539.29	$ -	$ 8,139.29	$ 0.000065	125,219,846
181									
182			Subtotal	$ 24,000.00	$ 1,483.22	$ -	$ 25,483.22		392,049,231
183							-		
184		Tangiers Global, LLC							
185		W/in Prior 2 Years	8/29/2018						
186		02/07/19	06.01	$ 40,000.00	$ -	$ -	$ 40,000.00	$ 0.019500	2,051,282
187		02/25/19	07.02	$ 45,000.00	$ -	$ -	$ 45,000.00	$ 0.021190	2,123,643
188				$ 85,000.00	$ -	$ -	$ 85,000.00		4,174,925
189									
190		03/14/19	08.03	$ 5,000.00	$ 16,000.00	$ -	$ 21,000.00	$ 0.005623	3,734,993
191		03/25/19	09.04	$ 24,000.00	$ -	$ -	$ 24,000.00	$ 0.004485	5,351,171
192		03/27/19	10.05	$ 4,000.00	$ 20,000.00	$ -	$ 24,000.00	$ 0.004485	5,351,171
193		03/27/19	11.06	$ 4,000.00	$ 20,000.00	$ -	$ 24,000.00	$ 0.004485	5,351,171
194		04/12/19	12.07	$ 23,000.00	$ -	$ -	$ 23,000.00	$ 0.004290	5,361,305
195		04/16/19	13.08	$ 4,983.00	$ 41,102.74	$ -	$ 46,085.74	$ 0.004290	10,742,597
196		04/22/19	14.09	$ 60,001.00	$ 64,289.25	$ -	$ 124,290.25	$ 0.004290	28,972,086
197		05/02/19	15.10	$ 40,016.00	$ 56,509.58	$ -	$ 96,525.58	$ 0.004550	21,214,413
198				$ 165,000.00	$ 217,901.57	$ -	$ 382,901.57		86,078,907
199									
200		05/12/19	16.11	$ 41,250.00	$ 4,125.00	$ -	$ 45,375.00	$ 0.004680	9,695,513
201		05/12/19	17.12	$ 41,250.00	$ 66,594.48	$ -	$ 107,844.48	$ 0.005623	19,180,871
202				$ 82,500.00	$ 70,719.48	$ -	$ 153,219.48		28,876,384
203									
204			Subtotal	$ 332,500.00	$ 288,621.05	$ -	$ 621,121.05		119,130,216
205							-		
206		Stock for Notes	Subtotal	$ 1,395,197.97	$ 375,339.32	$ 22,389.31	$ 1,792,926.60		3,730,879,747
207									
208		**Common Stock (Class A) Issued: Conversions of stock for services (in ordinary course of business)**							
209		W/in Prior 2 Years	8/29/2018						
210		Ms. B.J. Ray	10/31/18						
211		Ms. Donna M. Mille:	10/31/18						
212		J. Charles Assets	06/07/18						
213		Weild Capital LLC	02/20/19						
214		Stock for Services	Subtotal	n/a	n/a	n/a	n/a		-
215									
216									
217	(x)	**Total transfers**	Σ	$ 1,395,197.97	$ 375,339.32	$ 22,389.31	$ 1,792,926.60		3,730,879,747
218							-	<cf	(130,000.00)
219	~~~~~~	~~~~~~~	~~~~~~~	~~~~~~~	~~~~~~~	~~~~~~~	~~~~~~~	~~~~~~~	~~~~~~~
220		**Analysis**							
221	(x)	**Total transfers**		$ 1,395,197.97	$ 375,339.32	$ 22,389.31	$ 1,792,926.60		3,730,879,747
222		**Stock for Notes (or Services: n/a)**					-		
223		**W/in Prior 90-Days**	**5/30/2020**						
224		Line 3. Certain payments or transfers to creditors within 90 days before filing this case							
225	(y)	TOTAL (SOFA Part 2: Line 3)		$ 26,209.00	$ 16,722.54	$ 2,000.00	$ 44,931.54		933,931,385
226		**Stock for Notes or Services**					-		-
227		**W/in Prior 2 Years**	**8/29/2018**						
228		Line 13. Transfers not already listed on this statement (within 2 years)							
229	(x-y)	TOTAL (SOFA Part 6: Line 13)		$ 1,368,988.97	$ 358,616.78	$ 20,389.31	$ 1,747,995.06		2,796,948,362
230							-		-

EXHIBIT "6"

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IN RE:	§	
	§	
	§	Case No. **20-34332**
IRONCLAD ENCRYPTION	§	Chapter 11 Debtor
CORPORATION, .	§	
	§	

CHAPTER 7 LIQUIDATION ANALYSIS

1. The Amended Combined Plan of Reorganization and Disclosure Statement provides a recovery to Class 3 Unsecured Creditors of approximately 50 cents on the dollar. The Unsecured Creditors listed on Schedule F of the Debtor's Amended Schedules reflects total Unsecured Claims totalling $4,792,246.54.

2. The following is an analysis concludes that, in a hypothetical chapter 7 proceeding on the Effective Date under the Plan would yield $446,572.00 available for distribution to Unsecured Creditors with Claims totalling $4,792,246.54. The percentage recovery would be approximately 9 cents on the dollar ($446,572.00/$4,792,246.54).

POTENTIAL CLAIMS	ESTIMATED AMOUNT	BASIS FOR ESTIMATE
Administrative fees and expenses of Chapter 7 proceeding fees.	-$125,000.00	Debtor's estimate based on knowledge of case and discussions with Standing Trustees and their attorneys. This includes estimate of: (a) statutory trustee fees, (b) attorney fees of Trustee's counsel, (c) trustee's accountant's fees and expenses, and (d) fees and expenses of special counsel to defending against the Lerner Removed Adversary Proceeding
Administrative fees and expenses of chapter	-$50,000.00	

11 proceeding.		
IRS Priority Claim	-$10,000.00	Per IRS Proof of Claim
Assume liquidation of patents and trademarks at their cost	$631,572.00	
Esto,ated Liquidation Proceeds Available to Distribute to Unsecured Creditors:	**$446,572.00**	

Respectfully submitted this 3rd day of January 2021.

/s/ Leonard H. Simon
Leonard H. Simon, Esq.
TBN: 18387400; SDOT: 8200
The Riviana Building
2777 Allen Parkway, Suite 800
Houston, Texas 77019
(713) 737-8207 (Direct Phone)
(832) 202-2810 (Direct Fax)
lsimon@pendergraftsimon.com

ATTORNEY IN CHARGE
FOR DEBTOR

OF COUNSEL:
William P. Haddock, Esq.
PENDERGRAFT & SIMON
The Riviana Building
2777 Allen Parkway, Suite 800
Houston, Texas 77019
(713) 528-8555 (Main Phone)
(713) 868-1267 (Main Fax)

EXHIBIT "7"

SCIS IO

SCIS Business Plan Executive Summary

September 04, 2020

Company Overview

SCIS stands for Secure Cloud Integration Services. SCIS seeks to be the world's leader in providing small and medium businesses secure hybrid cloud environments. Information Technology is changing fast and small and medium businesses often don't have the expertise to manage that change.

Recent major Cyber Security threats have emerged and have created a need for the small and medium business to ensure that the evolving IT services they are using are securely built, integrated and supported.

Technology changes and security concerns are forcing businesses to move to the cloud and they need a competent partner to architect, implement and support these new cloud environments.

SCIS was formed by industry veterans and innovators to provide this service. With decades of experience delivering IT services at IBM, NASA, financial services, retail and datacenters the founders of SCIS understand what the small and medium business customer need to ensure secure and safe business systems in the Hybrid Cloud environment.

How SCIS makes money

SCIS creates revenue in three ways.

1) Professional Services
2) Service Licensing
3) Support Contracts


Before SCIS: Not Secure
After SCIS: Secure

The professional services are one time fees to the customer for an assessment of their current IT infrastructure, a separate engagement for the implementation of the new services and finally a training service to enable the customer in their new cloud environment.

The services that are implemented in the customers environment have licensing costs associated with them which makes up the majority of SCIS's monthly recurring revenue.

The support contracts are a monthly recurring charge to the customer as well.

The target customers for SCIS services are small and medium sized businesses who have Security and Compliance requirements for their business systems (Healthcare, FInancial Services, Government) and who are in the midst building or migrating business applications to the Cloud (AWS, Azure, Google).

These customers need to connect their existing legacy systems to these new Cloud Services securely. SCIS is ready to that for them.

SCIS Sales plan

SCIS currently has 125 named customer prospects in it's Customer Relationship Management System. SCIS has formed a Sales Team made up of IT and Technology sales veterans including Account Management and Sales Engineering. The sales cycle is approximately 90 days and a 3 step process: Assessment, Implementation and Support. The typical deal size is estimated at a Total contract value of approximately $200,00.00 for a three year contract.

Below is a current revenue projection for years 2021 through 2023:

	Year 1	Year 2	Year 3
Gross Revenue	$106,490.00	$1,365,390.00	$4,637,590.00
Operational Net Income	$29,090.00	$615,240.00	$2,370,940.00

SCIS Engineering plan

The founders of SCIS currently make up the engineering team. The founders are IT and Cloud Computing veterans with deep experience in application and cloud infrastructure delivery at places like IBM and NASA.

The revenue model supports the onboarding of additional engineering headcount as the customer base grows in order to prevent unnecessary overhead expenses while reducing risk on customer delivery.

SCIS uses the same services to deliver on customer requirements that it sells. This highly efficient model ensures that the customer is getting the highest level of service delivery possible.

Team

Position	Name	Experience
Chief Executive Officer	Dave Staffel	US Special Forces, IBM, Lonestar Tangible Assets
Chief Engineering Officer	Erik Madrid	NASA, Aptus Technologies, Civitas Learning
Chief Revenue Officer	Wesley Poth	Polydyne, Gemalto, Technologent

Appendix: Offering Summary

1) Assessment Professional Service

Phase	Approx Time	Description
1	2 Hours	A scoping meeting will be conducted with business and technical stakeholders to ensure alignment on the desired outcomes and goals of cloud integration.
2	2-3 Days	Network architecture and basic workload discovery is performed. Validation of the business value of the workload's network traffic
3	2-3 Days	Existing architecture is mapped back to future business requirements and expected value of current and proposed cloud integrations.
4	2 Hours	A full report including actionable recommendations are presented back to the original stakeholder group.

2) Implementation Professional Service

Phase	Approx Time	Description
1	4 Weeks	Build Out of Test, Staging and Production Architecture. Documentation and Workload testing.
2	2 Weeks	Production system cutovers. Validation testing and configuration optimization.

3) Training Professional Service

Phase	Approx Time	Description
1	4 Weeks	Build Out of Test, Staging and Production Architecture. Documentation and Workload testing.

4) Monthly Service Licensing

Service Name	Description
SIEM	Security Incident and Event Management for the Hybrid Cloud
Cloud Monitor	Network and connection monitoring across the Hybrid Cloud
Cloud Indexer	Insight to the utilization and expense across the Hybrid Cloud
Legacy Plugins	Simple to use connectors from SCIS services to existing tools

5) Monthly Support Licensing

Service Level	Description
24x7	On-call support for customers using SCIS services


Before SCIS: Not Secure
ORACLE
After SCIS: Secure

EXHIBIT "8"

Southern District of Texas
Claims Register

20-34332 IronClad Encryption Corporation

Bankruptcy Judge: Christopher M. Lopez **Chapter:** 11
Office: Houston **Last Date to file claims:** 12/30/2020
Trustee: **Last Date to file (Govt):** 03/02/2021

Creditor: (11675182) FROST BANK ATTN: BANKRUPTCY DEPT T-7 PO BOX 1600 SAN ANTONIO, TX 78296	**Claim No: 1** *Original Filed Date:* 09/09/2020 *Original Entered Date:* 09/09/2020	*Status:* *Filed by:* CR *Entered by:* Erica San Miguel *Modified:*
Amount claimed: $61831.82		
History: Details 1-1 09/09/2020 Claim #1 filed by FROST BANK, Amount claimed: $61831.82 (San Miguel, Erica)		
Description: (1-1) MONEY LOANED		
Remarks:		

Creditor: (11660405) PatentManager.com 784 S Villier Ct Virginia Beach, VA 23452	**Claim No: 2** *Original Filed Date:* 10/08/2020 *Original Entered Date:* 10/08/2020	*Status:* *Filed by:* CR *Entered by:* Guerry Leonard Grune *Modified:*
Amount claimed: $325032.65		
History: Details 2-1 10/08/2020 Claim #2 filed by PatentManager.com, Amount claimed: $325032.65 (Grune, Guerry)		
Description: (2-1) Claim for services provided with interest		
Remarks: (2-1) Intellectual property services		

Creditor: (11660396) Internal Revenue Service Centralized Insolvency Operation PO Box 7346 Philadelphia, PA 19101-7346	**Claim No: 3** *Original Filed Date:* 10/21/2020 *Original Entered Date:* 10/21/2020	*Status:* *Filed by:* CR *Entered by:* Annie L Ray *Modified:*
Amount claimed: $10000.00 Secured claimed: $0.00 Priority claimed: $10000.00		
History: Details 3-1 10/21/2020 Claim #3 filed by Internal Revenue Service, Amount claimed: $10000.00 (Ray, Annie)		
Description:		
Remarks:		

Creditor: (11660400) Len E. Walker 802 Lochtyne Way Houston, TX 77024	**Claim No: 4** *Original Filed Date:* 12/09/2020 *Original Entered Date:* 12/10/2020	*Status:* *Filed by:* CR *Entered by:* *Modified:*
Amount claimed: $486603.16 Priority claimed: $13650.00		
History: Details 4-1 12/09/2020 Claim #4 filed by Len E. Walker, Amount claimed: $486603.16 (jdav, 4)		
Description:		
Remarks:		

Creditor: (11758038) Daniel M. Lerner 4126 Lakeshore Forest Drive Missouri City, Texas 77459	**Claim No: 5** *Original Filed Date:* 12/22/2020 *Original Entered Date:* 12/22/2020	*Status:* *Filed by:* CR *Entered by:* Iain L Kennedy *Modified:*
Amount claimed: $640011.00 Priority claimed: $13650.00		
History: Details 5-1 12/22/2020 Claim #5 filed by Daniel M. Lerner, Amount claimed: $640011.00 (Kennedy, Iain)		
Description: (5-1) Amounts due under that certain Employment Agreement, executed August 17, 2017, as further described on Exhibit A, attached.		
Remarks:		

Creditor: (11758041) Lerner Innovation LLC c/o Daniel Lerner 4126 Lakeshore Forest Drive Missouri City, TX 77459	**Claim No: 6** *Original Filed Date:* 12/22/2020 *Original Entered Date:* 12/22/2020	*Status:* *Filed by:* CR *Entered by:* Iain L Kennedy *Modified:*
Amount claimed: $31000.00		
History: Details 6-1 12/22/2020 Claim #6 filed by Lerner Innovation LLC c/o Daniel Lerner, Amount claimed: $31000.00 (Kennedy, Iain)		
Description: (6-1) Consulting fees owed, as further described on Exhibit A, attached.		
Remarks:		

Creditor: (11660407) Pollen Tech Kaarnatie 40 Oulu 90530, FINLAND	**Claim No: 7** *Original Filed Date:* 12/23/2020 *Original Entered Date:* 12/23/2020	*Status:* *Filed by:* CR *Entered by:* Jeffery B Kaiser *Modified:*
Amount claimed: $156540.00		
History: Details 7-1 12/23/2020 Claim #7 filed by Pollen Tech, Amount claimed: $156540.00 (Kaiser, Jeffery)		
Description:		
Remarks:		

Creditor: (11660399) Jeff B. Barrett 1110 Crossroads Drive Houston, TX 77079	**Claim No: 8** *Original Filed Date:* 12/23/2020 *Original Entered Date:* 12/23/2020	*Status:* *Filed by:* CR *Entered by:* 4 BrendaLacy *Modified:*
Amount claimed: $325000.00		
History: Details 8-1 12/23/2020 Claim #8 filed by Jeff B. Barrett, Amount claimed: $325000.00 (BrendaLacy, 4)		
Description:		
Remarks:		

Creditor: (11760005) Hybrid Titan Management, LLC c/o Carolyn J. Johnsen, Esq. Dickinson Wright PLLC 1850 N. Central Ave., Ste. 1400 Phoenix, AZ 85004	**Claim No: 9** *Original Filed Date:* 12/29/2020 *Original Entered Date:* 12/29/2020	*Status:* *Filed by:* CR *Entered by:* Carolyn J. Johnsen *Modified:*

Amount	claimed:	$340000.00

History:

Details		9-1	12/29/2020	Claim #9 filed by Hybrid Titan Management, LLC, Amount claimed: $340000.00 (Johnsen, Carolyn)

Description:

Remarks:

Creditor: (11760640) Baker & McKenzie LLP Attn: Peter J. Engstrom Two Embarcadero Center, 11th Floor San Francisco, CA 94111	**Claim No: 10** *Original Filed Date:* 12/30/2020 *Original Entered Date:* 12/30/2020	*Status:* *Filed by:* CR *Entered by:* 4 Lorraine Trevin Itre *Modified:*

Amount	claimed:	$368582.68

History:

Details		10-1	12/30/2020	Claim #10 filed by Baker & McKenzie LLP, Amount claimed: $368582.68 (Itre, 4)

Description:

Remarks:

Claims Register Summary

Case Name: IronClad Encryption Corporation
Case Number: 20-34332
Chapter: 11
Date Filed: 08/28/2020
Total Number Of Claims: 10

Total Amount Claimed*	$2744601.31
Total Amount Allowed*	

*Includes general unsecured claims

The values are reflective of the data entered. Always refer to claim documents for actual amounts.

	Claimed	Allowed
Secured	$0.00	
Priority	$37300.00	
Administrative		

PACER Service Center			
Transaction Receipt			
02/14/2021 10:27:09			
PACER Login:	lhsimon7400:2743473:0	**Client Code:**	
Description:	Claims Register	**Search Criteria:**	20-34332 Filed or Entered From: 2/16/2016 Filed or Entered To: 1/3/2022
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EXHIBIT "9"

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IN RE:	§	
IRONCLAD ENCRYPTION	§	**CASE NO: 20-34332**
CORPORATION	§	
Debtor	§	
		CHAPTER 11

MEDIATED SETTLEMENT AGREEMENT & RELEASE

This Mediated Settlement Agreement and Release (the "Agreement") is entered into by and between Debtor IronClad Encryption Corporation, James Doyle McGraw, Daniel Maurice Lerner, Jeffery B. Barrett, and Guerry L. Grune.

I. RECITALS

1.1 WHEREAS, on February 5, 2021, the following matters were mediated by the Hon. Eduardo V. Rodriguez, United States Bankruptcy Judge for the Southern District of Texas in his capacity as a Judicial Mediator, to wit: the Adversary Proceedings and the Bankruptcy Case, as those terms are defined below, including but not limited to the Motion to Compel Assumption and/or Rejection of the Executory Contract (the "Motion to Compel") (ECF. No. 34) and any objections to the Restated First Amened Combined Plan of Reorganization and Disclosure Statement (ECF. No. 32) (the "Restated First DS/Plan"), objections of the Debtor to the Lerner Proofs of Claim filed by Lerner and Barrett, Motions to Estimate Claim, or Motion to Compel Turnover that have been or could have been filed in the Bankruptcy Case (together the "Mediated Matters").

1.2 WHEREAS, the Parties desire to resolve their disputes and have agreed to fully settle and compromise any and all claims between the Parties.

1.3 NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

II. DEFINED TERMS

2.1 **Adversary Proceedings** shall mean (i) Adv. No. 20-3478, *IronClad Encryption Corporation vs Daniel M. Lerner and Jeffery B. Barrett*, in the Bankruptcy Court for the Southern District of Texas; and (ii) Adv. No. 20-3479, *Daniel M. Lerner vs IronClad Encryption Corporation and James Doyle McGraw*, in the Bankruptcy Court for the Southern District of Texas.

2.2 **Bankruptcy Case** shall mean Case No. 20-34332, *In re IronClad Encryption Corporation*, in the Bankruptcy Court for the Southern District of Texas.

2.3 **Bankruptcy Court** shall mean the United States Bankruptcy Court, Southern District of Texas, Houston Division.

2.4 **Barrett** shall mean Jeffery B. Barrett and Eagle Mountain 21 LLC.

2.5 **Closing Date** shall be the day when the Order approving of the 9019 Compromise and the Order Confirming the Second Amended DS/Plan become final and non-appealable.

2.6 **Debtor** or **IronClad** shall mean Debtor IronClad Encryption Corporation.

2.7 **Employment Agreement** shall mean that certain Employment Agreement between Lerner and the Debtor, dated effective January 6, 2017.

2.8 **Grune** shall mean Guerry L. Grune including all of his businesses, and specifically KM Limited, d/b/a ePatentmanager.com, as well as 3rdRock Sunblock, Inc. d/b/a 3rdrockessentials.com and Cpsbiofuels, Inc.

2.9 **IronClad Parties** shall mean Debtor and McGraw.

2.10 **Lerner** shall mean Daniel Maurice Lerner and Lerner Innovations, LLC.

2.11 **Lerner Parties** shall mean Lerner, Barrett and Grune.

2.12 **McGraw** shall mean James Doyle McGraw.

2.13 **Mediator** shall mean Hon. Eduardo V. Rodriguez.

2.14 **Patent Portfolio** shall mean the domestic or foreign patents, registered designs, utility models and applications for any of the foregoing that are identified on Exhibit A to this Agreement, as well as and any reissues, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to such patents or that could be granted of those patents, utility models and applications to the extent that they were developed by Lerner while an executive officer of Debtor.

2.15 **Party** or **Parties** shall mean the IronClad Parties and the Lerner Parties.

2.16 **Second Amended DS/Plan** means the Second Amended Disclosure Statement and Plan of Reorganization file by the Debtor, which shall be filed by Debtor incorporating the terms of this Agreement as specified below.

2.17 **USPTO** shall mean the United States Patent & Trademark Office.

III. INITIAL PAYMENT & NOTE

3.1 Debtor and Lerner acknowledge that the Employment Agreement is an executory contract subject to cure.

3.2 **Initial Payment**. Upon the Closing Date, Debtor shall pay $500,000.00 to Lerner (the "Initial Payment").

3.3 **Note.** Upon the Closing Date, and in addition to the Initial Payment, Debtor shall issue a note payable to Lerner, or his designee, in the amount of $242,000, (the "Note") secured by the Patent Portfolio, in a form substantially similar to that attached as Exhibit B hereto. The terms of the Note are as follows: twelve (12) months term, interest-free (zero percent interest), payable in equal parts monthly (1/12 of the note payable monthly), the last business day of the first calendar month following the Closing Date, and a like payment being due on the last business day of each succeeding month until the Note is paid in full; provided, however, if the Debtor pays Lerner a cumulative amount of $142,000.00 on or before the 90th day after the date of the Note, the Balance of the payments due under the Note shall be waived, whereupon the original of the Note shall be marked by Lerner a as "paid in full" and returned by Lerner to Debtor.

3.4 Lerner may take all necessary steps to perfect his security interest in the Patent Portfolio as a result of the Note, including but not limited to recording any filing statements with the USPTO and any other jurisdiction reasonably determined by Lerner. Debtor will agree to execute all security agreements and documents necessary to document the collateral as requested by Lerner, including without limitation a security agreement providing for first lien on the patents and any assignment or collateral assignment of the Patent Portfolio (the "Security Agreement"), in a form substantially similar to that attached as Exhibit C hereto. Any filing fees to document the collateral will be at Lerner's cost. When the Note is paid in full, Lerner shall release any security interest so created and perfected, including the filing of UCC-3 Termination Statements filed by Lerner with the Secretary of State of the State of Texas or the USTPO, within ten (10) days after the Note is paid in full.

3.5 Debtor warrants that it shall not pledge or otherwise encumber the Patent Portfolio until the Note is paid in full. Debtor warrants that it shall not assign, sub-license, sell or otherwise transfer the Patent Portfolio until the Note is paid in full.

3.6 Debtor warrants that it shall take all reasonable steps to maintain the patent portfolio, through use of a registered patent agent, until the Note is paid in full, including any necessary actions required for prosecution, extension, and maintenance of the Patent Portfolio. Following assignment of the Patent Portfolio to Debtor, such required maintenance actions shall be at the sole cost of the Debtor. Debtor shall issue to Lerner a monthly report of the status of any actions undertaken for prosecution, extension, and maintenance of the Patent Portfolio until the Note is paid in full.

IV. CONDITIONS TO CLOSE

4.1 It shall be a condition precedent to close that Lerner has received the Initial Payment and the Note.

4.2 It shall be a condition precedent to close that the Debtor has received the Assignment Documents, as defined below, from Lerner, fully and duly executed by Lerner.

4.3 Pursuant to the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Debtor shall purchase, acquire and accept from Lerner, and Lerner shall sell,

transfer, convey, assign and deliver to Debtor, all of Lerner's direct or indirect right, title and interest in and to the Patent Portfolio.

4.4 At least five (5) business days prior to the Closing Date, Debtor and Lerner shall exchange copies of all proposed documents to transfer, convey, and assign the Patent Portfolio to the Debtor (the "Assignment Documents"). Debtor shall have the right to review and approve the Assignment Documents, which approval shall not be unreasonably withheld.

4.5 On the Closing Date, Lerner shall provide all executed Assignment Documents, as approved by Debtor, to Lerner's Bankruptcy Counsel, Iain Kennedy. Debtor shall pay by wire transfer of immediately available funds the Initial Payment to Mr. Kennedy's IOLTA Trust Account, and when Mr. Kennedy confirms receipt of the Initial Deposit, he shall messenger the Assignment Documents to Debtor's Bankruptcy Counsel, Leonard H. Simon.

4.6 Costs and fees to assign any domestic patents with the USPTO shall be borne by Lerner. Costs to assign any European or foreign patents shall be borne by Debtor. For purposes of this Agreement, Lerner provides a good faith estimate of $7,500 to transfer these patents. Debtor shall have the burden to take all steps necessary to transfer those European or foreign patents. Lerner will cooperate with Debtor to effect such transfers, such cooperation shall not be unreasonably withheld.

4.7 If, after the 9019 Order and Confirmation Order are entered and become final and no longer subject to appeal, Debtor shall fail to make the Initial Payment in accordance with the terms of this Agreement, ownership and title to the Patent Portfolio shall irrevocably remain with Lerner, and Debtor shall have no claim to the Patent Portfolio. Upon such a failure to make the Initial Payment, Debtor and Lerner shall dismiss the Adversary Proceedings with Prejudice.

V. CURE AND DEFAULT

5.1 Debtor shall have a ten (10) day cure period, with no notice required by Lerner, for any missing payments (the "Cure Period"); provided, however, there is no cure period for the Initial Payment. Debtor shall obtain an Order from the Bankruptcy Court which grants Lerner the right to automatically foreclose upon the Patent Portfolio should any default not be cured during the Cure Period with no further notice to Debtor. In the event of such a foreclosure, Debtor shall have no right to excess proceeds.

5.2 In the event of any default under the terms of this Agreement, Debtor and Lerner agree that Debtor will have no right and Lerner will have no obligation to repay any amounts paid under this Agreement, including but not limited to the Initial Payment and any payments on the Note.

VI. COOPERATION

6.1 The Lerner Parties shall undertake reasonable efforts to assist Debtor in the defense of the validity and/or scope of the patents, subject to payment of their customary rates and retainer provisions, as identified in composite Exhibit D, attached, and as may be updated on an annual basis. Debtor agrees that such requests for work from Lerner, Barrett and Grune

shall not exceed 200 hours per year for each of the Lerner Parties within the first two years after the Closing Date, unless the Lerner Parties shall agree to such additional work. Debtor agrees that in the third and fourth years after the Closing Date, such requests for work from the Lerner Parties shall not exceed 40 hours per year. Debtor agrees that the Lerner Parties should have no obligation under this clause after the end of the fourth year. Debtor acknowledges that the Lerner Parties shall have no obligation to avoid working in the field of encryption or otherwise competing against Debtor as a result of this agreement; provided, however, Lerner agrees that nothing contained in this Agreement shall reduce, limit or extend any non-disclosure, non-competition or non-solicitation provisions owed by him to Debtor under the Lerner Employment Agreement for the term provided in that agreement, specifically three years after he terminated his employment on April 28, 2020, for the Confidentiality provisions (Section 6 of the Employment Agreement), and two years after he terminated his employment for the Non-Competition (Section 7) and Non-Solicitation (Section 8) provisions.

6.2 Debtor further agrees that this Agreement, including the provisions of Section VI, shall not require the Lerner Parties to invent or create new patents for Debtor. This Agreement shall be construed so as to limit the Lerner Parties' obligations to defense of the validity and/or scope of the patents, and shall not, by way of example, require the Lerner Parties to produce technical articles, white papers, software design, court testimony, or sales support, absent their express agreement to do so.

VII. <u>WARRANTIES</u>

7.1 The Parties warrant and represent that: (a) Subject to Bankruptcy Court approval, each Party has the full right and authority to enter into this Agreement and that each Party signing the Agreement is authorized to do so; (b) Each Party is the current legal and beneficial owners of all claims, liabilities, and/or causes of action released by virtue of the terms of this Agreement ; (c) they have read and understood all aspects of the Agreement , and of the effects thereof; and (d) they will have executed this Agreement as a free and voluntary act of their own free will without any threat, force, fraud, duress, or coercion of any kind.

7.2 Lerner warrants, with respect to the Patent Portfolio, that, to the best of his actual knowledge, (a) he has good and marketable title to the patents therein to the extent that those patents are not expired or abandoned as reflected on Exhibit A, and the patents are free and clear of all claims, interests and encumbrances; (b) all right, title and interest to all patents, are without any conflict known to Lerner with respect to the rights of others; (c) he has not licensed any patent to any third party or entity; (d) he has the valid right to use the patents; (e) he has no knowledge of any pending claims or allegations of infringement or unauthorized use of the patents by any third party against Lerner; (e) the status of the Patent Portfolio is reflected on Exhibit A which is complete, accurate and true in all material respects and is not false, misleading or deceptive in any material respect; (f) he has delivered to Debtor complete and correct copies of each assignment agreement, if any exist, by which Lerner has acquired any of the Patent Portfolio from a third party with respect to the patents; and (g) he has no knowledge that any of the Patent Portfolio is subject to any order or settlement restricting Lerner's use, ownership or right to assign the patents.

7.3 Prior to the assignment of the Patent Portfolio to the Debtor, Lerner warrants that he will not take, sell, transfer, assign, license, encumber or dispose of the Patent Portfolio.

7.4 Debtor warrants that on the Closing Date it will have, readily available funds in such amount as is required to consummate the transactions contemplated hereunder on the terms set forth herein and otherwise to perform all of Debtor's obligations under this Agreement.

VIII. NON-DISPARAGEMENT; MUTUAL RELEASES

8.1 Non-Disparagement. Each Party agrees for itself and such Party's agents and affiliates that such Party shall not in any way publicly criticize, disparage, call into disrepute, or otherwise defame or slander any other Party. Nothing contained in this Non-Disparagement provision shall prevent any Party from providing truthful responses when required by law, including, but not limited to, by subpoena or court order.

8.2 Mutual Releases.

a. **The Released Actions. The "Released Actions" shall mean, collectively, any and all claims, demands, obligations, debts, sums, damages, attorneys' fees, losses, expenses, actions, causes of action, counterclaims, defenses, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, or other liabilities (including a derivative claim) whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity, or otherwise, including but not limited to, those set forth in, related to, or in connection with the Mediated Matters.**

b. **Release by Debtor and McGraw. Conditioned on the Closing occurring under this Agreement, and other than any claims arising under the terms of this Agreement, Debtor and McGraw voluntarily and knowingly forever release unconditionally, waive, discharge, and hold harmless each of the Lerner Parties, and their respective managers, professionals, employees, representatives, agents, attorneys, affiliates, successors and assigns, of and from the Released Actions. Debtor and McGraw acknowledge and agree that this release is a general release of all actual or potential claims whatsoever that it ever had, now has, or may ever have against the Lerner Parties. This Release shall be liberally construed to give the Lerner Parties the broadest possible protection. This Release shall include releasing Barrett and Grune from any non-compete and non-solicitation provisions in any agreements between them and Debtor.**

c. **Release by the Lerner Parties. Conditioned on the Closing occurring under this Agreement, and other than any claims arising under the terms of this Agreement, each of the Lerner Parties voluntarily and knowingly forever, release unconditionally, waive, discharge, and hold harmless Debtor and McGraw, and their respective current and former officers, directors, managers, professionals, employees, representatives, agents, attorneys, affiliates, successors and assigns, of and from the Released Actions. The Lerner Parties acknowledge and agree that this release is a general release of all actual or potential claims whatsoever that it ever had, now has,**

or may ever have against Debtor and McGraw. This Release shall be liberally construed to give Debtor and McGraw the broadest possible protection.

IX. BANKRUPTCY COURT MATTERS

9.1 The Parties agree that they will immediately stay any pending litigation, including the Adversary Proceedings, until the Closing Date. Debtor and Lerner shall enter into a Stipulation to be filed in each of the Adversary Proceedings and in the Bankruptcy Case informing the Court of this stay in the Adversary Proceedings and with respect to the Assumption Motion. After the Closing Date, the Parties shall dismiss the Adversary Proceedings and the Motion to Compel with prejudice within three (3) business days, and Lerner shall withdraw each of his Proofs of Claim (Claims No. 5 and 6) with each Party bearing its own costs and attorney's fees.

9.2 Debtor shall, on or before February 15, 2021, file a Second Amended DS/Plan. The Second Amended DS/Plan shall add a separate class for the Claims of Lerner (the "Class"), specifically providing for payment of the Initial Payment, Note, the Security Agreement, and providing for assignment of the Patent Portfolio. The Second Amended DS/Plan shall provide for payment of the Note on a dollar-for-dollar (100 cents per dollar owed) basis and further provide for treatment of Lerner's claims in a fashion that is consistent with the terms of this Agreement and terms relating to such Class shall be subject to the prior approval of Lerner, which approval shall not be unreasonably withheld. Debtor may amend the DS/Plan so long as the amendments do not alter or effect the terms of the Lerner Class or the terms of this Agreement without prior approval of Lerner, which approval shall not be unreasonably withheld.

9.3 Debtor shall ensure that all conditions required for effecting the Second Amended DS/Plan, including any conditions required for the occurrence of the Effective Date under the plan, occur within 15 days of the entry of the Confirmation Order on the Second Amended DS/Plan. Debtor's failure to implement and consummate the DS/Plan shall be considered a default under this Agreement.

9.4 The Parties agree that this Agreement shall be presented to the Bankruptcy Court for approval by the Court under Rule 9019 at the hearing on confirmation of the Second Amended DS/Plan. Lerner shall draft a Joint 9019 Motion to approve the compromises described in this Agreement on or before February 15, 2021. Debtor shall undertake to file the Second Amended DS/Plan on or before February 15, 2021.

9.5 The Parties shall cooperate to seek approval of the 9019 Motion and Confirmation of the Second Amended DS/Plan at the hearing set on March 17, 2021, at 1:00 p.m. CST, as such hearing may be continued by the Bankruptcy Court. Lerner shall file a ballot voting to accept the Second Amended DS/Plan.

9.6 Should the Second Amended DS/Plan <u>not</u> be confirmed before or on March 31, 2021, then Lerner shall have an administrative claim for any expenses required for the prosecution, extension or maintenance of the Patent Portfolio from and after March 31, 2021. Lerner will provide invoices and supporting materials to Debtor of such costs incurred which shall be paid by Debtor within 15 days. If those invoices are not paid, such failure shall be a default under this Agreement.

X. NO ADMISSION OF LIABILITY

10.1 The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of all disputed matters arising from and related to the Mediated Matters. No action taken by the Parties, either previously or in connection with this Agreement will be deemed or construed to be (i) an admission of the truth or falsity of any claims heretofore made, including those made in the Adversary Proceedings; or (ii) an acknowledgement or admission by any Party or any fault or liability whatsoever to any Party or any third party. The compromise set forth herein is subject to Bankruptcy Court approval.

10.2 Prior to an order on the 9019 Motion being entered by the Bankruptcy Court, any disagreement as to appropriate terms, conditions or other provisions of the this Agreement shall be submitted to the Mediator for a final decision as to inclusion or exclusion of the disputed provisions, or as to the appropriate resolution.

XI. ADDITIONAL PROVISIONS

11.1 **No Additional Consideration**. The consideration stated in this Agreement is the sole consideration for this Agreement and is contractual, not merely a recital.

11.2 **Binding Effect and Benefit**. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective heirs, executors, administrators, personal representatives, successors, assigns, and affiliates. Each person executing this Agreement represents and warrants that he or she is fully authorized to bind the Party for which he or she acts, that he or she is fully competent to execute this Agreement, and that he or she does so of his or his own free will and accord without reliance on any representation of any kind or character not expressly set forth in this Agreement

11.3 **Modification**. No provision contained herein may be modified, amended or waived except by written agreement or consent signed by the Party to be bound thereby.

11.4 **Headings and Captions**. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

11.5 **Entire Agreement**. This Agreement Sheet constitutes the entire agreement of the Parties and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

11.6 **Governing Law**. This Agreement shall be governed by the laws of the State of Texas, and shall be construed and interpreted in accordance with its laws, notwithstanding its conflict of laws principles or any other rule, regulation or principles that would result in the application of any other state's law.

11.7 **Attorneys' Fees for Enforcement**. If any Party to this Agreement succeeds on the merits of any legal action to enforce this Agreement or any order entered on a 9019 Motion approving this Agreement, such Party shall be entitled to recover reasonable attorneys' fees and court costs.

11.8 **Expenses**. Each Party shall pay its own respective legal and other professional fees and other expenses incurred in connection with the matters compromised in this Agreement.

11.9 **Severability**. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part hereof.

11.10 **Jurisdiction**. Should any disagreement arise out of the interpretation or enforcement of this Agreement, the Bankruptcy Court for the Southern District Of Texas shall maintain jurisdiction over any disputes which arise between the Parties.

11.11 **Counterparts**. This Agreement may be executed and delivered in counterparts which together shall constitute a single instrument.

11.12 **Interpretation**. The Parties agree that this Agreement was drafted jointly by all Parties to the Agreement, and that this Agreement shall not be construed against any Party because of that Party's involvement in drafting the Agreement.

11.13 The Parties acknowledge that they have had the opportunity to read this Agreement and to consult with legal counsel of their choosing regarding the meaning and effect of it and their rights and liabilities under it.

11.14 BY THEIR SIGNATURES BELOW, ALL PARTIES ACKNOWLEDGE THAT THE MEDIATION WAS CONDUCTED IN ACCORDANCE WITH THE *TEXAS CIVIL PRACTICE AND REMEDIES CODE* AND OTHER APPLICABLE STATE LAWS, AND THAT THE JUDICIAL MEDIATOR IS NOT AN ADVOCATE FOR EITHER PARTY. THE PARTIES ACKNOWLEDGE THEY VOLUNTARILY RESOLVED AND/OR CLARIFIED THE ISSUES IN DISPUTE AND HOLD THE JUDICIAL MEDIATOR HARMLESS FOR THEIR AGREEMENT. PURSUANT TO THE *TEXAS CIVIL PRACTICE AND REMEDIES CODE*, THE MEDIATION IS CONFIDENTIAL. ALL RECORDS, REPORTS, OR OTHER DOCUMENTS RECEIVED BY THIS JUDICIAL MEDIATOR AND ADMINISTRATIVE ENTITY (ODR) ARE CONFIDENTIAL AND SHALL BE DESTROYED BY THE JUDICIAL MEDIATOR. THE PARTIES FURTHER AGREE THAT ANY PARTY VIOLATING THE CONFIDENTIALITY REQUIREMENTS OF STATE LAW, LOCAL RULES IN THE ABOVE-STYLED CASE, AND ANY ORDER REFERRING THIS CASE TO MEDIATION MAY BE REQUIRED TO PAY ALL FEES AND EXPENSES INCLUDING REASONABLE ATTORNEY'S FEES INCURRED IN OPPOSING THAT PARTY'S EFFORTS TO COMPEL TESTIMONY OR PRODUCTION OF RECORDS IN CONNECTION WITH THIS MEDIATION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by the signatures of their duly authorized representatives below.

DocuSigned by:
602508F984EF460...
IRONCLAD ENCRYPTION CORPORATION
By: J. D. McGraw
Its: Pres
Date: 2/11/2021

DocuSigned by:
602508F984EF460...
JAMES DOYLE MCGRAW
Date: 2/11/2021

DocuSigned by:
8777C4249357422...
DANIEL MAURICE LERNER
Date: 2/11/2021

DocuSigned by:
3FD4B2EB9889469...
JEFFREY B. BARRETT
Date: 2/11/2021

DocuSigned by:
8CA304C2AAA94D7...
GUERRY L. GRUNE
Date: 2/12/2021

ICE IP Docket Status as of February 9, 2021

Attorney Docket #	Title	Application #	Patent # (Grant Date)	Publication # (Publication Date)	Filing Date	Status	Pending Action	Due Date	Estimated Fees Due	Inventor(s)
ICE-001	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	16/005,040	**10,154,021 (11Dec18)**	US2018/0359250 (13Dec18)	11-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-001 CON	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	16/173,091	**10,601,805 (24Mar20)**	US2019/0230077 (25Jul19)	29-Oct-18	Granted Patent	**Maintenance Fees 3.5 Year**	**24-Mar-23**	TBD	DL
ICE-001 CON2	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	17/011,187			3-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**17-Mar-21**	$500	DL
ICE-001 PCT	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	PCT/US2018/36877	n/a	WO2018/231697 (20Dec18)	11-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	**n/a**	DL
ICE-001 PCT EP (GG34)	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	18816925.4		3,639,508 (22Apr20)	9-Jan-20	Response to Extended European Search Report	**EP Annuity / Response to EESR**	**6/30/2021 22Apr21**	**$3,500**	DL
ICE-002	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	16/005,134	**10,171,444 (1Jan19)**	US2018/0359635 (13Dec18)	11-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**1-Jan-22**	**TBD**	DL
ICE-002 CON	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	16/202,905	**10,645,070 (5May20)**	US2019/0199701 (27Jun19)	28-Nov-18	Granted Patent	**Maintenance Fees 3.5 Year**	**5-May-23**	TBD	DL
ICE-DL-002 CON2	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	17/063,883			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**15-Apr-21**	$500	DL
ICE-002 PCT	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	PCT/US2018/36893	n/a	WO2018/231703 (20Dc18)	11-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	**n/a**	DL
ICE-003	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	16/005,281	**10,154,031 (11Dec18)**	n/a	11-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-003 CON	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	16/178,795	**10,637,854 (28Apr20)**	US2019/0141037 (9May19)	2-Nov-18	Issue Fees Paid - Awaiting Issue Notification	**Maintenance Fees 3.5 Year**	**31-Oct-23**	TBD	DL
ICE-DL-003 CON2	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	17/063,836			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**28-Apr-21**	$500	DL

EXHIBIT
A

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

ICE-003 PCT	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	PCT/US2018/36927	n/a	WO2018/231713 (20Dec18)	11-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-004	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	16/005,871	**10,171,435 (01Jan19)**	US2018/0359228 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**1-Jan-22**	TBD	DL
ICE-004 CON	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	16/173,179	**10,616,192 (7Apr20)**	US2019/0268154 (28Aug19)	29-Oct-18	Issue Fees Paid - Awaiting Issue Notification	**Maintenance Fees 3.5 Year**	**10-Oct-23**	TBD	DL
ICE-004 CON2	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	17/014,387			8-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**17-Mar-21**	$500	DL
ICE-004 PCT	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	PCT/US2018/36998		WO2018/231753 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-005	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	16/005,918	**10,154,016 (11Dec18)**	US2018/0359224 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-005 CON	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	16/173,258	**10,673,830 (2Jun20)**	US2020/0028825 (23Jan20)	29-Oct-18	Issue Fees Paid - Awaiting Patent Number	**Maintenance Fees 3.5 Year**	**5-Dec-23**	TBD	DL
ICE-DL-005 CON2	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	17/113,278			7-Dec-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	REFILE	TBD	$500	DL
ICE-005 PCT	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	PCT/US2018/37006	n/a	WO2018/231760 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-006	Executable Coded Cipher Keys	16/005,968	**10,154,015 (11Dec18)**	US2018/0359088 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-006 CON	Executable Coded Cipher Keys	16/173,323	**10,686,764 (16Jun20)**	US2020/0028682 (23Jan20)	29-Oct-18	Notice of Allowance	**Maintenance Fees 3.5 Year**	**16-Jun-23**	TBD	DL
ICE-DL-006 CON2	Executable Coded Cipher Keys	17/120,595			14-Dec-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-006 PCT	Executable Coded Cipher Keys	PCT/US2018/37011	n/a	WO2018/231765 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-007	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	16/006,011	**10,158,613 (18Dec18)**	US2018/0359230 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**18-Dec-21**	$1,300	DL
ICE-007 CON	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	16/173,384	**10,623,384 (14Apr20)**	US2019/0334879 (31Oct19)	29-Oct-18	Granted Patent	**Maintenance Fees 3.5 Year**	**17-Oct-23**	TBD	DL
ICE-007 CON2	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	17/014,447			8-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**21-Mar-21**	$500	DL

CONFIDENTIAL

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

ICE-007 PCT	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	PCT/US2018/37019	n/a	WO2018/231773 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-007 PCT EP (GG40)	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	18818117.6		3,639,179 (22Apr20)	10-Jan-20	Response to Extended European Search Report	**EP Annuity / EESR**	**6/30/2021 1Jun21**	$3,500	DL
ICE-009	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers	16/222,421	**10,650,139 (12May20)**	US2019/0258782 (22Aug19)	17-Dec-18	Awaiting Issue Notification - Issue Fees Paid	**Maintenance Fees 3.5 Year**	**14-Nov-23**	TBD	DL
ICE-DL-009 CON1	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers	17/063,936			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**15-Apr-21**	$500	DL
ICE-009 PCT	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers	PCT/US18/66014	**n/a**	WO2019/133326 (4Jul19)	17-Dec-18	Canadian National Phase due	**Canadian National Phase (42 mth)**	**27-Jun-21**	$2,500	DL
ICE-010	Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers	16/222,684	**10,764,282 (1Sep20)**	US2019/0268772 (29Aug19)	17-Dec-18	Awaiting Assignment to Examiner	**Maintenance Fees 3.5 Year**	**2-Mar-24**	TBD	DL
ICE-DL-010 CON1	Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers	17/122,008			15-Dec-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-010 PCT	Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers	PCT/US18/66055	**n/a**	WO2019/133329 (4Jul19)	17-Dec-18	Canadian National Phase due	**Canadian National Phase (42 mth)**	**27-Jun-21**	$2,500	DL
ICE-012 PCT	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain	PCT/US19/26265		WO2019/195691 (10Oct19)	8-Apr-19	Canadian National Phase due	**Canadian National Phase (42 mth)**	**6-Oct-21**	$2,500	DL
ICE-DL-012 PCT US CON	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain	17/148,118			13-Jan-21	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**26-Jul-21**	$500	DL
ICE-DL-013 PCT US	User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain	17/045,647			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-013 PCT	User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain	PCT/US19/26270		WO2019/195821 (10Oct19)	8-Apr-19	Canadian National Phase due	**Canadian National Phase (42 mth)**	**6-Oct-21**	$2,500	DL
ICE-014	Discrete Blockchain and Blockchain Communications	16/376,399	**10,536,445 (14Jan20)**		5-Apr-19	Issue Fees PAID - Waiting for Issue Notification	**Maintenance Fees 3.5 Year**	**15-Jul-23**	TBD	DL

CONFIDENTIAL

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

ICE-014 CON2	Discrete Blockchain and Blockchain Communications	17/147,838			13-Jan-21	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-014 PCT	Discrete Blockchain and Blockchain Communications	PCT/US19/26008		WO2019/195691 (10Oct19)	5-Apr-19	Canadian National Phase due	**Canadian National Phase (42 mth)**	**5-Oct-21**	$2,500	DL
ICE-014 PCT EP (GG42)	Discrete Blockchain and Blockchain Communications	19781824.8				European National Phase Filing				DL
ICE-015	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	16/221,041	**10,579,793 (3Mar20)**	US2019/0260716 (22Aug19)	14-Dec-18	Issue Fees PAID - Waiting for Issue Notification	**Maintenance Fees 3.5 Year**	**5-Sep-23**	TBD	DL
ICE-015 CON2	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	17/032,183			25-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**5-Apr-21**	$500	DL
ICE-015 PCT	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	PCT/US18/65752	**n/a**	WO2019/133298 (4Jul19)	14-Dec-18	Canadian National Phase due	**Canadian National Phase (42 mth)**	**27-Jun-21**	$2,500	DL
ICE-015 PCT EP (GG41)	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	18896070.2		3732820 (4Nov20)		European National Phase Filing	**EP Annuity**	**31-Dec-21**	$1,000	DL
ICE-DL-016 PCT US	MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS	17/046,667			9-Oct-20	US National Phase Entry	**REFILE**	**TBD**	$500	DL
ICE-016 PCT	MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS	PCT/US19/26567		WO2019/199813 (17Oct19)	9-Apr-19	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
	Patent Granted	**ABANDONED**	**Not Yet Filed**	**FEES DUE**	**Examiner Response Pending**	**Action with Upcoming Response**	**EXPIRED**	**National Phase**		

CONFIDENTIAL

PROMISSORY NOTE

$242,000.00 **Houston, Texas** **[March __, 2021]**

FOR VALUE RECEIVED, the undersigned, IRONCLAD ENCRYPTION CORPORATION, a Texas corporation ("Maker"), hereby promises to pay to the order of DANIEL MAURICE LERNER ("Payee"), at his designated office, in lawful money of the United States of America, the principal sum of TWO HUNDRED FORTY TWO THOUSAND AND 00/100 DOLLARS ($242,000.00). All words and terms capitalized but not expressly defined herein shall have the meaning ascribed to them in that certain Mediated Settlement Agreement and Release, dated as of February 11, 2021, by and among Maker, Payee and others, as the same may be amended or modified from time to time (the "Agreement").

The unpaid principal amount of this Note shall bear interest prior to maturity at a zero percent (0%) rate per annum, provided, however, if any installments of principal are not paid by the expiration of the Cure Period (defined below), then, commencing on the expiration of the Cure Period, such unpaid installments shall bear interest at a rate equal from day to day to the lesser of (a) the maximum rate permitted under applicable law (the "Maximum Rate"), or (b) seven percent (7.0%) per annum.

This Note shall be due and payable by Maker as follows: (a) monthly installments of principal in the amount of $20,166.67 each shall be due and payable monthly on the last business day of the first calendar month after the execution date, commencing on April 30, 2021, until and including March 31, 2022; and (b) all outstanding principal, plus accrued and unpaid interest (if any), shall be due and payable in full on March 31, 2022. **PROVIDED, HOWEVER,** if the Maker pays to the Payee the cumulative sum of $142,000.00 on or before the 90th day from and after the date of this Note, the balance due hereunder, being the sum of $100,000.00 (plus any interest accruing as a result of late payments), shall be waived by Payee, whereupon the Payee shall mark this Note as "Paid in Full" and return the original of the Note to the Maker.

This Note is executed and delivered by Maker pursuant to and in accordance with the terms and conditions of the Agreement to which reference is here made for all purposes. Maker may prepay the principal amount of this Note upon the terms and conditions specified in the Agreement. The principal amount of this Note shall be subject to mandatory prepayment at the times described in the Agreement.

This Note is not made in connection with or related to a consumer-goods transaction or a consumer transaction.

Maker represents and warrants to Payee that (a) this Note is a legal, binding obligation of Maker, enforceable against Maker in accordance with its terms, and (b) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Maker of this Note and any and all deeds of trust, security agreements, or other instruments, documents and agreements securing the payment of this Note.

All notices and other communications provided for in this Note shall be made in accordance with the Agreement.

EXHIBIT B

Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor any sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

Upon the occurrence of any Event of Default (as defined below), the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker, and (d) take any and all other actions available to Payee under this Note, the Agreement, the Security Agreement (as defined below), at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default. If an Event of Default has occurred and is continuing, at the option of Payee, the outstanding principal amount of this Note shall bear interest at the Maximum Rate.

As used in this Note, an "Event of Default" shall mean each of the following: (a) Maker shall fail to pay this Note or any installment of this Note, whether principal or interest, within ten (10) days following the date on which such payment is due; and (b) Maker shall fail to comply with any term or provision of the Agreement or any other agreement entered into in connection therewith, including without limitation that certain Security Agreement, executed by Maker dated as of even date herewith (the "Security Agreement")

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE

APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder; **PROVIDED, HOWEVER,** anything to the contrary notwithstanding, Maker shall have a ten (10) day cure period, with no notice required by Payee, for any missing payments (the "Cure Period").

The payment of this Note is secured as provided in the Agreement, including without limitation, the Security Agreement to which reference is here made for all purposes.

In the event that any conflict exists now or hereafter between any provisions of this Note and the Agreement, the provisions of the Agreement shall govern and control in all respects to the extent of any such conflict.

THIS NOTE, THE AGREEMENT AND THE OTHER DOCUMENTS REFERRED TO IN THE AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG PAYEE AND MAKER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF PAYEE AND MAKER. THERE ARE NO ORAL AGREEMENTS AMONG PAYEE AND MAKER.

[*REMAINDER OF PAGE INTENTIONALLY LEFT BLANK*]

IRONCLAD ENCRYPTION CORPORATION

By:__________________________________
Name: _______________________________
Title: ________________________________

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), is made as of March ___, 2021], by IRONCLAD ENCRYPTION CORPORATION, a Texas corporation (the "Grantor"), in favor of DANIEL MAURICE LERNER (the "Grantee").

RECITALS:

WHEREAS, the Grantor and Grantee have entered into that certain Mediated Settlement Agreement and Release dated February 11, 2021 (the "Settlement Agreement"), pursuant to which, among other things, Grantor and Grantee have settled certain disputed claims between the parties.

WHEREAS, the in connection with the Settlement Agreement, Grantor has executed that certain promissory note, in the original principal amount of $242,000.00, payable to Grantee and dated as of even date herewith (the "Note"). Pursuant to the Note and the Settlement Agreement, Grantor desires to mortgage, pledge and grant to Grantee, for the benefit of Grantee, a security interest in all of its right, title and interest in, to and under the Collateral (as hereinafter defined), together with any renewal or extension thereof, and all Proceeds (as hereinafter defined) thereof, to secure the payment of the Obligations (as hereinafter defined); and

WHEREAS, the execution of this Agreement is made as provided for in both the Note and the Settlement Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. **Defined Terms.** Unless otherwise defined herein, terms which are defined in the Settlement Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

"Agreement" means this Security Agreement, as may be amended, supplemented or otherwise modified from time to time.

"Collateral" has the meaning assigned to it in Section 2 of this Agreement.

"Intellectual Property" means (a) all Patents, as defined below, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith, and (b) any and all Patent Licenses, as defined below.

EXHIBIT C

"Obligations" means the full and prompt payment and performance of any and all obligations of Grantor to Grantee pursuant to the Note and this Agreement, and all attorney's fees, court costs and expenses of whatever kind incident to the collection and enforcement of any of said obligations and the enforcement and protection of the security interest created under this Agreement.

"Patents" means all types of exclusionary or protective rights granted (or applications therefor) for inventions and rights identified in Exhibit A hereto, but only to the extent, that such property rights have been assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith, including all reissues and extensions thereof and all provisionals, divisions, divisionals, continuations, continuations-in-part, provisionals, renewals, extensions, substitutions, reexaminations or invention registrations related to or that could be granted, with respect thereto.

"Patent License" means any agreement material to the operation of Grantor's business, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, use or sell any Invention covered by any of the Patents referred to on Exhibit A hereto.

"Proceeds" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to Grantor, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to Grantor from time to time in connection with any taking of all or any part of the Collateral by any governmental authority or any Person acting under color of governmental authority, (c) all judgments in favor of Grantor in respect of the Collateral and (d) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

"UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

2. **Grant of Security Interest.** As collateral security for the prompt and complete payment and performance when due of the Obligations, Grantor hereby assigns and grants to Grantee for the benefit of Grantee a security interest in all of Grantor's right, title and interest in and to the Intellectual Property (the "Collateral"), including all Proceeds and products of any and all of the Collateral.

3. **Representations and Warranties Concerning the Intellectual Property.** Grantor represents and warrants, to the best of Grantor's actual knowledge, that:

(a) Grantor is the sole legal and beneficial owner of the entire right, title, and interest in and to the Intellectual Property, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith.

(b) Grantor's rights in and to the Intellectual Property are valid, subsisting, unexpired, enforceable and have not been abandoned, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith.

(c) All of the Intellectual Property is free and clear of any and all liens, security interests, options, licenses, pledges, assignments, encumbrances and/or agreements of any kind, and Grantor has not granted any release, covenant not to sue, or non-assertion assurance to any third party with respect to any of the Intellectual Property, but only to the extent, that such property rights have been transferred and assigned by Grantee, as assignor, to Grantor, as assignee, by instrument(s) of even date herewith.

4. **Covenants.** Grantor covenants and agrees with Grantee that, from and after the date of this Agreement until the Obligations are paid in full:

(a) From time to time, upon the written request of Grantee, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Grantee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby. Grantor also hereby authorizes Grantee to file any such financing or continuation statement without the signature of Grantor to the extent permitted by applicable law, with respect to any of the Intellectual Property. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Grantor will not create, incur or permit to exist, will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove any lien or claim on or to the Collateral, other than the liens created hereby, and will take all commercially reasonable actions to defend the right, title and interest of Grantee in and to any of the Collateral against the claims and demands of all persons whomsoever.

(c) Grantor will not sell, transfer, license or sub-license or otherwise dispose of any of the Collateral, or attempt, offer or contract to so do, except in the ordinary course of business and except for such sale, transfer license or sub-license that is immaterial to Grantor's business.

(d) Grantor will advise Grantee promptly, in reasonable detail, (i) of any lien on, or claim asserted against, Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the liens created hereunder.

(e) Grantor will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated. Without the prior written consent of Grantee, Grantor shall not

abandon any right to file any of the Patents application, or abandon any pending patent application or patent if such abandonment would have a material adverse effect on the business of Grantor.

(iii) Grantor will promptly notify Grantee if it knows, or has reason to know, that any application relating to any Intellectual Property may become abandoned or dedicated, or of any adverse determination or material development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding Grantor's ownership of any Intellectual Property, or its right to register the same or to keep and maintain the same.

(iv) Grantor will take all reasonable and necessary steps, including, without limitation, in any proceedings before any tribunal, office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration or Patent) and to maintain each Patent including, without limitation, filing of applications, applications for reissue, renewal or extensions, the payment of maintenance fees, participation in reexamination, opposition and infringement proceedings, and the filing of renewal applications, affidavits of use and affidavits of incontestability, when appropriate. Any expenses incurred in connection with such activities shall be paid by Grantor.

(vi) In the event Grantor knows or has reason to know that any Patent included in the Collateral is infringed, misappropriated or diluted by a third party, Grantor shall promptly notify Grantee after it learns thereof and shall, unless Grantor shall reasonably determine that such Patent is of immaterial economic value to Grantor which determination Grantor shall promptly report to Grantee, take all commercially reasonable steps necessary to protect such Patent, including but not limited to suing for infringement, misappropriation or dilution, or take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Patent.

5. **<u>Grantee's Appointment as Attorney-in-Fact</u>.**

(a) Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time after the occurrence, and during the continuation of, an event of default under the Note or under this Agreement (each and "Event of Default") in Grantee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.

(b) Grantor also authorizes Grantee, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) The powers conferred on Grantee hereunder are solely to protect the interests of Grantee in the Collateral and shall not impose any duty upon Grantee to exercise any such powers. Grantee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its partners, officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

6. **Performance by Grantee of Grantor's Obligations.** If Grantor fails to perform or comply with any of its agreements contained herein and Grantee, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Grantee incurred in connection with such performance or compliance, together with interest thereon at the highest non-usurious contract rate permitted by law, shall be payable by Grantor to Grantee on demand and shall constitute Obligations secured hereby.

7. **Proceeds.** It is agreed that if an Event of Default shall occur and be continuing, then (a) all Proceeds received by Grantor consisting of cash, checks and other cash equivalents shall be held by Grantor in trust for Grantee, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to Grantee in the exact form received by Grantor (duly endorsed by Grantor to Grantee, if required), and (b) any and all such Proceeds received by Grantee (whether from Grantor or otherwise) shall promptly be applied by Grantee against, the Obligations then due and payable.

8. **Remedies Upon Default.** Upon an Event of Default (as defined above), Grantee may pursue any or all of the following remedies, without any notice to Grantor except as required below:

(a) Grantee may give written notice of default to Grantor, following which Grantor shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Grantee's prior written consent, even if such disposition is otherwise permitted hereunder in the ordinary course of business. Any such disposition, concealment, transfer or sale after the giving of such notice shall constitute a wrongful conversion of the Collateral. Grantee may obtain a temporary restraining order or other equitable relief to enforce Grantor's obligation to refrain from so impairing Grantee's Collateral.

(b) Grantee may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least ten (10) days prior to sale. Grantee may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Grantee may elect, in its sole discretion. Grantee may take such action as it may deem necessary to repair, protect, or maintain the Collateral pending its disposition.

(c) Grantee may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Grantee at law or equity.

9. **Limitation on Duties Regarding Preservation of Collateral.** Grantee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Grantee would deal with similar property for its own account. Neither Grantee nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise.

10. **Powers Coupled with an Interest.** All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

11. **Severability.** Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. **Section Headings.** The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13. **No Waiver: Cumulative Remedies.** Grantee shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Grantee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Grantee of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy which Grantee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14. **Waivers and Amendments; Successors and Assigns.** None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Grantee, provided that any provision of this Agreement may be waived by Grantee in a written letter or agreement executed by Grantee or by facsimile transmission from Grantee. This Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Grantee and its successors and assigns.

15. **Notices.** Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below each party's signature hereto, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand.

16. **Governing Law.** This Agreement and all disputes arising hereunder shall be governed by the laws of the State of Texas and applicable U.S. federal law, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. Venue for any dispute shall exclusively be state or federal court located in Houston, Texas and the parties hereby consent to the exclusive jurisdiction of such courts in connection with any legal action involving this Agreement.

17. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one agreement. Signature pages of this Agreement may be delivered by facsimile or other electronic transmission and shall be deemed to be originals.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

IRONCLAD ENCRYPTION CORPORATION

By:______________________________
Name: ____________________________
Title: ____________________________

Address for Notice:

____
____
____

GRANTEE:

____
DANIEL MAURICE LERNER

Address for Notice:

____
____
____

SCHEDULE A

ICE IP Docket Status as of February 9, 2021

Attorney Docket #	Title	Application #	Patent # (Grant Date)	Publication # (Publication Date)	Filing Date	Status	Pending Action	Due Date	Estimated Fees Due	Inventor(s)
ICE-001	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	16/005,040	**10,154,021 (11Dec18)**	US2018/0359250 (13Dec18)	11-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-001 CON	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	16/173,091	**10,601,805 (24Mar20)**	US2019/0230077 (25Jul19)	29-Oct-18	Granted Patent	**Maintenance Fees 3.5 Year**	**24-Mar-23**	TBD	DL
ICE-001 CON2	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	17/011,187			3-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**17-Mar-21**	$500	DL
ICE-001 PCT	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	PCT/US2018/36877	n/a	WO2018/231697 (20Dec18)	11-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	**n/a**	DL
ICE-001 PCT EP (GG34)	Securitization of Temporal Digital Communications with Authentication and Validation of User and Access Devices	18816925.4		3,639,508 (22Apr20)	9-Jan-20	Response to Extended European Search Report	**EP Annuity / Response to EESR**	**6/30/2021 22Apr21**	**$3,500**	DL
ICE-002	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	16/005,134	**10,171,444 (1Jan19)**	US2018/0359635 (13Dec18)	11-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**1-Jan-22**	**TBD**	DL
ICE-002 CON	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	16/202,905	**10,645,070 (5May20)**	US2019/0199701 (27Jun19)	28-Nov-18	Granted Patent	**Maintenance Fees 3.5 Year**	**5-May-23**	TBD	DL
ICE-DL-002 CON2	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	17/063,883			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**15-Apr-21**	$500	DL
ICE-002 PCT	Securitization of Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices	PCT/US2018/36893	n/a	WO2018/231703 (20Dc18)	11-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	**n/a**	DL
ICE-003	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	16/005,281	**10,154,031 (11Dec18)**	n/a	11-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-003 CON	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	16/178,795	**10,637,854 (28Apr20)**	US2019/0141037 (9May19)	2-Nov-18	Issue Fees Paid - Awaiting Issue Notification	**Maintenance Fees 3.5 Year**	**31-Oct-23**	TBD	DL
ICE-DL-003 CON2	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	17/063,836			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**28-Apr-21**	$500	DL

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

ICE-003 PCT	User-Wearable Secured Devices Provided Assuring Authentication and Validation of Data Storage and Transmission	PCT/US2018/36927	n/a	WO2018/231713 (20Dec18)	11-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-004	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	16/005,871	**10,171,435 (01Jan19)**	US2018/0359228 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**1-Jan-22**	TBD	DL
ICE-004 CON	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	16/173,179	**10,616,192 (7Apr20)**	US2019/0268154 (28Aug19)	29-Oct-18	Issue Fees Paid - Awaiting Issue Notification	**Maintenance Fees 3.5 Year**	**10-Oct-23**	TBD	DL
ICE-004 CON2	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	17/014,387			8-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**17-Mar-21**	$500	DL
ICE-004 PCT	Devices that Utilize Random Tokens Which Direct Dynamic Random Access	PCT/US2018/36998		WO2018/231753 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-005	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	16/005,918	**10,154,016 (11Dec18)**	US2018/0359224 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-005 CON	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	16/173,258	**10,673,830 (2Jun20)**	US2020/0028825 (23Jan20)	29-Oct-18	Issue Fees Paid - Awaiting Patent Number	**Maintenance Fees 3.5 Year**	**5-Dec-23**	TBD	DL
ICE-DL-005 CON2	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	17/113,278			7-Dec-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	REFILE	TBD	$500	DL
ICE-005 PCT	DEVICES FOR TRANSMITTING AND COMMUNICATING RANDOMIZED DATA UTILIZING SUB-CHANNELS	PCT/US2018/37006	n/a	WO2018/231760 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-006	Executable Coded Cipher Keys	16/005,968	**10,154,015 (11Dec18)**	US2018/0359088 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**11-Dec-21**	$1,300	DL
ICE-006 CON	Executable Coded Cipher Keys	16/173,323	**10,686,764 (16Jun20)**	US2020/0028682 (23Jan20)	29-Oct-18	Notice of Allowance	**Maintenance Fees 3.5 Year**	**16-Jun-23**	TBD	DL
ICE-DL-006 CON2	Executable Coded Cipher Keys	17/120,595			14-Dec-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-006 PCT	Executable Coded Cipher Keys	PCT/US2018/37011	n/a	WO2018/231765 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-007	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	16/006,011	**10,158,613 (18Dec18)**	US2018/0359230 (13Dec18)	12-Jun-18	Granted Patent	**Maintenance Fees 3.5 Year**	**18-Dec-21**	$1,300	DL
ICE-007 CON	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	16/173,384	**10,623,384 (14Apr20)**	US2019/0334879 (31Oct19)	29-Oct-18	Granted Patent	**Maintenance Fees 3.5 Year**	**17-Oct-23**	TBD	DL
ICE-007 CON2	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	17/014,447			8-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**21-Mar-21**	$500	DL

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

ICE-007 PCT	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	PCT/US2018/37019	n/a	WO2018/231773 (20Dec18)	12-Jun-18	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
ICE-007 PCT EP (GG40)	Combined Hidden Dynamic Random-Access Devices Utilizing Selectable Keys and Key Locators for Communicating Randomized Data together with Sub-Channels and Coded Encryption Keys	18818117.6		3,639,179 (22Apr20)	10-Jan-20	Response to Extended European Search Report	**EP Annuity / EESR**	**6/30/2021 1Jun21**	$3,500	DL
ICE-009	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers	16/222,421	**10,650,139 (12May20)**	US2019/0258782 (22Aug19)	17-Dec-18	Awaiting Issue Notification - Issue Fees Paid	**Maintenance Fees 3.5 Year**	**14-Nov-23**	TBD	DL
ICE-DL-009 CON1	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers	17/063,936			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**15-Apr-21**	$500	DL
ICE-009 PCT	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices with Securitized Containers	PCT/US18/66014	**n/a**	WO2019/133326 (4Jul19)	17-Dec-18	Canadian National Phase due	**Canadian National Phase (42 mth)**	**27-Jun-21**	$2,500	DL
ICE-010	Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers	16/222,684	**10,764,282 (1Sep20)**	US2019/0268772 (29Aug19)	17-Dec-18	Awaiting Assignment to Examiner	**Maintenance Fees 3.5 Year**	**2-Mar-24**	TBD	DL
ICE-DL-010 CON1	Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers	17/122,008			15-Dec-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-010 PCT	Protected and Secured User-Wearable Devices for Assured Authentication and Validation of Data Storage and Transmission that Utilize Securitized Containers	PCT/US18/66055	**n/a**	WO2019/133329 (4Jul19)	17-Dec-18	Canadian National Phase due	**Canadian National Phase (42 mth)**	**27-Jun-21**	$2,500	DL
ICE-012 PCT	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain	PCT/US19/26265		WO2019/195691 (10Oct19)	8-Apr-19	Canadian National Phase due	**Canadian National Phase (42 mth)**	**6-Oct-21**	$2,500	DL
ICE-DL-012 PCT US CON	Securing Temporal Digital Communications Via Authentication and Validation for Wireless User and Access Devices Utilizing Blockchain	17/148,118			13-Jan-21	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**26-Jul-21**	$500	DL
ICE-DL-013 PCT US	User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain	17/045,647			6-Oct-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-013 PCT	User-Wearable Devices Assuring Authentication and Validation of Data Storage and Transmission that Utilize Blockchain	PCT/US19/26270		WO2019/195821 (10Oct19)	8-Apr-19	Canadian National Phase due	**Canadian National Phase (42 mth)**	**6-Oct-21**	$2,500	DL
ICE-014	Discrete Blockchain and Blockchain Communications	16/376,399	**10,536,445 (14Jan20)**		5-Apr-19	Issue Fees PAID - Waiting for Issue Notification	**Maintenance Fees 3.5 Year**	**15-Jul-23**	TBD	DL

CONFIDENTIAL

ICE IP Docket Status as of February 9, 2021

CONFIDENTIAL

ICE-014 CON2	Discrete Blockchain and Blockchain Communications	17/147,838			13-Jan-21	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**TBD**	$500	DL
ICE-014 PCT	Discrete Blockchain and Blockchain Communications	PCT/US19/26008		WO2019/195691 (10Oct19)	5-Apr-19	Canadian National Phase due	**Canadian National Phase (42 mth)**	**5-Oct-21**	$2,500	DL
ICE-014 PCT EP (GG42)	Discrete Blockchain and Blockchain Communications	19781824.8				European National Phase Filing				DL
ICE-015	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	16/221,041	**10,579,793 (3Mar20)**	US2019/0260716 (22Aug19)	14-Dec-18	Issue Fees PAID - Waiting for Issue Notification	**Maintenance Fees 3.5 Year**	**5-Sep-23**	TBD	DL
ICE-015 CON2	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	17/032,183			25-Sep-20	Placeholder Applcation (Application will ABANDON without payment of Filing Fees)	**REFILE**	**5-Apr-21**	$500	DL
ICE-015 PCT	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	PCT/US18/65752	**n/a**	WO2019/133298 (4Jul19)	14-Dec-18	Canadian National Phase due	**Canadian National Phase (42 mth)**	**27-Jun-21**	$2,500	DL
ICE-015 PCT EP (GG41)	MANAGED SECURITIZED CONTAINERS AND CONTAINER COMMUNICATIONS	18896070.2		3732820 (4Nov20)		European National Phase Filing	**EP Annuity**	**31-Dec-21**	$1,000	DL
ICE-DL-016 PCT US	MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS	17/046,667			9-Oct-20	US National Phase Entry	**REFILE**	**TBD**	$500	DL
ICE-016 PCT	MANAGED HIGH INTEGRITY BLOCKCHAIN AND BLOCKCHAIN COMMUNICATIONS THAT UTILIZE CONTAINERS	PCT/US19/26567		WO2019/199813 (17Oct19)	9-Apr-19	No further International Filings available - Time period expired	**EXPIRED**	**EXPIRED**	n/a	DL
	Patent Granted	**ABANDONED**	**Not Yet Filed**	**FEES DUE**	**Examiner Response Pending**	**Action with Upcoming Response**	**EXPIRED**	**National Phase**		

CONFIDENTIAL

LERNER INNOVATIONS
QUALITY ENGINEERING

Business and Invoicing Terms and Conditions Agreement For Ironclad Encryption Inc.

For 2021

1. Scope

Lerner Innovations LLC (LI) provides innovative engineering and artistic design services and products. Conceptual design, architectural device, system, and software structure, engineering research, root cause failure analysis, and supporting breakout for projects.

2. Place of Performance

Lerner Innovations location and/or Sub-contractor's place of business.

3. Travel, Meals, Entertainment (TM&E)

- In town TM&E, door to door invoiced at cost.
- Out of town TM&E in the United States, door to door and charged on a flat fee of eight (8) hours per day.
- Out of town TM&E outside the United States, door to door and charged at a flat fee of eight (8) hours/day and a minimum door to door stay of three (3) days.

EXHIBIT D

4. Invoice and Invoicing Schedule

Work is invoiced on a time and material basis at these rates:

→ Management/Enterprise Engineer	$175/hr
→ Domain/Specialist Expert	$200/hr
→ Senior Engineer, artist, creator, software	$150/hr
→ CAD Support	$120/hr
→ Technician	$90/hr
→ Administrative	$65/hr

- LI reserves the right to change the labor rate at any time, once a year, with a 30 days written notice
- Engineering Material is invoiced at cost plus 5%.
- Orders for materials for prototypes are invoiced to client at the time of LI placing the purchase order, or when invoiced, whichever comes first.
- LI Invoices are submitted twice a month for services rendered and travel performed during the previous 1/2 month period. All invoices are submitted electronically via e-mail in pdf format.
- Invoices are net 10.
- Invoicing travel expense is in addition to any open projects regular invoicing.
- Special insurance requested by client, and/or Special insurance required for out of the ordinary activities (examples - international, hazardous locations, offshore) are charged to client at cost plus 5%.
- Invoices will provide detail of tasks performed by hourly increment.

5. Escrow Account

USA customers require a $5,000 minimum escrow.

The escrow requirement will be adjusted to one month of average billing for customers consistently paying invoices in net 10. Customers which violate the net 10 terms will have escrow requirements increased over time as necessary.

Non-USA customers require an escrow to cover three months of expected average billing, adjusted as necessary over time.

Work may reach a "hard stop" if escrow requirements are insufficient to cover project costs while keeping a running reserve in escrow.

Balance of escrow will be returned within 30 days of end of project.

6. Non-Personnel services statement

- Contractor and LI employees performing services under these Terms and Conditions agreement will be controlled, directed, and supervised at all times by LI management.,
- LI shall ensure that Contractor and Supplier's employees properly comply with the performance work standard and non-disclosure agreement.
- Contractor and Supplier will perform their duties independently
- The LI personnel will control access, necessary inspection, and acceptance of the subcontracted work.

ePATENTMANAGER
Managing Your Patent Needs

784 S. Villier Court
Virginia Beach, VA 23452
O: 757.486.2088 / F: 757.486.4312

Date: January, 2021

Terms and Conditions Agreement

BUSINESS AND INVOICING TERMS & CONDITIONS

1.0 Place of Performance

KM Limited, Inc. dba ePatentManager location and/or Sub-contractor's place of business.

2.0 Travel

- In town Travel to/from subcontractors or client shall be invoiced at cost.
- Out of town travel in the United States shall be door to door and charged on a flat fee of ten (10) hours/day.
- Out of town travel out the United States shall be door to door and charged at a flat fee of twelve (12) hours/day and a minimum door to door stay of five (5) days

3.0 Non-Personal Services Statement

- Contractor and KML/ePM employees performing services under these Terms and Conditions agreement will be controlled, directed, and supervised at all times by KML/ePM management.
- KML/ePM shall ensure that Contractor and Supplier's employees properly comply with the performance work standard and non-disclosure agreement.
- Contractor and Supplier will perform their duties independently.
- The KML/ePM personnel will control access to the offices and/or facilities, information and will perform all necessary inspection and acceptance of the subcontracted work.

4.0 Invoice and Invoicing Schedule

Patent preparation and prosecution work will be billed at an hourly rate or on a flat-fee basis as agreed upon by the client. All product development work shall be invoiced on a time and material basis.

With the following labor rate:

Patent Drafting and Prosecution	$350/hr
Licensing	$350/hr
Research & Development	$300/hr
Laboratory Development Facility	$75/hr: $500/day (8hr)
Administrative	$85/hr
Patent Drawings	rates vary, as needed

- KML/ePM reserves the right to change the labor rate at any time, once a year, with a 30 days written notice

- Engineering Material rate shall be invoiced at cost plus 10%.

- Orders for materials for prototypes shall be invoiced to client at the time of KML/ePM placing the purchase order, or when invoiced, whichever comes first.

- KML/ePM Invoices shall be submitted each month for services rendered and travel performed during the previous one month period. All invoices shall be submitted electronically via e-mail in Word/pdf format. Invoices will be net 10 or prior to expiration of patent office due dates, US or international.

- Invoicing against travel expense, shall be done within two weeks of travel and will be outside of the regular invoicing.

- Special insurance requested by client, and/or Special insurance required for out of the ordinary activities (such as testing, compliance, permits etc...) shall be charged to client at cost.

5.0 Escrow account for Corporations – US and International

An escrow account shall be set up for US and International companies at the beginning of the agreement/project.

- At all times the escrow account shall maintain a minimum $7,500 balance

- KML/ePM reserves the right to end the agreement/project and stop all work activities within 10 days of the escrow account falling below the minimum pre-requisite amount of $7,500.

- Should the client terminate the project, KML/ePM is authorized to use the escrow account to finalize existing financial obligation and project closing costs. All remaining funds will be return to the client.

Eagle Mountain 21 LLC
Business and Invoicing
Terms and Conditions Agreement

For 2021

1. Scope

Eagle Mountain 21 LLC (EM) provides business funding, marketing, and operational support.

2. Place of Performance

Houston, Texas and/or customer place of business.

3. Travel, Meals, Entertainment (TM&E)

- In town TM&E, door to door invoiced at cost.
- Out of town TM&E in the United States, door to door and charged on a flat fee of eight (8) hours per day.
- Out of town TM&E outside the United States, door to door and charged at a flat fee of eight (8) hours/day and a minimum door to door stay of five (5) days.

4. Invoice and Invoicing Schedule

Work is invoiced on a time and material basis at these rates:

➡ Management/Enterprise Consultant	$175/hr
➡ Domain/Specialist Expert	$200/hr
➡ Administrative	$65/hr

- EM reserves the right to change the labor rate at any time, once a year, with a 30 days written notice
- EM Invoices are submitted twice a month for services rendered and travel performed during the previous 1/2 month period. All invoices are submitted electronically via e-mail in pdf format. Invoices will be detailed in hourly increments and will specify the task or subtask for the work performed.
- Invoices are net 10.
- Invoicing travel expense is in addition to any open projects regular invoicing.
- Special insurance requested by client, and/or Special insurance required for out of the ordinary activities (examples - international, hazardous locations, offshore) are charged to client at cost +10%.

5. Escrow Account

USA customers require a $5,000 minimum escrow.

The escrow requirement will be adjusted to one month of average billing for customers consistently paying invoices in net 10. Customers which violate the net 10 terms will have escrow requirements increased over time as necessary.

Work may reach a “hard stop” if escrow requirements are insufficient to cover project costs while keeping a running reserve in escrow.

Balance of escrow will be returned within 30 days of end of project.